AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY
                                    __, 1997
                       REGISTRATION STATEMENT NO. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------

                              THE MONEY STORE INC.
                 (Representative of the Trusts described herein)

                        AND THE ORIGINATORS LISTED BELOW


The Money Store/D.C. Inc.             TMS Mortgage Inc.
The Money Store/Kentucky Inc.         The Money Store Investment Corporation
The Money Store/Minnesota Inc.        The Money Store of New York, Inc.
The Money Store Home Equity Corp.     The Money Store Commercial Mortgage Inc.


             (Exact name of registrant as specified in its charter)

      *                                                 *
State of Incorporation                    IRS Employer Identification Number
-----------------
* -- See Schedule A

                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                               Eric R. Elwin, Esq.
                      Vice President and Corporate Counsel
                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Richard L. Fried, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

                                   SCHEDULE A



                                   State of                    IRS Employer
Registrant                     Incorporation             Identification Number


The Money Store Inc.              New Jersey                       22-2293022
TMS Mortgage Inc.                 New Jersey                       22-3217781
The Money Store/D.C. Inc.         D.C.                             22-2133027
The Money Store/Kentucky Inc.     Kentucky                         22-2459832
The Money Store Home Equity       Kentucky                         22-2522232
Corp.
The Money Store/Minnesota Inc.    Minnesota                        22-3003495
The Money Store Investment
  Corporation                     New Jersey                       22-2293019
The Money Store of New York,      New York                         22-3143559
Inc.
The Money Store Commercial
  Mortgage Inc.                   New Jersey                       22-2378261

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                            Proposed
                                          Amount             Maximum            Proposed            Amount of
        Title of Securities              to be             Aggregate            Maximum          Registration
          Being Registered              Registered            Price             Aggregate              Fee
                                                           per Unit(1)          Offering
                                                                                  Price
-------------------------------------------------------------------------------------------------------------------

The Money Store Asset Backed             $1,000,000            100%             $1,000,000            $303.03
Certificates
-------------------------------------------------------------------------------------------------------------------
The Guaranty
of The Money                               (2)                 (2)                 (2)                 (2)
Store Inc.
===================================================================================================================

(1)     Estimated solely for purposes of calculating the registration fee.

(2)     No additional consideration will be paid for the Guaranty;
        accordingly, no separate filing fee is being paid herewith pursuant to Rule 457(n).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(A)

ITEMS AND CAPTIONS IN FORM S-3                        LOCATION IN PROSPECTUS

1. Forepart of Registration
   Statement and Outside Front
   Cover Page of Prospectus....................       Forepart of Registration
                                                      Statement and Outside
                                                      Front Cover Page of
                                                      Prospectus**

2. Inside Front and Outside Back
   Cover Pages of Prospectus...................       Inside Front Cover
                                                      Page of  Prospectus**

3. Summary Information, Risk
   Factors and Ratio of Earnings
   to Fixed Charges............................       Summary of Terms

4. Use of Proceeds............................        Use of Proceeds**

5. Determination of Offering
   Price......................................                 *

6. Dilution...................................                 *

7. Selling Security Holders...................                 *

8. Plan of Distribution.......................         Underwriting**

9. Description of Securities
   to be Registered...........................         Outside Front Cover
                                                       Page; Summary of
                                                       Terms; The Trust
                                                       Fund; Description of
                                                       the Certificates**

10. Interests of Named Experts
    and Counsel...............................                 *

11. Material Changes..........................                **

12. Incorporation of Certain Information
    by Reference..............................         Incorporation of
                                                       Certain Documents by
                                                       Reference

13. Disclosure of Commission
    Position on Indemnification
    For Securities Act
    Liabilities...............................         See page II-3
------------
 *    Answer negative or item inapplicable.
**    To be completed from time to time by Prospectus Supplement.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JANUARY 31, 1997.

PROSPECTUS SUPPLEMENT
(To Prospectus dated _______ __, 1997)
                                 TMS TRUST 1997-A

$______ _____% Class A-1 Certificates $_______ _____% Class A-5 Certificates $______ _____% Class A-2 Certificates $_______ _____% Class A-6 Certificates
$______ _____% Class A-3 Certificates   $_______ Adjustable Rate Class A-7
                                                 Certificates
$______ _____% Class A-4 Certificates   $_______ _____% Class A-8 Certificates
                        $__________ _____% Class A-9 Certificates

            The Money Store Asset Backed Certificates, Series 1997-A


                              THE MONEY STORE INC.
                           Representative and Servicer

     The Money Store Asset Backed Certificates Series 1997-A (the "Certificates"), will represent fractional undivided ownership interests in a trust fund, designated as TMS Trust 1997-A (the "Trust"). The primary assets of the Trust will be four separate cross- supported pools ("Pool I," "Pool II," "Pool III" and "Pool IV," respectively, and collectively, the "Pools") of loans having the characteristics described herein. Pool I and Pool II will consist of one- to four-family ("single family") residential first and second mortgage loans (collectively, the "Home Equity Loans") having original terms to stated maturity of up to 30 years, and with fixed rates, in the case of Pool I, and adjustable rates, in the case of Pool II. Pool III will consist of fixed rate, single family residential first, second and more junior home improvement mortgage loans having original terms to stated maturity of up to 20 years (the "Home Improvement Loans"), certain of which Home Improvement Loans (the "FHA Loans") are partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under Title I of the National Housing Act of 1934 ("Title I"). Pool IV will consist of fixed rate five or more unit residential or mixed-use residential and commercial first mortgage loans (the "Multifamily Loans" and, together with the Home Equity Loans and the Home Improvement Loans, the "Loans") having original terms to stated maturity of up to 30 years. The Trust will also include funds on deposit in a separate trust account (the "Pre-Funding Account") to be established with the Trustee (as defined herein). All of the Loans were originated or purchased by certain wholly-owned subsidiaries (the "Originators") of The Money Store Inc. (the "Representative"). The Money Store Inc. will act as the servicer (in such capacity, the "Servicer") of the Loans and the administrator (in such capacity, the "Claims Administrator") of the FHA Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

                          -----------------------------

            SEE "RISK FACTORS" ON PAGE S-44 HEREIN AND PAGE __ OF THE
                         PROSPECTUS FOR A DISCUSSION OF
             CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
                                PURCHASERS OF THE
                          CERTIFICATES OFFERED HEREBY.

                             -----------------------

     ________ certificate guaranty insurance policies (the "Certificate Guaranty Insurance Policies") with respect to the Class A Certificates, as defined herein, will be issued by:


                         [CERTIFICATE GUARANTY INSURER]

     Full and complete payment to [The Bank of New York, ]as Trustee for the holders of the Class A Certificates, of Insured Payments (as defined herein), consisting primarily of interest due to such holders in respect of the Certificates on each Remittance Date and principal at the times described herein, is unconditionally and irrevocably guaranteed pursuant to the terms of the Certificate Guaranty Insurance Policies. See "The Certificate Guaranty Insurance Policies and the Certificate Guaranty Insurer" herein for a more complete description of the Certificate Guaranty Insurance Policies. The Certificate Guaranty Insurer does not insure any Certificateholders' LIBOR Interest Carryover (as defined herein). (cover continued on next page)

THE CLASS
A CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE MONEY STORE INC., [CERTIFICATE GUARANTY INSURER] OR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES, [EXCEPT FOR THE GUARANTY OF THE MONEY STORE INC. AS PROVIDED HEREIN. EXCEPT FOR THE
FHA LOANS, THE LOANS ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, AND NO GOVERNMENTAL AGENCY HAS PASSED UPON THE ACCURACY OF THE INFOR- MATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                          ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     The Class A Certificates will be purchased by [Name of Underwriters] (the "Underwriters") from the Representative, on behalf of the Originators, and will be offered by the Underwriters from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Originators from the sale of the Class A Certificates in the amounts listed above are expected to be approximately _____% of the aggregate principal balance of such Certificates, plus, with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8 and Class A-9 Certificates, accrued interest thereon at the applicable Pass-Through Rate from _______, 1997 (or _______, 1997 with respect to the Class A-7 Certificates) to but not including the Closing Date, but before deducting expenses payable by the Representative, estimated to be $________. See "Summary of Terms--Securities Offered" and "Underwriting" herein.

     The Class A Certificates are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about _______, 1997.

__________ ___, 1997.

                             [NAMES OF UNDERWRITERS]

(cover continued from previous page)

     Additional loans (collectively, the "Subsequent Loans") may be purchased by the Trust from the Originators from time to time on or before the close of business of _______, 1997 from funds on deposit in the Pre-Funding Account. Any Subsequent Loan acquired by the Trust for Pools I or II will be assigned to one of such Pool based upon whether such Subsequent Loan is a Home Equity Loan bearing interest at a fixed rate or an adjustable rate (in either such case, a "Subsequent Home Equity Loan"). Any Subsequent Loan acquired by the Trust for Pool III will be a Home Improvement Loan (a "Subsequent Home Improvement Loan"). Any Subsequent Loan acquired by the Trust for Pool IV will be a Multifamily Loan (a "Subsequent Multifamily Loan"). See "The Loan Pools--General." On the Closing Date (as defined herein), an aggregate cash amount not to exceed approximately $______________, in the case of Pool I, approximately $______________, in the case of Pool II, approximately $_____________, the case of Pool III, and approximately $____________, in the case of Pool IV, will be deposited into the Pre-Funding Account. The amount in the Pre-Funding Account allocated to each Pool may be used to acquire Subsequent Loans for the respective Pool. See "The Agreement--Pre-Funding Account" herein.

     The Certificates will consist of [9] classes of regular certificates (the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the "Class A-6 Certificates," the "Class A-7 Certificates," the "Class A-8 Certificates" and the "Class A-9 Certificates," respectively, and collectively, the "Class A Certificates") and one class of residual certificates (the "Class R Certificates"). Only the Class A Certificates are offered hereby. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Equity Loans in Pool I. The Class A-7 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Equity Loans in Pool II. The Class A-8 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Improvement Loans in Pool III. The Class A-9 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Multifamily Loans in Pool IV. However, due to the cross-support provisions described herein, the holders of each Class of Certificates may receive cash from any Loan, either by direct allocation or credit support from another Pool. See "Description of the Certificates--Cross-Support Provisions and Spread Amount" herein.

     Distributions of principal and interest to the holders of the Class A Certificates (the "Class A Certificateholders" or "Holders") will be made on the 15th day of each month or, if the 15th day is not a business day, the first business day thereafter, commencing _______, 1997 (each such day, a "Remittance Date"). On each Remittance Date, the owners of the Class A-1 through Class A-6, Class A-8 and Class A-9 Certificates as of the preceding Record Date (as defined herein) will be entitled to receive interest on the outstanding principal balances of the respective Class at the rates set forth on the front cover, and distributions with respect to principal as described herein. On the first Remittance Date, the owners of the Class A-7 Certificates will be entitled to receive interest on the outstanding principal balance of the respective Class at the rate of _____% per annum. On each Remittance Date thereafter, the owners of the Class A-7 Certificates will be entitled to receive interest on the outstanding principal balance of such Class at the adjustable rates determined as set forth herein. The owners of the Class A-7 Certificates also will receive distributions with respect to principal as described herein. Additionally, any Pre-Funded Amount (as defined herein) remaining in the Pre-Funding Account at the close of business on _______, 1997 will be distributed as a principal prepayment on _______, 1997 (together with __ days' accrued interest (or, in the case of the Class A-7 Certificates, __ days' accrued interest) at the applicable Pass-Through Rates on the amount of such prepayment) to the Class A Certificates then entitled to receive distributions of principal. The interest due such Class A Certificates on the _______, 1997 Remittance Date will be adjusted to take account of such distribution.

     There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market for the Class A Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if one does develop, that it will offer sufficient liquidity of investment or continue.

     As described herein, a real estate mortgage investment conduit ("REMIC") election will be made in connection with certain assets of the Trust for federal income tax purposes. As described more fully herein, the Class A Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will constitute the single class of "residual interest" in the REMIC. See "Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Considerations" herein.

     The Class A Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Representative and the Originators pursuant to the Prospectus dated _______, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                                  (end of cover page)

     UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     [IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                                SUMMARY OF TERMS

     This following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used but not defined in this Summary of Terms have the meanings assigned to such terms elsewhere in this Prospectus Supplement.

Securities Offered...........................  The Money Store Asset
                                                Backed Certificates,
                                                Series 1997-A, Class A-1, Class
                                                A-2, Class A-3, Class A-4, Class
                                                A-5, Class A-6, Class A-7, Class
                                                A-8 and Class A-9 (the "Class
                                                A-1 Certificates," the "Class
                                                A-2 Certificates," the "Class
                                                A-3 Certificates," the "Class
                                                A-4 Certificates," the "Class
                                                A-5 Certificates," the "Class
                                                A-6 Certificates," the "Class
                                                A-7 Certificates," the "Class
                                                A-8 Certificates" and the "Class
                                                9 Certificates," respectively,
                                                and collectively, the "Class A
                                                Certificates").

                                               The Class A-1 Certificates will
                                                be issued in the initial
                                                principal amount of $__________
                                                and will bear interest at the
                                                rate of _____% per annum.

                                               The Class A-2 Certificates will
                                                be issued in the initial
                                                principal amount of $__________
                                                and will bear interest at the
                                                rate of _____% per annum.

                                               The Class A-3 Certificates will
                                                be issued in the initial
                                                principal amount of $__________
                                                and will bear interest at the
                                                rate of _____% per annum.

                                               The Class A-4 Certificates will
                                                be issued in the initial
                                                principal amount of $__________
                                                and will bear interest at the
                                                rate of _____% per annum.

                                               The Class A-5 Certificates will
                                                be issued in the initial
                                                principal amount of $__________
                                                and will bear interest at the
                                                rate of _____% per annum.

                                               The Class A-6 Certificates will
                                                be issued in the initial
                                                principal amount of $__________
                                                and will bear interest at the
                                                rate of _____% per annum.

                                               The Class A-8 Certificates will
                                                be issued in the initial
                                                principal amount of $__________
                                                and will bear interest at the
                                                rate of _____% per annum.

                                               The Class A-9 Certificates will
                                                be issued in the initial
                                                principal amount of $__________
                                                and will bear interest at the
                                                rate of _____% per annum.

                                               The Class A-7 Certificates will
                                                be issued in the initial
                                                principal amount of $___________
                                                and will bear interest for the
                                                first Remittance Date at the
                                                rate of _____% per annum. For
                                                each Remittance Date thereafter,
                                                the Class A-7 Certificates will
                                                bear interest at a rate equal to
                                                LIBOR (as defined herein) plus
                                                _____% (or _____% for each
                                                Remittance Date occurring after
                                                the Optional Servicer
                                                Termination Date), subject to
                                                the Net Funds Cap (as defined
                                                herein), but in no event greater
                                                than ____% per annum.

                                               The statistical information
                                                presented in this Prospectus
                                                Supplement concerning the Pool
                                                I, Pool II, Pool III and Pool IV
                                                Loans (each as defined herein)
                                                is based on preliminary Pools
                                                expected to be delivered to the
                                                Trustee and Co-Trustee on the
                                                Closing Date. The Representative
                                                expects that loans (including
                                                the Subsequent Loans) that were
                                                not contained in the preliminary
                                                Pools will be added to the final
                                                Pools. While the statistical
                                                distribution of the
                                                characteristics for the final
                                                Pools of Loans will vary
                                                somewhat from the statistical
                                                distribution of such
                                                characteristics for the
                                                preliminary Pools of Loans
                                                presented in this Prospectus
                                                Supplement, the Representative
                                                does not believe that the
                                                characteristics of the final
                                                Pools will differ materially.

Cut-Off Date.................................   __________, 1997.

Closing Date.................................   __________,1997.

Issuer.......................................  TMS Trust 1997-A (the "Trust").

Representative, Servicer and Claims
Administrator...............................   The Money Store Inc., a New
                                                Jersey corporation (in its
                                                capacity as sponsor of the
                                                Trust, the "Representative," in
                                                its capacity as the servicer of
                                                the Loans, the "Servicer," and
                                                in its capacity as the
                                                administrator of the insurance
                                                claims to the FHA (the "Claims")
                                                with respect to the FHA Loans,
                                                the "Claims Administrator"). In
                                                the Agreement (as defined
                                                herein), the Claims
                                                Administrator will appoint its
                                                subsidiary, TMS Mortgage Inc., a
                                                New Jersey corporation, to
                                                assist in performing the
                                                functions of the Claims
                                                Administrator. The principal
                                                offices of The Money Store Inc.
                                                are located at 3301 C Street,
                                                Suite 100-M, Sacramento,
                                                California 95816 (telephone
                                                number (916) 446- 5000) and 2840
                                                Morris Avenue, Union, New Jersey
                                                07083 (telephone number (908)
                                                686-2000). See "The
                                                Representative and the
                                                Originators" herein and in the
                                                Prospectus.

Trustee .....................................  [The Bank of New York, a New
                                                York banking corporation,] in
                                                its capacity as trustee. See
                                                "The Trustee" herein.

Co-Trustee .................................   [First Bank (N.A.), a
                                                national banking association
                                                headquartered in Milwaukee,
                                                Wisconsin will be the Co-Trustee
                                                with respect to the Home
                                                Improvement Loans. The
                                                Co-Trustee is a subsidiary of
                                                First Bank Systems, Minneapolis,
                                                Minnesota. See "The Co-Trustee"
                                                herein.]

Custodian ...................................  [First Trust National
                                                Association, a national banking
                                                association, headquartered in
                                                St. Paul, Minnesota will be the
                                                Custodian with respect to the
                                                Home Improvement Loans. In such
                                                capacity, it will retain the
                                                files relating to the Home
                                                Improvement Loans. The Custodian
                                                is a subsidiary of First Bank
                                                Systems, Minneapolis, Minnesota.
                                                See "The Custodian" herein.]

Originators of the Loans.................      Each Home Equity Loan to be
                                                included in Pool I and Pool II,
                                                each of the Home Improvement
                                                Loans to be included in Pool III
                                                and each of the Multifamily
                                                Loans to be included in Pool IV
                                                will have been originated and
                                                underwritten, or purchased and
                                                re-underwritten, by certain
                                                wholly-owned subsidiaries of the
                                                Representative (the
                                                "Originators"). Additionally,
                                                each Subsequent Loan to be
                                                included in Pool I, Pool II,
                                                Pool III and Pool IV will have
                                                been originated and
                                                underwritten, or purchased and
                                                re-underwritten, by an
                                                Originator.

Description of the Certificates................The Money Store Asset Backed
                                                Certificates, Series 1997-A (the
                                                "Certificates") consist of the
                                                Class A-1, Class A-2, Class A-3,
                                                Class A-4, Class A-5, Class A-6,
                                                Class A-7, Class A-8 and Class
                                                A-9 Certificates (collectively,
                                                the "Class A Certificates") and
                                                the Class R Certificates. Only
                                                the Class A Certificates are
                                                offered hereby.

                                               The Certificates will be issued
                                                pursuant to a Pooling and
                                                Servicing Agreement (the
                                                "Agreement"), dated as of the
                                                Cut-Off Date, among the
                                                Representative, the Originators
                                                and The Bank of New York, as
                                                trustee (the "Trustee").

                                               The Certificates will represent
                                                fractional undivided ownership
                                                interests in the Trust, the
                                                assets of which will consist
                                                primarily of four separate pools
                                                ("Pool I," "Pool II," "Pool III"
                                                and "Pool IV," respectively, and
                                                collectively, the "Pools") of
                                                Loans having the characteristics
                                                described herein.

                                               Pool I and Pool II will consist
                                                of one- to four-family
                                                ("single-family") residential
                                                first and second mortgage loans
                                                (collectively, the "Home Equity
                                                Loans," which term includes any
                                                Subsequent Home Equity Loans
                                                acquired by either Pool I or
                                                Pool II, unless the context
                                                requires otherwise) expected to
                                                have aggregate principal
                                                balances as of the Cut-Off Date
                                                of approximately $______________
                                                and $--------------,
                                                respectively, and original terms
                                                to stated maturity of up to 30
                                                years. As described herein, each
                                                of the Home Equity Loans in Pool
                                                I (the "Pool I Home Equity
                                                Loans" or the "Pool I Loans,"
                                                which terms include any
                                                Subsequent Home Equity Loans
                                                acquired by Pool I, unless the
                                                context requires otherwise) will
                                                bear interest at a fixed rate
                                                and each of the Home Equity
                                                Loans in Pool II (the "Pool II
                                                Home Equity Loans" or the "Pool
                                                II Loans," which terms include
                                                any Subsequent Home Equity Loans
                                                acquired by Pool II, unless the
                                                context requires otherwise) will
                                                bear interest at an adjustable
                                                rate as described below. See
                                                "The Loan Pools--The Home Equity
                                                Loan Pools" herein.

                                               Pool III will consist of fixed
                                                rate, single family residential
                                                first, second and more junior
                                                home improvement loans (the
                                                "Home Improvement Loans" or
                                                "Pool III Loans," which terms
                                                include any Subsequent Home
                                                Improvement Loans acquired by
                                                Pool III, unless the context
                                                requires otherwise) expected to
                                                have an aggregate principal
                                                balance as of the Cut-Off Date
                                                of approximately $_____________
                                                and original terms to stated
                                                maturity of up to 20 years.

                                               Pool IV will consist of five or
                                                more unit residential or
                                                mixed-use residential and
                                                commercial first mortgage loans
                                                (the "Multifamily Loans" or
                                                "Pool IV Loans," which terms
                                                include any Subsequent
                                                Multifamily Loans acquired by
                                                Pool IV, unless the context
                                                requires otherwise) expected to
                                                have an aggregate principal
                                                balance as of the Cut-Off Date
                                                of approximately $____________
                                                and original terms to stated
                                                maturity of up to 30 years. See
                                                "The Loan Pools--The Multifamily
                                                Loan Pool" herein.

                                               Collectively, the Home Equity
                                                Loans, the Home Improvement
                                                Loans and the Multifamily Loans
                                                are at times referred to herein
                                                as the "Loans."


                                               The Class A-1, Class A-2, Class
                                                A-3, Class A-4, Class A-5 and
                                                Class A-6 Certificates generally
                                                will be entitled to receive
                                                payments measured by amounts
                                                distributable on or with respect
                                                to the Pool I Home Equity Loans
                                                in the order and priorities
                                                described herein. The Class A-7
                                                Certificates generally will be
                                                entitled to receive payments
                                                measured by amounts
                                                distributable on or with respect
                                                to the Pool II Home Equity
                                                Loans. The Class A-8
                                                Certificates generally will be
                                                entitled to receive payments
                                                measured by amounts
                                                distributable on or with respect
                                                to the Pool III Home Improvement
                                                Loans. The Class A-9
                                                Certificates generally will be
                                                entitled to receive payments
                                                measured by amounts
                                                distributable on or with respect
                                                to the Pool IV Multifamily
                                                Loans. However, due to the
                                                cross-support provisions
                                                described herein, the holders of
                                                each Class of Certificates may
                                                receive cash from any Loan,
                                                either by direct allocation or
                                                credit support from another
                                                Pool. See "Description of the
                                                Certificates--Cross- Support
                                                Provisions and Spread Amount"
                                                herein. Also, amounts, if any,
                                                on deposit in the Spread Account
                                                described herein will be
                                                available to cover shortfalls in
                                                amounts due Certificateholders,
                                                without distinction as to Pool.

                                               The Class A-1, Class A-2, Class
                                                A-3, Class A-4, Class A-5 and
                                                Class A-6 Certificates are also
                                                referred to herein as the "Pool
                                                I Certificates" and the holders
                                                of the Class A-1, Class A-2,
                                                Class A-3, Class A-4, Class A-5
                                                and Class A-6 Certificates are
                                                also referred to herein as the
                                                "Pool I Certificateholders." The
                                                Class A-7 Certificates are also
                                                referred to herein as the "Pool
                                                II Certificates" and the holders
                                                of the Class A-7 Certificates
                                                are also referred to herein as
                                                the "Pool II
                                                Certificateholders." The Class
                                                A-8 Certificates are also
                                                referred to herein as the "Pool
                                                III Certificates" and the
                                                holders of the Class A-8
                                                Certificates are also referred
                                                to herein as the "Pool III
                                                Certificateholders." The Class
                                                A-9 Certificates are also
                                                referred to herein as the "Pool
                                                IV Certificates" and the holders
                                                of the Class A-9 Certificates
                                                are also referred to herein as
                                                the "Pool IV
                                                Certificateholders."

                                               The projected last Remittance
                                                Dates for the Class A-1, Class
                                                A-2, Class A-3, Class A-4, Class
                                                A-5, Class A-6, Class A-7-I,
                                                Class A-7-II, Class A-8 and
                                                Class A-9 Certificates are, , ,
                                                , _______, --------, --------,
                                                ________, _______, and ,
                                                respectively. It is expected
                                                that the actual last Remittance
                                                Date for each Class of Class A
                                                Certificates will occur
                                                significantly earlier than its
                                                projected last Remittance Date.
                                                See "Maturity, Prepayment and
                                                Yield Considerations" herein.

                                               The Class A Certificates are
                                                issuable in book-entry form in
                                                minimum denominations of $1,000
                                                original principal amount and
                                                integral multiples of $1,000 in
                                                excess thereof, except that one
                                                certificate of each Class of
                                                Class A Certificates may be
                                                issued in a different
                                                denomination and, if so issued,
                                                will be held in physical form.

Pre-Funding Account.........................   On the Closing Date, an
                                                aggregate cash amount (the
                                                "Pre-Funded Amount") will be
                                                deposited into the Pre-Funding
                                                Account in an amount not to
                                                exceed approximately
                                                $______________, in the case of
                                                Pool I, approximately
                                                $______________, in the case of
                                                Pool II, approximately
                                                $_____________, in the case of
                                                Pool III, and $____________, in
                                                the case of Pool IV. Amounts
                                                allocated to Pool I, Pool II,
                                                Pool III and Pool IV, as the
                                                case may be, may be used only
                                                (i) to acquire Subsequent Loans
                                                for the related Pool and (ii) to
                                                make accelerated payments of
                                                principal on the Certificates of
                                                the related Pool. During the
                                                period (the "Funding Period")
                                                from the Closing Date until the
                                                earliest of (i) the date on
                                                which the amount on deposit in
                                                the Pre-Funding Account, is less
                                                than [$100,000], (ii) the date
                                                on
                                                which an Event of Default occurs
                                                under the Agreement or (iii) the
                                                close of business on _______,
                                                1997, amounts will, from time to
                                                time, be withdrawn from the
                                                Pre-Funding Account to purchase
                                                Subsequent Home Equity Loans,
                                                Subsequent Home Improvement
                                                Loans or Subsequent Multifamily
                                                Loans in accordance with the
                                                Agreement. Any Pre-Funded Amount
                                                remaining at the end of the
                                                Funding Period will be
                                                distributed as a principal
                                                prepayment on the next
                                                Remittance Date to the Class A
                                                Certificates of the related Pool
                                                as set forth herein under
                                                "--Principal." However, any
                                                Pre-Funded Amount remaining at
                                                the close of business on
                                                _______, 1997 will be
                                                distributed as a principal
                                                prepayment on _______, 1997 (the
                                                "Special Remittance Date") to
                                                the Class A Certificates.

                                               The Pre-Funding Account moneys
                                                funded from the sale of Pool I,
                                                Pool II, Pool III or Pool IV
                                                Certificates, respectively, may
                                                not be used to acquire Loans
                                                relating to any other Pool.

Capitalized Interest Account................   On the Closing Date, the
                                                Representative also will make a
                                                cash deposit in an account (the
                                                "Capitalized Interest Account")
                                                in the name of the Trustee on
                                                behalf of the Trust. The amount,
                                                if any, deposited in the
                                                Capitalized Interest Account
                                                will be used by the Trustee on
                                                the Remittance Dates occurring
                                                in _______, _______ and _______
                                                1997 to fund the excess, if any,
                                                of (i) the amount of interest
                                                accrued for each such Remittance
                                                Date at the weighted average
                                                Pass-Through Rates of the Class
                                                A Certificates on the portion of
                                                the Class A Certificates having
                                                principal balances exceeding the
                                                principal balances of the Loans
                                                over (ii) the amount of any
                                                earnings on funds in the Pre-
                                                Funding Account that are
                                                available to pay interest on the
                                                Class A Certificates on each
                                                such Remittance Date.
                                                Additionally, if a principal
                                                prepayment is made on the
                                                Special Remittance Date to any
                                                Class of Class A Certificates,
                                                such Class A Certificates also
                                                will receive on such date, from
                                                the Capitalized Interest
                                                Account, an amount equal to __
                                                days' interest (or, in the case
                                                of the Class A-7 Certificates,
                                                __ days' interest) at the
                                                applicable Pass-Through Rates on
                                                the amount of such principal
                                                prepayment. Any amounts
                                                remaining in the Capitalized
                                                Interest Account on the Special
                                                Remittance Date and not used for
                                                such purposes are required to be
                                                paid directly to the holders of
                                                the Class R Certificates on such
                                                Special Remittance Date.

Remittance and Record Dates.................   Distributions on the Class A
                                                Certificates will be made by or
                                                on behalf of the Trustee on the
                                                15th day of each month, or if
                                                such day is not a business day,
                                                on the first business day
                                                thereafter, commencing _______,
                                                1997 (each, a "Remittance
                                                Date"), to each person in whose
                                                name a Class A Certificate is
                                                registered on the last day of
                                                the preceding calendar month
                                                (the "Record Date"), except that
                                                the final distribution on each
                                                Class of Class A Certificates
                                                will be made only upon
                                                presentation and surrender of
                                                such Certificates at the office
                                                or agency designated for that
                                                purpose. Any Pre-Funded Amount
                                                remaining at the close of
                                                business on _______, 1997
                                                (together with __ days' interest
                                                (or, in the case of the Class
                                                A-7 Certificates, __ days'
                                                interest) thereon at the
                                                applicable Pass-Through Rates)
                                                will be distributed by or on
                                                behalf of the Trustee on the
                                                Special Remittance Date to the
                                                Classes of Class A Certificates
                                                of the related Pool then
                                                entitled to receive payments of
                                                principal in the order and
                                                percentages as described herein
                                                under "--Principal." Such
                                                distribution will be made to
                                                each person in whose name a
                                                Class A Certificate of any such
                                                Class is registered on _______,
                                                1997.

Interest....................................   To the extent funds are
                                                available therefor from receipts
                                                on the Pool I, Pool II, Pool III
                                                or Pool IV Loans, as the case
                                                may be, advances by the
                                                Servicer, payments under the
                                                related Certificate Guaranty
                                                Insurance Policy (and, with
                                                respect to the Pool III
                                                Certificates, any FHA Payments,
                                                as defined below under
                                                "--Obligations of the Claims
                                                Administrator") and, for the
                                                Remittance Dates occurring in
                                                _______, _______ and _______
                                                1997, any amounts transferred to
                                                the Certificate Account (as
                                                defined under "The
                                                Agreement--Payments on the
                                                Loans" herein) from the
                                                Pre-Funding Account or the
                                                Capitalized Interest Account, on
                                                each Remittance Date, the Class
                                                A-1, Class A-2, Class A-3, Class
                                                A-4, Class A-5, Class A-6, Class
                                                A-8 and Class A-9
                                                Certificateholders will receive
                                                30 days' interest at the rate of
                                                _____% per annum (the "Class A-1
                                                Pass-Through Rate"), _____% per
                                                annum (the "Class A-2
                                                Pass-Through Rate"), _____% per
                                                annum (the "Class A-3
                                                Pass-Through Rate"), _____% per
                                                annum (the "Class A-4 Pass-
                                                Through Rate"), _____% per annum
                                                (the "Class A-5 Pass-Through
                                                Rate"), _____% per annum (the
                                                "Class A-6 Pass-Through Rate"),
                                                _____% per annum (the "Class A-8
                                                Pass-Through Rate") and _____%
                                                per annum (the "Class A-9
                                                Pass-Through Rate"),
                                                respectively, on the Class A-1,
                                                Class A-2, Class A-3, Class A-4,
                                                Class A-5, Class A-6, Class A-8
                                                and Class A-9 Principal Balances
                                                (as defined under "Description
                                                of the
                                                Certificates-Distributions on
                                                the Class A Certificates"
                                                herein) outstanding immediately
                                                prior to such Remittance Date.
                                                Also, to the extent funds are
                                                available therefor, the Class
                                                A-7 Certificateholders will
                                                receive one month's interest
                                                (based on the actual number of
                                                days elapsed) at the rate (the
                                                "Class A-7 Pass-Through Rate")
                                                of LIBOR plus % ----- (or % for
                                                each ----- Remittance Date
                                                occurring after the Optional
                                                Servicer Termination Date),
                                                subject to the Net Funds Cap,
                                                but in no event greater than %
                                                (which ---- maximum rate will be
                                                effective commencing with the
                                                Remittance Date occurring in
                                                __________ 199_).

                                               The amount of interest each
                                                Class of Certificates is
                                                entitled to receive on each
                                                Remittance Date is referred to
                                                as the "Class A-1 Current
                                                Interest Requirement," the
                                                "Class A-2 Current Interest
                                                Requirement," the "Class A-3
                                                Current Interest Requirement,"
                                                the "Class A-4 Current Interest
                                                Requirement," the "Class A-5
                                                Current Interest Requirement,"
                                                the "Class A-6 Current Interest
                                                Requirement," the "Class A-7
                                                Current Interest Requirement,"
                                                the "Class A-8 Current Interest
                                                Requirement" and the "Class A-9
                                                Current Interest Requirement,"
                                                respectively.

                                               The Class A-1 Current Interest
                                                Requirement, the Class A-2
                                                Current Interest Requirement,
                                                the Class A-3 Current Interest
                                                Requirement, the Class A-4
                                                Current Interest Requirement,
                                                the Class A-5 Current Interest
                                                Requirement and the Class A-6
                                                Current Interest Requirement are
                                                also referred to herein
                                                collectively as the "Pool I
                                                Current Interest Requirement."
                                                The Class A-7 Current Interest
                                                Requirement is also referred to
                                                herein as the "Pool II Current
                                                Interest Requirement." The Class
                                                A-8 Current Interest Requirement
                                                is also referred to herein as
                                                the "Pool III Current Interest
                                                Requirement." The Class A-9
                                                Current Interest Requirement is
                                                also referred to herein as the
                                                "Pool IV Current Interest
                                                Requirement."

                                               Notwithstanding the foregoing,
                                                if a principal prepayment is
                                                made to a Class of Class A
                                                Certificates on the Special
                                                Remittance Date, each such Class
                                                also will receive on such date
                                                ___ days' interest (or, in the
                                                case of the Class A-7
                                                Certificates, __days' interest)
                                                at the applicable Pass- Through
                                                Rate on the amount of such
                                                prepayment. Further, the Current
                                                Interest Requirement for each
                                                such Class for the _______ 1997
                                                Remittance Date will be based on
                                                30 days' interest (or, in the
                                                case of the Class A-7
                                                Certificates, the actual number
                                                of days since the _______ 1997
                                                Remittance Date) on the related
                                                Principal Balance on _______,
                                                1997, after giving effect to
                                                such principal prepayment.

                                               As to any Remittance Date, the
                                                "Net Funds Cap" will be a
                                                percentage equal to the
                                                difference between (A) the sum
                                                of (i) the weighted average Pool
                                                II Mortgage Interest Rate and
                                                (ii), through and including the
                                                Remittance Date occurring in
                                                __________, 199_, to the extent
                                                available, one-twelfth of 0.50%
                                                of the principal balance of the
                                                Pool I Loans immediately prior
                                                to the related Due Period (and,
                                                with respect to the Remittance
                                                Dates in _______, _______ and
                                                _______, 1997, one- twelfth of
                                                0.50% of the amount in the
                                                Pre-Funding Account immediately
                                                prior to such Remittance Date
                                                allocated to Pool I), in each
                                                case expressed as a percentage
                                                of the Class A-7 Principal
                                                Balance immediately prior to
                                                such Remittance Date, minus (B)
                                                the sum of (i) the percentages
                                                used in determining the
                                                Servicing Fee, the Contingency
                                                Fee, the fee due the Trustee,
                                                the premium due MBIA and, (ii)
                                                commencing with the Remittance
                                                Date in _________, 1997,
                                                one-twelfth of 0.50% of the
                                                principal balance of the Pool II
                                                Loans immediately prior to the
                                                related Due Period expressed as
                                                a percentage of the Class A-7
                                                Principal Balance immediately
                                                prior to such Remittance Date.

                                               If on any Remittance Date the
                                                Pass-Through Rate for the Class
                                                A-7 Certificates is based upon
                                                the Net Funds Cap, the excess of
                                                (i) the amount of interest the
                                                Class A-7 Certificates would be
                                                entitled to receive on such
                                                Remittance Date at a rate equal
                                                to LIBOR plus the applicable
                                                margin (but in no event greater
                                                than ____%) over (ii) the amount
                                                of interest such Class will
                                                receive on such Remittance Date
                                                at the Net Funds Cap, together
                                                with the unpaid portion of any
                                                such excess from prior
                                                Remittance Dates (and interest
                                                accrued thereon at the then
                                                applicable Pass-Through Rate,
                                                without giving effect to the Net
                                                Funds Cap) is referred to herein
                                                as the "Certificateholders'
                                                LIBOR Interest Carryover." Any
                                                Certificateholders' LIBOR
                                                Interest Carryover will be paid
                                                on future Remittance Dates as
                                                set forth herein under "The
                                                Agreement--Flow of Funds." No
                                                Certificateholders' LIBOR
                                                Interest Carryover will be paid
                                                to the Class A-7 Certificates
                                                after the Principal Balance of
                                                such Class is reduced to zero.
                                                The ratings of the Class A-7
                                                Certificates do not address the
                                                likelihood of the payment of the
                                                amount of any
                                                Certificateholders' LIBOR
                                                Interest Carryover and the MBIA
                                                Policies do not guaranty payment
                                                of any such amount.

                                               Interest with respect to the
                                                Class A Certificates will accrue
                                                on the basis of a 360-day year
                                                consisting of twelve 30-day
                                                months (or, in the case of the
                                                Class A-7 Certificates, on the
                                                basis of a 360-day year
                                                consisting of the actual number
                                                of days elapsed since interest
                                                was last paid). See "Description
                                                of the Certificates" herein.

Principal...................................   To the extent funds are
                                                available therefor from receipts
                                                on the Pool I, Pool II, Pool III
                                                or Pool IV Loans, as the case
                                                may be, payments under the
                                                related MBIA Policy (and, with
                                                respect to the Pool III
                                                Certificates, any FHA Payments)
                                                and, if applicable, for the
                                                Remittance Dates occurring in
                                                _______, _______ and _______,
                                                1997, any amounts transferred to
                                                the Certificate Account from the
                                                Pre-Funding Account or the
                                                Capitalized Interest Account,
                                                and after payment of interest as
                                                described above, on each
                                                Remittance Date, the Pool I,
                                                Pool II, Pool III and Pool IV
                                                Certificateholders will receive
                                                an amount (the "Pool I Principal
                                                Distribution Amount," the "Pool
                                                II Principal Distribution
                                                Amount," the "Pool III Principal
                                                Distribution Amount" and the
                                                "Pool IV Principal Distribution
                                                Amount," respectively) equal to
                                                the excess of (X) the sum,
                                                without duplication, of (i) each
                                                payment of principal received by
                                                the Servicer or any Subservicer
                                                (exclusive of Curtailments,
                                                Principal Prepayments and
                                                amounts described in clause
                                                (iii) hereof) during the related
                                                Due Period with respect to the
                                                Pool I, Pool II, Pool III or
                                                Pool IV Loans, as the case may
                                                be, (ii) all Curtailments and
                                                all Principal Prepayments
                                                received by the Servicer or any
                                                Subservicer during the related
                                                Due Period with respect to the
                                                Pool I, Pool II, Pool III or
                                                Pool IV Loans, as the case may
                                                be, (iii) the principal portion
                                                of all Insurance Proceeds,
                                                Released Mortgaged Property
                                                Proceeds and Net Liquidation
                                                Proceeds received by the
                                                Servicer or any Subservicer
                                                during the related Due Period
                                                with respect to the Pool I, Pool
                                                II, Pool III or Pool IV Loans,
                                                as the case may be (and, with
                                                respect to the Pool III Loans,
                                                any FHA Payments received by the
                                                Claims Administrator with
                                                respect to principal during the
                                                related Due Period), (iv) that
                                                portion of the purchase price
                                                for any Pool I, Pool II, Pool
                                                III or Pool IV Loan, as the case
                                                may be, repurchased by The Money
                                                Store Inc. as a remedy for
                                                breaches of representations and
                                                warranties which represents
                                                principal and any Substitution
                                                Adjustments, in either case to
                                                the extent received by the
                                                Trustee as of the related
                                                Determination Date, (v) any
                                                proceeds representing principal
                                                received by the Trustee in
                                                connection with the liquidation
                                                of Pool I, Pool II, Pool III or
                                                Pool IV, as the case may be, or
                                                termination of the Trust, (vi)
                                                the amount of any Subordination
                                                Deficit (as defined under
                                                "Description of the
                                                Certificates--Spread Amount"
                                                herein) with respect to Pool I,
                                                Pool II, Pool III or Pool IV, as
                                                the case may be, for such
                                                Remittance Date, (vii) any
                                                moneys released from the Pre-
                                                Funding Account, if any, on the
                                                _______, _______ or _______ 1997
                                                Remittance Date as a prepayment
                                                of the Pool I, Pool II, Pool III
                                                or Pool IV Certificates, and
                                                (viii) the amount of any
                                                Subordination Increase Amount
                                                (as defined under "Description
                                                of the Certificates--Spread
                                                Amount" herein) with respect to
                                                Pool I, Pool II, Pool III or
                                                Pool IV, as the case may be, for
                                                such Remittance Date, over (Y)
                                                the amount of any Subordination
                                                Reduction Amount (as defined
                                                under "Description of the
                                                Certificates--Spread Amount"
                                                herein) with respect to Pool I,
                                                Pool II, Pool III or Pool IV, as
                                                the case may be, for such
                                                Remittance Date.

                                               On each Remittance Date, the Pool
                                                I Principal Distribution Amount
                                                will be distributed to the
                                                Holders of the Pool I
                                                Certificates in the following
                                                order of priority: (i) first, to
                                                the Class A-1 Certificateholders
                                                until the Class A-1 Principal
                                                Balance is reduced to zero and
                                                such Certificateholders have
                                                received an amount equal to the
                                                amount described in clause (iv)
                                                of the definition of Pool I
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders; (ii) second,
                                                to the Class A-2
                                                Certificateholders until the
                                                Class A-2 Principal Balance is
                                                reduced to zero and such
                                                Certificateholders have received
                                                an amount equal to the amount
                                                described in clause (iv) of the
                                                definition of Pool I
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders, (iii) third,
                                                to the Class A-3
                                                Certificateholders until the
                                                Class A-3 Principal Balance is
                                                reduced to zero and such
                                                Certificateholders have received
                                                an amount equal to the amount
                                                described in clause (iv) of the
                                                definition of Pool I
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders, (iv) fourth,
                                                to the Class A-4
                                                Certificateholders until the
                                                Class A-4 Principal Balance is
                                                reduced to zero and such
                                                Certificateholders have received
                                                an amount equal to the amount
                                                described in clause (iv) of the
                                                definition of Pool I
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders, (v) fifth,
                                                to the Class A-5
                                                Certificateholders until the
                                                Class A-5 Principal Balance is
                                                reduced to zero and such
                                                Certificateholders have received
                                                an amount equal to the amount
                                                described in clause (iv) of the
                                                definition of Pool I
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders; and (vi)
                                                sixth, to the Class A-6
                                                Certificateholders until the
                                                Class A-6 Principal Balance is
                                                reduced to zero and such
                                                Certificateholders have received
                                                an amount equal to the amount
                                                described in clause (iv) of the
                                                definition of Pool I
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders.

                                               On each Remittance Date, the Pool
                                                II Principal Distribution Amount
                                                will be distributed to the Class
                                                A-7 Certificateholders until the
                                                Class A-7 Principal Balance is
                                                reduced to zero and such
                                                Certificateholders have received
                                                an amount equal to the amount
                                                described in clause (iv) of the
                                                definition of Pool II
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders.

                                               On each Remittance Date, the Pool
                                                III Principal Distribution
                                                Amount will be distributed to
                                                the Class A-8 Certificateholders
                                                until the Class A-8 Principal
                                                Balance is reduced to zero and
                                                such Certificateholders have
                                                received an amount equal to the
                                                amount described in clause (iv)
                                                of the definition of Pool III
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders.

                                               On each Remittance Date, the Pool
                                                IV Principal Distribution Amount
                                                will be distributed to the Class
                                                A-9 Certificateholders until the
                                                Class A-9 Principal Balance is
                                                reduced to zero and such
                                                Certificateholders have received
                                                an amount equal to the amount
                                                described in clause (iv) of the
                                                definition of Pool IV
                                                Distribution Amount that is
                                                recovered from such
                                                Certificateholders.

                                               On any Remittance Date, the "Pool
                                                I Distribution Amount," the
                                                "Pool II Distribution Amount,"
                                                the "Pool III Distribution
                                                Amount" and the "Pool IV
                                                Distribution Amount" will equal
                                                the sum of (i) the Pool I, Pool
                                                II, Pool III or Pool IV
                                                Principal Distribution Amount,
                                                as the case may be, (ii) the
                                                Pool I, Pool II, Pool III or
                                                Pool IV Current Interest
                                                Requirement, as the case may be,
                                                (iii) the Pool I Carry-Forward
                                                Amount, the Pool II
                                                Carry-Forward Amount, the Pool
                                                III Carry-Forward Amount or the
                                                Pool IV Carry-Forward Amount as
                                                the case may be, and (iv) any
                                                amount received by the Trustee
                                                from the Servicer that
                                                constitutes a Monthly Advance
                                                with respect to a Pool I, Pool
                                                II, Pool III or Pool IV Loan, as
                                                the case may be, and that is
                                                recoverable and sought to be
                                                recovered as a voidable
                                                preference by a trustee in
                                                bankruptcy pursuant to the
                                                United States Bankruptcy Code in
                                                accordance with a final,
                                                nonappealable order of a court
                                                having competent jurisdiction.

                                               The "Due Period" with respect to
                                                any Remittance Date is the
                                                calendar month preceding the
                                                month of such Remittance Date.

                                               The "Pool I Carry-Forward
                                                Amount," the "Pool II
                                                Carry-Forward Amount," the "Pool
                                                III Carry- Forward Amount" and
                                                the "Pool IV Carry-Forward
                                                Amount" with respect to any
                                                Remittance Date will equal the
                                                amount, if any, by which (i) the
                                                Pool I, Pool II, Pool III or
                                                Pool IV Distribution Amount, as
                                                the case may be, as of the
                                                immediately preceding Remittance
                                                Date exceeded (ii) the amount of
                                                the actual distribution to the
                                                Holders of the Pool I, Pool II,
                                                Pool III or Pool IV
                                                Certificates, as the case may
                                                be, made on such Remittance Date
                                                (less the amount of Insured
                                                Payments, if any, on such date)
                                                together with interest on the
                                                amount of such excess at
                                                one-twelfth the Class A-1, Class
                                                A-2, Class A-3, Class A-4, Class
                                                A-5 or Class A-6 Pass-Through
                                                Rate, as the case may be, with
                                                respect to the Pool I
                                                Certificates, the Class A-7
                                                Pass-Though Rate with respect to
                                                the Pool II Certificates, the
                                                Class A-8 Pass-Through Rate with
                                                respect to the Pool III
                                                Certificates or the Class A-9
                                                Pass-Through Rate with respect
                                                to the Pool IV Certificates. The
                                                Pool II Carry-Forward Amount
                                                does not include any
                                                Certificateholders' LIBOR
                                                Interest Carryover.

                                               As described above, the Holders
                                                of the Class A Certificates will
                                                be entitled to receive monthly
                                                distributions of principal on
                                                each Remittance Date that
                                                generally reflects actual (as
                                                opposed to scheduled)
                                                collections of principal during
                                                the related Due Period.
                                                Recoveries for losses on Loans
                                                that were finally liquidated
                                                during a Due Period (the
                                                "Unrecovered Amounts") may or
                                                may not be distributed to the
                                                holders of the Class A
                                                Certificates on the related
                                                Remittance Date. However,
                                                Holders of Class A Certificates
                                                are entitled to receive ultimate
                                                recovery of any Unrecovered
                                                Amounts relating to the
                                                applicable Pool of Loans. See
                                                "Description of the
                                                Certificates--The Pool I, Pool
                                                II, Pool III and Pool IV
                                                Distribution Amounts" herein.

Credit Enhancement..........................   The credit enhancement
                                                provided for the benefit of the
                                                Class A Certificates consists of
                                                (i) the spread amount, the
                                                spread account and cross-support
                                                features, which utilize the
                                                internal cash flows of the Trust
                                                as described herein and (ii) the
                                                MBIA Policies. Additionally, the
                                                Pool III Certificates have the
                                                benefit of the FHA Insurance
                                                described herein.

   Spread Amount............................   The subordination provisions
                                                of the Trust are intended to
                                                provide for limited acceleration
                                                of the Class A Certificates
                                                relative to the amortization of
                                                the Loans, generally in the
                                                early months of the transaction.
                                                The accelerated amortization is
                                                achieved by applying certain
                                                excess interest collected on the
                                                Loans to the payment of
                                                principal on the Class A
                                                Certificates, first for the
                                                related Pool and then for any
                                                other Pool. This acceleration
                                                feature is intended to create,
                                                with respect to each Pool of
                                                Loans, an amount (the "Spread
                                                Amount"), resulting from, and
                                                equal to, the excess of the
                                                aggregate principal balances of
                                                the Loans of the related Pool
                                                (plus any amounts on deposit in
                                                the Spread Account referred to
                                                below) over the principal
                                                balances of the Certificates of
                                                the related Pool. The Agreement
                                                provides that, subject to
                                                certain floors, caps and
                                                triggers, the required level of
                                                the Spread Amount with respect
                                                to each Pool of Loans may
                                                increase or decrease over time.
                                                An increase would result in a
                                                temporary period of accelerated
                                                amortization of the Certificates
                                                of the related Pool to increase
                                                the actual level of the Spread
                                                Amount to its required level; a
                                                decrease would result in a
                                                temporary period of decelerated
                                                amortization to reduce the
                                                actual level of the Spread
                                                Amount to its required level.
                                                The Agreement also provides that
                                                such excess interest, together
                                                with certain other excess
                                                amounts, generated by one Pool
                                                of Loans may be used to fund
                                                shortfalls and increase the
                                                Spread Amount in the other Pools
                                                of Loans, subject to certain
                                                prior requirements for
                                                application of such excess
                                                amounts. See "Description of the
                                                Certificates-- Spread Amount"
                                                and "Description of the
                                                Certificates--Cross-Support
                                                Provisions and Spread Amount"
                                                herein.

                                               The Agreement also will provide
                                                that following the Funding
                                                Period the required level of the
                                                Spread Amount with respect to
                                                each Pool of Loans may be
                                                increased. In such event, cash
                                                up to the amount of such
                                                increase may be deposited into
                                                an account (the "Spread
                                                Account") to be maintained with
                                                the Trustee. Amounts, if any, on
                                                deposit in the Spread Account
                                                will be available to fund any
                                                Insured Payments (as defined
                                                below) otherwise required to be
                                                made on a Remittance Date,
                                                without distinction as to the
                                                Pool. Additionally, if the level
                                                of delinquencies for the Pool
                                                III Loans exceeds certain
                                                specified levels, excess
                                                interest received on the Pool
                                                III Loans will not be available
                                                to make accelerated payments of
                                                principal on Certificates of
                                                other Pools. Rather, such excess
                                                interest will be deposited into
                                                the Spread Account and will be
                                                available to fund any Insured
                                                Payments for any Pool otherwise
                                                required to be made on a
                                                Remittance Date.

     [MBIA Policies.........................   MBIA Insurance Corporation,
                                                a New York stock insurance
                                                corporation ("MBIA"), will
                                                provide separate insurance
                                                policies (collectively, the
                                                "MBIA Policies") relating to the
                                                Pool I, Pool II, Pool III and
                                                Pool IV Certificates,
                                                respectively. Subject to the
                                                requirements of the MBIA
                                                Policies described under "The
                                                MBIA Policies and MBIA," MBIA
                                                unconditionally and irrevocably
                                                guarantee that the full amount
                                                of each Insured Payment (defined
                                                herein) will be received by the
                                                Insurance Paying Agent (the
                                                "Insurance Paying Agent"), which
                                                initially will be The Bank of
                                                New York, for distribution by
                                                the Trustee. MBIA's obligations
                                                under the MBIA Policies will be
                                                discharged to the extent funds
                                                equal to the amount required to
                                                be paid thereunder are received
                                                by the Insurance Paying Agent,
                                                whether or not such funds are
                                                properly applied by the Trustee
                                                or the Insurance Paying Agent.
                                                The MBIA Policies are
                                                noncancellable for any reason.

                                               "Insured Payment" means (i) as
                                                of any Remittance Date, any
                                                Deficiency Amount (as defined
                                                below under "The MBIA Policies
                                                and MBIA") and (ii) any
                                                Preference Amount (as defined
                                                below under "The MBIA Policies
                                                and MBIA").

                                               As stated above, amounts, if any,
                                                in the Spread Account will be
                                                used to fund Insured Payments
                                                prior to draws being made on the
                                                MBIA Policies.

                                               The MBIA Policies do not (i)
                                                cover The Money Store Inc.'s
                                                obligation under the Agreement
                                                to repurchase or substitute for
                                                Loans with respect to which
                                                there has been a breach of
                                                representation, (ii) cover any
                                                Certificateholders' LIBOR
                                                Interest Carryover, (iii)
                                                guarantee any specified rate of
                                                prepayments, or (iv) provide
                                                funds to redeem the Certificates
                                                on any specified date.

                                               Subject to the terms of the
                                                Agreement, MBIA will be
                                                subrogated to the rights of the
                                                Holders of the Class A
                                                Certificates to the extent of
                                                any Insured Payments made under
                                                the applicable MBIA Policy, but
                                                its right to reimbursement will
                                                be subject to the prior rights
                                                of the Holders of the Class A
                                                Certificates to amounts to which
                                                such Holders are entitled under
                                                the Agreement.]

[The Guaranty...............................    As additional credit
                                                support for the Class ___
                                                Certificates, the Class ___
                                                Certificateholders are entitled
                                                to receive on each Remittance
                                                Date the amount equal to the
                                                Guaranty Payments, if any, under
                                                the guaranty provided by The
                                                Money Store Inc.(the
                                                "Guaranty").  The "Guaranty
                                                Payment" for any Remittance Date
                                                will equal the difference, if
                                                any, between the Pool ___
                                                Distribution Amount allocable to
                                                the Class ___ Certificates and
                                                the portion of the Pool ___
                                                Available Remittance Amount
                                                allocated to the Class ___
                                                Certificates on such Remittance
                                                Date, but no more than
                                                $_____________ in the
                                                aggregate.]

FHA Insurance...............................   Subject to the then
                                                remaining Reserve Amount (as
                                                defined below) of the
                                                Co-Trustee, each FHA Loan will
                                                be insured by the FHA in an
                                                amount currently equal to 90% of
                                                the sum of the following: (i)
                                                the unpaid principal and
                                                uncollected interest earned to
                                                the date of default, calculated
                                                on the actuarial method even if
                                                the Mortgage Note (as defined
                                                herein) relating to such FHA
                                                Loan provides for simple
                                                interest, reduced by certain
                                                amounts received by the Claims
                                                Administrator in connection with
                                                enforcing a lien on the related
                                                Mortgaged Property prior to the
                                                lien of the related FHA Loan;
                                                (ii) the unpaid amount of
                                                interest on the unpaid principal
                                                from the date of default to the
                                                date of the initial submission
                                                of the related Claim to the FHA
                                                for payment plus 15 calendar
                                                days, but not for any period
                                                greater than nine months from
                                                the date of default, calculated
                                                at 7% per annum; and (iii) the
                                                amount of certain uncollected
                                                court costs, attorney's fees,
                                                and expenses for recording the
                                                assignment of the related
                                                Mortgage to the United States.
                                                See "The Trusts--FHA Loans" in
                                                the Prospectus and "Risk
                                                Factors--Limitations on FHA
                                                Insurance" and "Lending
                                                Programs--The Home Improvement
                                                Lending Program--FHA Loans"
                                                herein.

The Co-Trustee's Reserve Amount............    Each of the FHA Loans will
                                                be insured by the FHA, to the
                                                extent described herein, under
                                                each Originator's FHA contract
                                                of insurance. In connection with
                                                the transfer of the FHA Loans
                                                from the Originators to the
                                                Co-Trustee, the Originators also
                                                will file with the FHA all
                                                documents necessary to effect
                                                the transfer of the FHA
                                                insurance reserves applicable to
                                                the FHA Loans to the
                                                Co-Trustee's FHA contract of
                                                insurance.

                                               Based upon information provided
                                                by the FHA, The Money Store Inc.
                                                believes that upon the transfer
                                                referred to above and after the
                                                Funding Period, the FHA
                                                insurance available to the
                                                Co-Trustee will be equal to at
                                                least (A) 10% of the principal
                                                balance of the FHA Loans as of
                                                the Cut-Off Date or Subsequent
                                                Cut-Off Date, as the case may
                                                be; or (B) thereafter, 10% of
                                                the principal balance of all
                                                Title I loans originated or
                                                purchased and currently reported
                                                for FHA insurance by the
                                                Co-Trustee, less amounts for
                                                annual reductions as described
                                                below and for insurance claims
                                                previously paid to the Co-
                                                Trustee by the FHA, including
                                                payments in respect of loans
                                                other than the FHA Loans, and
                                                increased by an amount equal to
                                                10% of the lesser of the
                                                original principal balance or
                                                the purchase price paid for
                                                Title I loans subsequently
                                                originated or purchased of
                                                record by the Co-Trustee (in the
                                                case of clause (A) or (B), the
                                                "Reserve Amount"). See "The
                                                Trusts--FHA Insurance" in the
                                                Prospectus and "Risk
                                                Factors--Limitations on FHA
                                                Insurance" herein.

                                               FHA Claims paid to the
                                                Co-Trustee by the FHA with
                                                respect to Title I loans other
                                                than the FHA Loans may affect
                                                the total amount of the Reserve
                                                Amount. The Co-Trustee will
                                                agree not to own any other loans
                                                insured by the FHA under the
                                                Title I program unless such
                                                loans (i) were originated or
                                                purchased by an Originator or
                                                their affiliates, (ii) are part
                                                of a pool formed for the purpose
                                                of issuing certificates and
                                                (iii) such certificates are
                                                insured by Certificate Guaranty
                                                Insurer and receive from each
                                                Rating Agency (as defined
                                                herein) the same rating assigned
                                                to the Certificates.

                                               Since the adequacy of the
                                                Co-Trustee's Reserve Amount is
                                                dependent upon future events,
                                                including the annual reductions
                                                in the Reserve Amount and the
                                                reductions for the payment of
                                                claims, no assurance can be
                                                given that the Reserve Amount is
                                                or will be adequate to cover 90%
                                                of all potential losses on the
                                                FHA Loans. See "Risk Factors--
                                                Limitations on FHA Insurance"
                                                herein.

Obligation of the Claims Administrator....... If any FHA Loan
                                                becomes a 90 Day Delinquent FHA
                                                Loan (as defined below), and if
                                                sufficient coverage is available
                                                in the Reserve Amount to make an
                                                FHA Payment with respect to such
                                                FHA Loan, the Claims
                                                Administrator may, in its sole
                                                discretion, during any
                                                subsequent Due Period, determine
                                                to file a Claim with the FHA
                                                with respect to such 90 Day
                                                Delinquent FHA Loan. If the
                                                Claims Administrator determines
                                                to file such a Claim, the Claims
                                                Administrator will so notify the
                                                Co-Trustee and the Custodian no
                                                later than the Determination
                                                Date following such
                                                determination and shall request
                                                delivery of the related loan
                                                file (the "Trustee's Loan
                                                File"). Upon receipt of such
                                                certification and request, the
                                                Custodian shall, no later than
                                                the related Remittance Date,
                                                release to the Claims
                                                Administrator the related
                                                Trustee's Loan File and the
                                                Co-Trustee and the Custodian
                                                shall execute and deliver such
                                                instruments necessary to enable
                                                the Claims Administrator to file
                                                a Claim with the FHA on behalf
                                                of the Co-Trustee. Within 120
                                                days of its receipt of the
                                                related Trustee's Loan File, the
                                                Claims Administrator shall, in
                                                its sole discretion, either file
                                                a Claim with the FHA for an FHA
                                                Payment with respect to such 90
                                                Day Delinquent FHA Loan or, if
                                                the Claims Administrator
                                                determines not to file such a
                                                Claim, return to the Co-Trustee
                                                the related Trustee's Loan File.

                                               With respect to any 90 Day
                                                Delinquent FHA Loan transferred
                                                to the Claims Administrator as
                                                described above, the Claims
                                                Administrator shall deposit (or,
                                                if the Claims Administrator is
                                                not also the Servicer, the
                                                Claims Administrator shall
                                                instruct the Servicer to
                                                deposit) in the Principal and
                                                Interest Account within 24 hours
                                                of receipt or determination
                                                thereof the following amounts
                                                (such amounts to be net of
                                                certain amounts that would be
                                                reimbursable to the Servicer
                                                under the Agreement with respect
                                                to amounts in the Principal and
                                                Interest Account): (i) any FHA
                                                Payments; (ii) the amount, if
                                                any, by which the FHA Payment
                                                was reduced in accordance with
                                                FHA Regulations due to the
                                                Claims Administrator enforcing a
                                                lien on the related Mortgaged
                                                Property prior to the lien of
                                                the related 90 Day Delinquent
                                                FHA Loan; and (iii) any
                                                principal and interest payments
                                                received with respect to a 90
                                                Day Delinquent FHA Loan after
                                                the Due Period in which the FHA
                                                Loan is transferred to the
                                                Claims Administrator and before
                                                either the related FHA Payment
                                                is paid or the related Trustee's
                                                Loan File is returned to the
                                                Co-Trustee, as the case may be
                                                (the amounts referred to in (ii)
                                                and (iii) above are referred to
                                                herein as "Related Payments").

                                               If an FHA Loan becomes a 90 Day
                                                Delinquent FHA Loan when there
                                                is insufficient coverage in the
                                                Reserve Amount or if the Claims
                                                Administrator determines not to
                                                file a Claim with the FHA with
                                                respect to such 90 Day
                                                Delinquent FHA Loan, the
                                                Co-Trustee will not transfer
                                                such FHA Loan to the Claims
                                                Administrator, no Claim will be
                                                made to the FHA and the Servicer
                                                may take other action, including
                                                the commencement of foreclosure
                                                proceedings, on the related
                                                Mortgaged Property. The Servicer
                                                will continue to make Monthly
                                                Advances with respect to
                                                interest on 90 Day Delinquent
                                                FHA Loans as described under
                                                "Monthly Advances" herein.

                                               The Certificateholders will not
                                                have any direct right to receive
                                                the FHA Payments from the FHA.
                                                See "Risk Factors--Dependence on
                                                Claims Administrator,
                                                Representative and Servicer for
                                                Making FHA Claims, Paying the
                                                FHA Payments or Repurchasing the
                                                Loans" herein.

                                               A "90 Day Delinquent FHA Loan"
                                                is a Loan with respect to which
                                                four consecutive Monthly
                                                Payments have not been received
                                                by the Servicer as of the last
                                                day of the related Due Period
                                                unless, on or prior to the last
                                                day of the Due Period in which
                                                the fourth Monthly Payment is
                                                due, the Servicer has received
                                                from the related Mortgagor an
                                                amount at least equal to one
                                                unpaid Monthly Payment.

                                               An"FHA Payment" is any amount
                                                paid by the FHA pursuant to a
                                                Claim with respect to a 90 Day
                                                Delinquent FHA Loan.

FHA Premium Account..........................  The Trustee will establish with itself a separate account
                                                (an "FHA Premium Account") to
                                                reimburse the Claims
                                                Administrator or Certificate
                                                Guaranty Insurer for the payment
                                                to the FHA of the annual
                                                insurance premium (the "FHA
                                                Insurance Premium") on each FHA
                                                Loan. The FHA Insurance Premium
                                                is an annual premium equal to
                                                0.5% of the original principal
                                                balance of each FHA Loan. If the
                                                related Mortgagor pays the FHA
                                                Insurance Premium in addition to
                                                the Monthly Payment, any payment
                                                of the FHA Insurance Premium
                                                received during a Due Period
                                                will be deposited in the FHA
                                                Premium Account on the related
                                                Remittance Date by the Trustee
                                                from the related Certificate
                                                Account. In certain states, the
                                                Servicer is prohibited from
                                                directly collecting the FHA
                                                Insurance Premium from the
                                                Mortgagor. With respect to FHA
                                                Loans secured by Mortgaged
                                                Properties located in such
                                                states, the Servicer will cause
                                                to be deposited in the FHA
                                                Premium Account a specified
                                                percentage of each scheduled
                                                interest payment. Since a
                                                Mortgagor pays interest on the
                                                declining principal balance of
                                                the related FHA Loan and the FHA
                                                Insurance Premium is based upon
                                                the original principal balance
                                                of the FHA Loan, the amount of
                                                interest allocated to the FHA
                                                Premium Account may be more or
                                                less than the amount of the
                                                related FHA Insurance Premium.
                                                The Servicer has agreed to
                                                satisfy any resulting shortfall
                                                from its own funds.

The Pools

   General ...............................     Unless otherwise noted, all
                                                statistical percentages in this
                                                Prospectus Supplement concerning
                                                the Loans are measured by the
                                                aggregate principal balances of
                                                the related Pool of Loans
                                                described herein at the close of
                                                business on the Cut-Off Date and
                                                all dollar amounts are based on
                                                the principal balances of such
                                                Loans at the close of business
                                                on the Cut-Off Date. The Loans
                                                that will comprise Pool I and
                                                Pool II as of the Closing Date
                                                are referred to herein as the
                                                "Initial Pool I Home Equity
                                                Loans" and the "Initial Pool II
                                                Home Equity Loans,"
                                                respectively, and collectively,
                                                as the "Initial Home Equity
                                                Loans." The Loans that will
                                                comprise Pool III as of the
                                                Closing Date are referred to
                                                herein as the "Initial Home
                                                Improvement Loans." The Loans
                                                that will comprise Pool IV as of
                                                the Closing Date are referred to
                                                herein as the "Initial
                                                Multifamily Loans" and, together
                                                with the Initial Home Equity
                                                Loans and the Initial Home
                                                Improvement Loans, the "Initial
                                                Loans."

     Pool I and Pool II.....................   The Pool I and Pool II Home
                                                Equity Loans will consist of
                                                mortgages, deeds of trust or
                                                other security instruments (the
                                                "Home Equity Mortgages" or
                                                "Mortgages"), and the related
                                                promissory notes (the "Home
                                                Equity Mortgage Notes" or
                                                "Mortgage Notes") primarily
                                                secured by one- to four-family
                                                residences, units in planned
                                                unit developments ("PUDs") and
                                                units in condominium
                                                developments (the "Home Equity
                                                Mortgaged Properties" or
                                                "Mortgaged Properties").

                                               As stated above, the Agreement
                                                will provide that Subsequent
                                                Home Equity Loans may be
                                                purchased by the Trust from the
                                                Originators from time to time on
                                                or before the close of business
                                                on _______, 1997 from funds on
                                                deposit in the Pre-Funding
                                                Account allocated to Pools I and
                                                II. Any Subsequent Home Equity
                                                Loan so acquired will have been
                                                originated and underwritten, or
                                                purchased and re-underwritten,
                                                by one of the Originators,
                                                substantially in accordance with
                                                the Originators' underwriting
                                                criteria described in the
                                                Prospectus under the caption
                                                "The Single Family Loan Lending
                                                Program--Underwriting Criteria."
                                                Each Subsequent Home Equity Loan
                                                will be assigned to either Pool
                                                I or Pool II, depending upon
                                                whether it bears interest at a
                                                fixed rate or an adjustable
                                                rate. The purchase price for
                                                each Subsequent Home Equity Loan
                                                will be no greater than its
                                                unpaid principal balance as of
                                                the last day of the month
                                                preceding the month in which it
                                                is purchased by the Trust (each
                                                such date, a "Subsequent Cut-Off
                                                Date"). The Agreement will
                                                provide that the Pool I and Pool
                                                II Home Equity Loans, following
                                                the conveyance of any Subsequent
                                                Home Equity Loans to the
                                                appropriate Pool, must, in the
                                                aggregate, conform to certain
                                                specified characteristics. See
                                                "The Agreement-- Representations
                                                and Warranties" in the
                                                Prospectus.

                                               No more than approximately __%
                                                of the Initial Pool I Home
                                                Equity Loans will be secured by
                                                Home Equity Mortgaged Properties
                                                located in __________.
                                                Approximately __% of the Initial
                                                Pool II Home Equity Loans will
                                                be secured by Home Equity
                                                Mortgaged Properties located in
                                                ________. No more than
                                                approximately __% of the Initial
                                                Pool I Home Equity Loans and __%
                                                of the Initial Pool II Home
                                                Equity Loans will be secured by
                                                Home Equity Mortgaged Properties
                                                located in any other state.
                                                Based on representations made by
                                                the obligor on a Home Equity
                                                Mortgage Note (the "Home Equity
                                                Mortgagor" or the "Mortgagor"),
                                                all of the Initial Home Equity
                                                Loans will be secured by one- to
                                                four-family residences,
                                                approximately __% and __% of the
                                                Initial Pool I and Initial Pool
                                                II Home Equity Loans,
                                                respectively, will be secured by
                                                vacation homes, secondary
                                                residences, or investment
                                                properties, less than __% and
                                                less than __% of the Initial
                                                Pool I and Initial Pool II Home
                                                Equity Loans, respectively, will
                                                be secured by individual units
                                                in low rise condominiums,
                                                approximately __% and __% of the
                                                Initial Pool I and Initial Pool
                                                II Home Equity Loans,
                                                respectively, will be secured by
                                                two-, three- or four-family
                                                houses, and no Initial Home
                                                Equity Loan will be secured by
                                                individual units of other types
                                                including high rise condominiums
                                                and mixed-use buildings. No
                                                Initial Home Equity Loan will be
                                                secured by a mobile home or a
                                                cooperative residence.

                                               No less than approximately __%
                                                and __% of the Initial Pool I
                                                and Initial Pool II Home Equity
                                                Loans, respectively, will
                                                constitute first mortgage liens
                                                on the related Home Equity
                                                Mortgaged Property and the
                                                remainder of the Initial Pool I
                                                and Initial Pool II Home Equity
                                                Loans will constitute second
                                                mortgage liens on the related
                                                Home Equity Mortgaged Property.

                                               The "Combined Loan-to-Value
                                                Ratio" of a Home Equity Loan is
                                                the ratio, expressed as a
                                                percentage, determined by
                                                dividing (x) the sum of the
                                                original principal balance of
                                                the Home Equity Loan (less the
                                                amount, if any, of the premium
                                                for credit life insurance) plus
                                                the then-current principal
                                                balance of the related first
                                                lien, if any, by (y) the value
                                                of the Home Equity Mortgaged
                                                Property, based upon the
                                                appraisal or valuation made at
                                                the time of origination of the
                                                Home Equity Loan.

                                               Based upon the original
                                                principal balances of the
                                                Initial Home Equity Loans, no
                                                more than approximately __% and
                                                __% of the Initial Pool I and
                                                Initial Pool II Home Equity
                                                Loans, respectively, will have a
                                                Combined Loan-to-Value Ratio
                                                exceeding __%. The weighted
                                                average Combined Loan-to-Value
                                                Ratio, based upon appraisals or
                                                valuations made at the times of
                                                origination of the Initial Pool
                                                I and Initial Pool II Home
                                                Equity Loans, will be no more
                                                than approximately __% and __%,
                                                respectively. The Initial Home
                                                Equity Loans are not insured or
                                                guaranteed by any governmental
                                                entity.

                                               The Initial Home Equity Loans,
                                                other than Balloon Home Equity
                                                Loans discussed below, will
                                                provide for a schedule of
                                                payments which will be, if
                                                timely paid, sufficient to
                                                amortize fully the principal
                                                balance of the Initial Home
                                                Equity Loan on or before its
                                                maturity date. The Initial Home
                                                Equity Loans will be either (i)
                                                "simple interest" loans, which
                                                means that payments are applied
                                                as they are received first to
                                                accrued interest, then to
                                                principal or (ii) "actuarial"
                                                loans, which means that payments
                                                received either earlier or later
                                                (other than delinquent) than the
                                                scheduled due dates of such
                                                Initial Home Equity Loans will
                                                not affect the amortization
                                                schedule or the relative
                                                application of such payments to
                                                principal and interest. The Pool
                                                I Home Equity Loans will bear
                                                interest at fixed rates (each, a
                                                "Pool I Mortgage Interest
                                                Rate").

                                               The Initial Pool II Home Equity
                                                Loans will bear interest at
                                                adjustable rates (each, a "Pool
                                                II Mortgage Interest Rate")
                                                which will adjust on the date
                                                set forth in the Mortgage Note
                                                for such Pool II Home Equity
                                                Loan and, except as set forth in
                                                the next sentence, either every
                                                one month, every six months or
                                                every 12 months thereafter
                                                (each, a "Change Date"). Certain
                                                of the Pool II Home Equity Loans
                                                bear Pool II Mortgage Interest
                                                Rates that have Change Dates
                                                occurring three months and six
                                                months after the date of
                                                origination and every one month
                                                thereafter (such Loans, the
                                                "Variable Adjustable Rate
                                                Loans"). The Pool II Mortgage
                                                Interest Rate relating to all of
                                                the Initial Pool II Home Equity
                                                Loans will adjust on each
                                                applicable Change Date to equal
                                                the sum of (i) the London
                                                Interbank Offered Rate for
                                                one-month, six-month or one year
                                                U.S. dollar deposits (the "LIBOR
                                                Index") either as announced by
                                                the Federal National Mortgage
                                                Association, and available as of
                                                the date 45 days before each
                                                Change Date, or as published in
                                                THE WALL STREET JOURNAL on a day
                                                of the month preceding the month
                                                of the Change Date (or if such
                                                ___ day is not a Business Day,
                                                the immediately preceding
                                                Business Day) and (ii) the
                                                number of basis points set forth
                                                in the related Mortgage Note
                                                (the "Gross Margin"), subject to
                                                rounding and to the effects of
                                                the Periodic Rate Cap, the
                                                applicable Lifetime Cap and the
                                                applicable Lifetime Floor. The
                                                Pool II Mortgage Interest Rate
                                                relating to approximately 1% of
                                                the Subsequent Home Equity Loans
                                                assigned to Pool II will adjust
                                                on each applicable Change Date
                                                to equal the sum of (i) the
                                                One-Year Constant Maturity
                                                Treasury Index (the "Treasury
                                                Index") as published by the
                                                Federal Reserve Board in the
                                                most recent edition of Federal
                                                Reserve Board Statistical
                                                Release No. H.15 (519) that is
                                                available 45 days before each
                                                Change Date, and (ii) the
                                                related Gross Margin, subject to
                                                rounding and to the effects of
                                                the Periodic Rate Cap, the
                                                applicable Lifetime Cap and the
                                                applicable Lifetime Floor.

                                               The Gross Margins for the Pool
                                                II Home Equity Loans will range
                                                from ____% to ____%. The
                                                weighted average Gross Margin of
                                                the Pool II Home Equity Loans
                                                will be approximately __%. The
                                                "Periodic Rate Cap" limits
                                                changes in the Pool II Mortgage
                                                Interest Rate for each Pool II
                                                Home Equity Loan on each Change
                                                Date to (i) 200 basis points
                                                with respect to Pool II Home
                                                Equity Loans that have a LIBOR
                                                Index adjusting every month and
                                                not more than 200 basis points
                                                in any 12 month period (or 200
                                                basis points with respect to
                                                Variable Adjustable Rate Loans
                                                after the first two Change
                                                Dates), (ii) 100 basis points
                                                with respect to Pool II Home
                                                Equity Loans that have a LIBOR
                                                Index adjusting every six months
                                                and with respect to the first
                                                two Change Dates for the
                                                Variable Adjustable Rate Loans,
                                                (iii) 200 basis points with
                                                respect to Pool II Home Equity
                                                Loans that have a LIBOR Index
                                                adjusting every 12 months and
                                                (iv) 200 basis points with
                                                respect to Pool II Home Equity
                                                Loans that have a Treasury
                                                Index. The Lifetime Cap for each
                                                Pool II Home Equity Loan having
                                                a LIBOR Index is the rate which
                                                is generally 600 basis points
                                                greater than the initial Pool II
                                                Mortgage Interest Rate for such
                                                Pool II Home Equity Loan and the
                                                Lifetime Floor is as set forth
                                                in the Mortgage Note related to
                                                such Pool II Home Equity Loan.
                                                The Lifetime Cap for each Pool
                                                II Home Equity Loan having a
                                                Treasury Index is the rate which
                                                is generally 400 to 600 basis
                                                points greater than the initial
                                                Pool II Mortgage Interest Rate
                                                for such Pool II Home Equity
                                                Loan and the Lifetime Floor is
                                                as set forth in the Mortgage
                                                Note related to such Pool II
                                                Home Equity Loan.

                                               The weighted average Pool I
                                                Mortgage Interest Rate of the
                                                Initial Pool I Home Equity Loans
                                                will be approximately _____%.
                                                The weighted average current
                                                Pool II Mortgage Interest Rate
                                                of the Initial Pool II Home
                                                Equity Loans will be
                                                approximately _____%. The lowest
                                                principal balances of any
                                                Initial Pool I and Initial Pool
                                                II Home Equity Loan as of the
                                                Cut-Off Date will be
                                                approximately $_____ and
                                                $______, respectively, and the
                                                highest will be approximately
                                                $_______ and $_______,
                                                respectively. As of the Cut-Off
                                                Date, the average principal
                                                balances of the Initial Pool I
                                                and Initial Pool II Home Equity
                                                Loans will be approximately
                                                $______ and $______,
                                                respectively. Initial Home
                                                Equity Loans not originated by
                                                an Originator or having original
                                                principal balances less than or
                                                equal to $______ may not be
                                                covered by title insurance
                                                policies. As of the Cut-Off
                                                Date, the weighted average
                                                remaining terms to stated
                                                maturity of the Initial Pool I
                                                and Initial Pool II Home Equity
                                                Loans will be approximately ___
                                                months and ___ months,
                                                respectively. The weighted
                                                average terms to stated maturity
                                                of the Initial Pool I and
                                                Initial Pool II Home Equity
                                                Loans at origination will be
                                                approximately ___ months and ___
                                                months, respectively.

                                               Less than approximately __% and
                                                __% of the Initial Pool I and
                                                Initial Pool II Home Equity
                                                Loans, respectively, will
                                                provide for a stated maturity of
                                                less than the period of time of
                                                the corresponding amortization
                                                schedule ("Balloon Loans). As a
                                                result, upon the maturity of a
                                                Balloon Loan, the Home Equity
                                                Mortgagor will be required to
                                                make a final payment which will
                                                be substantially larger than
                                                such Home Equity Mortgagor's
                                                previous monthly payments. See
                                                "Risk Factors--Nature of the
                                                Security" in the Prospectus.

     Pool III...............................   The Home Improvement Loans
                                                will consist of fixed rate home
                                                improvement mortgages (the "Home
                                                Improvement Mortgages") and the
                                                related promissory notes, retail
                                                installment contracts or
                                                obligations, or sales agreements
                                                (the "Home Improvement Mortgage
                                                Notes" or "Mortgage Notes")
                                                primarily secured by one- to
                                                four-family residences, units in
                                                planned unit developments
                                                ("PUDs") and units in
                                                condominium developments (the
                                                "Home Improvement Mortgaged
                                                Properties" or "Mortgaged
                                                Properties").

                                               As stated above, the Agreement
                                                will provide that Subsequent
                                                Home Improvement Loans may be
                                                purchased by the Trust from the
                                                Originators from time to time on
                                                or before the close of business
                                                on _______, 1997 from funds on
                                                deposit in the Pre- Funding
                                                Account allocated to Pool III.
                                                Any Subsequent Home Improvement
                                                Loan so acquired (including
                                                Dealer Loans, as defined herein
                                                under "Lending Programs--The
                                                Home Improvement Lending
                                                Program--Dealer Loans") will
                                                have been originated and
                                                underwritten, or purchased and
                                                re- underwritten, by one of the
                                                Originators, substantially in
                                                accordance with the Originators'
                                                underwriting criteria described
                                                herein under the caption
                                                "Lending Programs--The Home
                                                Improvement Lending Program--FHA
                                                Loans--Title I Underwriting
                                                Requirements," in connection
                                                with Subsequent Home Improvement
                                                Loans that are FHA Loans, and
                                                "Lending Programs--The Home
                                                Improvement Lending
                                                Program--Conventional Home
                                                Improvement Loans--Underwriting
                                                Criteria," in connection with
                                                Subsequent Home Improvement
                                                Loans that are Conventional Home
                                                Improvement Loans. The purchase
                                                price for each Subsequent Home
                                                Improvement Loan will be no
                                                greater than its unpaid
                                                principal balance as of the
                                                related Subsequent Cut-Off Date.
                                                The Agreement will provide that
                                                the Home Improvement Loans,
                                                following the conveyance of any
                                                Subsequent Home Improvement
                                                Loans to Pool III, must, in the
                                                aggregate, conform to certain
                                                specified characteristics. See
                                                "The Agreement--Representations
                                                and Warranties" in the
                                                Prospectus.

                                               Approximately __% and __% of the
                                                Initial Home Improvement Loans
                                                will be FHA Loans and
                                                Conventional Home Improvement
                                                Loans, respectively. The Initial
                                                Home Improvement Loans will have
                                                been originated and
                                                underwritten, or purchased and
                                                re-underwritten by one of the
                                                Originators substantially in
                                                accordance with the Originators'
                                                underwriting criteria described
                                                herein under the caption
                                                "Lending Programs--The Home
                                                Improvement Lending Program--FHA
                                                Loans--Title I Underwriting
                                                Requirements," in connection
                                                with FHA Loans, and "Lending
                                                Programs--The Home Improvement
                                                Lending Program--Conventional
                                                Home Improvement
                                                Loans--Underwriting Criteria,"
                                                in connection with Conventional
                                                Home Improvement Loans.

                                               Approximately __% of the Initial
                                                Home Improvement Loans will be
                                                secured by Home Improvement
                                                Mortgaged Properties located in
                                                __________. No more than
                                                approximately __% of the Initial
                                                Home Improvement Loans will be
                                                secured by Home Improvement
                                                Mortgaged Properties located in
                                                any other state. Based on
                                                representations made by the
                                                mortgagor on a Home Improvement
                                                Mortgage Note (the "Home
                                                Improvement Mortgagor" or
                                                "Mortgagor"), all of the Initial
                                                Home Improvement Loans will be
                                                secured by one- to four-family
                                                residences, approximately __% of
                                                the Initial Home Improvement
                                                Loans will be secured by
                                                vacation homes, secondary
                                                residences, or investment
                                                properties, less than __% of the
                                                Initial Home Improvement Loans
                                                will be secured by individual
                                                units in low rise condominiums,
                                                approximately __% of the Initial
                                                Home Improvement Loans will be
                                                secured by two-, three- or
                                                four-family houses, and no
                                                Initial Home Improvement Loan
                                                will be secured by individual
                                                units of other types including
                                                high rise condominiums and
                                                mixed-use buildings. No Initial
                                                Home Improvement Loan will be
                                                secured by a mobile home or a
                                                cooperative residence.

                                               Approximately __% of the Initial
                                                Home Improvement Loans will be
                                                secured by first mortgage liens
                                                on the related Home Improvement
                                                Mortgaged Property, no more than
                                                approximately __% of the Initial
                                                Home Improvement Loans will be
                                                secured by second mortgage liens
                                                on the related Home Improvement
                                                Mortgaged Property and the
                                                remainder of the Initial Home
                                                Improvement Loans will be
                                                secured by more junior mortgage
                                                liens on the related Home
                                                Improvement Mortgaged Property.

                                               The FHA Loans are insured by the
                                                FHA to the extent described
                                                herein. The Conventional Home
                                                Improvement Loans are not
                                                insured by any governmental
                                                entity.

                                               The Initial Home Improvement
                                                Loans will provide for a
                                                schedule of payments which will
                                                be, if timely paid, sufficient
                                                to amortize fully the principal
                                                balance of the Initial Home
                                                Improvement Loan on or before
                                                its maturity date. The Initial
                                                Home Improvement Loans will be
                                                "simple interest" loans.
                                                However, with respect to FHA
                                                Loans secured by Mortgaged
                                                Properties located in states
                                                where the Servicer collects the
                                                FHA Insurance Premium directly
                                                from the related Mortgagor,
                                                payments are applied to the FHA
                                                Insurance Premium prior to
                                                accrued interest. The Home
                                                Improvement Loans will bear
                                                interest at fixed rates (each, a
                                                "Pool III Home Improvement
                                                Interest Rate").

                                               The weighted average Pool III
                                                Home Improvement Interest Rate
                                                of the Initial Home Improvement
                                                Loans will be approximately
                                                _____%. The lowest principal
                                                balances of any Initial Home
                                                Improvement Loan as of the
                                                Cut-Off Date will be
                                                approximately $_____, and the
                                                highest will be approximately
                                                $______. As of the Cut-Off Date,
                                                the average principal balance of
                                                the Initial Home Improvement
                                                Loans will be approximately
                                                $______. As of the Cut-Off Date,
                                                the weighted average remaining
                                                term to stated maturity of the
                                                Initial Home Improvement Loans
                                                will be approximately ___
                                                months. The weighted average
                                                term to stated maturity of the
                                                Initial Home Improvement Loans
                                                at origination will be
                                                approximately ___ months. Each
                                                Home Improvement Loan that is a
                                                first lien is covered by a title
                                                insurance policy.

     Pool IV................................   The Multifamily Loans will
                                                consist of mortgages, deeds of
                                                trust or other security
                                                instruments (the "Multifamily
                                                Mortgages"), and the related
                                                promissory notes (the
                                                "Multifamily Mortgage Notes")
                                                primarily secured by five or
                                                more unit residential or
                                                mixed-use residential and
                                                commercial properties (the
                                                "Multifamily Mortgaged
                                                Properties" or "Mortgaged
                                                Properties").

                                               As stated above, the Agreement
                                                will provide that Subsequent
                                                Multifamily Loans may be
                                                purchased by the Trust from the
                                                Originators from time to time on
                                                or before the close of business
                                                on _______, 1997 from funds on
                                                deposit in the Pre-Funding
                                                Account allocated to Pool IV.
                                                Any Subsequent Multifamily Loan
                                                so acquired will have been
                                                originated and underwritten, or
                                                purchased and re- underwritten,
                                                by one of the Originators,
                                                substantially in accordance with
                                                the Originators' underwriting
                                                criteria described under
                                                "Lending Programs--The
                                                Multifamily Lending Program"
                                                herein. The purchase price for
                                                each Subsequent Multifamily Loan
                                                will be no greater than its
                                                unpaid principal balance as of
                                                the related Subsequent Cut- Off
                                                Date. The Agreement will provide
                                                that the Multifamily Loans,
                                                following the conveyance of any
                                                Subsequent Multifamily Loans to
                                                Pool IV, must, in the aggregate,
                                                conform to certain specified
                                                characteristics. See "The
                                                Agreement-- Representations and
                                                Warranties" in the Prospectus.

                                               The Initial Multifamily Loans
                                                were originated and
                                                underwritten, or purchased and
                                                re-underwritten, by one of the
                                                Originators, substantially in
                                                accordance with the Originators'
                                                underwriting criteria described
                                                under "Lending Programs--The
                                                Multifamily Lending Program"
                                                herein.

                                               No more than approximately __% of
                                                the Initial Multifamily Loans
                                                will be secured by Multifamily
                                                Mortgaged Properties located in
                                                __________. No more than
                                                approximately __% of the Initial
                                                Multifamily Loans will be
                                                secured by Multifamily Mortgaged
                                                Properties located in any other
                                                state. Based on representations
                                                made by the obligor on a
                                                Multifamily Mortgage Note (the
                                                "Multifamily Mortgagor" or
                                                "Mortgagor"), all of the Initial
                                                Multifamily Loans will be
                                                secured by five or more unit
                                                residential or mixed-use
                                                residential and commercial
                                                properties.

                                               All of the Initial Multifamily
                                                Loans will constitute first
                                                mortgage liens on the related
                                                Multifamily Mortgaged Property.

                                               No Initial Multifamily Loan will
                                                have a Combined Loan-to-Value
                                                Ratio exceeding approximately
                                                __%. The Initial Multifamily
                                                Loans will not be insured or
                                                guaranteed by any governmental
                                                entity.

                                               The Initial Multifamily Loans
                                                will provide for a schedule of
                                                payments which will be, if
                                                timely paid, sufficient to
                                                amortize fully the principal
                                                balance of the Initial
                                                Multifamily Loan on or before
                                                its maturity date. The Initial
                                                Multifamily Loans will be
                                                "simple interest" loans. The
                                                Initial Multifamily Loans will
                                                bear interest at fixed rates
                                                (each, a "Multifamily Mortgage
                                                Interest Rate").

                                               The weighted average Multifamily
                                                Mortgage Interest Rate of the
                                                Initial Multifamily Loans will
                                                be approximately _____%. The
                                                lowest principal balance of any
                                                Initial Multifamily Loan as of
                                                the Cut-Off Date will be
                                                approximately $______, and the
                                                highest will be approximately
                                                $_______. The average principal
                                                balance of the Initial
                                                Multifamily Loans will be
                                                approximately $_______. All
                                                Initial Multifamily Loans will
                                                be covered by title insurance
                                                policies. The weighted average
                                                remaining term to stated
                                                maturity of the Initial
                                                Multifamily Loans will be
                                                approximately ___ months. The
                                                weighted average term to stated
                                                maturity of the Initial
                                                Multifamily Loans at origination
                                                will be approximately ___
                                                months.

                                               Each Multifamily Loan contains
                                                provisions requiring the related
                                                Mortgagor to pay a penalty in
                                                connection with certain
                                                prepayments made within three or
                                                five years, depending on the
                                                terms of such Multifamily Loan,
                                                of its origination.

Servicing of the Loans .....................   The Servicer will serve as
                                                master servicer for the Loans in
                                                accordance with the Agreement.
                                                The Servicer may act through
                                                subservicers, including the
                                                Originators or other affiliates
                                                of the Servicer.

Monthly Advances ...........................   The Servicer is
                                                required to remit to
                                                the Trustee no later than the
                                                day of each month which is at
                                                least three business days prior
                                                to the Remittance Date and is in
                                                no case earlier than the seventh
                                                business day of such month (the
                                                "Determination Date") the amount
                                                (a "Monthly Advance"), if any,
                                                by which (a) the sum of (x) 30
                                                days' interest (or, with respect
                                                to the Class A-7 Certificates,
                                                the actual number of days since
                                                the last Remittance Date up to
                                                but not including the upcoming
                                                Remittance Date) at (i) the
                                                weighted average Class A-1,
                                                Class A-2, Class A-3, Class A-4,
                                                Class A-5 and Class A-6 Adjusted
                                                Mortgage Loan Remittance Rates
                                                on the outstanding Principal
                                                Balance of the Pool I
                                                Certificates, (ii) the Class A-7
                                                Adjusted Mortgage Loan
                                                Remittance Rate on the
                                                outstanding principal balance of
                                                the Pool II Certificates, (iii)
                                                the Class A-8 Adjusted Mortgage
                                                Loan Remittance Rate on the
                                                outstanding principal balance of
                                                the Pool III Certificates and
                                                (iv) Class A-9 Adjusted Mortgage
                                                Loan Remittance Rates on the
                                                outstanding principal balance of
                                                the Pool IV Certificates, in
                                                each case, immediately prior to
                                                the related Remittance Date and
                                                (y) the Monthly Excess Spread
                                                (as defined herein under
                                                "Description of the
                                                Certificates-- Spread Amount"),
                                                if any, for the related
                                                Remittance Date relating to the
                                                Pool I, Pool II, Pool III and
                                                Pool IV Loans, respectively,
                                                exceeds (b) the amount received
                                                by the Servicer in respect of
                                                interest on the Pool I, Pool II,
                                                Pool III and Pool IV Loans,
                                                respectively, as of the related
                                                Record Date (and with respect to
                                                the Remittance Dates in _______,
                                                _______ and _______, 1997, the
                                                sum of (i) all funds to be
                                                transferred to the applicable
                                                Certificate Account from the
                                                Capitalized Interest Account for
                                                such Remittance Date and (ii)
                                                certain investment earnings on
                                                amounts in the Pre-Funding
                                                Account for the applicable
                                                Remittance Date). Such advances
                                                by the Servicer are reimbursable
                                                in the first instance from late
                                                collections of interest
                                                including amounts received in
                                                connection with the liquidation
                                                of defaulted Loans ("Liquidation
                                                Proceeds"), amounts paid by any
                                                insurer pursuant to any
                                                insurance policy covering a
                                                Loan, Mortgaged Property or REO
                                                Property ("Insurance Proceeds"),
                                                FHA Payments and proceeds
                                                received by the Servicer in
                                                connection with condemnation,
                                                eminent domain or a release of
                                                lien ("Released Mortgaged
                                                Property Proceeds") collected
                                                with respect to the related Loan
                                                as to which the advances were
                                                made, and any other amount that
                                                otherwise would be distributed
                                                on the Class R Certificates.
                                                Monthly Advances will not cover
                                                any Certificateholders' LIBOR
                                                Interest Carryover allocated to
                                                the Class A-7 Certificates.

                                               The "Class A-1 Adjusted Mortgage
                                                Loan Remittance Rate," the
                                                "Class A-2 Adjusted Mortgage
                                                Loan Remittance Rate," the
                                                "Class A-3 Adjusted Mortgage
                                                Loan Remittance Rate," the
                                                "Class A-4 Adjusted Mortgage
                                                Loan Remittance Rate," the
                                                "Class A-5 Adjusted Mortgage
                                                Loan Remittance Rate," the
                                                "Class A-6 Adjusted Mortgage
                                                Loan Remittance Rate," the
                                                "Class A-7 Adjusted Mortgage
                                                Loan Remittance Rate," the
                                                "Class A-8 Adjusted Mortgage
                                                Loan Remittance Rate" and the
                                                "Class A-9 Adjusted Mortgage
                                                Loan Remittance Rate" will equal
                                                the sum of the Class A-1, Class
                                                A-2, Class A-3, Class A-4, Class
                                                A-5, Class A-6, Class A-7, Class
                                                A-8 or Class A-9 Pass-Through
                                                Rate, as the case may be, and a
                                                rate used to determine certain
                                                expenses of the Trust. Certain
                                                of the Loans in each Pool may
                                                bear interest at a rate below
                                                the Adjusted Mortgage Loan
                                                Remittance Rate for the related
                                                Class. Any such Loan will be
                                                sold to the Trust at a discount
                                                so as to create, for each such
                                                Loan, a mortgage interest rate
                                                that, when applied to the
                                                purchase price paid by the Trust
                                                for such Loan, will at least
                                                equal the related Adjusted
                                                Mortgage Loan Remittance Rate.

Compensating Interest.......................   Not later than each
                                                Determination Date, with respect
                                                to each Loan to which the
                                                Servicer received a principal
                                                payment in full in advance of
                                                the final scheduled due date (a
                                                "Principal Prepayment") or
                                                received a principal payment
                                                that is in excess of five times
                                                the scheduled monthly payment
                                                due, but which was not intended
                                                by the Mortgagor to satisfy the
                                                Loan in full or to cure a
                                                delinquency (a "Curtailment")
                                                during the related Due Period,
                                                the Servicer is required to
                                                remit to the Trustee from
                                                amounts otherwise payable to the
                                                Servicer as servicing
                                                compensation (including the
                                                Contingency Fee), an amount
                                                ("Compensating Interest") equal
                                                to any excess of (a) 30 days'
                                                interest (or, with respect to
                                                the Class A-7 Certificates, the
                                                actual number of days since the
                                                last Remittance Date up to but
                                                not including the upcoming
                                                Remittance Date) on the
                                                principal balance of each such
                                                Loan as of the beginning of the
                                                related Due Period, at the
                                                weighted average Class A-1,
                                                Class A-2, Class A-3, Class A-4,
                                                Class A-5 and Class A-6 Adjusted
                                                Mortgage Loan Remittance Rates
                                                in the case of a Pool I Home
                                                Equity Loan, the Class A-7
                                                Adjusted Mortgage Loan
                                                Remittance Rate in the case of a
                                                Pool II Home Equity Loan, the
                                                Class A-8 Adjusted Mortgage Loan
                                                Remittance Rate in the case of a
                                                Pool III Home Improvement Loan
                                                and the Class A- 9 Adjusted
                                                Mortgage Loan Remittance Rates,
                                                in the case of a Pool IV
                                                Multifamily Loan, as the case
                                                may be, applicable to the
                                                Remittance Date on which the
                                                Compensating Interest will be
                                                distributed over (b) the amount
                                                of interest actually received on
                                                the related Loan during such Due
                                                Period.

Servicing and Contingency Fees .............   The Servicer is entitled to
                                                a servicing fee of 0.25% per
                                                annum of the principal balance
                                                of each Loan (the "Servicing
                                                Fee"), and a contingency fee of
                                                0.25% per annum of the principal
                                                balance of each Loan (the
                                                "Contingency Fee"), each
                                                calculated and payable monthly
                                                from the interest portion of
                                                scheduled monthly payments,
                                                Liquidation Proceeds and certain
                                                other Proceeds collected.

Rating.....................................    It is a condition to the
                                                issuance of the Class A
                                                Certificates that each Class be
                                                rated "AAA" by Standard & Poor's
                                                Ratings Services, a division of
                                                The McGraw Hill Companies, Inc.
                                                ("S&P") and "Aaa" by Moody's
                                                Investors Service, Inc.
                                                ("Moody's"). The ratings
                                                assigned by S&P and Moody's to
                                                the Class A Certificates are
                                                based, in large part, on the
                                                creditworthiness of MBIA and the
                                                MBIA Policies. A security rating
                                                is not a recommendation to buy,
                                                sell or hold securities and may
                                                be subject to revision or
                                                withdrawal at any time. No
                                                person is obligated to maintain
                                                the rating on any Class of Class
                                                A Certificates. The ratings of
                                                the Class A-7 Certificates by
                                                S&P and Moody's do not address
                                                the likelihood of the payment of
                                                the amount of any
                                                Certificateholders' LIBOR
                                                Interest Carryover. See "Rating
                                                of the Class A Certificates"
                                                herein.

Optional Termination by the Servicer.........  On any Remittance Date
                                                from and after the Remittance
                                                Date on which the aggregate
                                                principal balances of the Loans
                                                are less than 10% of the sum of
                                                (i) the aggregate principal
                                                balances of the Initial Home
                                                Equity Loans, the Initial Home
                                                Improvement Loans and the
                                                Initial Multifamily Loans
                                                (collectively, the "Initial
                                                Loans") as of the Cut-Off Date
                                                (the "Original Pool Principal
                                                Balance") and (ii) the original
                                                Pre-Funded Amount (such date,
                                                the "Optional Servicer
                                                Termination Date"), the Servicer
                                                may, at its option, and in the
                                                absence of the exercise thereof
                                                by the Servicer, MBIA may, at
                                                its option, purchase, on the
                                                next succeeding Remittance Date,
                                                all of the Loans and any related
                                                Mortgaged Property title to
                                                which has been acquired in
                                                foreclosure or by deed in lieu
                                                of foreclosure (an "REO
                                                Property") at a price set forth
                                                in the Agreement (the
                                                "Termination Price") at least
                                                equal to the sum of (x) 100% of
                                                the Principal Balances of the
                                                Loans, including those evidenced
                                                by REO Properties, and including
                                                the portion of the principal
                                                balance of each 90 Day
                                                Delinquent FHA Loan for which
                                                the Certificateholders have not
                                                received payment and for which a
                                                Claim was submitted to the FHA,
                                                and (y) 30 days' interest (or,
                                                with respect to the Class A-7
                                                Certificates, the actual number
                                                of days from the last Remittance
                                                Date to but not including the
                                                upcoming Remittance Date)
                                                thereon at the then applicable
                                                weighted average Class A-1,
                                                Class A-2, Class A-3, Class A-4,
                                                Class A-5 and Class A-6
                                                Pass-Through Rates in the case
                                                of the Pool I Home Equity Loans,
                                                the Class A-7 Pass-Through Rate
                                                in the case of the Pool II Home
                                                Equity Loans, the Class A-8
                                                Pass-Through Rate in the case of
                                                the Pool III Home Improvement
                                                Loans and the Class A-9
                                                Pass-Through Rates in the case
                                                of the Pool IV Multifamily
                                                Loans, plus an amount equal to
                                                the interest portion of any
                                                unreimbursed Insured Payments
                                                made by MBIA with respect to the
                                                applicable Pool of Loans. See
                                                "The Agreement" herein and in
                                                the Prospectus. As described
                                                above, after the Optional
                                                Service Termination Date, the
                                                margin used in calculating the
                                                Class A-7 Pass-Through Rate will
                                                increase ____%. See "Summary of
                                                Terms--Securities Offered."

Optional Termination by Certificate
 Guaranty Insurer...........................   On and after the date on
                                                which the Maximum Subordinated
                                                Amount is zero (the "Cross-Over
                                                Date"), on any Remittance Date
                                                on which Loans with aggregate
                                                principal balances as of the
                                                Cut-Off Date equal to or
                                                exceeding 25% or more of the sum
                                                of (i) the Original Pool
                                                Principal Balance and (ii) the
                                                original Pre-Funded Amount, if
                                                any, have become Liquidated
                                                Loans, MBIA may purchase all of
                                                the Loans and any related REO
                                                Properties in respect thereof at
                                                a price equal to the sum of the
                                                Termination Prices for all Pools
                                                and the outstanding and unpaid
                                                fees and expenses of the Trustee
                                                and the Servicer. See "The
                                                Agreement" herein and in the
                                                Prospectus.

REMIC Election and Tax Status .............    For Federal income tax
                                                purposes, an election will be
                                                made to treat certain assets of
                                                the Trust as a real estate
                                                mortgage investment conduit
                                                ("REMIC"). Each Class of Class A
                                                Certificates will constitute
                                                regular interests in the REMIC
                                                and the Class R Certificates
                                                will constitute the residual
                                                interest in the REMIC. See
                                                "Federal Income Tax
                                                Considerations" herein and
                                                "Federal Income Tax
                                                Consequences" in the Prospectus.

ERISA Considerations........................   As described under "ERISA
                                                Considerations" herein, the
                                                Class A Certificates may be
                                                purchased by a pension or other
                                                employee benefit plan subject to
                                                the Employee Retirement Income
                                                Security Act of 1974, as amended
                                                ("ERISA"), or by individual
                                                retirement accounts or Keogh
                                                plans covering only a sole
                                                proprietor or partner which are
                                                not subject to ERISA but are
                                                subject to Section 4975 of the
                                                Code ("Plans"), pursuant to
                                                certain exemptions from
                                                potential prohibited transaction
                                                rules of ERISA which prohibit a
                                                broad range of transactions
                                                involving Plan assets and
                                                persons having certain specified
                                                relationships to a Plan and
                                                related excise tax provisions of
                                                Section 4975 of the Code. One
                                                such exemption is Prohibited
                                                Transaction Exemption _____, __
                                                Fed. Reg. ______ (______ __,
                                                199_) (the "Exemption"), which
                                                provides an exemption for
                                                transactions involving the
                                                purchase, holding or transfer of
                                                certain asset backed
                                                certificates by Plans. See
                                                "ERISA Considerations" herein
                                                and in the Prospectus.

Legal Investment Considerations.............   No Class of Class A
                                                Certificates will constitute
                                                "mortgage related securities"
                                                under the Secondary Mortgage
                                                Market Enhancement Act of 1984
                                                ("SMMEA"). Investors should
                                                consult their own legal advisers
                                                in determining whether and the
                                                extent to which a Class of Class
                                                A Certificates constitutes legal
                                                investments for such investors.
                                                See "Legal Investment
                                                Considerations" herein.

Registration of the Certificates............   The Class A Certificates
                                                will be represented by global
                                                certificates registered in the
                                                name of Cede & Co. ("Cede"), as
                                                the nominee of The Depository
                                                Trust Company ("DTC"). No Class
                                                A Certificateholder will be
                                                entitled to receive definitive
                                                certificates ("Definitive Class
                                                A Certificates") representing
                                                such person's interest, except
                                                in the event that Definitive
                                                Class A Certificates are issued
                                                under the limited circumstances
                                                described herein. All references
                                                herein to "Class A-1, Class A-2,
                                                Class A-3, Class A-4, Class A-5,
                                                Class A-6, Class A-7, Class A-8
                                                and Class A-9
                                                Certificateholders" or "Holders"
                                                will reflect the rights of the
                                                beneficial owners of Class A-1,
                                                Class A-2, Class A-3, Class A-4,
                                                Class A-5, Class A-6, Class A-7,
                                                Class A-8 and Class A-9
                                                Certificates, as such rights may
                                                be exercised through DTC and
                                                Participants except as otherwise
                                                specified herein. See "Risk
                                                Factors-- Book-Entry
                                                Registration" in the Prospectus
                                                and "Description of the
                                                Certificates--Book-Entry
                                                Registration of Class A
                                                Certificates" herein.

                                  RISK FACTORS

          Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors.

DEPENDENCE ON CLAIMS ADMINISTRATOR, REPRESENTATIVE, AND SERVICER
FOR MAKING FHA CLAIMS AND PAYING THE  FHA PAYMENTS

          The Trustee, the Co-Trustee and the Certificateholders are dependent on the Claims Administrator to (1) assure that the FHA Loans will be insured by the FHA, (2) make Claims on 90 Day Delinquent FHA Loans and (3) remit all FHA Payments received from the FHA to the Trustee in accordance with the terms of the Agreement. See "Description of the Certificates--Obligations of The Claims Administrator" herein.

LIMITATIONS ON FHA INSURANCE

          The FHA Loans are covered by FHA insurance to the extent described herein. The Agreement provides that if an FHA Loan becomes a 90 Day Delinquent FHA Loan and if sufficient coverage is available in the related Reserve Amount, the Claims Administrator may, in its sole option, file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If such a Claim is submitted and assuming the Representative, the Originators and the Claims Administrator comply with the provisions described herein, the FHA will pay with respect to such 90 Day Delinquent FHA Loan the amount set forth under "The Title I Loan Program--Insurance Claims Procedures for Title I Loans" herein regardless of whether, in the case of FHA Loans, the related Mortgaged Property has available equity over and above all liens on such property.

          The availability of FHA insurance following a default on an FHA Loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the FHA Loan and limits on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA insurance by the Co-Trustee. Although the Claims Administrator is an FHA-approved lender and believes, and represents and warrants in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Claims Administrator is not required to obtain, and has not obtained, approval from the FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA insurance claims, and there can be no assurance that the FHA's enforcement of its regulations will not change in the future. In addition, any Claim paid by the FHA will cover only 90% of the sum of the unpaid principal (determined on the actuarial basis) on the FHA Loan, a portion of the unpaid interest and certain other liquidation costs.

          Prior to the transfer of the FHA Loans to the Co-Trustee, the FHA Loans will be insured by the FHA, to the extent described herein, under the related Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originators to the Co-Trustee, the Originators also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the Co-Trustee's FHA contract of insurance.

          Based upon information provided by the FHA, The Money Store Inc. believes that upon the transfer referred to above and after the Funding Period, the FHA insurance available to the Co-Trustee will be equal to at least (A) 10% of the principal balance of the FHA Loans as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be; or (B) thereafter, 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the Co-Trustee, less amounts for annual reductions as described below and for insurance claims previously paid to the Co-Trustee by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the Co-Trustee.

          FHA Claims paid to the Co-Trustee by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount. The Co-Trustee will agree not to own any other loans insured by the FHA under the Title I program unless such loans (i) were originated by an Originator or their affiliates, (ii) are part of a pool formed for the purpose of issuing certificates and (iii) such certificates are insured by Certificate Guaranty Insurance and receive from each Rating Agency the same rating assigned to the Certificates.

          Since the adequacy of the Co-Trustee's Reserve Amount is dependent upon future events, including the annual reductions in the Reserve Amount and the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans.

          In connection with the FHA Loans, pursuant to FHA underwriting criteria in effect at the time substantially all the FHA Loans were originated, there was no requirement that the Mortgaged Property have any available equity over and above the total of all liens on such property, including the Title I loan. However, loans originated between October 18, 1991 and August 15, 1994 that exceeded $15,000 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan, and non-owner occupied property loans originated after October 18, 1991 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan. See "The Trusts--FHA Loans" in the Prospectus and "Lending Programs--The Home Improvement Lending Program--FHA Loans--The Title I Loan Program" herein.

MULTIFAMILY LOANS

          Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of such properties, to fund capital improvements and to service any mortgage loan and any other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

          Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may be reflected in changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. The Money Store Inc. is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

          The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

          Many of the foregoing conditions may not have been present or significant on the Closing Date, and certain of those conditions may change.

CERTIFICATEHOLDERS' LIBOR INTEREST CARRYOVER

          The Pass-Through Rate for the Class A-7 Certificates is based generally on LIBOR. As a result, if in respect of any Remittance Date there does not exist a positive spread between (a) the Net Funds Cap allocated to each such Class of Certificates and (b) the amount of interest accrued on each such Class at LIBOR plus the applicable margin, the Pass- Through Rate for such Class on such Remittance Date will be based upon the Net Funds Cap (but in no event exceeding ___% per annum). Any Certificateholders' LIBOR Interest Carryover arising as a result of the applicable Class A-7 Pass-Through Rate being determined based upon the Net Funds Cap, together with interest thereon at the then applicable Pass-Through Rate (without giving effect to the Net Funds Cap), will be paid on the following Remittance Date or on any succeeding Remittance Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such Remittance Date. See "The Agreement--Flow of Funds." The ratings of the Class A-7 Certificates do not address the likelihood of the payment of any Certificateholders' LIBOR Interest Carryover and the MBIA Policies do not guaranty payment of any such amount.

[THE GUARANTY

          The rating of the Class ___ Certificates will be based in part on an assessment of The Money Store Inc.'s ability to make payments under the Guaranty. Any reduction in the rating assigned to the unsecured long-term debt obligations of The Money Store Inc. by [__________] may result in a similar reduction in the rating of the Class ___ Certificates.]

                                LENDING PROGRAMS

          Prospective Certificateholders should consider, in addition to the information described under "The Single Family Loan Lending Program" in the Prospectus, the following with respect to the Home Improvement Loans and the Multifamily Loans.

THE HOME IMPROVEMENT LENDING PROGRAM

FHA LOANS

         THE TITLE I LOAN PROGRAM-GENERAL

          The National Housing Act of 1934 (the "NHA Act"), in Sections 1 and 2(a) thereof, authorized the creation of the FHA and the Title I credit insurance program (the "Title I Loan Program"). Several types of loans may be made under the Title I Loan Program, including, among others, property improvement loans (the "Title I Property Improvement Loans") which may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily and nonresidential structures. See "The Trusts--FHA Loans" in the Prospectus for a general description of the Title I Loan Program.

         REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS

          The following is a description of the requirements for Title I Property Improvement Loans currently in effect.

          A Title I Property Improvement Loan cannot be used to purchase property. The loan proceeds may only be used to finance property improvements which substantially protect or improve the basic livability or utility of the property to be improved. The loan amount may include the cost of the proposed improvements and (i) architectural and engineering services; (ii) building permit costs; (iii) flood insurance premiums; (iv) credit report costs; (v) a fee for an actual inspection of the property by the lender or its agent, not to exceed $75, but only where the total principal obligation is $7,500 or more;
(vi) title examination costs; (vii) appraisal fees in connection with a loan or combination of loans on the same property with a total principal balance in excess of $15,000; and (viii) commencing June 5, 1995, origination fees charged by the lender.

          One borrower may have multiple loans on multiple properties. In addition, a borrower may obtain more than one loan to improve one property as long as the total balance does not exceed the maximum permitted for the particular type of loan involved.

          The following maximum dollar limits applied to Title I property improvement loans when the FHA Loans were originated:

       TYPE OF PROPERTY                             LOAN LIMIT
      ----------------                              ----------

      Single Family                               $25,000 per property
      Multifamily                                 $60,000 per property or an
                                                  average of $12,000 per unit

      Nonresidential                              $25,000 per property

      Unsecured                                   $ 7,500 per property

          Title I loans bear fixed rates of interest and are fully amortizing with equal installment payments (except for the first or last payments, which may not exceed 150% of the regular installment payment). Weekly, biweekly, semi-monthly or monthly payments are permitted at the lender's option. Where the borrower has an irregular flow of income, the loan may be repaid in quarterly or semi-annual installments which correspond with the borrower's flow of income. The loan maturity may not be less than six months nor greater than 20 years plus 32 days. The interest rate is established by each lender. Lenders may not charge any prepayment penalty.

          The lender is entitled to recover the following costs from the borrower: (i) origination fee; (ii) discount points (which may be payable by the borrower or dealer, if applicable); and (iii) certain other specified fees and charges. These costs set forth in item (i) with respect to loans for which the credit application was received prior to June 5, 1995, and the costs set forth in items (ii) and (iii) cannot be paid out of the loan proceeds.

          An eligible borrower must have at least a one-half interest in one of the following: (i) fee simple title to the related mortgaged property; (ii) a lease on the mortgaged property which runs at least six months longer than the loan term; or (iii) a recorded land installment contract on the mortgaged property.

          There are two different types of FHA Loans and Conventional Home Improvement Loans: (1) direct loans ("Direct Loans") and (2) dealer or dealer-contractor loans ("Dealer Loans"). On a Direct Loan, the proceeds of the loan are disbursed directly to the borrower, and there is no participation in the loan application process by a dealer-contractor. On a Dealer Loan, the dealer-contractor participates in the financing in some fashion, such as presenting the loan application to the lending institution, receiving the check or money order (although made payable to the borrower) or accompanying the borrower to the institution for the purpose of receiving payment. On Dealer Loans, before it may disburse funds, the lender must have in its possession a properly signed and dated completion certificate, a copy of the dealer-contractor's contract or sales agreement, and a borrower's authorization certificate, if the loan proceeds are to be disbursed to the dealer-contractor.

         TITLE I UNDERWRITING REQUIREMENTS

          Specified loan underwriting requirements must be satisfied prior to loan approval and disbursement of funds. The lender must verify that the borrower has at least a one-half interest in the mortgaged property. Additionally, the Originator requires that all owners in fee simple have signed the lien instrument. A copy of the cost estimated on a direct loan or a contract signed by the contractor and borrower must be reviewed with the nature of the work to be done specifically described in the contract. In addition, the loan file must contain the promissory note, lien instrument and other documents required by regulation.

          The borrower's current paying habits and previous credit history must be ascertained by obtaining a consumer credit report and by other credit investigation. Written verification of income and employment is also required. This may include any one of the following: (i) recent payroll stubs (year-to-date plus current); (ii) verification of employment forms; (iii) signed tax returns (self-employed); or (iv) financial statements (self-employed).

          Generally, any Title I loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I loan in excess of $5,000 was required to be secured by such a recorded lien. In order to facilitate the financing of small home improvement projects, the FHA does not require loans of $7,500 or less, in the case of Title I loans originated after August 1994, and $5,000 or less, in the case of Title I loans originated prior to August 1994, to be secured by the property being improved. Notwithstanding the preceding sentence, such loans must be secured by a recorded lien on the improved property, if, including such loan, the total amount of all Title I loans obtained by the borrower exceeds $7,500, or $5,000, as the case may be.

          Effective November 18, 1991, for any loan or combination of loans on the same property with a total unpaid principal balance in excess of $15,000, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount, except for certain loans originated by a governmental institution.

          Effective August 15, 1994, the requirement that the borrower have equity in the property was eliminated for owner-occupied properties if the structure being improved has been completed and occupied at least six months prior to the date of the related application. For non-owner occupied properties, or owner occupied properties not meeting this requirement, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount and all existing liens on such property.

         INSURANCE CLAIMS PROCEDURES FOR TITLE I LOANS

          The FHA has specific requirements for servicing of loans in default and filing of claims. The FHA requires the lender to make a reasonable effort to contact the borrower and have a face-to-face meeting prior to accelerating the maturity of the note and filing an insurance claim.

          If the lender's efforts to have the loan brought current are unsuccessful, the lender is required to notify credit reporting agencies, file a claim with the FHA for insurance and assign the loan to the United States government, unless the lender chooses to proceed against the mortgaged property under its Title I security instrument. If the lender chooses so to proceed, it may not, without the approval of FHA, also file an insurance claim. However, if the lender holds an obligation secured by the mortgaged property which is senior to the Title I loan, it may both proceed against the mortgaged property under the senior lien instrument and file an insurance claim for the Title I loan. When a lender files an insurance claim with the FHA, the FHA reviews the claim, the submitted loan documents relating to the loan and the lender's servicing practices in order to verify compliance with FHA Title I requirements. Based upon this review, the loan is either accepted or rejected for insurance claims.

          Subject to the then remaining reserve amount, the amount of the insurance claim payment, when made, is equal to 90% of the sum of the following amounts:

          (1) The unpaid amount of the loan obligation (net of unpaid principal and the uncollected interest earned to the date of default calculated according to the actuarial method).

          (2) The unpaid amount of interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, calculated at the rate of 7% per annum. (However, interest will not be paid for any period greater than nine months from the date of default).

          (3) The amount of uncollected court costs including fees paid for issuing, serving and filing a summons.

          (4) The amount of attorneys' fees on an hourly or other basis for time actually expended and billed, not to exceed $500.

          (5) The amount of expenses for recording the assignment of the loan to the United States.

          Because Certificateholders do not hold a contract of insurance, the FHA will not recognize the Certificateholders as owners of the FHA Loans, or any portion thereof, who are entitled to submit Claims to the FHA.
Certificateholders will have no direct right to receive insurance payments from the FHA.

DEALER/CONTRACTOR ORIGINATION

          The Originators originate loans through and purchase contracts from home improvement contractors located in various states throughout the United States. An Originator employs Account Executives who contact home improvement contractors and explain the merits and features of the Originator's available financing plans. Account Executives review contractor needs and discuss the Originator's prevailing home improvement loan rates, terms, credit standards and policies. If a contractor desires to utilize the Originator's financing programs, it must make application to the Originator for contractor approval. The Originator has a contractor approval process pursuant to which the financial condition, business experience, and qualifications of the contractor are reviewed prior to its approval to sell or refer loans to the Originator. An approved contractor's qualifications are reviewed annually in order to determine whether such approval will be continued. The annual re-approval process includes the updating of financial and business reference information. Contractors are also monitored as to default levels, delinquency trends and customer complaint resolution.

          All contractor loans are written on an Originator's approved documents and are either executed by the borrower in the presence (i) of the Originator's employees or designated agents or (ii) of the contractor. All contracts which are purchased are written on forms provided or approved by the Originator. Each loan or contract is individually approved in accordance with the Originator's guidelines. The contractor submits the customer credit application and construction contract to the appropriate Originator office where the customer's credit worthiness is determined. Credit analysis includes a review of the customer's previous credit experience, paying habits, length and likelihood of continued employment, ability to repay the debt, and other factors. The credit analysis also includes the determination of the ratio of a customer's long-term debt payments in relation to their gross monthly income.

          The Originators require that all secured home improvement loans and contracts be secured by a recorded lien on the property to be improved. Liens may be in first, second or more junior position. Certain other criteria for FHA insured loans and contracts are described under the caption "--FHA Loans." If an Originator determines that the application meets the Originator's underwriting guidelines (and FHA regulations where applicable) and the credit is approved, the Originator originates the loan or purchases the contract. Unless a customer has specifically requested staged funding of a contract, contracts are not purchased until the customer has verified satisfactory completion of the home improvement project. Where staged funding is used, the Originator requests a completion certificate from the customer within 60 days of funding.

          Property values are generally determined by a drive-by "as-is" appraisal with 50% of the cost of the improvement added to the appraisal to reflect the "after improvement" value of the property. Title insurance is required on some FHA Loans where the mortgage is in first position.

CONVENTIONAL HOME IMPROVEMENT LOANS - UNDERWRITING CRITERIA

          Conventional Home Improvement Loans are underwritten in the same manner as the FHA Loans except that the loan proceeds may be used for projects that do not qualify for FHA Loans, the amount of the loan may exceed applicable FHA limits and the loan maturity may be for up to 25 years from origination. However, the maximum amount of an unsecured Conventional Home Improvement Loan is $10,000.

         Conventional Home Improvement Loans and contracts are not insured by the FHA.

          The original principal amount of a Conventional Home Improvement Loan generally may not exceed $35,000 for the Originator's secured no equity program, a program in which no appraisal is required and no LTV is calculated, and generally may not exceed $75,000 for the Originator's other secured contractor programs.

THE MULTIFAMILY LENDING PROGRAM

          The Originators originate Multifamily Loans in several states. Typically, Multifamily Loans are 25 to 30 year term fully amortizing loans consisting of 5 or more units (some of which may be non-residential units) for non- purchase money loans. All of the Multifamily Loans are first liens with a minimum loan amount of $50,000 and a maximum loan amount of $1,000,000, a maximum Loan-to-Value ratio of approximately 65% and minimum debt service of
1.25 to 1, although these guidelines can be varied with the approval of senior management. All Multifamily Loans are underwritten centrally in Sacramento, California. Appraisals, field inspections and environmental inspections (performed by outside and certified inspectors) are required for each Multifamily Loan. Title insurance is obtained for all Multifamily Loans. Substantially all of the mixed used properties securing Multifamily Loans will be properties with no less than approximately 90%, measured by square footage, number of units and projected rent, being allocated to residential units.

                     THE REPRESENTATIVE AND THE ORIGINATORS

          The Money Store Inc. will act as the Servicer of the Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

          The Money Store Inc. is a New Jersey corporation and the parent company of the Originators and their affiliates. The Money Store Inc. is headquartered in Sacramento, California and Union, New Jersey.

         The Money Store Inc. is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store Inc. and its subsidiaries primarily consist of home equity loans, loans (the "SBA Loans") guaranteed in part by the United States Small Business Administration (the "SBA") and government guaranteed student loans ("Student Loans"). The Money Store Inc. began providing financing for new and used vehicles (the "Auto Loans") in early 1995.

          Since 1967, The Money Store Inc. and its subsidiaries have been active in the development of the residential home equity lending industry in the United States. Based upon industry sources, the Representative believes that during 1995 The Money Store Inc. and its subsidiaries were among the largest originators, by principal amount, of home equity loans in the United States. In 1979, The Money Store Inc. and its subsidiaries began to originate SBA Loans and, based upon statistics compiled by the SBA, the Representative believes that during each of the last 12 SBA fiscal years it originated a greater principal amount of SBA Loans than any other originator of such loans in the United States. In 1984, The Money Store Inc. and its subsidiaries entered into the government guaranteed student loan origination market.

          For the year ended December 31, 1996, The Money Store Inc. and its subsidiaries originated or purchased approximately $_____________ of loans. Of those loans, approximately __% by principal amount were home equity loans, approximately __% by principal amount were SBA Loans, approximately __% by principal amount were Student Loans and approximately __% by principal amount were Auto Loans. The business strategy of The Money Store Inc. has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

          At December 31, 1996, The Money Store Inc. and its subsidiaries operated out of ___ locations and were doing business in __ states and the District of Columbia and the Commonwealth of Puerto Rico.

          The following table shows the originations and portfolio balances of The Money Store Inc. and its subsidiaries for the periods indicated:

          ORIGINATIONS AND SERVICED LOAN PORTFOLIO BY LOAN TYPE

                                   YEAR ENDED DECEMBER 31,
                                           1993
                                                   ORIGINATIONS                                    Serviced
                                      AMOUNT                     Number of Loans                 Loan Portfolio
Home Equity Loans............                       $                                             $
% of Total...................                       %                                             %
SBA Loans....................
 of Total....................                       %                                             %
Student Loans................
% of Total...................                       %                                             %

   Total.....................                       $                                             $

                                                            YEARS ENDED DECEMBER 31,
                                                  1994                                                  1995
                                              ORIGINATIONS                                          ORIGINATIONS
                                                               Serviced                                              Serviced
                                             Number of          Loan                               Number             Loan
                           AMOUNT            LOANS            PORTFOLIO         AMOUNT             of                PORTFOLIO
                                                                                                   LOANS
Home Equity                $                                   $                 $                                   $
Loans...................
% of Total..............      %                                   %                 %                                   %
SBA Loans...............
% of Total..............      %                                   %                 %                                   %
Student Loans...........
% of Total..............      %                                   %                 %                                   %
Auto Loans..............      %                                   %                 %                                   %
% of Total..............      %                                   %                 %                                   %
   Total................  $                                   $                 $                                   $


          Although the Originators have no maximum dollar amount for home equity loans, the actual maximum amount that the Originators will lend is determined by the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the home's appraised value. For home equity loans originated in 1993, 1994 and 1995, the average loan size was approximately $________, $_______ and $________, respectively.

          In July, 1993, the Originators introduced a revised program of originating home equity loans (the "Equity Advantage Loans") with Combined Loan-to-Value Ratios exceeding 80%. Equity Advantage Loans are secured by first or second liens, generally possess lower debt-to-income ratios and bear a higher rate of interest than home equity loans with lower Combined Loan-to-Value Ratios.

          The following table illustrates The Money Store Inc.'s delinquency and charge-off experience with respect to home equity loans in its servicing portfolio:

                 HOME EQUITY LOAN DELINQUENCIES AND CHARGE-OFFS
                             (DOLLARS IN THOUSANDS)

                                                        AS OF AND FOR THE YEARS ENDED
                                                        DECEMBER 31,
                                                               1993                1994                1995
                                                               ----                ----                ----

30-59 days past due(1)...............................    %                    %                         %
60-89 days past due(1)...............................    %                    %                         %
90+ days past due(1).................................    %                    %                         %
Loans charged-off, net...............................    $                    $                  $
Loans charged-off, net, as a
percentage of the home equity loan
portfolio............................................    %                    %                         %
                                                         $                    $                  %

(1) The percentage of Home Equity Loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of Home
         Equity Loans contained in the Serviced Loan Portfolio.

     While the above delinquency and charge-off experience represents the Servicer's recent experience, there can be no assurance that the future delinquency and charge-off experience on the Home Equity Loans included in Pools I and II will be similar. The Servicer can neither quantify the impact of any recent property value declines on the Home Equity Loans nor predict whether, to what extent or how long such declines may continue. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those heretofore experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. See "Description of the Certificates--The Pool I, Pool II, Pool III and Pool IV Distribution Amounts" herein for a discussion of the effect to Certificateholders of delinquencies in payments on The Home Equity Loans.

     The Money Store Inc. does not report the delinquency and charge-off experience of its Home Improvement Loans and Multifamily Loans and there can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Home Improvement Loans and the Multifamily Loans will be similar to that reflected in the table above.

LEGAL PROCEEDINGS

     Because the nature of the business of The Money Store Inc. involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, The Money Store Inc. is subject to claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, The Money Store Inc. believes that the aggregate amount of such liabilities will not result in monetary damage which would have a material adverse effect on the financial condition of The Money Store Inc.

                                 THE LOAN POOLS

GENERAL

     Certain data with respect to the Initial Loans expected to be included in the Trust is set forth below. References in this Prospectus Supplement to the characteristics of the Pool I, Pool II, Pool III and Pool IV Loans as of the Cut-Off Date are deemed to include the characteristics, as of the date of their origination, of those Loans in such Pools originated after the Cut-Off Date and up to the Closing Date. A Current Report on Form 8-K containing a detailed description (the "Detailed Description") of the Initial Loans will be available to purchasers of the Class A Certificates upon request at or before the initial issuance of the Class A Certificates and will be filed with the Securities and Exchange Commission within 15 days after such issuance. The Detailed Description will specify the principal balance of the Initial Pool I and Initial Pool II Home Equity Loans, the Initial Pool III Home Improvement Loans and the Initial Pool IV Multifamily Loans as of the Cut-Off Date, the initial principal balance of each Class of the Class A Certificates and will also include the following information regarding such Initial Pool I and Initial Pool II Home Equity Loans, Initial Pool III Home Improvement Loans and Initial Pool IV Multifamily Loans (in each case, presented by (i) principal balance of the applicable Pool as of the Cut-Off Date; (ii) percentage of the applicable Pool by principal balance and (iii) number of Initial Loans for the applicable Pool): geographical distribution of the Mortgaged Properties, Combined Loan-to-Value Ratios, Mortgage Interest Rates, original principal balances, number of months since origination, months remaining to stated maturity, Gross Margins with respect to the Initial Pool II Home Equity Loans, Lifetime Caps with respect to the Initial Pool II Home Equity Loans, Lifetime Floors with respect to the Initial Pool II Home Equity Loans and the months to next Change Date with respect to the Initial Pool II Home Equity Loans.

     The statistical information presented in this Prospectus Supplement concerning the Pool I, Pool II, Pool III and Pool IV Loans is based on preliminary Pools expected to be delivered to the Trustee and the Co-Trustee on the Closing Date. The Representative expects that loans (including the Subsequent Loans) that were not contained in the preliminary Pools will be added to the final Pools. While the statistical distribution of the characteristics for the final Pools of Loans will vary somewhat from the statistical distribution of such characteristics for the preliminary Pools of Loans presented in this Prospectus Supplement, the Representative does not believe that the characteristics of the final Pools will differ materially.

     The Agreement will provide that Subsequent Loans may be purchased by the Trust from the Originators from time to time on or before the close of business on _______, 1997 from funds on deposit in the Pre-Funding Account. Any Subsequent Pool I or Pool II Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described in the Prospectus under the caption "The Home Equity Lending Program--Underwriting Criteria." Any Subsequent Pool III Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program--FHA Loans--Title I Underwriting Requirements," in the case of FHA Loans, or "Lending Programs--The Home Improvement Lending Program--Conventional Home Improvement Loans--Underwriting Criteria," in the case of Conventional Home Improvement Loans. Any Subsequent Pool IV Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described herein under the caption "Lending Program--The Multifamily Lending Program." The purchase price for each Subsequent Loan will be no greater than its unpaid principal balance as of the related Subsequent Cut-Off Date. The Agreement will provide that each Pool of Loans, following the conveyance of any Subsequent Loans to the appropriate Pool, must, in the aggregate, conform to certain specified characteristics. See "The Agreement--Representations and Warranties" in the Prospectus.

HOME EQUITY LOANS

     The Initial Home Equity Loans consist of mortgages, deeds of trust or other security instruments (the "Home Equity Mortgages" or "Mortgages"), and the related promissory notes (the "Home Equity Mortgage Notes" or "Mortgage Notes") primarily secured by one- to four-family residences, units in planned unit developments and units in condominium developments (the "Home Equity Mortgaged Properties" or "Mortgaged Properties"). The aggregate principal balance of the Initial Pool I Home Equity Loans as of the Cut-Off Date will be approximately $___________ and the aggregate principal balance of the Initial Pool II Home Equity Loans as of the Cut-Off Date will be approximately $_____________. The Initial Home Equity Loans will be originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the underwriting criteria described in the Prospectus under the heading "The Home Equity Lending Program--Underwriting Criteria." Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Initial Home Equity Loans described herein on the Cut-Off Date, and the statistics are given as of the Cut-Off Date.

     Each Pool II Home Equity Loan (including Subsequent Pool II Home Equity Loans) will bear an adjustable rate. The interest rate borne by each Pool II Home Equity Loan adjusts on the date set forth in the Mortgage Note for such Pool II Home Equity Loan and every Change Date thereafter. The Pool II Mortgage Interest Rate relating to all of the Initial Pool II Home Equity Loans will adjust on each applicable Change Date to equal the sum of (i) the London Interbank Offered Rate for one-month, six-month or one-year U.S. dollar deposits (the "LIBOR Index") either as announced by the Federal National Mortgage Association, and available as of the date 45 days before each Change Date, or as published in THE WALL STREET JOURNAL on a day of the month preceding the month of the Change Date, and (ii) the Gross Margin set forth in the related Mortgage Note, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The Pool II Mortgage Interest Rate relating to no more than approximately __% of the Subsequent Home Equity Loans assigned to Pool II will adjust on each applicable Change Date to equal the sum of (i) the one-year Constant Maturity Treasury Index as published by the Federal Reserve Board in the most recent edition of Federal Reserve Board Statistical Release No. H.15(519) that is available 45 days before each Change Date, and (ii) the related Gross Margin, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

     The Gross Margins for the Pool II Home Equity Loans will range from ____% to ____%. The weighted average Gross Margin of the Pool II Home Equity Loans will be approximately ____%. The "Periodic Rate Cap" limits changes in the Pool II Mortgage Interest Rate for each Pool II Home Equity Loan on each Change Date to (i) ____ basis points with respect to Pool II Home Equity Loans which have a LIBOR Index adjusting every month and not more than _____ basis points in any ___ month period (or ____ basis points with respect to Variable Adjustable Rate Loans after the first ____ Change Dates), (ii) ____ basis points with respect to Pool II Home Equity Loans which have a LIBOR Index adjusting every ___ months and with respect to the first ____ Change Dates for the Variable Adjustable Rate Loans, (iii) ___ basis points with respect to Pool II Home Equity Loans which have a LIBOR Index adjusting every __ months and (iv) ___ basis points with respect to Pool II Home Equity Loans that have a Treasury Index. The "Lifetime Cap" for each Pool II Home Equity Loan having a LIBOR Index is the rate which is ___ basis points greater than the initial Pool II Mortgage Interest Rate for such Pool II Home Equity Loan, and the Lifetime Floor is the lowest rate to which the Pool II Mortgage Interest Rate can adjust for such Pool II Home Equity Loan. The Lifetime Cap for each Pool II Home Equity Loan having a Treasury Index is the rate which is ___ to ___ basis points greater than the initial Pool II Mortgage Interest Rate for such Pool II Home Equity Loan and the Lifetime Floor is as set forth in the Mortgage Note related to such Pool II Home Equity Loan. The Lifetime Caps of the Pool II Home Equity Loans will range from _____% to _____%. The Lifetime Floors of the Pool II Home Equity Loans will range from
____% to ____%. The weighted average Lifetime Cap of the Pool II Home Equity Loans will be approximately ____%. The weighted average Lifetime Floor of the Pool II Home Equity Loans will be approximately ____%. The months to the next Change Date of the Pool II Home Equity Loans will range from __ month to __ months. The weighted average months to next Change Date will be approximately __ months. The Pool II Home Equity Loans do not provide for negative amortization.

     No less than approximately __% and __% of the Initial Pool I Home Equity Loans and Initial Pool II Home Equity Loans, respectively, will be secured by first mortgage liens and the remainder of the Initial Pool I Home Equity Loans and Initial Pool II Home Equity Loans will be secured by second mortgage liens. Based on representations made by the Mortgagors, all of the Initial Home Equity Loans will be secured by one-to four-family residences, approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, are secured by vacation homes, secondary residences, or investment properties, less than ___% and less than __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by individual units in low-rise condominiums, approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by two-, three- or four-family houses, and no Home Equity Loan will be secured by individual units of other types including high-rise condominiums and mixed-use buildings. No Initial Home Equity Loan will be secured by a mobile home or a cooperative residence.

     Approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by Mortgaged Properties located in California. Improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. In addition, the economy of the State of California may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state. Moreover in recent periods, California has experienced significant downturns in the market value of real estate.

     Approximately __% of the Initial Pool I Home Equity Loans are secured by Mortgaged Properties located in _________. Approximately __% of the Initial Pool II Home Equity Loans will be secured by Mortgaged Properties located in ________. No more than approximately __% of the Initial Pool I Home Equity Loans and __% of the Initial Pool II Home Equity Loans will be secured by Mortgaged Properties located in any other state.

     Based upon the original principal balances of the Initial Home Equity Loans, no more than approximately __% and __%, respectively, of the Initial Pool I and Initial Pool II Home Equity Loans will have a Combined Loan-to-Value Ratio exceeding __%. The weighted average Combined Loan-to-Value Ratios of the Initial Pool I and Initial Pool II Home Equity Loans will be no more than approximately __% and __%, respectively. The Initial Home Equity Loans will not be insured or guaranteed by any governmental entity.

     The Initial Pool I Home Equity Loans will bear interest at fixed rates which range from ___% to ____% per annum. The Initial Pool II Home Equity Loans will bear interest at adjustable rates which initially range from ____% to ____% per annum. The weighted average Pool I Mortgage Interest Rate on the Initial Pool I Home Equity Loans will be approximately ____% per annum. The weighted average current Pool II Mortgage Interest Rate on the Initial Pool II Home Equity Loans will be approximately ____% per annum. The lowest principal balances of any Initial Pool I and Initial Pool II Home Equity Loans will be approximately $______ and $______, respectively, and the highest will be approximately $_________ and $___________, respectively. The average principal balances of the Initial Pool I and Initial Pool II Home Equity Loans will be approximately $________ and $_________, respectively. Initial Home Equity Loans not originated by an Originator or Initial Home Equity Loans having original principal balances less than or equal to $__________ may not be covered by title insurance policies. The weighted average remaining terms to stated maturity of the Initial Pool I and Initial Pool II Home Equity Loans will be approximately ____ months and ____ months, respectively. The weighted average terms to stated maturity of the Initial Pool I and Initial Pool II Home Equity Loans at origination will be approximately ___ months and ___ months, respectively. Less than approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be Balloon Loans. No Initial Pool II Home Equity Loan will be a Balloon Loan.

HOME IMPROVEMENT LOANS

     The Initial Home Improvement Loans consist of fixed-rate, residential home improvement mortgages, deeds of trust or other security instruments (the "Home Improvement Mortgages" or "Mortgages"), and the related promissory notes, retail installment contracts or obligations, or sales agreements (the "Home Improvement Mortgage Notes" or "Mortgage Notes") primarily secured by one- to four-family residences, units in planned unit developments and units in condominium developments (the "Home Improvement Mortgaged Properties" or "Mortgaged Properties"). The aggregate principal balances of the Initial Home Improvement Loans as of the Cut-Off Date will be approximately $________________. Approximately ___% and ___% of the Initial Home Improvement Loans will be FHA Loans and Conventional Home Improvement Loans, respectively. The Initial Home Improvement Loans will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program--Title I Underwriting Requirements," in the case of FHA Loans, or "Lending Programs--The Home Improvement Lending Programs--Conventional Home Improvement Loans--Underwriting Criteria," in the case of Conventional Home Improvement Loans. Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Initial Home Improvement Loans described herein on the Cut-Off Date and the statistics are given as of the Cut-Off Date.

     Approximately ___% of the Initial Home Improvement Loans will be secured by first mortgage liens, no more than approximately ___% of the Initial Home Improvement Loans will be secured by second mortgage liens and the remainder of the Initial Home Improvement Loans will be secured by more junior mortgage liens. Based on representations made by the Mortgagors, all of the Initial Home Improvement Loans will be secured by one-to four-family residences, approximately ___% of the Initial Home Improvement Loans are secured by vacation homes, secondary residences, or investment properties, less than ___% of the Initial Home Improvement Loans will be secured by individual units in low-rise condominiums, approximately ___% of the Initial Home Improvement Loans will be secured by two-, three- or four-family houses, and no Initial Home Improvement Loan will be secured by individual units of other types including high-rise condominiums and mixed-use buildings. No Initial Home Improvement Loan will be secured by a mobile home or a cooperative residence.

     Approximately ___% of the Initial Home Improvement Loans are secured by Mortgaged Properties located in _________________________. No more than approximately ____% of the Initial Home Improvement Loans will be secured by Mortgaged Properties located in any other state.

     The FHA Loans are insured by the FHA to the extent described herein. The Conventional Home Improvement Loans are not insured or guaranteed by any governmental entity.

     The Initial Home Improvement Loans will bear interest at fixed rates which range from _____% to ____% per annum. The weighted average Mortgage Interest Rate on the Initial Home Improvement Loans will be approximately ____% per annum. The lowest principal balances of any Initial Home Improvement Loans will be approximately $________ and the highest will be approximately $________. The average principal balances of the Initial Home Improvement Loans will be approximately $________. The weighted average remaining terms to stated maturity of the Initial Home Improvement Loans will be approximately ____ months. The weighted average terms to stated maturity of the Initial Home Improvement Loans at origination will be approximately ____ months. None of the Initial Home Improvement Loans will be Balloon Loans.

MULTIFAMILY LOANS

     The Initial Multifamily Loans consist of home improvement mortgages, deeds of trust or other security instruments (the "Multifamily Mortgages" or "Mortgages"), and the related promissory notes (the "Multifamily Mortgage Notes" or "Mortgage Notes") primarily secured by five or more unit residential or mixed-use residential and commercial properties (the "Multifamily Mortgaged Properties" or "Mortgaged Properties"). The aggregate principal balances of the Initial Multifamily Loans as of the Cut-Off Date will be approximately $___________. The Initial Multifamily Loans will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the underwriting criteria described herein under the heading "Lending Programs--The Multifamily Lending Program--Underwriting Criteria."

     Approximately ___% of the Initial Multifamily Loans will be secured by Mortgaged Properties located in __________________________. No more than approximately ___% of the Initial Multifamily Loans will be secured by Mortgaged Properties located in any other state. No Mortgaged Properties relating to the Subsequent Multifamily Loans will be located in _______. All the Initial Multifamily Loans will be secured by first mortgage liens.

     Based upon the original principal balances of the Initial Multifamily Loans, none of the Initial Multifamily Loans will have a Combined Loan-to-Value Ratio exceeding approximately ___%. The weighted average Combined Loan-to-Value Ratios of the Initial Multifamily Loans will be approximately ____%. The Initial Multifamily Loans will not be insured or guaranteed by any governmental entity.

     The Initial Multifamily Loans will bear interest at fixed rates which range from ____% to ____% per annum. The weighted average Mortgage Interest Rate on the Initial Multifamily Loans will be approximately _____% per annum. The lowest principal balance of any Initial Multifamily Loans will be approximately $________ and the highest will be approximately $________. The average principal balance of the Initial Multifamily Loans will be approximately $________. All Initial Multifamily Loans will be covered by title insurance policies. The weighted average remaining term to stated maturity of the Initial Multifamily Loans will be approximately ____ months. The weighted average term to stated maturity of the Initial Multifamily Loans at origination will be approximately ____ months.

PAYMENTS ON THE LOANS

     The Initial Loans, other than Balloon Loans, will generally provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related Initial Loan on or before its maturity date. Interest with respect to the Initial Loans will accrue on either an actuarial interest method or a simple interest method.

     The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments on such Loans received either earlier or later (other than delinquent) than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. With respect to the Pool II Home Equity Loans, on each Change Date, the Mortgagor's monthly payment will be adjusted prospectively to fully amortize such Pool II Home Equity Loans at the then current Pool II Mortgage Interest Rate over its stated remaining term to maturity.

     The simple interest method provides for the amortization of the amount of each loan over a series of equal monthly payments. However, unlike the monthly payment under the actuarial interest method, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance at the stated interest rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance; provided, however, that with respect to FHA Loans secured by Mortgaged Properties located in states where the Servicer collects the FHA Insurance Premium directly from the related Mortgagor, payments are applied first to the FHA Insurance Premium. Accordingly, if a borrower pays a fixed monthly installment on such a loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on the loan after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly reduced. In addition, a late charge may be imposed with respect to the past due amount.

     The amount of interest payable to the Class A Certificateholders on each Remittance Date will not be affected by interest accruing on the Loans based on the simple interest method. On each Remittance Date, the Class A Certificateholders are entitled to receive 30 days' interest (or, with respect to the Class A-7 Certificate, the actual number of days from the last Remittance Date to but not including the upcoming Remittance Date) at the applicable Pass-Through Rate on the outstanding principal balances of the applicable Class of Certificates. The Servicer is required to remit to the Trustee the excess, if any, of the amount of interest the Class A Certificateholders are entitled to receive on each Remittance Date over the interest collected on the Loans during the related Due Period and available to pay interest on the Class A Certificates. See "The Agreement--Monthly Advances and Compensating Interest" herein.

     Similarly, the compensation payable to the Servicer will not be affected by interest accruing on the Loans based on the simple interest method. The Servicer is entitled to receive a fee based on the principal balance of the Loans, not upon the portion of a monthly payment allocable to interest. See "The Agreement--Servicing and Other Compensation" herein.

     If a payment is received on a Loan before its due date, more of such payment will be used on the related Remittance Date to pay principal on the Class A Certificates than if such payment was received on such due date. Conversely, if a payment is received on a Loan after its scheduled due date, less of such payment will be used on the related Remittance Date to pay principal on the Class A Certificates than if such payment was received on its due date. This will not affect the total amount of principal to be received by the Class A Certificateholders over the life of the transaction, but it may affect the weighted average lives of the Class A Certificates.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The effective yield to the Pool I, Pool III and Pool IV Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on the Pool I, Pool III and Pool IV Certificates from the first day of each month, the distribution of such interest will not be made until the 15th day (or if such 15th day is not a business day, the next succeeding business day) of the month following the month of accrual. For the Class A-7 Certificates, interest will accrue from the 15th day of each month until the 14th day of the next month (or the Closing Date in the case of _________, 1997 Remittance Date).

     In general, because the Pool I, Pool III and Pool IV Loans will bear fixed interest rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment of the Pool I, Pool III and Pool IV Loans is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Similarly, when the level of interest rates for similar loans significantly rises, the rate of prepayment of the Pool I, Pool III and Pool IV Loans may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

     All of the Pool II Loans bear adjustable rates. However, the Pool II Loans still may be subject to increased principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with Pool II Loans may be inclined to refinance their Pool II Loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the Periodic Rate Cap, Lifetime Cap and Lifetime Floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Pool II Loans may differ from that on the Loans in the other Pools because the amount of the monthly payments on the Pool II Loans are subject to adjustment on each Change Date. If such different experience were to occur, the prepayment experience on the Class A-7 Certificates may differ from that on the other Classes of Certificates.

     Generally, second priority mortgage loans have smaller average principal balances than first priority mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, the Loans included in the Trust that are secured by second liens may experience a higher rate of prepayment than traditional first priority mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of the Loans. The obligation of the Servicer to enforce the "due-on-sale" provisions of the Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Money Store Inc. is unaware of any reliable studies that would project the prepayment risks associated with the Loans based upon current interest rates and economic conditions and the historical prepayment experience of The Money Store Inc.'s portfolio of home equity loans.

     Unscheduled payments, delinquencies, repurchases of defective Loans, defaults on the Loans and distributions from the Pre-Funding Account, if any, on the Remittance Dates in ______, ________, ________, and 1997 and the Special Remittance Date will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, Certificate Guaranty Insurer may, at its option, on any Remittance Date on and after the Optional Servicer Termination Date, purchase from the Trust all of the Loans and any related REO Properties at the Termination Prices for all Pools. Certificate Guaranty Insurer may, at its option, similarly purchase all the Loans and REO Properties on any Remittance Date, on or after the Cross-Over Date, on which the aggregate principal balances as of the Cut-Off Date of the Loans that have been liquidated (each, a "Liquidated Loan") is equal to or exceeds 25% of the sum of
(i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any. The Cross-Over Date is defined in the Agreement as the date on which the Maximum Subordinated Amount is reduced to zero. See "The Certificate Guaranty Insurance Policies and Certificate Guaranty Insurance" herein.

     If prepayments of principal are received on the Loans at a rate greater than that assumed by an investor (including distributions from the Pre-Funding Account, if any, and receipt of Subordination Increase Amounts), the yield will be increased on Class A Certificates purchased by such investor at a price less than par (i.e., the principal balance of a Class A Certificate at the time of its purchase). Similarly, if prepayments of principal are received on the Loans at a rate greater than that assumed by an investor, the yield will be decreased on Class A Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Class A Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Pool I, Pool II, Pool III and Pool IV Certificates will also be affected by the amount and timing of delinquencies and defaults on the Pool I, Pool II, Pool III and Pool IV Loans and the liquidations of defaulted Pool I, Pool II, Pool III and Pool IV Loans, respectively. Delinquencies and defaults will generally slow the rate of payment of principal to the Class A Certificateholders since (i) neither the Servicer nor Certificate Guaranty Insurer is obligated to advance for delinquent payments of principal and (ii) Insured Payments with respect to principal generally are not required until the occurrence of a Subordination Deficit (as defined herein under "Description of the Certificates--Spread Amount"). However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans and foreclosed Mortgaged Properties result in principal payments on the Loans faster than otherwise scheduled. Additionally, the holders of the Pool III Certificates will be entitled to any FHA Payments received by the Claims Administrator.

     As described herein, certain Classes of Pool I Certificates will be entitled to receive payments of principal prior to other Classes of Pool I Certificates. As a result, the Classes of Pool I Certificates receiving payments of principal first will immediately be affected by the prepayment rate on the Pool I Home Equity Loans. However, the timing of commencement of principal distributions and the weighted average lives of each Class of Class A Certificates will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on any such Class.

     If during the Funding Period the entire original Pre-Funded Amount has not been used to purchase Subsequent Loans, on the Special Remittance Date, the related Pool I, Pool II, Pool III and Pool IV Certificates will be prepaid in part from and to the extent of such remaining amounts. Although no assurances can be given, it is anticipated by the Representative that the principal amount of Subsequent Loans sold to the Trust will require the application of substantially all the amounts on deposit in the Pre-Funding Account, and that there should be no material principal prepaid on the Class A Certificates from such amounts.

     The Loans are either (i) "simple interest" or "date-of-payment loans" or
(ii) "actuarial method" loans. If a payment is received on a Loan which is a "simple interest" loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter weighted average life than would have been the case had the payment been made as scheduled.

     In the event that less than 30 days' interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Servicer is obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Servicer is obligated to pay, and are not otherwise covered by Net Monthly Excess Spread (as defined herein under "Description of the Certificates--Spread Amount") or Insured Payments, the yield on the Pool I, Pool II, Pool III or Pool IV Certificates, as the case may be, will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by Compensating Interest, but will be covered by Monthly Advances.

     The Class A-7 Pass-Through Rate will be adjusted by reference to changes in the level of one-month LIBOR, subject to the effects of the Net Funds Cap. Although the Pool II Mortgage Interest Rates also are subject to adjustment, the Pool II Mortgage Interest Rates with respect to most of the Pool II Loans adjust less frequently than the Class A-7 Pass-Through Rate and adjust by reference to either the London Interbank Offered Rate, which will be calculated differently for the Pool II Loans and the Class A-7 Certificates, or the Treasury Index which will not necessarily correspond to changes in one-month LIBOR. Changes in one-month LIBOR or changes in the LIBOR Index or the Treasury Index may not correlate to each other or to changes in prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-7 Certificates.

     Certain of the Pool II Loans were originated with initial Pool II Mortgage Interest Rates that were based on competitive conditions and did not equal the sum of the applicable Index and the related Gross Margin. As a result, the Pool II Mortgage Interest Rates on such Pool II Loans are more likely to adjust on their first, and possibly subsequent, Change Dates, subject to the effects of the Periodic Rate Cap and the Lifetime Cap. Because the Class A-7 Pass-Through Rate is limited by the Net Funds Cap on each Remittance Date, limits on changes in the Pool II Mortgage Interest Rates of the Pool II Loans may limit changes in the Class A-7 Pass-Through Rate.

     The Net Funds Cap on a Remittance Date will depend, in part, on the weighted average of the then-current Pool I and Pool II Mortgage Interest Rates. If the Pool I or Pool II Loans bearing higher Mortgage Interest Rates were to prepay, the weighted average Mortgage Interest Rate of the Pool I or Pool II Loans, as the case may be, and consequently the Net Funds Cap, would be lower than otherwise would be the case. As of the Cut-Off Date, the weighted average maximum Net Funds Cap is approximately _____%.

     The projected last Remittance Dates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates are ____________, _____________, _____________, ___________ and
____________, respectively. The projected last Remittance Date for the Class A-6, Class A-7, Class A-8 and Class A-9 Certificates is the Remittance Date following the latest date upon which a Loan in the related Pool matures. The projected last Remittance Date for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates is the date on which the Principal Balance of the respective Class would be reduced to zero, assuming that no prepayments are received on the Pool I Loans, that payment of principal of and interest on each of the Pool I Loans is timely received, each Class of Pool I Certificates receives payments of principal as described herein and the Spread Amount is equal to zero. The weighted average lives of the Class A Certificates are likely to be shorter than would be the case if payments actually made on the Loans conformed to the foregoing assumptions, and the final Remittance Dates with respect to each Class of Class A Certificates could occur significantly earlier than the last projected Remittance Dates because (i) Net Monthly Excess Spread will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts), (ii) prepayments are likely to occur and (iii) the Servicer or Certificate Guaranty Insurance may purchase all of the Loans under the limited circumstances described herein.

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the priorities established in the Agreement, and by the rate at which principal payments on the Loans in the related Pool are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Principal Prepayments, Curtailments, FHA Payments and liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Constant Prepayment Rate" or "CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans.


         The following tables have been prepared assuming that Pools I, II, III and IV are comprised of loan groups having the following characteristics:


Pool I
       Mortgage              Assumed Aggregate            Original                  Remaining         Assumed
     Interest Rate              Outstanding                Term to                   Term to          Delivery
                             Principal Balance            Maturity                  Maturity          of
                                 as of the                                                            Subsequent
                               Cut-off Date                                                           Loans
1.
2.
3.
4.
5.
6.
7.
8.

Pool II

   Index                  Assumed  Aggregate
                          Outstanding                                                                                      Assumed
          Mortgage         Principal         Original      Remaining              Gross   Gross   Number      Change      Delivery
          Interest         Balance           Term to       Term to       Gross    Life    Life    of Months   Date          of
          Rate             as of the         Maturity      Maturity      Margin   Cap     Floor   to Next    Frequency   Subsequent
                           Cut-off                                                                Interest                 Loans
                           Date                                                                   Change
                                                                                                   Date
 1.
 2.
 3.
 4.
 5.
 6.
 7.
 8.
 9.
10.
11.
12.
13.

Pool III
       Mortgage              Assumed Aggregate            Original                  Remaining         Assumed
     Interest Rate              Outstanding                Term to                   Term to          Delivery
                             Principal Balance            Maturity                  Maturity          of
                                 as of the                                                            Subsequent
                               Cut-off Date                                                           Loans
1.
2.
3.
4.

  Pool IV
                                 Assumed                                                                      Assumed
                                Aggregate                                                                    Delivery
       Mortgage                Outstanding                Original                 Remaining                    of
     Interest Rate               Principal                 Term to                  Term to                 Subsequent
                                Balance as                Maturity                  Maturity                   Loans
                                  of the
                               Cut-off Date
1.
2.
3.

     The following tables also have been prepared assuming (i) all distributions with respect to the Certificates will be made at the scheduled times as described below under "Description of the Certificates--Distributions on the Class A Certificates," (ii) distributions on the Class A Certificates are received in cash on the 15th day of each month, commencing______, 1997, (iii) prepayments represent payment in full of individual Loans and are received on the last day of each month (commencing in _______, 1997) and include 30 days' interest thereon at the applicable Mortgage Interest Rate, (iv) the Servicing Fee and Contingency Fee for each Loan will be 0.25% and 0.25% per annum, respectively, of the principal balance thereof, (v) no delinquencies or defaults in payments by Mortgagors of principal and interest on the Loans are experienced, (vi) no right of optional termination is exercised except as noted below, (vii) the Class A Certificates are purchased on________, 1997, and (viii) the Specified Subordinated Amount (as defined herein under "Description of the Certificates--Spread Amount") with respect to Pool I, Pool II, Pool III and Pool IV initially is set at the highest level specified by the Agreement and thereafter decreases in accordance with the provisions of the Agreement.

     For each Class of Class A Certificates, the scenario presented below assumes that the Representative exercises its option to establish the Pre-Funding Account and that the Pre-Funded Amount equals its maximum permitted amount. The scenario also assumes that the entire Pre-Funded Amount is used to purchase Subsequent Loans by ______, 1997.

     Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following table indicates the projected weighted average life of each Class of Class A Certificates under the following scenarios.

   SCENARIO       POOL I        POOL II       POOL III              POOL IV
                  HEP%          CPR%          CPR%                  CPR%
    I
    II
    III
    IV
    V

     The Pool I Certificates are priced at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The Pool IV Certificates are priced at various CPR assumptions that occur beginning in ___________, 199__, due to the prepayment lockout features of the Multifamily Loans. Pools II and III are priced at various CPR assumptions that occur beginning in __________, 199__.

                             CLASS A-1 CERTIFICATES

                                             WEIGHTED         EARLIEST
SCENARIO                                      AVERAGE         RETIREMENT
                                               LIFE              AT
                                            (YEARS)            SERVICER'S
                                                               OPTION(1)
I
II
III(2)
IV
V


                             CLASS A-2 CERTIFICATES

                                               WEIGHTED         EARLIEST
                                               AVERAGE         RETIREMENT
                                                 LIFE              AT
                                               (YEARS)          SERVICER'S
                                                                 OPTION(1)
I
II
III(2)
IV
V


                             CLASS A-3 CERTIFICATES

SCENARIO                                       Weighted         Earliest
                                                Average         Retirement
                                                 Life              at
                                                (Years)         Servicer's
                                                                 OPTION(1)
I
II
III(2)
IV
V

                             CLASS A-4 CERTIFICATES

SCENARIO                                          Weighted         EARLIEST
                                                   Average         RETIREMENT
                                                    Life              AT
                                                  (Years)          SERVICER'S
                                                                    OPTION(1)
I
II
III(2)
IV
V


                             CLASS A-5 CERTIFICATES

SCENARIO                                         WEIGHTED            Earliest
                                                 AVERAGE            Retirement
                                                   LIFE                 at
                                                (YEARS)             Servicer's
                                                                     OPTION(1)
I
II
III(2)
IV
V


                             CLASS A-6 CERTIFICATES

SCENARIO                                           WEIGHTED         Earliest
                                                   AVERAGE         Retirement
                                                      LIFE              at
                                                    (YEARS)        Servicer's
                                                                     OPTION(1)
I
II
III(2)
IV
V


                             CLASS A-7 CERTIFICATES

SCENARIO                                           WEIGHTED         Earliest
                                                   AVERAGE         Retirement
                                                    LIFE              at
                                                   (YEARS)         Servicer's
                                                                   OPTION(1)
I
II
III(2)
IV
V


                             CLASS A-8 CERTIFICATES

SCENARIO                                            WEIGHTED         Earliest
                                                    AVERAGE         Retirement
                                                      LIFE              at
                                                     (YEARS)        Servicer's
                                                                     OPTION(1)
I
II
III(2)
IV
V


                             CLASS A-9 CERTIFICATES

SCENARIO                                            WEIGHTED         Earliest
                                                    AVERAGE         Retirement
                                                    LIFE              at
                                                    (YEARS)         Servicer's
                                                                    OPTION(1)
I
II
III(2)
IV
V

------------------------
(1)Assuming early termination of the related Pool of Loans when the aggregate principal balance thereof declines to a level equal to 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount.

(2)Pricing Assumptions

                         DESCRIPTION OF THE CERTIFICATES

     The Class A Certificates will be issued pursuant to the Agreement, a copy of which will be included as an exhibit to a Current Report on Form 8-K to be filed by the Representative on behalf of the Trust within 15 days following the Closing Date. The following summaries describe material provisions of the Certificates and the Agreement, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Terms used herein and not otherwise defined will have the meanings set forth in the Agreement.

GENERAL

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Equity Loans in Pool I. The Class A-7 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Equity Loans in Pool II (provided, however, that such Certificates will be entitled to receive certain interest payments received on the Pool I Home Equity Loans as described below under "The Agreement--Payments on the Loans"). The Class A-8 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Improvement Loans in Pool III. The Class A-9 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Multifamily Loans in Pool IV. The Trust also will issue the Class R Certificates. Only the Class A Certificates are offered hereby.

     However, as a result of the cross-support provisions described herein, the holders of each Class of Certificates may receive cash from any Loan, either by direct allocation or credit support from another Pool. See "--Cross Support Provisions." Also, amounts, if any, on deposit in the Spread Account will be available to cover shortfalls in amounts otherwise distributable to Certificateholders, regardless of Pool.

     The Certificates will not represent obligations of the Representative, the Originators or any of their respective affiliates. The Class A Certificates will be issued in book-entry form in minimum denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof.

     Definitive Class A Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The assets of the Trust will consist of (a) the Home Equity Loans, Home Improvement Loans and, Multifamily Loans that from time to time are subject to the Agreement; (b) amounts that from time to time are required by the Agreement to be deposited in the Certificate Account, the Principal and Interest Account, the Expense Account, the Insurance Account, the FHA Premium Account, the Spread Account, the Pre-Funding Account and the Capitalized Interest Account, if any, or to be invested in Permitted Investments; (c) all rights under any insurance policy covering a Loan or the related Mortgaged Property; (d) property and any proceeds thereof acquired by foreclosure of a Loan, deed in lieu of foreclosure or a comparable conversion; and (e) the MBIA Policies and any proceeds thereof.

DISTRIBUTIONS ON THE CLASS A CERTIFICATES

     On the 15th day of each month or, if such 15th day is not a Business Day, the first Business Day immediately following, commencing in _______, 1997 (each such day being a "Remittance Date," provided, however, that in no event shall the Remittance Date occur less than three business days following the Determination Date), until the Principal Balance of each Class of Class A Certificates has been reduced to zero, the Trustee or Paying Agent will be required to distribute to the persons in whose name a Class A Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date"), such Holder's Percentage Interest multiplied by that portion of the Pool I, Pool II, Pool III and Pool IV Distribution Amount, as the case may be, allocable to the respective Class of Class A Certificates for such Remittance Date. Any Pre-Funded Amount remaining at the close of business on _________, 1997 will be distributed by or on behalf of the Trustee on the Special Remittance Date (together with __ days' accrued interest (or, in the case of the Class A-7 Certificates, __ days' accrued interest) at the applicable Pass-Through Rates on the amount of such prepayment) to the Classes of Class A Certificates then entitled to receive payments of principal as described herein under "--The Pool I, Pool II, Pool III and Pool IV Distribution Amounts." Such distribution will be made to each person in whose name a Class A Certificate of any such Class is registered on _________, 1997. For so long as the Class A Certificates are in book-entry form with DTC, the only "Holder" of the Class A Certificates will be Cede. See "--Book-Entry Registration of Class A Certificates."

     The "Class Principal Balance" of a Class of Certificates as of any date of determination is the original principal balance of such Class of Certificates, less (i) the sum of all amounts (including the principal portion of any related Insured Payments and, with respect to the Pool III Certificates, FHA Payments) previously distributed to the Trustee as principal on the applicable Class of Certificates, and (ii) any actual loss of principal suffered by the related Class A Certificateholders due to the failure of MBIA to perform its obligations under the related MBIA Policy. Any such loss with respect to a Loan will be allocated among all then outstanding Classes of Class A Certificates pro rata based upon the then outstanding Principal Balances of such Classes.

     A Class A Certificateholder's "Percentage Interest" is that fraction, expressed as a percentage, the numerator of which is the original denomination of such Class A Certificateholder's Class A Certificate and the denominator of which is the original aggregate Principal Balance of the respective Class of Class A Certificate.

     A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York, New Jersey, Minnesota or Wisconsin are authorized or obligated by law or executive order to be closed.

THE POOL I, POOL II, POOL III AND POOL IV DISTRIBUTION AMOUNTS

     The "Pool I Distribution Amount," "Pool II Distribution Amount," "Pool III Distribution Amount," and "Pool IV Distribution Amount," for any Remittance Date will be equal to the sum of (i) the Pool I, Pool II, Pool III or Pool IV Current Interest Requirement, as the case may be, (ii) the Pool I, Pool II, Pool III or Pool IV Principal Distribution Amount, as the case may be, (iii) the Pool I, Pool II, Pool III or Pool IV Carry-Forward Amount, if any, as the case may be, and (iv) any amount received by the Trustee from the Servicer that constitutes a Monthly Advance with respect to a Pool I, Pool II, Pool III and Pool IV Loan, as the case may be, and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction. The Pool II Distribution Amount does not include any Certificateholders' LIBOR Interest Carryover.

     On any Remittance Date the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Current Interest Requirements will equal 30 days' interest (or, in the case of the Class A-7 Certificates, ____ days' interest for the ________, 1997 Remittance Date and the actual number of days since the preceding Remittance Date for each Remittance Date thereafter), at the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Pass-Through Rate on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Principal Balance, as the case may be, immediately prior to the related Remittance Date (calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the Class A-7 Certificates, the actual number of days elapsed since interest was last paid). On any Remittance Date,
(i) the "Pool I Current Interest Requirement" will equal the sum of the related Class A-1, Class A- 2, Class A-3, Class A-4, Class A-5 and Class A-6 Current Interest Requirements, (ii) the "Pool II Current Interest Requirement" will equal the Class A-7 Current Interest Requirement, (iii) the "Pool III Current Interest Requirement" will equal the Class A-8 Current Interest Requirement, and
(iv) the Pool IV Current Interest Requirement will equal the Class A-9 Current Interest Requirement. Notwithstanding the foregoing, if a principal prepayment is made to a Class of Class A Certificates on the Special Remittance Date, each such Class also will receive on such date __ days' interest (or, in the case of the Class A-7 Certificates, __days' interest) at the applicable Pass-Through Rate on the amount of such prepayment. Further, the Current Interest Requirement for each such Class for the _______, 1997 Remittance Date will be based on 30 days' interest (or, in the case of the Class A-7 Certificates, the actual number of days elapsed since the last Remittance Date) on the related Principal Balance on ________, 1997 after giving effect to such principal prepayment.

     For each Remittance Date, the Class A-7 Pass-Through Rate will equal, subject to a maximum rate equal to the Net Funds Cap, a per annum rate equal to the sum of LIBOR and ____% (or ____% for each Remittance Date occurring after the Optional Servicer Termination Date). In no event, however, will the Class A-7 Pass-Through Rates exceed ____% per annum.

     If on any Remittance Date, the Pass-Through Rate for the Class A-7 Certificates is based upon the Net Funds Cap, the excess of (i) the amount of interest the Class A-7 Certificates would be entitled to receive on such Remittance Date at a rate equal to LIBOR plus the applicable margin (but in no event greater than ___%) over (ii) the amount of interest such Class will receive on such Remittance Date at the Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Funds Cap) is referred to herein as the "Certificateholders' LIBOR Interest Carryover." Any Certificateholders' LIBOR Interest Carryover will be paid on future Remittance Dates only as set forth herein under "The Agreement--Flow of Funds." The ratings of the Class A-7 Certificates do not address the likelihood of the payment of the amount of any Certificateholder's LIBOR Interest Carryover. Certificate Guaranty Insurance does not insure payment of Certificateholder's LIBOR Interest Carryover.

     On any Remittance Date, the "Pool I Carry-Forward Amount," the "Pool II Carry-Forward Amount," the "Pool III Carry-Forward Amount" and the "Pool IV Carry-Forward Amount" will equal the sum of (i) the amount, if any, by which (x) the Pool I, Pool II, Pool III or Pool IV Distribution Amount, as the case may be, for the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution to the Holders of the Pool I, Pool II, Pool III and Pool IV Certificates on such Remittance Date (less the amount of Insured Payments, if any, on such date), and (ii) interest on the amount, if any, described in clause
(i) at one-twelfth the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Pass-Through Rate, as the case may be, with respect to the Pool I Certificates, the Class A-7 Pass-Through Rate, with respect to the Pool II Certificates, the Class A-8 Pass-Through Rate, with respect to the Pool III Certificates, and the Class A-9 Pass-Through Rate, with respect to the Pool IV Certificates.

     The Pool I, Pool II, Pool III and Pool IV Carry-Forward Amounts are primarily intended to measure the amount of money for which MBIA is entitled to reimbursement. As set forth herein, MBIA is subrogated to the rights of Class A Certificateholders to receive payments under the Class A Certificates to the extent of any Insured Payments made under the applicable MBIA Policy. See "The MBIA Policies and MBIA." This right of subrogation, however, is subordinate to the right of the Class A Certificateholders to receive the entire Pool I, Pool II, Pool III and Pool IV Distribution Amount, as the case may be, on each Remittance Date.

     On any Remittance Date, the "Pool I Principal Distribution Amount," the "Pool II Principal Distribution Amount," the "Pool III Principal Distribution Amount" and the "Pool IV Principal Distribution Amount" will equal the excess of:

                       (X) the sum, without duplication, of the following:

                  (i) each payment of principal received by the Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be,

                  (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be,

                  (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Liquidation Proceeds net of certain reimbursements to the Servicer and amounts required by law to be released to the related Mortgagor ("Net Liquidation Proceeds") received by the Servicer or any Subservicer during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be (and, with respect to Pool III, the principal portion of all FHA Payments received by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan),

                  (iv) that portion of the purchase price for any Pool I, Pool II, Pool III or Pool IV Loan, as the case may be, repurchased pursuant to the Agreement which represents principal and any Substitution Adjustments, in either case to the extent received by the Trustee as of the related Determination Date,

                  (v) any proceeds representing principal received by the Trustee in connection with the liquidation of Pool I, Pool II, Pool III or Pool IV or the termination of the Trust,

                  (vi) the amount of any Subordination Deficit (as defined below under "--Spread Amount") with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date,

                  (vii) any moneys released from the Pre-Funding Account, if any, on the _____, _____, and _______, 1997 Remittance Date as a prepayment of the Pool I, Pool II, Pool III or Pool IV Certificates, as the case may be and

                  (viii) the amount of any Subordination Increase Amount (as defined below under "--Spread Amount") with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date, OVER

                           (Y) the amount of any Subordination Reduction Amount (as defined below under "--Spread Amount") with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date.

     In the event any amounts referenced in clause (iv) of the definition of Pool I, Pool II, Pool III or Pool IV Distribution Amount or clause (iv) of the definition of Pool I, Pool II, Pool III or Pool IV Principal Distribution Amount are covered by Insured Payments or any portion thereof, payment of such amounts will be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not to any Class A Certificateholder directly unless such Class A Certificateholder has returned principal or interest paid on a Class A Certificate to such trustee in bankruptcy, in which case such payment will be disbursed to such Class A Certificateholder.

     The definitions of the Pool I, Pool II, Pool III and Pool IV Principal Distribution Amounts are determined with regard to actual amounts received on the Pool I, Pool II, Pool III and Pool IV Loans, respectively, and without any regard to a schedule for the recovery of principal.

     Pursuant to the MBIA Policies, MBIA has agreed to make Insured Payments on each Remittance Date. See "The MBIA Policies and MBIA." MBIA DOES NOT INSURE PAYMENT OF CERTIFICATEHOLDERS' LIBOR INTEREST CARRYOVER.

     The Agreement provides that the Trustee or Paying Agent will (i) receive as attorney-in-fact of each Holder of the Class A Certificates any Insured Payment from MBIA and (ii) disburse such payment pursuant to the Agreement. The Agreement provides that to the extent MBIA makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of the Class A Certificates, MBIA will be subrogated to the rights of such Holders with respect to such Insured Payments, will be deemed, to the extent of the payments so made, to be a registered Holder of Class A Certificates and will receive reimbursement for such Insured Payments as provided in the Agreement, but only from the sources (other than Insured Payments) and in the manner provided in the Agreement.

     Each Holder of a Class A Certificate is required by the Agreement to notify the Trustee promptly upon the receipt of a court order to the effect that amounts previously received by such Class A Certificateholder and described in clause (iv) of the definition of Pool I, Pool II, Pool III or Pool IV Principal Distribution Amount, as the case may be, or clause (iv) of the definition of Pool I, Pool II, Pool III or Pool IV Distribution Amount, as the case may be, constitute voidable preferences and to provide a copy of such order with such notice.

     As set forth above, clause (i) of the definition of Pool I, Pool II, Pool III and Pool IV Principal Distribution Amounts includes only payments of principal actually received by the Servicer or any Subservicer. Neither the Servicer nor MBIA is required to advance any delinquent payments of principal. Accordingly, the Certificateholders will not receive delinquent payments of principal until such time as the delinquency is cured or, if such delinquency is not cured, following the time such Loan becomes a Liquidated Loan or, with respect to 90 Day Delinquent FHA Loans, following the time the related FHA Payment is received.

CROSS-SUPPORT PROVISIONS AND SPREAD AMOUNT

     As a result of the cross-support provisions described below, on each Remittance Date the "Monthly Excess Spread" for each Pool of Loans (I.E., an amount generally equal to the interest received on the Loans remaining after each Class of Certificates in the related Pool has been allocated its interest for such Remittance Date and certain expenses of the Trust have been paid) and certain other amounts will be available to fund any shortfalls in amounts required to be distributed to Certificates of the related Pool and for Certificates of any other Pool. Any remaining Monthly Excess Spread and such other amounts, net of certain amounts used to reimburse MBIA, will be applied in the following order of priority on such Remittance Date:

                  (i) first, to make accelerated payments of principal to the Class A Certificates of the related Pool until the Subordinated Amount (as defined below) of such Pool equals its Specified Subordinated Amount (as defined below);

                  (ii) second, to make accelerated payments of principal to the Certificates of the other Pools until the Subordinated Amount of each such Pool equals its related Specified Subordinated Amount; and

                  (iii) third, to reimburse the Servicer for certain amounts owing to it, to pay the holders of the Class A-7 Certificates any Certificateholders' LIBOR Interest Carryover owing for such Remittance Date and all prior Remittance Dates, and to pay any remainder to the holders of the Class R Certificates.

     Notwithstanding the foregoing, if the level of delinquencies for the Pool III Loans exceeds certain specified levels, any Monthly Excess Spread relating to the Pool III Loans remaining after the application described in clause (i) above will be deposited into the Spread Account, until the Spread Account reaches certain specified levels. The amounts so deposited will be available to fund any Insured Payments relating to the Class A Certificates otherwise required to be made on a Remittance Date, without distinction as to Pool.

     The acceleration feature described above is intended to create, with respect to each Pool of Loans, an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the Loans of the related Pool, over the principal balances of the Certificates of the related Pool. Applying Monthly Excess Spread to payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Loans. As a result of the foregoing, the holders of each Class of Certificates may receive cash from any Loan, either by direct allocation or credit support from another Pool.

     For any Remittance Date and for each Pool, the difference, if any, between
(x) the sum of (i) the aggregate principal balances of the Loans of the related Pool as of the close of business on the last day of the related Due Period and
(ii) any amount on deposit in the Pre-Funding Account at such time and allocated to the related Pool and (y) the aggregate principal balances of the Certificates of the related Pool after making all distributions on such Remittance Date is the "Subordinated Amount" with respect to such Pool as of such Remittance Date.

     Pursuant to the Agreement and an insurance agreement relating to the Certificates among MBIA, The Money Store Inc., the Originators and the Trustee (the "Insurance Agreement"), Monthly Excess Spread will be applied as accelerated payments of principal on the Class A Certificates until the Subordinated Amount for each Pool has increased to the level required by the Agreement. The required level of the Subordinated Amount with respect to a Pool of Loans and Remittance Date is the "Specified Subordinated Amount" with respect to such Pool of Loans and Remittance Date. The Agreement generally provides that the Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers. In addition, the level of the Specified Subordinated Amount with respect to each Pool of Loans may be increased to a limited extent in connection with the delivery of Subsequent Loans to the related Pool. Following the Funding Period, cash up to the amount of any such increase may be deposited in the Spread Account.

     The Agreement also provides that, except in limited circumstances, if the aggregate amount of Monthly Excess Spread applied to payments of principal on the Certificates exceeds the amount specified therein (such amount the "Maximum Subordinated Amount") no further Monthly Excess Spread will be applied to payment of principal on the Certificates and the Specified Subordinated Amount will thereafter be zero.

     If with respect to any Pool of Loans and any Remittance Date, the Subordinated Amount exceeds the related Specified Subordinated Amount (the amount of such excess being referred to as the "Excess Subordinated Amount" with respect to such Pool of Loans and Remittance Date), then any amounts relating to principal which would otherwise be distributed to the Class A Certificates of the related Pool on such Remittance Date will instead be distributed to Certificates of other Pools in an amount up to such Excess Subordinated Amount. The amount of principal received on a Pool of Loans and transferred to the other Pools pursuant to this provision is referred to as the "Subordination Reduction Amount" with respect to the Pool from which such amounts are being transferred.

     The Subordinated Amount for a Pool constitutes the first level of credit support for the related Certificates. If any Loan becomes a Liquidated Loan, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Loan. The amount of any such insufficiency is an "Unrecovered Portion." The occurrence of an Unrecovered Portion will reduce the Subordinated Amount with respect to the related Pool of Loans. However, Certificateholders of the related Pool will be entitled to receive Monthly Excess Spread, either from the related Pool of Loans or the other Pools, in an amount equal to the Unrecovered Portion, subject to the limits described above. Therefore, so long as sufficient Monthly Excess Spread is available (either on the current Remittance Date or on future Remittance Dates), Certificateholders will not realize a loss with respect to an Unrecovered Portion.

     If insufficient Monthly Excess Spread is available to pay Unrecovered Portions, the related Pool may experience a Subordination Deficit. The Agreement defines a "Subordination Deficit" with respect to a Pool of Loans and Remittance Date to be the amount, if any, by which (x) the Principal Balances of the Class A Certificates of the related Pool, after taking into account all distributions to be made on such Remittance Date (other than amounts payable with respect to principal under the applicable MBIA Policy) exceeds (y) the aggregate principal balances of the related Pool of Loans as of the close of business on the last day of the prior Due Period plus the amount, if any, on deposit in the Pre-Funding Account on such date and allocated to such Pool of Loans. The Trustee is required to make a claim for an Insured Payment under the related MBIA Policy with respect to any Remittance Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Certificateholders of the related Pool on such Remittance Date. The MBIA Policies are thus similar to the provisions described above insofar as the MBIA Policies guarantee ultimate, rather than current, payment of the amounts of any Unrecovered Portions.

     Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Pool of Loans, so long as a Subordination Deficit has not resulted, they may temporarily receive no distributions of principal.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT AND CERTAIN OTHER RISKS

     In general, the protection afforded by the subordination provisions and by the MBIA Policies is protection for credit risk and not for prepayment risk and does not apply to the Certificateholders' LIBOR Interest Carryover. The subordination provisions may not be adjusted, nor may a claim be made under the MBIA Policies to guarantee or insure that any particular rate of prepayment is experienced by the Trust.]

[THE GUARANTY

     As additional credit support for the Class ___
Certificates, the Class ___ Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guaranty Payments, if any, under the Guaranty provided by The Money Store Inc. The "Guaranty Payment" for any Remittance Date will equal the difference, if any, between the Pool ___ Distribution Amount allocable to the Class ___ Certificates and the portion of the Pool ___ Available Remittance Amount allocated to the Class ___ Certificates on such Remittance Date, but no more than $________ in the aggregate.

     The Guaranty will be an unsecured general obligation of The Money
Store Inc. and will not be supported by any letter of credit or other credit enhancement arrangement. The Guaranty will not benefit in any way, or result in any payment to, any Certificateholders other than the Class ___ Certificateholders.

     As compensation for providing the Guaranty, The Money Store Inc.
will be entitled to receive a fee (the "Guaranty Fee" equal to ________).]

REPORTS TO CLASS A CERTIFICATEHOLDERS

     On each Remittance Date, the Trustee will be required to forward to each Class A Certificateholder (which will be Cede, as registered Holder of the Class A Certificates and the nominee of DTC, unless and until Definitive Certificates are issued), a statement which will set forth, among other things:

                  (a) the Pool I, Pool II, Pool III and Pool IV Distribution Amounts on such Remittance Date, in the aggregate and by component and listed separately for the portions relating to each Class of Class A Certificates;

                  (b) the Pool I, Pool II, Pool III and Pool IV Principal Distribution Amounts for such Remittance Date, in the aggregate and listed separately for the portion relating to each Class of Class A Certificates;

                  (c) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Current Interest Requirements for such Remittance Date;

                  (d) the total amount of any Insured Payments included in the Pool I, Pool II, Pool III and Pool IV Distribution Amount on such Remittance Date, listed separately for each Class of Class A Certificates;

                  (e) the Subordinated Amount and Specified Subordinated Amount for such Remittance Date, listed separately for each Pool;

                  (f) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Principal Balances and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Principal Factors after giving effect to the distribution of the Pool I, Pool II, Pool III and Pool IV Principal Distribution Amounts on such Remittance Date;

                  (g) the number and aggregate Principal Balances of Pool I, Pool II, Pool III and Pool IV Loans delinquent (i) 31 to 59 days, (ii) 60 days to 89 days and (iii) 90 days or more as of the end of the related Due Period;

                  (h) the number and aggregate Principal Balances of all Pool I, Pool II, Pool III and Pool IV Loans in foreclosure or other similar proceedings and the number and aggregate Principal Balance of all Pool I, Pool II, Pool III and Pool IV Loans relating to any REO Properties;

                  (i)   the applicable rate of LIBOR for such Remittance
         Date;

                  (j) the Class A-7 Pass-Through Rate for such Remittance Date and if such Pass-Through Rate was based on the Net Funds Cap, what it would be if based on LIBOR plus the applicable margin;

                  (k)  the Net Funds Cap for such Remittance Date;

                  (l) if the Class A-7 Pass-Through Rate for such Remittance Date is based on the Net Funds Cap, the amount of any Certificateholders' LIBOR Interest Carryover for such Remittance Date;

                  (m) the amount of the distribution, if any, allocable to Certificateholders' LIBOR Interest Carryover and the amount of any unpaid Certificateholders' LIBOR Interest Carryover for all prior Remittance Dates after giving effect to such distribution; and

                  (n) with respect to the FHA Loans, the dollar amounts of Claims filed, paid and denied during the related Due Period.

     As to any Remittance Date, the "Class A-1 Principal Factor," the "Class A-2 Principal Factor," the "Class A-3 Principal Factor," the "Class A-4 Principal Factor," the "Class A-5 Principal Factor," the "Class A-6 Principal Factor," the "Class A-7 Principal Factor," the "Class A-8 Principal Factor" and the "Class A-9 Principal Factor" will be a fraction, expressed as a percentage, the numerator of which is the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Principal Balance, as the case may be (after giving effect to the distribution of the Pool I, Pool II, Pool III and Pool IV Principal Distribution Amount, as the case may be, on such Remittance
Date), and the denominator of which is the original Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Principal Balance, as the case may be.

     In the case of information furnished pursuant to clauses (a) through (c) above, the amounts will be expressed as a dollar amount per Certificate with a $1,000 principal denomination.

     Within 90 days after the end of each calendar year, the Trustee will be required to mail to each person who at any time was a Class A Certificateholder during such year, a statement containing the information set forth in clauses
(a)-(c) above aggregated for such calendar year, or, in the case of each person who was a Class A Certificateholder for a portion of such calendar year, setting forth such information for each month thereof.

     All reports prepared by the Trustee will be based upon statements supplied to the Trustee by the Servicer and the Claims Administrator.

BOOK-ENTRY REGISTRATION OF CLASS A CERTIFICATES

     The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Class A Certificateholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Class A Certificates may do so only through Participants (unless and until Definitive Class A Certificates are issued). In addition, Class A Certificateholders will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through the Participants. Class A Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below.

     Unless and until Definitive Class A Certificates are issued, it is anticipated that the only direct owner of the Class A Certificates will be Cede, as nominee of DTC. Class A Certificateholders will not be "Holders" as that term is used in the Agreement. Class A Certificateholders are only permitted to exercise the rights of Holders indirectly through Participants, who in turn will exercise rights through DTC.

     While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants with whom Class A Certificateholders have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Class A Certificateholders. Accordingly, although Class A Certificateholders will not possess certificates, the rules provide a mechanism by which Class A Certificateholders will receive distributions and will be able to transfer their interests.

     Unless and until Definitive Class A Certificates are issued, Class A Certificateholders who are not Participants may transfer ownership of Class A Certificates only through Participants by instructing such Participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Class A Certificateholders.

     Class A Certificates will be issued in registered form to Class A Certificateholders, or their nominees, rather than to DTC (such Class A Certificates being referred to herein as "Definitive Class A Certificates"), only if (i) DTC or the Representative advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Representative or the Trustee is unable to locate a qualified successor or (ii) the Representative, at its sole option, elects to terminate the book-entry system through DTC. Upon issuance of Definitive Class A Certificates to Class A Certificateholders, such Class A Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Representative and the Trustee that, unless and until Definitive Class A Certificates are issued, DTC will take any action permitted to be taken by a Class A Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Class A Certificates are credited. DTC has advised the Representative and the Trustee that DTC will take such action with respect to any Percentage Interests of the Class A Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

                           [THE MBIA POLICIES AND MBIA

         The following information has been furnished by MBIA for use herein.

     The MBIA Policies unconditionally and irrevocably guarantee to any Owner (as described below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. MBIA's obligations under the MBIA Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the MBIA Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of MBIA. See "The Agreement--Termination; Purchase of Loans" herein.

     Notwithstanding the foregoing paragraph, the MBIA Policies do not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). Further, the MBIA Policies do not guaranty payment of any Certificateholders' LIBOR Interest Carryover.

     MBIA will pay any Insured Payment that is a Preference Amount on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of such order, (ii) an opinion of counsel satisfactory to MBIA that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by MBIA, irrevocably assigning to MBIA all rights and claims of the Owner relating to or arising under the applicable Class of Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of MBIA as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to MBIA, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the applicable Class of Class A Certificate to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     MBIA will pay any other amount payable under the MBIA Policies no later than 12:00 noon New York City time on the later of the Remittance Date on which the Distribution Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for MBIA or any successor fiscal agent appointed by MBIA (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the MBIA Policies, such Notice shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and MBIA or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the MBIA Policies unless otherwise stated in the MBIA Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of MBIA only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of MBIA to deposit, or cause to be deposited, sufficient funds to make payments due under the MBIA Policies.

         As used in the MBIA Policies, the following terms shall have the following meanings:

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means with respect to any Remittance Date, (i) the excess, if any, of (a) the Pool I, Pool II, Pool III or Pool IV Current Interest Requirement, as the case may be, over (b) the sum of the Pool I, Pool II, Pool III or Pool IV Available Remittance Amount, as the case may be (minus amounts withdrawn to pay required premiums to MBIA), and the Monthly Excess Spread and the Subordination Reduction Amount applicable to such Pool, plus (ii) the Pool I, Pool II, Pool III or Pool IV Subordination Deficit, if any, with respect to such Remittance Date.

         "Insured Payment" means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the related MBIA Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

         "Owner" means each Class A Certificateholder (other than the Trust) who, on the applicable Remittance Date, is entitled under the terms of the applicable Class of Class A Certificates to payment thereunder.

         "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the MBIA Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the MBIA Policies, without giving effect to any subsequent amendment or modification to the Agreement.

         The MBIA Policies were issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the MBIA Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Certificate Guaranty Insurance Policies are not cancellable for any reason. The premiums on the MBIA Policies are not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

         MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is a limited liability corporation rather than a several liability association. MBIA is domiciled in the State of New York and licensed to do business in 50 states, the District of Columbia and the Commonwealth of Puerto Rico.

         The table below presents selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                            SAP                               GAAP

                 DECEMBER 31      DECEMBER 31       DECEMBER 31    DECEMBER 31
                   199_             199_             199_               199_
                  (AUDITED)        (AUDITED)        (AUDITED)      (AUDITED)

                          (MILLIONS)                       (MILLIONS)
Admitted Assets....$        $            Assets.....$           $
Liabilities........                      Liabilities..
Capital and Surplus                      Shareholder's Equity


     The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 199_ and 199_ and for the three years ended December 31, 199_, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K for MBIA Inc. for the year ended December 31, 199_ and the consolidated financial statements of MBIA and its subsidiaries for the nine-months ended September 30, 199_ and for the periods ending September 30, 199_ and September 30, 199_ included in the Quarterly Report on Form 10-Q for MBIA Inc. for the period ending September 30, 199_, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the MBIA Policies and MBIA set forth under the heading "The MBIA Policies and MBIA" herein. Additionally, MBIA makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

         Moody's rates the claims paying ability of MBIA "Aaa." S&P rates the claims paying ability of MBIA "AAA." Fitch Investors Service, L.P. rates the claims paying ability of MBIA "AAA." Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revisions or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. MBIA does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.]

                                  THE AGREEMENT

         In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, set forth below is a summary of certain other provisions thereof. Certain capitalized terms used in this section and not otherwise defined, have the meanings set forth in the Prospectus.

REPRESENTATIONS AND WARRANTIES

     In addition to the representations and warranties as to each Loan described under the caption "The Agreements--Representations and Warranties" in the Prospectus, (i) the Representative will represent in the Agreement that each FHA Loan is an FHA Title I loan, underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance; (ii) each Originator will represent that, assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the rules and regulations of the FHA; (iii) substantially all the proceeds of each Pool III Loan have been or will be used to acquire or to improve or protect an interest in real property that, at the origination date of such Pool III Loan, was the only security for such Pool III Loan; and (iv) for each Pool III Loan, after giving effect to all improvements to be made on the related Mortgaged Property with the proceeds of such Loan, and based upon representations of the related Obligor, the value of the related Mortgaged Property will at least be equal to the amount of such Pool III Loan and the outstanding amount of all other loans secured by prior liens on such Mortgaged Property.

         The Servicer will also covenant that it will: (a) comply with all FHA rules and regulations and will maintain its status as an approved lender and will at all times hold a valid contract of insurance (unless such contract is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans); (b) promptly pay all insurance charges and take all action necessary to maintain insurance on the FHA Loans; (c) immediately pay, or, if the Servicer is no longer the Claims Administrator, cause the Claims Administrator to pay, in full, any FHA Payment into the Principal and Interest Account; and (d) with certain exceptions, not allow any modifications or assumptions of the FHA Loans that would vary their terms.

OBLIGATION OF THE CLAIMS ADMINISTRATOR

     If any FHA Loan becomes a 90 Day Delinquent FHA Loan, and if sufficient coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Co-Trustee and the Custodian no later than the Determination Date following such determination and shall request delivery of the related Trustee's Loan File. Upon receipt of such certification and request, the Custodian shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the Co-Trustee and the Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Co-Trustee. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Co-Trustee the related Trustee's Loan File.

         With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator as described above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Agreement with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the FHA Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Co-Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referenced to herein as "Related Payments").

     If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Co-Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property.

FHA PREMIUM ACCOUNT

     The FHA Premium Account will be established with the Trustee and will be available to reimburse the Claims Administrator or MBIA for the payment to the FHA of the FHA Insurance Premium on each FHA Loan. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of the FHA Loan. If the related Mortgagor pays the FHA Insurance Premium in addition to the Monthly Payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Remittance Date. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the related Mortgagor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account a specified percentage of each scheduled interest payment. Since a Mortgagor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

PRE-FUNDING ACCOUNT

     On the Closing Date, an aggregate cash amount (the "Pre-Funded Amount") will be deposited into the Pre- Funding Account in an amount not to exceed $______________, in the case of Pool I, $___________, in the case of Pool II, $_____________, in the case of Pool III and $____________, in the case of Pool
IV. Amounts allocated to Pool I, Pool II, Pool III and Pool IV, as the case may be, may be used only (i) to acquire Subsequent Home Equity Loans for Pool I and Pool II, Subsequent Home Improvement Loans for Pool III and Subsequent Multifamily Loans for Pool IV, respectively, and (ii) to make accelerated payments of principal on the Certificates of the related Pool. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than [$100,000], (ii) the date on which an Event of Default occurs under the Agreement or (iii) at the close of business on ________, 1997, amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Class A Certificates of the related Pool. However, any Pre-Funded Amount remaining at the close of business on _______, 1997 will be distributed as a principal prepayment on the Special Remittance Date to the Class A Certificates of the related Pool. The Pre-Funding Account moneys funded from the sale of Pool I, Pool II, Pool III or Pool IV Certificates, respectively, may not be used to acquire Loans relating to the other Pool.

     All funds in the Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the Certificates.

CAPITALIZED INTEREST ACCOUNT

         On the Closing Date, the Representative also will make a cash deposit in an account (the "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust. The amount, if any, deposited therein will be used by the Trustee on the Remittance Dates occurring in _____, ______ and ______, 1997 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average Pass-Through Rate of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates with respect to the Pool I Certificates, the Class A-7 Pass-Through Rate with respect to the Pool II Certificates, the Class A-8 Pass-Through Rate with respect to the Pool III Certificates and the Class A-9 Pass-Through Rate with respect to the Pool IV Certificates on the portion of the Class A Certificates having principal balances exceeding the principal balances of the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be, over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Class A Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to the Class A Certificates, such Class A Certificates also will receive on such date, from the Capitalized Interest Account, an amount equal to __ days' interest (or, in the case of the Class A-7 Certificates, __ days' interest) at the applicable Pass-Through Rates on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the holders of the Class R Certificates on such Special Remittance Date.

         All funds in the Capitalized Interest Account are required to be held
(i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

PAYMENTS ON THE LOANS

         The Agreement requires the Servicer to establish and maintain one or more principal and interest accounts (each, a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

         All funds in the Principal and Interest Accounts are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Servicer.

         The Servicer is required to deposit in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the Cut-Off Date on account of principal and interest on the related Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Loan and other servicing compensation payable to the Servicer as permitted by the Agreement).

         Not later than the day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month (each such day a "Determination Date"), the Servicer is required to wire transfer to the Trustee the Pool I, Pool II, Pool III and Pool IV Available Remittance Amounts for deposit in the segregated trust accounts maintained with the Trustee for such purpose (each a "Certificate Account").

         The "Pool I Available Remittance Amount," the "Pool II Available Remittance Amount," the "Pool III Available Remittance Amount" and the "Pool IV Available Remittance Amount" are defined in the Agreement to include, with respect to any Remittance Date, without duplication:

                  (i) the sum of all amounts received by the Servicer or any Subservicer on the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be (including amounts paid by the Servicer and the Representative and excluding (a) any Excess Spread and Subordination Reduction Amounts included in such amounts, (b) amounts paid as reimbursement to the Servicer of advances and (c) amounts recovered as voidable preferences), during the immediately preceding calendar month (the "Due Period"); provided, however, that certain amounts representing interest collected on the Pool I Loans may be allocated to Pool II as described below, plus

                  (ii) the amount of any Monthly Advances and Compensating Interest payments with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be, remitted by the Servicer for such Remittance Date, plus

                  (iii) amounts to be transferred to the Certificate Account from the Pre-Funding Account and the Capitalized Interest Account with respect to the Remittance Dates in ________, _________ and ________, 1997.

         The terms Pool I, Pool II, Pool III and Pool IV Available Remittance Amounts do not include Insured Payments.

         For each Remittance Date through and including the Remittance Date occurring in _____ 199_, if the amount of interest due on or with respect to the Pool II Loans and available to pay interest on the Class A-7 and Certificates (and, for the Remittance Dates in _____, __________ and ________ 1997, amounts to be transferred to the Certificate Account from the Capitalized Interest Account with respect to Pool II) is less than the amount needed to pay interest on the Class A-7 Certificates at a rate equal to LIBOR plus the applicable margin, a portion of the interest due on the Pool I Loans (and, for the Remittance Dates in _______, _________ and ________, 1997, amounts in the Capitalized Interest Account allocated to Pool I) equal to the lesser of such excess or ______ of ____% of the principal balance of the Pool I Loans immediately prior to the related Due Period (and, for the Remittance Dates in ______, ________ and ______ 1997, ______ of ____% of the amount in the
Pre-Funding Account immediately prior to such Remittance Date allocated to Pool
I) will be applied to the payment of interest on the Class A-7 Certificates (or such lesser amount as may be available after paying interest on, and certain other costs relating to, the Pool I Certificates).

MONTHLY ADVANCES AND COMPENSATING INTEREST

         Not later than the close of business on each Determination Date, the Servicer is required to remit to the Trustee for deposit in the applicable Certificate Account an amount equal to the amount, if any, by which (a) the sum of (x) 30 days' interest (or, with respect to the Class A-7 Certificates, the number of days from the last Remittance Date up to but not including the upcoming Remittance Date) at (i) the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Adjusted Mortgage Loan Remittance Rates on the outstanding Principal Balance of the Pool I Certificates, (ii) the Class A-7 Adjusted Mortgage Loan Remittance Rate on the outstanding Principal Balance of the Pool II Certificates, (iii) the Class A-8 Adjusted Mortgage Loan Remittance Rates on the outstanding Principal Balance of the Pool III Certificates, and (iv) the Class A-9 Adjusted Mortgage Loan Remittance Rates on the outstanding Principal Balance of the Pool IV Certificates, in each case, immediately prior to the related Remittance Date and (y) the Monthly Excess Spread, if any, for the related Remittance Date relating to the Pool I, Pool II, Pool III and Pool IV Loans, respectively, exceeds (b) the amount received by the Servicer in respect of interest on the Pool I, Pool II, Pool III and Pool IV Loans, respectively, as of the related Record Date (and, with respect to the Remittance Dates in _____, ____ and ______, 1997, the sum of (i) all funds to be transferred to the applicable Certificate Account from the
 Capitalized Interest Account for such Remittance Date and (ii) certain investment earnings on amounts in the Pre- Funding Account for the applicable Remittance Date). Such excess is defined as the "Monthly Advance." Monthly Advances will not cover any Certificateholders' LIBOR Interest Carryover allocated to the Class A-7 Certificates.

         Not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee for deposit in the applicable Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest (or, with respect to the Class A-7 Certificates, the number of days from the last Remittance Date up to but not including the upcoming Remittance Date) on the principal balance of each such Loan as of the beginning of the related Due Period at the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Adjusted Mortgage Loan Remittance Rates in the case of the Pool I Loans, the Class A-7 Adjusted Mortgage Loan Remittance Rate in the case of the Pool II Loans, the Class A-8 Adjusted Mortgage Loan Remittance Rate in the case of the Pool III Loans or the Class A-9 Adjusted Mortgage Loan Remittance Rates in the case of the Pool IV Loans, as the case may be, applicable to the Remittance Date on which such amount will be distributed, over (b) the amount of interest actually received on the related Loan for such Due Period (such difference, "Compensating Interest").

FLOW OF FUNDS

         The Agreement requires the Servicer to withdraw on each Determination Date that portion of the Pool I, Pool II, Pool III and Pool IV Available Remittance Amounts in the Principal and Interest Account and to remit such amounts together with any Excess Spread, Subordination Reduction Amounts, Monthly Advances and Compensating Interest for the related Remittance Date to the Trustee for deposit in the applicable Certificate Account. Upon receipt on each Determination Date of such amounts, the Trustee is required to deposit such amounts into the applicable Certificate Account.

         The Agreement provides that on each Remittance Date the Trustee is required to withdraw from the Certificate Accounts the sum of (i) the Pool I, Pool II, Pool III and Pool IV Available Remittance Amounts (minus the amounts withdrawn from the Certificate Accounts to deposit amounts related to required premiums in the Insurance Account and the FHA Premium Account), (ii) any amounts of Total Monthly Excess Cashflow to be applied to the Certificates, (iii) amounts transferred from the Spread Account, if any, to cover Insured Payments and Insured Payments, if any, made by Certificate Guaranty Insurance with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be (such sums, the "Pool I Available Amount," the "Pool II Available Amount," the "Pool III Available Amount" and the "Pool IV Available Amount," respectively), and (iv) certain excess Monthly Excess Spread for Pool I, Pool II, Pool III and Pool IV, as the case may be, and make distributions thereof in the following order of priority:

                  (i) (a) to the Pool I Certificateholders, the lesser of the Pool I Available Amount and the Pool I Distribution Amount, (b) to the Pool II Certificateholders, the lesser of the Pool II Available Amount and the Pool II Distribution Amount, (c) to the Pool III Certificateholders, the lesser of the Pool III Available Amount and the Pool III Distribution Amount and (d) to the Pool IV Certificateholders, the lesser of the Pool IV Available Amount and the Pool IV Distribution Amount;

                  (ii) then to an expense account, an amount equal to one-twelfth of the annual expenses of the Trust;

                  (iii) then to the Servicer and/or The Money Store Inc., an amount equal to certain unreimbursed amounts with respect to the applicable Pool;

                  (iv) then to the Pool IV Certificates, any Certificateholders' LIBOR Interest Carryover;

                  (v) then to the Class R Certificateholders, amounts then remaining with respect to the applicable Pool.

         On each Remittance Date, the amount to be distributed to the Pool I Certificates pursuant to clause (i)(a) above will be allocated in the following order of priority:

         (A) first, concurrently to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificateholders, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Current Interest Requirements for such Remittance Date, pro rata in accordance with such amounts;

         (B) second, to the Class A-1 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class A-1 Principal Balance is reduced to zero and such Class A-1 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders;

         (C) third, to the Class A-2 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A) and (B) above, until the Class A-2 Principal Balance is reduced to zero and such Class A-2 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders;

         (D) fourth, to the Class A-3 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B) and (C) above, until the Class A- 3 Principal Balance is reduced to zero and such Class A-3 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders;

         (E) fifth, to the Class A-4 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B), (C) and (D) above, until the Class A-4 Principal Balance is reduced to zero and such Class A-4 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders;

         (F) sixth, to the Class A-5 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B), (C), (D) and (E) above, until the Class A-5 Principal Balance is reduced to zero and such Class A-5 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders; and

         (G) seventh, to the Class A-6 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B), (C), (D), (E) and (F) above, until the Class A-6 Principal Balance is reduced to zero and such Class A-6 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders.

         On each Remittance Date, the amount to be distributed to the Pool II Certificates pursuant to clause (i)(b) above will be allocated in the following order of priority:

         (A) first, to the Class A-7 Certificateholders, the Class A-7 Current Interest Requirement for such Remittance Date; and

         (B) second, to the Class A-7 Certificateholders the excess, if any, of the amount to be distributed to the Pool II Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class A-7 Principal Balance is reduced to zero and such Class A-7 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool II Distribution Amount that is recovered from such Certificateholders.

         On each Remittance Date, the amount to be distributed to the Pool III Certificates pursuant to clause (i)(c) above will be allocated in the following order of priority:

         (A) first, to the Class A-8 Certificateholders, the Class A-8 Current Interest Requirement for such Remittance Date; and

         (B) second, to the Class A-8 Certificateholders, the excess, if any, of the amount to be distributed to the Pool III Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class A-8 Principal Balance is reduced to zero and such Class A-8 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool III Distribution Amount that is recovered from such Certificateholders.

         On each Remittance Date, the amount to be distributed to the Pool IV Certificates pursuant to clause (i)(d) above will be allocated in the following order of priority:

         (A) first, to the Class A-9 Certificateholders, the Class A-9 Current Interest Requirements for such Remittance Date; and

         (B) second, to the Class A-9 Certificateholders, the excess, if any, of the amount to be distributed to the Pool IV Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class A-9 Principal Balance is reduced to zero and such Class A-9 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool IV Distribution Amount that is recovered from such Certificateholders.

         Additionally, through and including the Remittance Date occurring in _______, 199_, the holders of the Class A-7-I Certificates will be entitled to receive Supplemental Interest Payments.

         The Trustee will have the right, on behalf of Class A
Certificateholders, to sue MBIA in the event any required Insured Payment is not made in accordance with the terms of the applicable MBIA Policy.

CALCULATION OF LIBOR

     For the first Remittance Date, the Class A-7 Pass-Through Rate will equal _____% per annum. Thereafter, on the second business day preceding each Remittance Date (each such date, an "Interest Determination Date"), the Trustee will determine the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR") on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBOR Page, as of 11:00 a.m. (London time) on such Interest Determination Date. The rate of LIBOR so determined on an Interest Determination Date will be the rate used in determining the Class A-7 Pass-Through Rates for the Remittance Date in the following month. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Representative or the Originators.

         On each Interest Determination Date, LIBOR for the related Remittance Date for the Class A-7 Certificates will be established by the Trustee as follows:

                  (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Remittance Date for the Class A-7 Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

                  (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Remittance Date for the Class A-7 Certificates shall be the higher of
         (x) LIBOR as determined on the previous Interest Determination Date and
         (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee (after consultation with the Representative) are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee cannot determine such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee (after consultation with the Representative) are quoting on such Interest Determination Date to leading European banks.

                  (c) If on the _______, 1997 Interest Determination Date, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be ______%.

         The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-7 Certificates for the related Remittance Date shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (212) 815-2246.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer is entitled to a servicing fee of 0.25% per annum of the principal balance of each Loan (the "Servicing Fee") and a contingency fee of 0.25% per annum of the principal balance of each Loan (the "Contingency Fee"). The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store Inc. is replaced as Servicer under the Agreement. However, as long as The Money Store Inc. acts as Servicer, it is entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. The Servicing Fee and Contingency Fee are each calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Servicer is entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Accounts, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

TERMINATION; PURCHASE OF HOME EQUITY LOANS

         The Trust will terminate upon distribution to the Certificateholders of amounts due them following the earlier to occur of (i) the final payment or other liquidation of the last Loan remaining in the Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer or MBIA, as described below or (iii) the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will the Trust terminate later than twenty-one years after the death of the last survivor of the person named in the Agreement.

         As set forth under "The MBIA Policies and MBIA" no accelerated Insured Payments will be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of MBIA. This will not affect the Class A Certificateholders since, as described below, as a condition to any optional termination of the Trust the Certificateholders will receive an amount equal to the outstanding Principal Balance of the related Class, plus accrued interest.

         Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, MBIA may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the Termination Price relating to the Trust.

         On any Remittance Date on or after the Cross-Over Date on which Loans with aggregate principal balances as of the Cut-Off Date that equal or exceed 25% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, have become Liquidated Loans, MBIA may determine to purchase and may cause the purchase from the Trust of all Loans and REO Properties in the Pools at a price equal to the sum of the Termination Price for each Pool and the outstanding and unpaid fees and expenses of the Trustee and the Servicer.

         Following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Holders of greater than 50 percent in Percentage Interest in each Class of Class A Certificates (the "Applicable Majority Certificateholders") may direct the Trustee on behalf of the Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) MBIA may notify the Trustee of Certificate Guaranty Insurer's determination to purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in such REMIC at a price equal to the Termination Price. Upon receipt of such direction by the Applicable Majority Certificateholders or of such notice from MBIA, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all the Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price of the Trust.

         If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Applicable Majority Certificateholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Applicable Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that MBIA has given the Trustee notice of MBIA's determination to purchase the assets described in clause (ii) preceding, MBIA shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

         Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and MBIA of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Applicable Majority Certificateholders and MBIA, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price of the Trust. The foregoing opinion shall be deemed satisfactory unless the Applicable Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

         If the Trust were to lose its qualification as a REMIC, it might be taxable as a grantor trust, a partnership, or an association taxable as a corporation. If the Trust is treated as a grantor trust or a partnership, such Trust would not be subject to a separate entity level tax, and it is not expected that the tax treatment of the investors would be materially different from the tax treatment if the REMIC election of such Trust had not been revoked. However, if the Trust were treated as an association taxable as a corporation it would be subject to Federal income taxes at corporate rates on its net income. Moreover, distributions on the Class A Certificates would probably not be deductible in computing the Trust's taxable income, and all or part of the distributions to the holders of such Class A Certificates would probably be treated as dividend income to the holders. Such an entity level tax could result in reduced distributions to the Class A Certificateholders and such Class A Certificateholders could also be liable for a share of such a tax. Any such corporate level tax would be borne first by the holders of the Class R Certificates from amounts otherwise distributable to such holders. Any remaining corporate level tax would be borne by holders of all Classes of Class A Certificates pro rata in proportion to the outstanding principal balances of such Classes.

THE TRUSTEE

         The Bank of New York will be the Trustee under the Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

THE CO-TRUSTEE

         First Bank (N.A.), a national banking association headquartered in Milwaukee, Wisconsin, will be the Co- Trustee with respect to the Home Improvement Loans. The Co-Trustee is a subsidiary of First Bank Systems, Minneapolis, Minnesota.

THE CUSTODIAN

         First Trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the Custodian with respect to the Home Improvement Loans. In such capacity, it will retain the files relating to the Home Improvement Loans. The Custodian is a subsidiary of First Bank Systems, Minneapolis, Minnesota.


                        FEDERAL INCOME TAX CONSIDERATIONS

         For federal income tax purposes, an election will be made to treat certain assets of the Trust as a REMIC. Each Class of Class A Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will be designated as the "residual interest" in the REMIC. See "Federal Income Tax Consequences" in the Prospectus.

         Because the Class A Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on such Class A Certificates, including original issue discount with respect to any such Class A Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. See "Federal Income Tax Consequences-- REMIC Regular Certificates--Current Income on REMIC Regular Certificates."

         The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Class A Certificates is ________. See "Maturity, Prepayment and Yield Considerations" herein. However, no representation is made as to the rate at which prepayments actually will occur.

         Potential purchasers of Class A Certificates are strongly urged to consult their own tax advisors as to the suitability of an investment in the Class A Certificates.


                              ERISA CONSIDERATIONS

         ERISA imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Class A Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

         In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, MBIA, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Class A Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the related Class A Certificates, transactions occurring in the servicing of the Loans might constitute prohibited transactions unless an administrative exemption applies. One exemption which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Loans is noted below.

         The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. Thus, a Plan fiduciary considering an investment in Class A Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         DOL has granted to [Name of Underwriter] an administrative exemption (Prohibited Transaction Exemption _____; __ Fed. Reg. ______ (______ __, 199_) (the "Exemption")) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Class A Certificates if [Name of Underwriter] or any of its affiliates is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Class A Certificates are the following:

                  (i) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

                  (ii) The rights and interest evidenced by a Class of Class A Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the Trust.

                  (iii) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S & P or Fitch Investors Service, Inc. ("Authorized Rating Agencies") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interest in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to a plan's acquisition of the Class A Certificates.

                  (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for distributing the Class A Certificates. The sum of all payments made to and retained by the Representative and the Originators pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

                  (v) The Trustee and Co-Trustee must not be affiliates of any member of the Restricted Group as defined below.

         In addition, it is a condition that the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. Any Plan purchasing Class A Certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

     The Exemption does not apply to Plans sponsored by the Originators, the Representative, MBIA, the Underwriters, the Trustee, the Co-Trustee, the Custodian, the Servicer, any other servicers or any obligor with respect to Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief from certain self- dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Class A Certificates and the fiduciary (or its affiliate) is an obligor on any Loan held in the Trust provided that, among other requirements,
(i) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the Loans contained in the Trust, (ii) the Plan's investment in any Class of Class A Certificates does not exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class of Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and (iii) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Class A Certificates, and at least 50% of the aggregate interest in the Trust, are acquired by persons independent of the Restricted Group.

         Before purchasing a Class A Certificate in reliance on the Exemption or any other exemption, a fiduciary of a Plan should confirm that all applicable requirements would be satisfied. Any Plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Class A Certificate in such circumstances. See "ERISA Considerations" in the Prospectus.


                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, each Class of Class A Certificates will be rated in the highest rating category by each Rating Agency, the Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the Class A Certificates. No representation is made herein as to whether the Class A Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Class A Certificates as legal investments for such purchasers prior to investing in any Class of Class A Certificates.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement dated ________, 199___ (the "Underwriting Agreement"), the Representative, on behalf of the Originators, has agreed to sell and each Underwriter has agreed to purchase the principal amount of each Class of Class A Certificates set forth opposite its name below.

UNDERWRITER                  CLASS                     PRINCIPAL AMOUNT
[Names of Underwriters]      A-1                              $
                             A-2                              $
                             A-3                              $
                             A-4                              $
                             A-5                              $
                             A-6                              $
                             A-7                              $
                             A-8                              $
                             A-9                              $______________

                                                          Total          $

     The Class A Certificates will be offered by the Underwriters to the public. After the Class A Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The Representative has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         Each of the Underwriters may provide investment banking services for the Representative for which it will receive additional compensation.


                                     EXPERTS

         [The consolidated financial statements of MBIA Insurance Corporation as of December 31, 199_ and 199_ and for the years ended December 31, 199_, 199_ and 199_ incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.]


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan,LLP, New York, New York. Certain legal matters will be passed upon for MBIA by Kutak Rock, Omaha, Nebraska. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                       RATING OF THE CLASS A CERTIFICATES

         It is a condition to the issuance of the Class A Certificates that each Class be rated "AAA" by S&P and "Aaa" by Moody's (collectively, the "Rating Agencies"). Such ratings are the highest long-term ratings that such Rating Agencies assign to securities. The ratings given to the Class A Certificates will be based, among other things, upon the ratings assigned to the claims paying ability of MBIA. Any reduction in such rating of MBIA would most likely result in a reduction in the ratings given to the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Class of Class A Certificates. The ratings of the Class A-7 Certificates by S & P and Moody's do not reflect the likelihood of payment of the Certificateholder's LIBOR Interest Carryover since MBIA does not insure payment of such amounts.


                              FINANCIAL INFORMATION

     [The Representative has determined that its financial statements are not material to the offering made hereby.]

     [Financial Statements of the Representative have been incorporated by reference into this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus.]

         The Trust has been formed to own the Loans and to issue the Certificates. The Trust had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                            INDEX OF PRINCIPAL TERMS

Accredited Investor.....................................................S-87
Agreement................................................................S-6
Applicable Majority Certificateholders..................................S-84
Authorized Rating Agencies..............................................S-86
Balloon Loans...........................................................S-29
Business Day............................................................S-66
Capitalized Interest Account............................................S-10
Cede....................................................................S-38
Certificates.............................................................S-1
Certificate Account.....................................................S-78
Certificateholders' LIBOR Interest Carryover............................S-13
Change Date.............................................................S-27
Claims...................................................................S-5
Claims Administrator.....................................................S-5
Class A Certificates.....................................................S-2
Class A Certificateholder or Holder......................................S-2
Class A-1 Adjusted Mortgage Loan Remittance Rate........................S-35
Class A-1 Certificates...................................................S-2
Class A-1 Current Interest Requirement..................................S-12
Class A-1 Pass-Through Rate.............................................S-11
Class A-1 Principal Factor..............................................S-71
Class A-2 Adjusted Mortgage Loan Remittance Rate........................S-35
Class A-2 Certificates...................................................S-2
Class A-2 Current Interest Requirement..................................S-12
Class A-2 Pass-Through Rate.............................................S-11
Class A-2 Principal Factor..............................................S-71
Class A-3 Adjusted Mortgage Loan Remittance Rate........................S-35
Class A-3 Certificates...................................................S-2
Class A-3 Current Interest Requirement..................................S-12
Class A-3 Pass-Through Rate.............................................S-11
Class A-3 Principal Factor..............................................S-71
Class A-4 Adjusted Mortgage Loan Remittance Rate........................S-38
Class A-4 Certificates...................................................S-2
Class A-4 Current Interest Requirement..................................S-12
Class A-4 Pass-Through Rate.............................................S-11
Class A-4 Principal Factor..............................................S-71
Class A-5 Adjusted Mortgage Loan Remittance Rate........................S-35
Class A-5 Certificates...................................................S-2
Class A-5 Current Interest Requirement..................................S-12
Class A-5 Pass-Through Rate.............................................S-11
Class A-5 Principal Factor..............................................S-71
Class A-6 Adjusted Mortgage Loan Remittance Rate........................S-35
 Class A-6 Certificates..................................................S-2
Class A-6 Current Interest Requirement..................................S-12
Class A-6 Pass-Through Rate.............................................S-11
Class A-6 Principal Factor..............................................S-71
Class A-7 Certificates...................................................S-2
Class A-7 Principal Factor..............................................S-71
Class A-8 Adjusted Mortgage Loan Remittance Rate........................S-35
Class A-8 Certificates...................................................S-2
Class A-8 Current Interest Requirement..................................S-12
Class A-8 Pass-Through Rate.............................................S-11
Class A-8 Principal Factor..............................................S-71
Class A-9 Adjusted Mortgage Loan Remittance Rate........................S-35
Class A-9 Certificates...................................................S-2
Class A-9 Current Interest Requirement..................................S-12
Class A-9 Pass-Through Rate.............................................S-11
Class A-9 Principal Factor..............................................S-71
Class R Certificates.....................................................S-2
Closing Date.............................................................S-5
Combined Loan-to-Value Ratio............................................S-26
Compensating Interest...................................................S-35
Constant Prepayment Rate or CPR.........................................S-57
Contingency Fee.........................................................S-36
Co-Trustee...............................................................S-5
Cross-Over Date.........................................................S-37
Curtailment.............................................................S-35
Custodian................................................................S-6
Cut-Off Date.............................................................S-5
Dealer Loans............................................................S-43
Definitive Class A Certificates.........................................S-38
Designated Depository Institution.......................................S-78
Determination Date......................................................S-34
Direct Loans............................................................S-43
DTC.....................................................................S-38
Due Period..............................................................S-17
ERISA...................................................................S-38
ERISA Considerations....................................................S-38
Excess Subordinated Amount..............................................S-69
Exemption...............................................................S-38
Equity Advantage Loans..................................................S-47
FHA Insurance Premium...................................................S-23
FHA Loans................................................................S-1
FHA Payment.............................................................S-23
FHA Premium Account.....................................................S-23
Fiscal Agent............................................................S-73
Final Determination.....................................................S-84
Funding Period..........................................................S-9
Gross Margin............................................................S-27
Guaranty................................................................S-20
Home Equity Loans........................................................S-2
Home Equity Mortgages...................................................S-24
Home Equity Mortgage Notes..............................................S-24
Home Equity Mortgaged Properties........................................S-25
Home Equity Mortgagor...................................................S-25
Home Improvement Loans...................................................S-2
Home Improvement Mortgages..............................................S-29
Home Improvement Mortgage Notes.........................................S-29
Home Improvement Mortgaged Properties...................................S-29
Home Improvement Mortgagor..............................................S-30
HUD......................................................................S-2
Indirect Participants...................................................S-72
Initial Home Equity Loans...............................................S-24
Initial Home Improvement Loans..........................................S-24
Initial Loans...........................................................S-24
Initial Pool I Home Equity Loans........................................S-24
Initial Pool II Home Equity Loans.......................................S-24
Insurance Agreement ....................................................S-69
Insurance Paying Agent..................................................S-19
Insurance Proceeds......................................................S-34
Insured Payment.........................................................S-19
Interest Determination Date.............................................S-82
LIBOR...................................................................S-82
LIBOR Index.............................................................S-27
Liquidated Loan.........................................................S-55
Liquidation Proceeds....................................................S-34
Loans....................................................................S-2
Maximum Subordinated Amount.............................................S-69
MBIA....................................................................S-19
MBIA Policies...........................................................S-19
Monthly Advances........................................................S-23
Monthly Excess Spread...................................................S-69
Mortgages...............................................................S-24
Mortgage Notes..........................................................S-24
Mortgaged Properties....................................................S-25
Mortgagor...............................................................S-25
Multifamily Loans........................................................S-2
Multifamily Mortgages...................................................S-32
Multifamily Mortgage Interest Rate......................................S-32
Multifamily Mortgage Notes..............................................S-32
Multifamily Mortgaged Properties........................................S-32
Net Funds Cap...........................................................S-12
Net Liquidation Proceeds................................................S-67
NHA Act.................................................................S-42
90 Day Delinquent FHA Loan..............................................S-23
Notice..................................................................S-74
Optional Servicer Termination Date......................................S-37
Original Pool Principal Balance.........................................S-36
Originators..............................................................S-2
Owner...................................................................S-74
 Participants ..........................................................S-71
Percentage Interest.....................................................S-65
Periodic Rate Cap.......................................................S-28
Permitted Instruments...................................................S-77
Plans...................................................................S-38
Pool I...................................................................S-1
Pool I Available Amount.................................................S-80
Pool I Available Remittance Amount......................................S-78
Pool I Carry-Forward Amount.............................................S-17
Pool I Certificateholders................................................S-8
Pool I Certificates......................................................S-8
Pool I Current Interest Requirement.....................................S-12
Pool I Distribution Amount..............................................S-16
Pool I Home Equity Loans.................................................S-7
Pool I Loans.............................................................S-7
Pool I Mortgage Interest Rate...........................................S-27
Pool I Principal Distribution Amount....................................S-14
Pool II..................................................................S-1
Pool II Available Amount................................................S-80
Pool II Available Remittance Amount.....................................S-78
Pool II Carry-Forward Amount............................................S-17
Pool II Certificateholders...............................................S-8
Pool II Certificates.....................................................S-8
Pool II Current Interest Requirement....................................S-12
Pool II Distribution Amount.............................................S-16
Pool II Loans............................................................S-7
Pool II Principal Distribution Amount...................................S-14
Pool III.................................................................S-1
Pool III Available Amount...............................................S-80
Pool III Available Remittance Amount....................................S-78
Pool III Carry-Forward Amount...........................................S-17
Pool III Certificateholders..............................................S-8
Pool III Certificates....................................................S-8
Pool III Current Interest Requirement...................................S-12
Pool III Distribution Amount............................................S-16
Pool III Home Improvement Interest Rate.................................S-31
Pool III Loans...........................................................S-7
Pool III Principal Distribution Amount..................................S-14
Pool IV..................................................................S-2
Pool IV Available Amount.................................................S-80
Pool IV Available Remittance Amount......................................S-78
Pool IV Carry-Forward Amount.............................................S-17
Pool IV Certificateholders................................................S-8
Pool IV Certificates......................................................S-8
Pool IV Current Interest Requirement.....................................S-12
Pool IV Distribution Amount..............................................S-16
Pool IV Loans.............................................................S-7
Pool IV Principal Distribution Amount....................................S-14
Pools.....................................................................S-1
Pre-Funded Amount.........................................................S-9
Pre-Funding Account.......................................................S-1
Principal and Interest Account...........................................S-78
 Principal Prepayment....................................................S-35
Record Date..............................................................S-10
Related Payments.........................................................S-23
Released Mortgaged Property Proceeds.....................................S-35
REMIC.....................................................................S-3
Remittance Date...........................................................S-2
REO Property.............................................................S-37
Representative............................................................S-5
Reserve Amount...........................................................S-21
Restricted Group.........................................................S-87
Rules....................................................................S-72
SBA......................................................................S-46
SBA Loans................................................................S-46
Servicer..................................................................S-1
Servicing Fee............................................................S-36
SMMEA....................................................................S-38
Special Remittance Date..................................................S-10
Specified Subordinated Amount ...........................................S-69
Spread Account...........................................................S-18
Spread Amount............................................................S-18
Student Loans............................................................S-48
Subordinated Amount......................................................S-68
Subordination Deficit....................................................S-69
Subordination Reduction Amount...........................................S-69
Subsequent Cut-Off Date..................................................S-25
Subsequent Loans..........................................................S-2
Supplemental Interest Payments...........................................S-82
Termination Notice.......................................................S-84
Termination Price........................................................S-37
Title I...................................................................S-1
Title I Loan Program.....................................................S-42
Title I Property Improvement Loans.......................................S-42
Total Monthly Excess Cashflow............................................S-80
Treasury Index...........................................................S-27
Trust.....................................................................S-1
Trustee...................................................................S-6
Trustee's Loan File......................................................S-22
Underwriter...............................................................S-1
Unrecovered Amounts......................................................S-17
Variable Adjustable Rate Loans...........................................S-27
Weighted Average Life....................................................S-57

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CLASS A CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                   TABLE OF CONTENTS
                                              PAGE
                 PROSPECTUS SUPPLEMENT
Summary of Terms.............................. S-4
Risk Factors.................................. S-40
Lending Programs.............................. S-43
The Representative and the Originators........ S-47
The Loan Pools................................ S-50
Maturity, Prepayment and Yield Considerations..S-55
Description of the Certificates............... S-65
The MBIA Policies and
  MBIA........................................ S-74
The Agreement ................................ S-77
Federal Income Tax Considerations............. S-86
ERISA Considerations.......................... S-86
Legal Investment Considerations............... S-88
Underwriting.................................. S-89
Experts....................................... S-89
Legal Matters................................. S-90
Rating of the Class A Certificates............ S-90
Financial Information ........................ S-90
Index of Principal Terms...................... S-91

                      PROSPECTUS
Prospectus Supplement ........................   3
Available Information ........................   3
Reports to Certificateholders.................   3
Incorporation of Certain
  Documents by Reference......................   4
Summary of Terms .............................   4
Risk Factors..................................  18
The Trusts....................................  22
Use of Proceeds ..............................  35
The Representative and the Originators........  35
The Single Family Loan Lending
Program ......................................  36
Description of the
Certificates .................................  40
Credit Enhancement ...........................  44
Maturity, Prepayment and Yield
Considerations ...............................  44
The Agreements ...............................  50
Certain Legal Aspects of the
Mortgage Loans ...............................  59
Federal Income Tax
Consequences..................................  68
ERISA Considerations .........................  86
Legal Investment Considerations ..............  88
Plan of Distribution .........................  88
Legal Matters ................................  89
Financial Information.........................  89
Rating........................................  89
Index of Principal Terms......................  90

                                TMS TRUST 1997-A

$__________ ______%           Class A-1 Certificates

$__________ ______%           Class A-2 Certificates

$__________ ______%           Class A-3 Certificates

$__________ ______%           Class A-4 Certificates

$__________ ______%           Class A-5 Certificates

$__________ ______%           Class A-6 Certificates

$__________ Adjustible Rate   Class A-7 Certificates

$__________ ______%           Class A-8 Certificates

$__________ ______%           Class A-9 Certificates

                              THE MONEY STORE INC.

                                      TMS
                           Asset Backed Certificates,
                                 Series 1997-A

                                ________________
                             PROSPECTUS SUPPLEMENT
                                ________________

                            [Names of Underwriters]

                                     , 1997

SUBJECT TO COMPLEETION
PRELIMINARY PROSPECTUS DATED JANUARY 31, 1997.
PROSPECTUS


                              THE MONEY STORE INC.
                                (REPRESENTATIVE)

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)


     This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates"), issuable in Series, which may be sold from time to time on terms determined at the time of sale and described in the related Prospectus Supplement, evidencing specified interests in one or more trust funds (each, a "Trust"), the primary assets of which will consist of pools (each, a "Pool") of certain mortgage loans and certain other mortgage-related or other similar assets more particularly described herein (the "Mortgage Assets"). The Mortgage Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates. Certain of the Mortgage Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative"). Certain other of the Mortgage Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies, or may consist of mortgage pass-through or mortgage-backed securities issued by government agencies or private lenders. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Mortgage Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain Certificates may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Mortgage Assets. Certificates may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The
Money Store, supplemental interest payments or other forms of credit enhancement or maturity protection, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Certificates will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Mortgage Assets.

         Each Series of Certificates will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a fractional undivided ownership interest of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related Trust. A Series of Certificates may include one or more Classes that receive certain preferential treatment with respect to one or more other Classes. One or more Classes of Certificates may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement.

         SEE RISK FACTORS ON PAGE 18 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.



               The date of this Prospectus is _________ __, 1997

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

         Distributions to holders of Certificates ("Certificateholders" or "Holders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate (the "Pass-Through Rate") at which Certificateholders will receive distributions of interest on any Class of Certificates or the method of calculating such Pass-Through Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust.

         The Certificates will not represent an obligation of or interest in the Representative, the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as otherwise specified in the related Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Mortgage Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates will be limited to its contractual servicing obligations. If the amount available for distribution to Certificateholders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Certificateholders, to the extent such deficiency is attributable to delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein). See "Description of the Certificates--Monthly Advances and Compensating Interest."

         The yield to Certificateholders on each Class of Certificates of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.
See "Federal Income Tax  Consequences."



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
               PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                 ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Certificates will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Certificates to be offered hereunder, among other things, will set forth with respect to such Series of Certificates: (i) the aggregate principal amount, Pass-Through Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates; (ii) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money
Store, supplemental interest payments or other forms of credit enhancement or maturity protection, if any, relating to the Pools or all or part of the related Certificates; (iii) the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Mortgage Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates, if any; (v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates.

                              AVAILABLE INFORMATION

         The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                          REPORTS TO CERTIFICATEHOLDERS

         Periodic and annual reports concerning any Certificates and the related Trust will be provided to the Certificateholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates may be issuable in book-entry form. In such event, the related Certificates will be registered in the name of Cede, the nominee of The Depository Trust Company. All reports will be provided to Cede, which in turn will provide such reports to its Participants and Indirect Participants (as defined herein). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Certificates. See "Description of the Certificates--Book-Entry Registration."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. With respect to any Class of Certificates that is supported by a guaranty of The Money
Store, The Money Store's Annual Report on Form 10-K for the year ended December 31, 1995, and Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1996, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement. All financial statements of The Money Store and its subsidiaries included in documents filed by The Money Store pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816, Attention:
Investor Relations, Telephone: (916) 446-5000.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus.

Securities
Offered...........................   The Money Store Asset Backed Certificates
                                     (the "Certificates"), evidencing interests in certain Pools of Mortgage Loans and certain other Mortgage Assets (each, as defined below), may be issued from time to time in Series pursuant to separate
                                     Pooling and Servicing Agreements (each, an
                                     "Agreement") among The Money Store Inc., as Representative (the "Representative") of certain Trusts, Originators, a Master
                                     Servicer, and a Trustee, each as defined herein and as specified in the related
                                     Prospectus Supplement for such Series of Certificates.

Issuers...........................   Certain trust funds (each, a "Trust")
                                     represented by The Money Store, the
                                     primary assets of which will be a Pool of Mortgage Loans and certain other Mortgage
                                     Assets.

Representative
and Master
Servicer..........................   The Money Store Inc. ("The Money
                                     Store"), a New Jersey corporation.  The
                                     Prospectus Supplement relating to any
                                     Series of Certificates will name the
                                     entities (which may include The Money
                                     Store or one of its affiliates and may
                                     additionally include other unrelated
                                     entities) which will act, directly or
                                     through  one or more Sub-Servicers (as
                                     defined herein), as master servicers
                                     (each, in  such capacity, the "Master
                                     Servicer").  The principal offices of The
                                     Money  Store are located in Sacramento,
                                     California and Union, New Jersey.  See
                                     "The  Representative and the Originators."

The Mortgage
Assets............................   The Certificates will evidence
                                     fractional undivided ownership interests in certain Trusts further described herein. The primary assets of each Trust may consist of one or more pools (each, a "Pool") of Mortgage Loans and certain other mortgage-related assets ("Mortgage
                                     Assets") specified in the related
                                     Prospectus Supplements, which may include
                                     (i) first, second and more junior  lien
                                     mortgage loans, deeds of trust or
                                     participations therein secured by one- to four-family residential properties, including low-rise condominiums, single family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively,
                                     "Single Family Loans,"  which Single
                                     Family Loans may be "Conventional Loans"
                                     (I.E., loans that are  not insured or
                                     guaranteed by any governmental agency) or loans that are insured by the Federal
                                     Housing Authority ("FHA") or partially
                                     guaranteed by  the Veterans'
                                     Administration ("VA") as specified in the related Prospectus Supplement), (ii) loans or participations therein secured by security interests or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings
                                     ("Cooperative Loans"), (iii) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by multifamily residential or mixed-use properties, such as rental apartment buildings (including buildings owned by Cooperatives) or projects containing five or more residential units
                                     ("Multifamily Loans"), (iv) conditional
                                     sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing
                                     ("Contracts"), (v) mortgage-backed
                                     securities issued or guaranteed by the
                                     Government National Mortgage Association
                                     ("GNMA"), the Federal National Mortgage
                                     Association ("FNMA") or the Federal Home
                                     Loan Mortgage Corporation ("FHLMC") (the
                                     "Agency Securities"), (vi) privately issued mortgage-backed securities ("Private
                                     Mortgage-Backed Securities" or "PMBS"),
                                     (vii) first, second and more junior home improvement mortgage loans that are either conventional loans ("Secured Conventional
                                     Home Improvement Loans") or loans
                                     originated under the Title I credit
                                     insurance program created under the
                                     National Housing Act of 1934 by the Federal
                                     Housing Administration ("FHA Loans"), and
                                     (viii) unsecured home improvement loans
                                     consisting of conventional unsecured home improvement loans and FHA insured home improvement loans (the "Unsecured Home
                                     Improvement Loans"). The Single Family
                                     Loans, Cooperative Loans, Multifamily
                                     Loans, Secured Conventional Home
                                     Improvement Loans, FHA Loans and Unsecured
                                     Home Improvement Loans are sometimes
                                     referred to herein collectively as the
                                     "Mortgage Loans."

A.  Mortgage
     Loans........................   The payment terms of the Mortgage Loans
                                     to be included in any Pool will be
                                     described in the related Prospectus
                                     Supplement and may include any of the
                                     following features, combinations thereof or other features described in the related Prospectus Supplement:

                                 (a)      Interest may be payable at a fixed
                                          rate (a "Fixed Rate") or may be
                                          payable at a rate that is adjustable
                                          from time to time in relation to an
                                          index, that may be fixed for a period
                                          of time or under certain circumstances
                                          and is followed by an adjustable rate,
                                          a rate that other-wise varies from
                                          time to time, or a rate that is
                                          convertible from an adjustable rate to
                                          a fixed rate (each, an "Adjustable
                                          Rate"). The specified rate of interest
                                          on a Mortgage Loan is its "Mortgage
                                          Interest Rate." Changes to an
                                          Adjustable Rate may be subject to
                                          periodic limitations, maximum rates,
                                          minimum rates or a combination of such
                                          limitations. Accrued interest may be
                                          deferred and added to the principal of
                                          a Mortgage Loan for such periods and
                                          under such circumstances as may be
                                          specified in the related Prospectus
                                          Supplement. Mortgage Loans may permit
                                          the payment of interest at a rate
                                          lower than the Mortgage Interest Rate
                                          for a period of time or for the life
                                          of the Mortgage Loan, and the amount
                                          of any difference may be contributed
                                          from funds supplied by the seller of
                                          the properties securing the related
                                          Mortgage Loan (the "Mortgaged
                                          Properties") or another source or may
                                          be treated as accrued interest and
                                          added to the principal of the Mortgage
                                          Loan.

                                 (b)      Principal may be payable on a level
                                          basis to fully amortize the Mortgage
                                          Loan over its term, may be calculated
                                          on the basis of an assumed
                                          amortization schedule that is
                                          significantly longer than the original
                                          term to maturity or on an interest
                                          rate that is different from the
                                          Mortgage Interest Rate, or may not be
                                          amortized during all or a portion of
                                          the original term. Payment of all or a
                                          substantial portion of the principal
                                          may be due on maturity (a "balloon"
                                          payment). From time to time, principal
                                          may include interest that has been
                                          deferred and added to the principal
                                          balance of the Mortgage Loan.

                                 (c)      Monthly payments of
                                          principal and interest may be fixed
                                          for
                                          the life of the  Mortgage Loan, may
                                          increase over a specified period of
                                          time ("graduated   payments"), or may
                                          change from period to period.
                                          Mortgage
                                          Loans may  include limits on periodic
                                          increases or decreases in the amount
                                          of
                                          monthly  payments and may include
                                          maximum or minimum amounts of monthly
                                          payments.

                                 (d)      Prepayments of principal may be
                                          subject to a prepayment fee, which may
                                          be fixed for the life of the Mortgage
                                          Loan or may adjust or decline over
                                          time, and may be prohibited for the
                                          life of the Mortgage Loan or for
                                          certain periods ("Lockout Periods").
                                          Certain Mortgage Loans may permit
                                          prepayments after expiration of the
                                          applicable Lockout Period and may
                                          require the payment of a prepayment
                                          fee in connection with any such
                                          subsequent prepayment. Other Mortgage
                                          Loans may permit prepayments without
                                          payment of a fee unless the prepayment
                                          occurs during specified time periods.
                                          The Mortgage Loans may include
                                          due-on-sale clauses which permit the
                                          mortgagee to demand payment of the
                                          entire Mortgage Loan in connection
                                          with the sale or certain other
                                          transfers of the related Mortgaged
                                          Properties. Other Mortgage Loans may
                                          be assumable by persons meeting the
                                          then applicable underwriting standards
                                          of the originator.

                                   The Mortgaged Properties relating to
                                   Mortgage Loans may be located in any one of the fifty states or the District of Columbia. The Mortgaged Properties generally will be covered by standard hazard insurance policies ("Standard
                                   Hazard Insurance Policies") insuring
                                   against losses due to fire and various
                                   other causes. The Mortgage Loans will be covered by Primary Mortgage Insurance Policies to the extent provided in the related Prospectus Supplement. As set forth in the related Prospectus Supplement, certain of the Mortgage Loans underlying a given Series of Certificates may have been originated by the Representative, the Originators or affiliates thereof and certain Mortgage Loans may have been purchased by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

                                   Certain of the Mortgage Loans may be
                                   partially insured by the FHA, an agency
                                   of the United States Department of Housing and Urban Development ("HUD"), pursuant to the Title I credit insurance program (the "Title I Loan Program") of the National Housing Act of 1934. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans, (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). The Title I Loan Program is a coinsurance program.
                                   The lender initially is at risk for 10%
                                   of the principal balance of each loan.
                                   The FHA will insure the remaining 90% of the principal balance of each loan, subject to certain limits. Such FHA insurance is accorded the full faith and credit of the United States of America.

                                   The Prospectus Supplement for each Series of Certificates will specify with respect to all Mortgage Loans expected to be included in the related Pool as of the related closing date, among other things,
                                   (i) the expected aggregate outstanding
                                   principal balance and the expected average outstanding principal balance of the Mortgage Loans in such Pool as of the date specified in the Prospectus Supplement,
                                   (ii) the largest expected principal
                                   balance and the smallest expected
                                   principal balance of any of the Mortgage
                                   Loans, (iii) the types of Mortgaged
                                   Properties and/or other assets securing
                                   the Mortgage Loans and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date specified in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans,
                                   (vii) the expected aggregate principal
                                   balance of Mortgage Loans having Combined
                                   Loan-to-Value Ratios
                                   at origination exceeding 80%, (viii) the expected weighted average Mortgage Rate or APR and ranges of Mortgage Rates or APRs borne by the Mortgage Loans or Contracts (as the case may be), (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates as of the date set forth in the Prospectus Supplement and maximum permitted Adjustable Rates, if any, (x) the expected aggregate outstanding principal balance, if any, of "buydown" mortgage loans (as hereinafter described) and Mortgage Loans having graduated payment provisions, as of the date set forth in the Prospectus Supplement, (xi) the amount of any Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond (each as defined herein) to be maintained with respect to such Pool, (xii) the amount of any Primary Mortgage Insurance and Standard Hazard Insurance (as hereinafter described) required to be maintained with respect to each Mortgage Loan, (xiii) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or any Mortgage Loans or the Pool and (xiv) the expected geographic location of the Mortgaged Properties, if any.

B.  Contracts.....................   Contracts will consist of conditional
                                     sales and installment sales or loan
                                     agreements secured by new or used
                                     Manufactured Homes (as defined herein).
                                     To the extent provided in the related
                                     Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed annual percentage rate
                                     ("APR").

C.  Agency
     Securities...................   The Agency Securities will consist of
                                     (i) fully modified pass-through
                                     mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National
                                     Mortgage Association ("GNMA
                                     Certificates"), (ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal
                                     National Mortgage Association ("FNMA
                                     Certificates"), (iii) Mortgage
                                     Participation Certificates issued and
                                     guaranteed as to timely payment of
                                     interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation
                                     ("FHLMC Certificates"), (iv) stripped
                                     mortgage-backed securities representing
                                     an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities,
                                     (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related Prospectus Supplement, or
                                     (vi) a combination of such Agency
                                     Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC
                                     Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA
                                     II Program, FHLMC's Cash or Guarantor
                                     Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus
                                     Supplement. See "The Trusts--Agency
                                     Securities."

D.  Private Mortgage-
     Backed
     Securities...................   Private Mortgage-Backed Securities may
                                     include (i) mortgage participations or
                                     pass-through certificates representing
                                     beneficial interests in certain mortgage
                                     loans or (ii) Collateralized Mortgage
                                     Obligations ("CMOs") secured by such
                                     mortgage loans.  Although individual
                                     mortgage loans underlying a Private
                                     Mortgage-Backed Security may be insured or
                                     guaranteed by the United States  or an
                                     agency or instrumentality thereof, they
                                     need not be, and the Private
                                     Mortgage-Backed Securities themselves
                                     will not be,
                                     so insured or guaranteed.   See "The
                                     Trusts--Private Mortgage-Backed
                                     Securities."
                                     Unless otherwise  specified in the
                                     Prospectus Supplement relating to a Series of Certificates, payments on the Private
                                     Mortgage-Backed Securities will be
                                     distributed  directly to the Trustee as
                                     registered owner of such Private
                                     Mortgage-Backed  Securities.  See "The
                                     Trusts--Private Mortgage-Backed
                                     Securities."

                                     The Prospectus Supplement for each Series of Certificates will specify, with respect to any Private Mortgage-Backed Securities owned by the related Trust: (i) the aggregate approximate principal amount and type of Private Mortgage- Backed Securities; (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount, if known, of the underlying mortgage loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and
                                     (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trusts."

Pre-Funding
Account...........................   If provided in the related Prospectus
                                     Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee.
                                     Cash in an amount equal to such
                                     difference (such amount, the "Pre-Funded
                                     Amount") will be deposited into a
                                     separate trust account (the "Pre-Funding
                                     Account") maintained with the Trustee for the benefit of the Holders. During the period set forth in the related
                                     Prospectus Supplement (the "Funding
                                     Period"), the Pre-Funded Amount in the
                                     Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements.

                                     For a Trust that elects to be characterized as either a REMIC or a grantor trust under federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Certificates and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Mortgage Assets that the Representative anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.

                                     Prior to the conveyance of any additional
                                     Mortgage Assets to the Trust, the
                                     Representative will be required to give
                                     notice of the additional Mortgage Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, including the receipt by the Trustee of an executed assignment, an Officer's Certificate and a legal opinion, the Trustee will release from the Pre- Funding Account the necessary funds to purchase the additional Mortgage Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates.

Description of the
Certificates......................   Each Certificate will represent a
                                     fractional undivided ownership interest in
                                     the  Trust created pursuant to the related
                                     Agreement.  The primary assets of such
                                     Trust will be a Pool of Mortgage Loans and
                                     certain other Mortgage Assets.   The
                                     Certificates of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A
                                     Series of Certificates may include one or more Classes of senior Certificates
                                     (collectively, "Senior  Certificates")
                                     which receive certain preferential
                                     treatment specified in the  related
                                     Prospectus Supplement with respect to one or more Classes of subordinate
                                     Certificates (collectively, the
                                     "Subordinated Certificates").  Certain
                                     Series or Classes of Certificates may be covered by a Certificate Guaranty
                                     Insurance Policy, Mortgage Pool Insurance
                                     Policy, Special Hazard Insurance  Policy,
                                     Bankruptcy Bond or other insurance
                                     policies, cash accounts, letters of
                                     credit, financial guaranty insurance
                                     policies, third party guarantees,
                                     supplemental interest payments or other
                                     forms of credit enhancement or maturity protection, as described herein and in the related Prospectus Supplement.

                                     Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods;
                                     (iii) be subordinated in its right to
                                     receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and
                                     (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                     The Certificates will be issuable in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination. See "Description of Certificates."

Credit
Enhancement ......................   The Mortgage Assets in a Trust or the
                                     Certificates of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement, as described in the related Prospectus
                                     Supplement. The protection against losses afforded by any such credit support may be limited. Such credit enhancement may include one or more of the following types:

A.  Subordination
     and Reserve
     Accounts.....................   The rights of the holders of Subordinated
                                     Certificates of a Series to receive
                                     distributions with respect to the Mortgage
                                     Assets and other assets in the related
                                     Trust will be subordinated to the rights of the holders of the Senior Certificates of the same Series to receive distributions to the extent described in the related
                                     Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior
                                     Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Certificates through subordination may be accomplished by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                                     Certificates, the amounts of principal and interest due to them on each Remittance
                                     Date out of the funds available for
                                     distribution on such date in the related
                                     Certificate Account (as defined herein) to the extent described in the related
                                     Prospectus Supplement. The protection
                                     afforded to the holders of Senior
                                     Certificates through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related
                                     Subordinated Certificates to the extent
                                     described in the related Prospectus
                                     Supplement.

                                     If so specified in the related Prospectus
                                     Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or certain losses or delinquencies and Subordinated Certificates with respect to other types of payments or losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy of a Mortgagor not covered by a Bankruptcy Bond. If further specified in the related Prospectus Supplement, one or more reserve accounts (each, a "Reserve Account") may be established and maintained, in whole or in part, by the deposit therein of distributions allocable to the holders of Subordinated Certificates for a specified time or until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

B.  Certificate
     Guaranty
     Insurance
     Policy.......................   A certificate guaranty insurance policy or
                                     policies ("Certificate Guaranty  Insurance
                                     Policy") may be obtained and maintained
                                     for each Class or Series of  Certificates.
                                     Certificate Guaranty Insurance Policies
                                     generally unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee, for distribution by the Trustee to Certificateholders. Certificate Guaranty
                                     Insurance Policies may  have certain
                                     limitations set forth in the related
                                     Prospectus Supplement, including (but not limited to) limitations on the insurer's obligation to guarantee the Master
                                     Servicer's obligation to repurchase or
                                     substitute for any Mortgage  Loans, to
                                     guarantee any specified rate of
                                     prepayments or to provide funds to  redeem
                                     Certificates on any specified date.

C.  Spread
     Amount.......................   If so specified in the related Prospectus
                                     Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage
                                     Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create an amount (the
                                     "Spread Amount"), resulting from, and
                                     generally equal to, the excess of the
                                     aggregate principal balances of the
                                     applicable Mortgage Assets over the
                                     principal balances of the applicable
                                     Classes of Certificates. Once the required
                                     Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus
                                     Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread
                                     Amount may increase or decrease over time.
                                     An increase would result in a temporary
                                     period of accelerated amortization of the applicable Classes of Certificates to increase the actual level of the Spread
                                     Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Certificates have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of
                                     Certificates.

D.  Mortgage Pool
     Insurance
     Policy.......................   A mortgage pool insurance policy or
                                     policies ("Mortgage Pool Insurance
                                     Policy") may be obtained and maintained
                                     for each Series pertaining to  Mortgage
                                     Loans and Contracts, limited in scope,
                                     covering defaults on the  related Mortgage
                                     Loans or Contracts in an initial amount
                                     equal to a specified  percentage of the
                                     aggregate principal balance of all
                                     Mortgage Loans or Contracts included in the Pool as of the Cut-off Date or such other date as is specified in the related
                                     Prospectus Supplement.

E.  Special Hazard
     Insurance
     Policy.......................   In the case of Mortgage Loans or
                                     Contracts, certain physical risks that are not otherwise insured against by Standard
                                     Hazard Insurance Policies may be covered by a special hazard insurance policy or policies (a "Special Hazard Insurance
                                     Policy"). The level of coverage of each Special Hazard Insurance Policy will be specified in the related Prospectus
                                     Supplement.

F.  Bankruptcy
     Bonds........................   A mortgagor bankruptcy bond or bonds
                                     ("Bankruptcy Bond") may be obtained to
                                     cover certain losses resulting from a
                                     reduction by a bankruptcy court of
                                     scheduled payments of principal or interest on a Mortgage Loan or Contract or a reduction by such court of the principal amount of a Mortgage Loan or Contract, and will cover certain unpaid interest on the amount of such a principal reduction. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus
                                     Supplement.

G.  Cross
     Support......................   If so specified in the Prospectus
                                     Supplement, the ownership interests of
                                     separate Trusts or separate groups of
                                     assets may be evidenced by separate
                                     Classes of the related Series of
                                     Certificates.  In such case, credit
                                     support may be  provided by a
                                     cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other
                                     Certificates evidencing interests in
                                     other asset groups or Trusts.  If
                                     specified in the related Prospectus
                                     Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate
                                     Trusts, without priority among such
                                     Trusts, until the credit support is
                                     exhausted.  If applicable, the Prospectus
                                     Supplement will identify the Trusts or
                                     asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

H.  Supplemental
     Interest
     Payments.....................   If so specified in the Prospectus
                                     Supplement, one or more Classes of
                                     Certificates may be entitled to receive
                                     supplemental interest payments under
                                     specified circumstances.  Supplemental
                                     interest payments will be available to
                                     fund some or all of the difference, if
                                     any, between the interest owed to a Class of Certificates on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets.
                                     Such differences may result if the
                                     interest rates on the applicable Classes of Certificates are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

I.  Maturity
    Protection....................   If so specified in the Prospectus
                                     Supplement, one or more Classes of
                                     Certificates may be entitled to third-party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

 J. The Guaranty.................   If so specified in
                                     the Prospectus Supplement, and in order to provide additional credit enhancement, The Money Store may provide a guaranty of amounts due on certain Classes of Certificates. The amount and formula for calculating such guaranty shall be as set forth in the Prospectus Supplement.

K.  Other Credit
    Enhancement...................   Other credit enhancement arrangements, as
                                     described in the related Prospectus
                                     Supplement, including (but not limited to) one or more reserve funds, letters of credit, financial guaranty insurance policies, a guaranty of The Money
                                     Store or third party guarantees, may be
                                     used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Certificates (the "Rating Agency").
                                     Additionally, to the extent a significant portion of the Mortgage Loans underlying a given Series of Certificates consists of FHA Loans, the related Prospectus
                                     Supplement will describe the features of any related credit support including, but not limited to, that provided by the FHA, if any.

Monthly Advances..................   If so specified in the related Prospectus
                                     Supplement, the Master Servicer will be
                                     required under each Agreement to remit to the Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted
                                     Mortgage Loan Remittance Rate (as defined herein under "Description of the
                                     Certificates--Monthly Advances and
                                     Compensating Interest") on the then
                                     outstanding principal balance of the
                                     related Series of Certificates and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the related Prospectus
                                     Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer in respect of interest on the Mortgage Loans as of the related Record
                                     Date. Such advances by the Master Servicer are reimbursable in the first instance from late collections of interest, including amounts received in connection with the liquidation of defaulted Mortgage Loans
                                     ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged
                                     Property or REO Property ("Insurance
                                     Proceeds"), and proceeds received by the Master Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property
                                     Proceeds") collected with respect to the related Mortgage Loans as to which the advances were made, and any other amount that would otherwise be distributed on the Class R Certificates. See "Description of the Certificates--Monthly Advances and
                                     Compensating Interest."

Compensating
Interest..........................   If so specified in the related
                                     Prospectus Supplement, with respect to
                                     each  Mortgage Loan as to which the Master
                                     Servicer receives a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment") or receives a principal payment that exceeds the scheduled payment by a specified multiple, but which was not intended by the Mortgagor to satisfy the Mortgage
                                     Loan in full or to cure a delinquency (a
                                     "Curtailment"), the Master Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Master
                                     Servicer as servicing compensation, an
                                     amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the principal balance of each such Mortgage
                                     Loan as of the beginning of the related
                                     Due Period at the  applicable weighted
                                     average Adjusted Mortgage Loan Remittance
                                     Rate over  (b) the amount of interest
                                     actually received on the related Mortgage
                                     Loan  during such Due Period.

Optional
Termination.......................   The Master Servicer, certain insurers, the
                                     holders of REMIC Residual  Certificates
                                     (as defined herein), or certain other
                                     entities specified in the related
                                     Prospectus Supplement may have the option to effect early retirement of a Series of Certificates through the purchase of the related Mortgage Assets and other assets in the related Trust under the circumstances and in the manner described in "The Agreement--Termination; Purchase of Mortgage Loans."

Mandatory
Termination.......................   The Trustee, the Master Servicer or
                                     certain other entities specified in the
                                     related  Prospectus Supplement may be
                                     required to effect early retirement of a Series of Certificates under the circumstances and in the manner specified in the related Prospectus Supplement and herein under "The Agreement--Termination;
                                     Purchase of Mortgage Loans."

Trustee ..........................   The trustee or trustees under any Agreement
                                     relating to a Series of Certificates (each, a "Trustee") will be specified in the related Prospectus Supplement.

Federal Income Tax
Consequences......................   The federal income tax consequences of
                                     the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code").

                                     REMIC. If an election is to be made to
                                     treat the Trust (or certain assets of the Trust) for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, in the opinion of Stroock & Stroock & Lavan, special Federal tax counsel ("Federal Tax Counsel"), Certificates representing an interest in the REMIC generally will be considered "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, but generally will not be considered "residential loans" for purposes of Section 593(g)(4)(B) of the Code.

                                     In the opinion of Federal Tax Counsel, for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                     Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL INCOME TAX CONSEQUENCES-- REMIC RESIDUAL CERTIFICATES--TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC RESIDUAL CERTIFICATES.

                                     GRANTOR TRUST. If no election is to be made to treat the Trust for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In the opinion of Federal Tax Counsel, holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Assets generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust.

                                     To the extent provided herein, Non-REMIC
                                     Certificates generally will represent
                                     interests in "real estate assets" for
                                     purposes of Section 856(c)(5)(A) of the
                                     Code and "Loans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code but should not be considered "residential loans" for purposes of Section 593(g)(4)(B) of the Code.

                                     Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA
Considerations....................   Fiduciaries of employee benefit plans or
                                     other retirement plans or  arrangements,
                                     including individual retirement accounts,
                                     certain Keogh plans,  and collective
                                     investment funds, separate accounts and
                                     insurance company  general accounts in
                                     which such plans, accounts or arrangements
                                     are invested,  that are subject to the
                                     Employee Retirement Income  Security  Act
                                     of  1974,   as  amended ("ERISA"), or the
                                     Code should carefully review with their
                                     legal advisors whether an investment in Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section
                                     2510.3-101 (the "Plan Asset

                                     Regulations"), thereby subjecting the
                                     Trustee and the Master Servicer to the
                                     fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of
                                     Section 4975 of the Code, unless a DOL
                                     administrative exemption applies. See
                                     "ERISA Considerations."

Legal
Investment........................   Each Prospectus Supplement will describe
                                     the extent, if any, to which the Classes of Certificates offered thereby will constitute "mortgage-related securities" for purposes of the Secondary Mortgage
                                     Market Enhancement Act of 1984 ("SMMEA") and whether they will be legal investments for certain types of institutional investors under SMMEA. See "Legal
                                     Investment" herein.

Registration of
Certificates......................   Certificates may be represented by global
                                     certificates registered in the name of Cede
                                     & Co. ("Cede"), as nominee of The
                                     Depository Trust Company ("DTC"), or
                                     another nominee. In such case,
                                     Certificateholders will not be entitled to receive definitive certificates representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See
                                     "Description of the
                                     Certificates--Book-Entry Registration"
                                     herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Certificates will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates.

BOOK-ENTRY REGISTRATION

         Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Since transactions in Certificates will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

         Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates--Book-Entry Registration."

NATURE OF SECURITY

         Certain of the Mortgage Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

         An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. Certain of the Mortgage Loans may be secured by Mortgaged Properties located in California and Texas. Certain areas of the country, including California and Texas, have experienced declines in real estate values over the last few years. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in the defense industry and declining real estate values. The President of the United States has endorsed a list of military bases to be closed within the next two to six years, which list includes significant bases in California. These closures, which have been approved by Congress, along with the recent general decline in defense spending, could have an adverse affect on economic conditions in California. The Representative will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general. See "The Single Family Lending Program--Servicing and Collections."

         Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

         General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans which are junior mortgage loans are small relative to the size of the loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are junior mortgage loans may also be smaller as a percentage of the principal amount of such junior mortgage loans than would be the case with a typical pool of first mortgage loans.

         Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

UNSECURED HOME IMPROVEMENT LOANS

         The obligations of the borrower under any Unsecured Home Improvement Loan included in a Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Unsecured Home Improvement Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the NHA Act (as defined herein) with respect to FHA Loans.

         The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the borrower could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the applicable Originator's representations and warranties, and the Representative would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CONSIDERATIONS

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         A number of factors suggest that the prepayment behavior of a pool including junior mortgage loans may be significantly different from that of a pool composed entirely of first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of a pool of junior mortgage loans which may result in a higher prepayment rate than that of a pool of first mortgage loans with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a junior mortgage loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a junior mortgage loan may be less than for a first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of junior mortgage loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity mortgage loans for federal income tax purposes may further increase the rate of prepayments of such junior mortgage loans. See "Maturity, Prepayment and Yield Considerations."

         Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies and, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Certificates. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Representative under the Agreement will have the same effect on the Certificateholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the secured Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Agreement" in the related Prospectus Supplement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Certain of the Mortgage Loans may be "simple interest" or "date-of-payment loans." If a payment is received on such a Mortgage Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Mortgage Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on such a Mortgage Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Mortgage Loan having a shorter average life than would have been the case had the payment been made as scheduled.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF
BANKRUPTCY OF THE REPRESENTATIVE OR AN ORIGINATOR

         In the event of the bankruptcy of the Representative or an Originator at a time when it or any affiliate thereof holds a Class R Certificate, a trustee in bankruptcy of the Representative or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Representative, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Certificateholders would be deemed to be creditors of the Representative, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the Mortgage Loans, with the Certificateholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Certificateholders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

CERTIFICATE RATING

         The rating of the Certificates will depend primarily on the creditworthiness of any third party provider of credit enhancement, if any, as set forth in the related Prospectus Supplement. Any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to a Series of Certificates would likely result in a reduction in the rating of such Series of Certificates.
See "Rating."

OTHER

          To the extent a significant portion of the Mortgage Loans underlying a given series of Certificates consists of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe any additional Risk Factors related to such Mortgage Loans.


                                   THE TRUSTS

         A Trust for any Series of Certificates will include the Mortgage Assets consisting of (A) a Pool* comprised of (i) Single Family Loans, (ii) Cooperative Loans, (iii) Multifamily Loans, (iv) Contracts, (v) FHA Loans, (vi) Secured Conventional Home Improvement Loans, (vii) Unsecured Home Improvement Loans, or
(B) Agency Securities or Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

         The Certificates will be entitled to payment only from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Mortgage Assets.

          Certain of the Mortgage Assets may have been originated by the Originators. Other Mortgage Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative. See "Mortgage Loan Program--Underwriting Criteria."

         The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS--GENERAL

         The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. It is expected that the Mortgage Loans or Contracts will be Conventional Loans (i.e., loans that are not insured or guaranteed by any governmental agency). However, if specified in the related Prospectus Supplement, certain of the Single Family Loans may be insured by the FHA or partially guaranteed by the VA. Mortgage Loans with Combined Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. The Mortgage Loans may be covered by Standard Hazard Insurance Policies.

         All of the Mortgage Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi- weekly or on such other terms as may be described in a Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its Mortgage Interest Rate. Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                  (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

         To the extent a significant portion of the Mortgage Loans underlying a given Series of Certificates consist of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated. The Prospectus Supplement for each Series of Certificates will contain information with respect to all the Mortgage Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected, principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property) and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected aggregate principal balance of Mortgage Loans having Combined Loan-to-Value Ratios at origination exceeding 80%, (viii) the expected Mortgage Interest Rate or APR and ranges of Mortgage Interest Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any,
(x) the expected aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions as of the date set forth in the Prospectus Supplement, (xi) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool, (xii) to the extent different from the amounts described herein, the amount of any Standard Hazard Insurance Policy required to be maintained with respect to each Mortgage Loan; (xiii) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the Mortgage Loans or the Pool and (xiv) the expected geographic location of the Mortgaged Properties. If specific information respecting the Mortgage Loans is not known to the Representative at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

          The Combined "Loan-to-Value Ratio" of a Single Family Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Single Family Loan (less the amount, if any, of the premium for credit life insurance) plus the then-current principal balance of the related first lien, if any, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Single Family Loan. To the extent a significant portion of the Mortgage Loans underlying a given Series of Certificates consists of FHA loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement may describe the method for calculating the Combined Loan-to-Value Ratio, if deemed relevant by the Representative. In the case of Refinance Loans, the value of the related Mortgaged Property generally will be based on an appraisal or valuation obtained at the time of refinancing. For purposes of calculating the Combined Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the value of such Manufactured Home generally will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The value of a used Manufactured Home generally will be the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. An overall decline in the market value of real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         Certain of the residential mortgage loans to be included in a Trust are expected to be residential mortgage loans secured by second, third or fourth liens ("Home Equity Loans") subordinate to the rights of the mortgagee under each related senior mortgage. The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Home Equity Loans in a Pool will be available to satisfy the principal balance of such Home Equity Loans only to the extent that the claims, if any, of the related senior mortgagee, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Home Equity Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Home Equity Loans in their loan portfolios, it has been the Originators' practice to satisfy each senior mortgage at or prior to a foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the Home Equity Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans-- Foreclosure/Repossession."

         In addition, general economic conditions and other factors (which may or may not effect real property values) have an impact on the ability of mortgagors to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by mortgagors. In the event of bankruptcy of a mortgagor, it is possible that a Trust could experience a loss with respect to the related Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by such Trust with respect thereto. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the Certificateholders of the related Series.

         The Representative will cause the Mortgage Loans comprising each Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

         The only obligations of the Representative or the Originators with respect to a Series of Certificates will be to provide (or, where the Representative or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Certificates the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Mortgage Loans." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         If provided in the related Prospectus Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Certificates at the time and in the manner set forth in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

         Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on one- to four-family residential properties. If so specified in a Prospectus Supplement, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low-rise condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings. Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

         The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in low-rise condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

MULTIFAMILY LOANS

         "Multifamily Loans" will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units.

         Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

         Substantially all of the Multifamily Loans will be secured by mixed-use properties, with no less than approximately 90% of such properties, measured by square footage, number of units and projected rent, being allocated to residential units.

CONTRACTS

         Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

         The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

FHA LOANS

         The FHA Loans will consist of home improvement loans originated under Title I (the "Title I Loan Program") of the National Housing Act of 1934 (the "NHA Act"). Under the NHA Act, the Federal Housing Administration (the "FHA"), an agency of the United States Department of Housing and Urban Development ("HUD"), is authorized and empowered to insure qualified lending institutions against losses on eligible loans. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans; (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). Property improvement loans (the "Title I Property Improvement Loans") may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily, manufactured housing and nonresidential structures.

          Title I Property Improvement Loans, in addition to improvements to protect the livability or utility of single family, multifamily or manufactured housing or nonresidential property, also include loans for the renovation or preservation of historic residential structures and loans to finance the installation of fire safety equipment in existing health care facilities. Loan processing and credit determinations are done by an approved financial institution. Each lender is required to use prudent lending standards in underwriting individual loans.

         Under the Title I Loan Program, the FHA does not review individual loans at the time of approval (as is typically the case with some other federal loan programs), except when the amount of a Title I Property Improvement Loan would result in any borrower having a total unpaid principal obligation on such loans in excess of certain specified amounts, in which case HUD approval must be obtained.

         The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to the limits of the reserve amount discussed below. Such FHA insurance is accorded the full faith and credit of the United States of America. Thus, a lender under the program risks the loss of up to 10% of the principal balance on every loan submitted to the FHA for an insurance claim (or a greater amount if the lender's reserve amount is diminished or exhausted), plus a portion of the interest on such loans.

         At the time the FHA receives a new loan origination or transfer of note report from an approved lender, the FHA adds to the balance in the reserve amount established by the FHA for the lender originating or purchasing such loan an amount equal to 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing the loan. The balance in the reserve amount limits the amount of claims the FHA is required to pay.

         The reserve amount established by the FHA for each lender will be reduced by the amount of all insurance claims approved for payment in conjunction with losses on such loans. The lender's reserve amount will be increased based upon additions made pursuant to the origination or purchase of eligible loans registered for insurance.

         The FHA charges a fee of 0.50% per annum of the original balance for each loan it insures, on a non- declining basis. The FHA bills the lender annually (on the anniversary date of origination) for the insurance premium, unless the loan has a maturity of 25 months or less, in which case the insurance charge is payable in one lump sum. If a loan is prepaid during the year, the FHA will not rebate the insurance premium nor reduce the balance in the lender's insurance coverage reserve account. The unused insurance charge will, however, be rebated when a Title I loan is refinanced.

 SECURED CONVENTIONAL HOME IMPROVEMENT LOANS

         The Secured Conventional Home Improvement Loans will consist of secured conventional loans, the proceeds of which generally will be used for purposes similar to those described under the heading "--FHA Loans." To the extent set forth in the related Prospectus Supplement, the Secured Conventional Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

UNSECURED HOME IMPROVEMENT LOANS

         The Unsecured Home Improvement Loans will consist of conventional unsecured home improvement loans and FHA insured home improvement loans. To the extent set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

AGENCY SECURITIES

         Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one- half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

          GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

         GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA Project Certificates"). The Prospectus Supplement for a Series of Certificates that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

         Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          FNMA Certificates. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one-family or two- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

         Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government- sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

          FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

          Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

         Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

         Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

         FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

         FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). The Prospectus Supplement for a Series of Securities issued by a Trust that included FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage- backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government- sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

         Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

         General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations ("CMO's") secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

         The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Representative. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Underlying Loans. The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement, (i) no mortgage loan underlying the Private Mortgage-Backed Securities will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each underlying mortgage loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

         Additional Information. The Prospectus Supplement for a Series for which the related Trust includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term- to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage- Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


                                 USE OF PROCEEDS

          The Representative and the Originators may use the net proceeds to be received from the sale of the Certificates of each Series for general corporate purposes, including repayment of debt and the origination and acquisition of residential mortgage loans and other loans. The Representative expects Certificates to be sold in Series from time to time.


                     THE REPRESENTATIVE AND THE ORIGINATORS

         The Mortgage Loans will have been originated or acquired by the Originators. The Money Store will act as the Master Servicer of the Mortgage Loans and other Mortgage Assets. Except for certain representations and warranties relating to the Mortgage Loans and other Mortgage Assets and certain other matters, the obligations of The Money Store with respect to the Mortgage Loans and other Mortgage Assets will be limited to its contractual servicing obligations.

          The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey.

         The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, loans partially guaranteed by the United States Small Business Administration, student loans, and automobile loans.

         Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.


                     THE SINGLE FAMILY LOAN LENDING PROGRAM

OVERVIEW

         The Money Store's and the Originators' mortgage lending activities consist primarily of originating, purchasing, selling and servicing mortgage loans that are primarily secured by one- to four-family residential properties, including low-rise condominiums, single-family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans"). It has been the Originators' policy generally not to make mortgage loans secured by high-rise condominiums, cooperative residences or other categories of properties that management believes have demonstrated relatively high levels of risk. The majority of Single Family Loans are to borrowers owning a single-family detached home. Single Family Loans are made to borrowers for, among other purposes, education, home improvements and debt consolidation. The Money Store and its subsidiaries also originate, with the intention of selling and servicing, Multifamily Loans, FHA Loans, Secured Conventional Home Improvement Loans, Unsecured Home Improvement Loans and loans partially guaranteed by the United States Small Business Administration. In addition, The Money Store and its subsidiaries from time to time purchase packages of loans from other lenders or government agencies.

         Historically, the majority of all loans originated and purchased by the Originators were Single Family Loans with original terms of 15 years. Starting in 1992, the Originators began originating and purchasing Single Family Loans with original terms of up to 30 years. The Money Store believes that the longer term, and correspondingly lower monthly payments, of these Single Family Loans is attractive to customers who might otherwise refinance an existing loan or obtain a new loan from a bank or other traditional long term lender. The Money Store believes that its rapid turnaround time from application to funding also makes it an attractive alternative to more traditional lenders. The following is a description of the origination, underwriting, servicing and other procedures used by The Money Store and the Originators in connection with their Single Family Loan program. If a significant portion of the Mortgage Loans underlying a given Series of Certificates consists of FHA Loans, Secured Conventional Home Improvement Loans and/or Unsecured Home Improvement Loans, the related Prospectus Supplement will contain a similar description of the program relating to such Mortgage Loans.

SINGLE FAMILY LOAN ORIGINATION

         The Originators' Single Family Loan origination offices are generally located in small and medium-sized suburban communities. All Single Family Loan origination offices have a manager who reports to senior management. Each regional office supervises the operations of a group of states. The supervision of all of the Originator's underwriting and administrative functions is conducted from the Sacramento, California headquarters.

         The entire application and approval process for Single Family Loans is generally conducted by telephone. The Originators attempt to grant approvals of loans quickly to borrowers meeting their underwriting criteria. A loan officer is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower and verified with third parties. Depending on the size of the loan applied for, loan applications must be approved by an underwriter located in the Sacramento, California headquarters. Loan officers are trained to structure loans that meet the applicant's needs, while satisfying the Originators' lending criteria. If an applicant does not meet the lending criteria, the loan officer may offer to make a smaller loan, if a smaller loan would meet the lending criteria, or suggest a debt consolidation package that better suits the applicant's needs.

         The Originators also acquire Single Family Loans through an indirect lending program, from independent brokers. Such Single Family Loans are underwritten by the Originators using the same criteria applied to loans originated by such Originator. Brokers participating in this program must satisfy certain requirements established by the Originators pertaining to experience, size of business and various licenses and approvals. The Originators also acquire, from time to time, portfolios of Single Family Loans from various third parties. The Originators will not sell such acquired loans to a Trust unless the Originators determine that such loans, when originated, were underwritten using the same criteria applied to loans originated by the Originators.

         Starting in October 1995, the Originators began originating Single Family Loans under a program that will result in lower interest rates for borrowers that make timely payments during the early years of the related loan. Under this program, if a borrower remits all scheduled payments during the first year of the loan on a timely basis, the interest rate on the loan will be reduced 0.50% per annum. If the borrower remits all scheduled payments during the second year of the loan on a timely basis, the interest rate will be reduced an additional 0.50% per annum and, if all payments are made during the third year of the loan on a timely basis, the interest rate will be reduced a final 0.50% per annum. Once the interest rate on a loan is reduced, it will not be increased, regardless of the borrowers future payment record.

UNDERWRITING CRITERIA

         The following is a brief description of certain of the underwriting standards used by the Originators to underwrite Single Family Loans. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. To the extent that the relevant underwriting criteria differ from those described herein, the related Prospectus Supplement for such Series will specifically describe such criteria.

         In certain cases deemed appropriate by an Originator's underwriters, loans may be made outside of the Originator's guidelines with the prior approval of pre-designated senior officials. No information is available with respect to the portion of the Mortgage Loans which was originated outside of these guidelines.

         The Originators' objective in originating Single Family Loans is to provide loans to borrowers with satisfactory income and credit histories deemed sufficient to demonstrate the ability to repay their loan. The primary and initial origination policy is to analyze the applicant's creditworthiness (i.e., a determination of the applicant's ability to repay the loan). Creditworthiness is assessed by examination of a number of factors, including calculating a debt-to-income ratio obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income. Fixed monthly debt generally includes (i) the monthly payment under the related prior mortgages (which generally includes an escrow for real estate taxes) based, in the case of an adjustable-rate first mortgage, on the assumption that the then-current rate is the rate at which interest will accrue on such loan, (ii) the monthly payment on the loan applied for and (iii) other installment debt, including, for revolving debt, the required monthly payment thereon or if no such payment is specified, 5% of the balance as of the date of calculation. Fixed monthly debt does not include any debt (other than revolving credit debt) described above that matures within less than 10 months of the date of calculation. Except as otherwise set forth in the related Prospectus Supplement, the debt-to-income ratio of any borrower will not have exceeded 50% as of origination of the related loan. Creditworthiness is also assessed by examining the applicant's credit history through standard credit reporting bureaus, and by checking the applicant's payment history with respect to the first mortgage, if any, on the property.

         The second origination policy for Single Family Loans is a determination of the Combined Loan-to-Value Ratio. Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. For each Single Family Loan, the Originator confirms the value of the property to be mortgaged by appraisals (which in certain cases may be drive-by appraisals) performed by independent appraisers. Drive-by appraisals involve a visual observation of the exterior of the characteristics and condition of the property and the neighborhood. Because the interior dimensions, improvements and conditions are not inspected, a drive-by appraisal produces only a general approximation of value for the particular property. If the Originator has previously originated a loan to the same borrower secured by the same property within one year, the Originator may rely on the prior appraisal in conjunction with a new drive-by appraisal. If an appraisal is not required to be obtained for a Single Family Loan, the value of the related mortgaged property, as represented by the borrower, may be evaluated through other methods such as a drive-by appraisal, a review of comparable sales or tax assessments or reliance upon a recent sales price for such mortgaged property. Such methods do not constitute an appraisal of the related mortgaged property. All Combined Loan-to-Value Ratios are determined prior to approval of the loans.

         The Originators have several procedures which they use to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. If the senior mortgage lender cannot be reached by telephone to verify this information, the Originator may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus.

         In order to verify an applicant's employment status, the Originators may obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or may telephone the applicant's employer or obtain written verification from the employer. As in the case of the senior mortgage lender verification procedures, if the employer will not verify employment history over the telephone, the Originator may rely solely on the other information provided by the applicant.

         The Originators will not close a Single Family Loan prior to receiving evidence that the property securing the loan is insured. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming the Originator as a loss payee under the insurance policy, which the Originator will thereafter mail to the insurer. Accordingly, the Originator normally will not be named as a loss payee with respect to the property securing the Single Family Loan at the time the loan is closed.

         A title search is ordered to verify the vesting of title to the Mortgaged Property, along with the existence of any mortgages, tax or other liens that have been levied on the property, to assure that the lien priority will be as represented by the borrower.

         Most Single Family Loans originated or purchased by the Originators generally are scheduled to amortize over their terms and provide for equal monthly payments over their terms. The Originators also offer a "balloon" mortgage on a limited basis. The Originators collect nonrefundable points, late charges and various fees in certain states in connection with their mortgage loans. Other fees charged, where allowable, include those related to credit reports, lien searches, title insurance and recordings, prepayment fees and appraisal fees.

         Although the Originators have no maximum dollar amount for Single Family Loans, the actual maximum amount that they will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the real estate's appraised value.

QUALITY CONTROL

         Quality control is exercised in two areas: lending and documentation standards. In the case of Single Family Loans, a centralized quality control staff checks to confirm that lending and documentation standards are met. Every month, at least one office is audited and every loan type originated during the prior month by such office is reviewed for compliance with lending and documentation standards. Five percent of all Single Family Loans originated by the Originators are audited at random on a monthly basis for compliance with lending and documentation standards. Additional offices receive audits on a random, monthly basis. In order to confirm the validity of appraisals obtained at the time loans are made, reappraisals are obtained for the property securing the loans in approximately two percent to five percent of the transactions.

REFINANCING POLICY

         Where the Originators believe that borrowers having existing loans with them are likely to refinance such loans due to interest rate changes or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee and servicing income for the Originators. Since the solicited borrowers may refinance their existing loans in any case, the Representative believes that this practice will be unlikely to affect the prepayment experience of the Single Family Loans in a material respect. The Originators also have solicited their borrowers who are in good standing to apply for additional loans, consistent with their origination standards, where deemed appropriate.

SERVICING AND COLLECTIONS

         The Money Store, as Master Servicer, will be required under the related Agreement to master service the Mortgage Loans and other Mortgage Assets underlying a particular Series of Certificates with the same degree of skill and care that it exercises with respect to all comparable loans and assets that it master services for its own account. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

         Borrowers are sent payment coupon books that specify the fixed payment due and the late payment amount, if any. Due dates for payments occur throughout the calendar month. If payment is not received within fifteen working days of the due date, an initial collection effort is made by telephone in an attempt to bring the delinquent account current. The various stages of delinquency are monitored and evaluated on a monthly basis.

         Means of contacting delinquent accounts include, but are not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, the Servicer may modify the payment schedule (as permitted by the Agreement) but will not remove the loan from a delinquency status.

         The course of action taken by the Servicer is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related Mortgaged Property and the reason for the current inability to make timely payments.

         When a loan is 90 days past due, the related Mortgaged Property is required to be reappraised and the results evaluated by the Company to determine a course of action. Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if: (i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received or (iii) the servicer discovers circumstances indicating potential loss exposure. During the foreclosure process, any expenses incurred by the Servicer may be added to the amount owed by the borrower, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer proceeds to liquidate the asset.

         The Servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the related senior mortgages. In such cases, the Servicer generally will pay the amount due on the senior mortgages to the senior mortgagees, if the Servicer considers it to be in the best interest of the related Certificateholders to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Servicer's foreclosure action, the Servicer will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. The Servicer retains "in-house" counsel in part to help assist with problem accounts. Such counsel may be utilized by all levels of management to help avoid legal problems, including those associated with consumer lending.

         Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in its real-estate loan portfolio and applicable laws and regulations, as well as other items.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. Only if a delinquency cannot otherwise be cured will the servicer decide that liquidation is the appropriate course of action. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.


                         DESCRIPTION OF THE CERTIFICATES

         Each Series of Certificates will be issued pursuant to an Agreement, dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-off Date"), among The Money Store, the applicable Originators and the Trustee for the benefit of the Certificateholders of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. A form of an Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to The Money Store, 2840 Morris Avenue, Union, New Jersey 07083, Attention:
 Corporate Counsel.

GENERAL

         The Certificates of each Series will represent fractional undivided ownership interests in a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Certificates will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination.

         Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a certificate administrator may perform certain duties in connection with the administration of the Certificates.

         The Certificates will not represent obligations of the Representative, the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement, (a) the Mortgage Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Certificate Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, guaranties of The Money Store or other credit enhancement or maturity protection covering any Certificates, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

         Each Series of Certificates will be issued in one or more Classes. Each Class of Certificates of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Certificates may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

         A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment with respect to one or more Subordinated Classes of Certificates of such Series. Certain Series or Classes of Certificates may he covered by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Certificates may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the record dates specified in the Prospectus Supplement Unless Definitive Certificates have been issued, the registered holder of all Certificates will be Cede. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the final distribution notice to Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

         Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

         Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds available in the related Certificate Account and other accounts to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Certificate Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Certificate Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case, for (i) all payments on the Mortgage Loans that were due on or before the Cut-off Date; (ii) all Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received after the period specified in the related Prospectus Supplement (the "Principal Prepayment Period"); (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Determination Date; (iv) amounts representing reimbursement for Advances, as specified in the related Prospectus Supplement; (v) amounts representing reimbursement for any unpaid Servicing Fee or Contingency Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Mortgage Loans;
(vi) all income from any Permitted Investments held in the Certificate Account for the benefit of the Master Servicer; and (vii) any Advances deposited in the Certificate Account prior to the applicable Remittance Date.

         The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Certificateholders will have the effect of accelerating the amortization of Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the related Trust. Distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class, or as otherwise described in a Prospectus Supplement.

MONTHLY ADVANCES AND COMPENSATING INTEREST

         In order to maintain a regular flow of scheduled interest payments to Certificateholders (rather than to guarantee or insure against losses) if provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted Mortgage Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Certificates and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Mortgage Loans as of the related Record Date (such excess, the "Monthly Advance"). For each Class of Certificates, the "Adjusted Mortgage Loan Remittance Rate" will equal the sum of the related Pass- Through Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate, over (b) the amount of interest actually received on the related Mortgage Loan for such Due Period (such difference, "Compensating Interest").

BOOK-ENTRY REGISTRATION

         If so specified in the related Prospectus Supplement, the Certificates initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates and reports relating to the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments and reports relating to the Certificates after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit reports and payments of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess certificates, the rules provide a mechanism by which Certificateholders will receive distributions and reports and will be able to transfer their interests.

         Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Certificates only through Participants by instructing such Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

         DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

         Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Remittance Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more Classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Certificates of such Series, (ii) the use of a Certificate Guarantee Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, a guaranty of The Money Store, other third party guarantees or maturity protection, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Certificates, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

         To enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series will instead be payable to holders of one or more Classes of Senior Certificates, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Certificate Account, prior to any such distribution being made to holders of the related Subordinated Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

         In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

         If so specified in the related Prospectus Supplement, the same Class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

CERTIFICATE GUARANTY INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates. The issuer of any Certificate Guaranty Insurance Policy (a "Certificate Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Certificate Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

         The specific terms of any Certificate Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date.

         Subject to the terms of the related Agreement, the Certificate Guaranty Insurer may be subrogated to the rights of each Certificateholder to receive payments under the Certificates to the extent of any payments by such Certificate Guaranty Insurer under the related Certificate Guaranty
Insurance Policy.


SPREAD AMOUNT

          If so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Certificates. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Certificates to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Certificates have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Certificates.

MORTGAGE POOL INSURANCE POLICIES

         If specified in the Prospectus Supplement related to any Pool of Mortgage Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Mortgage Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below or in the related Prospectus Supplement, cover loss by reason of default in payment on the related Mortgage Loans in the Pool in an amount initially equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Pool as of the Cut-off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Mortgage Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.


         The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

         The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement-- Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

         Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

         The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

         If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

         The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

RESERVE ACCOUNTS

         If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount.
See "--Subordination" above.

         The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Certificateholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Certificateholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

         If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Certificates on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Certificates are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

MATURITY PROTECTION

         If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to third- party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR
AGREEMENTS

         If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, a guaranty of The Money
Store, other third party guarantees, guaranties or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

--------
* Whenever the terms "Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Mortgage Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust" will refer to one specific Trust.

 CROSS SUPPORT

         If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trusts, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

         The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Single Family Loans, Cooperative Loans and Contracts generally may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

         In general, prepayment of Mortgage Loans is likely to increase when the level of prevailing interest rates declines significantly, although the prepayment rate is influenced by a number of other factors, some of which are described below. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Mortgage Loans will actually experience.

         Generally, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of the Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Mortgage Loans.

         The secured conventional Mortgage Loans and Contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

          The weighted average lives of Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans faster than otherwise scheduled.

         When a full prepayment or Curtailment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), as described under "Certain Legal Aspects of the Mortgage Loans-- Soldiers' and Sailors' Civil Relief Act" herein. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Certificates could be adversely affected.

         Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Certificates. See "The Agreement--Termination; Purchase of Mortgage Loans."

         If so specified in the related Prospectus Supplement, the effective yield to certain Certificateholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Certificates from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Certificates.

         The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates.


                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF MORTGAGE LOANS

         Pursuant to each Agreement, at the time of issuance of Certificates of a Series the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Mortgage Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-off Date with respect to such Mortgage Assets.

         In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Mortgage Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Mortgage Assets identified in a schedule attached to a supplemental conveyance relating to such additional Mortgage Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Mortgage Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Mortgage Asset as of its related Cut-off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Mortgage Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Mortgage Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

         Any conveyance of additional Mortgage Assets will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (i) each such additional Mortgage Asset must satisfy the eligibility criteria specified in the preceding paragraph as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Mortgage Assets to the related Trust;
(iii) neither the Originator nor The Money Store will have selected such additional Mortgage Assets in a manner that either believes is adverse to the interests of Certificateholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Mortgage Assets.

         In connection with such sales of the Mortgage Loans, the Representative will be required to deliver to the Trustee certain specified items (collectively with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, each Trustee's Mortgage File will be required to include the following, together with certain other specified items: (a) The original Mortgage Note; (b) either: (i) the original Mortgage, with evidence of recording thereon or (ii) a certified copy of the Mortgage where the original has been transmitted for recording or has been lost; and (c) an assignment of the Mortgage Loan from the applicable Originator to either the related Trustee or Initial Co-Trustee under the Agreement with evidence of recording thereon.

          The Trustee will be required to review each such Trustee's Mortgage File to ascertain that all required documents have been executed and received. If the Certificate Guaranty Insurer, if any, or the Trustee finds any document constituting a part of a Trustee's Mortgage File which is not properly executed, has not been received, is unrelated to the Mortgage Loans of the related Trust or does not conform in a material respect to the description thereof provided on behalf of the Representative, the Certificate Guaranty Insurer, if any, or the Trustee is required promptly to notify the Master Servicer, The Money Store, and the Trustee or the Certificate Guaranty Insurer, if any, respectively. The Money Store is required to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified. If, however, within 60 days after the Trustee's notice to it respecting such defect The Money Store has not remedied the defect and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan or the interests of the Certificate Guaranty Insurer, if any, The Money Store is required to (i) substitute in lieu of such Mortgage Loan a substitute Mortgage Loan which qualifies for substitution under the Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution, deposit in the related Principal and Interest Account (as defined herein under "--Payments on the Mortgage Loans") the amount of such shortfall in principal balance arising from such substitution (the "Substitution Adjustment") or (ii) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase, plus 30 days' interest on such principal balance, computed at the Adjusted Mortgage Loan Remittance Rate (as defined in the related Prospectus Supplement) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees and Contingency Fees (each as defined herein under "--Servicing and Other Compensation and Payment of Expenses") and certain other amounts advanced by and reimbursable to the Master Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Certificate Guaranty Insurer, if any, related to such Mortgage Loan, which purchase price will be deposited in the Principal and Interest Account and delivered to the Trustee on the next succeeding Determination Date, except for the amount described above relating to unreimbursed Insured Payments, if any, which shall be paid directly to the Certificate Guaranty Insurer; provided, however, that, if a REMIC election has been made for the related Trust, The Money Store may not take any such action unless it has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters (an "Opinion of Counsel") which states that such a purchase or substitution would not constitute a "prohibited transaction," as defined in
Section 860F of the Code (a "Prohibited Transaction").

REPRESENTATIONS AND WARRANTIES

          The Representative will represent, among other things, that as of the related Cut-off Date as to each Mortgage Loan sold to the related Trust, the information provided with respect to such Mortgage Loan was true and correct; all of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee or a custodian on its behalf (the "Custodian"); each Mortgage was a valid and subsisting lien of record on the Mortgaged Property; immediately prior to such transfer and assignment, the Originators were the sole owners of each Mortgage Loan conveyed by them; and as of the related Cut-off Date, no Mortgage Loan will be 59 days or more delinquent in payment, no Mortgage Loan originated within 12 months of the related Cut-off Date will be delinquent 59 days or more as measured at the end of any month during the 12 months immediately preceding such Cut-off Date, and with respect to Mortgage Loans originated more than 12 months before such Cut-off Date, no more than the percentage of Mortgage Loans specified in the related Prospectus Supplement (measured by outstanding principal balance as of such Cut-off Date) will have been on up to two occasions 60 days delinquent as measured at the end of any month since the inception of each such Mortgage Loan.

         Pursuant to the Agreement, upon the discovery by The Money Store, the Servicer, any Subservicer, the Custodian, the Certificate Guaranty Insurer, if any, or the Trustee that any of the representations and warranties contained in the Agreement have been breached in any material respect as of the related Cut-off Date, with the result that the interests of the related Trust in the related Mortgage Loan or the interests of the Certificate Guaranty Insurer, if any, were materially and adversely affected, notwithstanding that such representation and warranty was made to The Money Store's best knowledge, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of The Money Store's discovery or its receipt of notice of any such breach, The Money Store will be required to cure promptly such breach in all material respects, or (i) remove such Mortgage Loan and substitute one or more Qualified Substitute Mortgage Loans or (ii) purchase such Mortgage Loan, in each case on the same terms and on the same conditions as described above under "Sale of Mortgage Loans." The obligation of The Money Store to so substitute or purchase any Mortgage Loan will constitute the sole remedy respecting a material breach of any such representation or warranty available to the Certificateholders or the Trustee.

 PAYMENTS ON THE MORTGAGE LOANS

         The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

         All funds in the Principal and Interest Accounts will be required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

         The Master Servicer will be required to deposit or cause to be deposited in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the related Cut-off Date on account of principal and interest on the related Mortgage Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Mortgage Loan and other servicing compensation payable to the Master Servicer as permitted by the Agreement).

         Not later than the day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month (each such day a "Determination Date"), the Master Servicer will be required to wire transfer to the Trustee the Available Remittance Amount for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a "Certificate Account").

         Unless otherwise specified in the related Prospectus Supplement, the "Available Remittance Amount" will be defined in the Agreement to include, with respect to any Remittance Date, without duplication:

                  (i) the sum of all amounts received by the Master Servicer or any Sub-Servicer on the Mortgage Loans (including amounts paid by the Master Servicer and the Representative and excluding amounts required to be deposited into any related Reserve Account, amounts paid as reimbursement to the Master Servicer of advances and amounts recovered as voidable preferences) during the immediately preceding calendar month (the "Due Period"), plus

                  (ii) the amount of any Monthly Advance and Compensating Interest payments with respect to the Mortgage Loans remitted by the Master Servicer for such Remittance Date.

         The term Available Remittance Amounts will not include Insured Payments, if any.

GENERAL SERVICING STANDARDS

         The Master Servicer will agree to master service the Mortgage Loans in accordance with the related Agreement and, where applicable, prudent mortgage servicing standards. "Prudent mortgage servicing standards" generally will require the Master Servicer to exercise collection and foreclosure procedures with respect to the Mortgage Loans with the same degree of care and skill that it would use in master servicing mortgage loans for its own account. Pursuant to each Agreement, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Mortgage Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and a contingency fee (the "Contingency Fee") equal to the percentage per annum specified in the related Prospectus Supplement of the principal balance of each Mortgage Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store is replaced as Master Servicer under the related Agreement. However, as long as The Money Store acts as Master Servicer, it will be entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

         The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a loan is 90 days past due, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

         The Master Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (ii) the full insurable value of the premises securing the Mortgage Loan, and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the senior lien, if any, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer or any Sub-Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited in the Principal and Interest Account.

         In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without individual fire and hazard insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

 ENFORCEMENT OF DUE ON SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Certificate Guaranty Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

REALIZATION UPON DEFAULTED MORTGAGE

         The Master Servicer generally will foreclose upon or otherwise comparably convert the ownership in the name of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. However, the Master Servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

         The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

          The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

REMOVAL AND RESIGNATION OF MASTER SERVICER

         With respect to each Series of Certificates, the Certificate Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Certificates of the related Series, other than the Class R Certificates (the "Majority Certificateholders"), by notice in writing to the Master Servicer and with the prior written consent of the Certificate Guaranty Insurer, if any, which consent may not be unreasonably withheld, may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

                  (i) (A) an Event of Nonpayment (as defined below); (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Certificate Guaranty Insurer, if any, or the Certificateholders; (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i)(A), (i)(B), (i)(D) and (i)(E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Guaranty Insurer, if any; or

                  (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Certificateholder or the Certificate Guaranty Insurer, if any; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         An "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

         The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Certificate Guaranty Insurer, if any, the Trustee and the Majority Certificateholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

         Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority Certificateholders or the Certificate Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Guaranty Insurer, if any, having a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

         The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The Trust established under each Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last Mortgage Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer or the Certificate Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Certificate Guaranty Insurer, if any, and all Certificateholders in writing, or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

         Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Mortgage Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Certificate Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the Termination Price.

         On any Remittance Date on or after the Cross-Over Date on which Mortgage Loans with an aggregate principal balance as of the Cut-off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Mortgage Loans, the Certificate Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Mortgage Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

         If a REMIC election is made for a Series of Certificates, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to
Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Certificateholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Certificate Guaranty Insurer, if any, may notify the Trustee of the Certificate Guaranty Insurer's determination to purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of such Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on such Mortgage Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Mortgage Loan Remittance Rates, and (z) the interest portion of any unreimbursed insured payment made by the Certificate Guaranty Insurer, if any. Upon receipt of such direction by the Majority Certificateholders or of such notice from the Certificate Guaranty Insurer, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

         If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Certificateholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Mortgage Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and
(ii) in the event that the Certificate Guaranty Insurer has given the Trustee notice of the Certificate Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Certificate Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

         Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Certificate Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Certificateholders and the Certificate Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

         Each Agreement will provide that the Majority Certificate-holders may exercise any trust or power conferred on the Trustee with respect to the Certificates or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Certificates, only Holders of such Class or Classes may exercise such trust or power.

AMENDMENT

         Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Guaranty Insurer, if any, without the notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Mortgage File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Certificateholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party thereto without the consent of such party.

         Each Agreement may be amended from time to time by The Money Store, the Master Servicer and the Trustee with the consent of the Certificate Guaranty Insurer, if any, and the Holders of the majority of the percentage interest in each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificates without the consent of the Holders of 100% of each Class of Certificates affected thereby.

         Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the Certificate Guaranty Insurer, if any, without the notice to or consent of the Certificateholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

         It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

         Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Mortgage Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.

NATURE OF THE MORTGAGE ASSETS

         Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. The Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

         Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Representative will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition, the Representative will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

         As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Representative.

         The Representative will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Representative, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Representative or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Representative's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Representative or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Representative and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

          If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Representative will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

         Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sales take place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

         Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

         Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

FORECLOSURE IN CALIFORNIA

         It is expected that a significant portion of the Mortgage Assets (by principal balance) will be secured by properties located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

         Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. However, in the case of certain purchase money mortgage loans, a lender may be prohibited by statute from obtaining a deficiency judgment. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws (including California law) affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the seller of such Contract had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the seller to repurchase the Contract because of a breach of such seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner

DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgager or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

 SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Certificateholders would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Representative or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against a Trust.

ENVIRONMENTAL CONSIDERATIONS

         Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel, ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

          Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

         With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

         To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

         Status of REMIC Certificates. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the REMIC's assets will include payments on Mortgage Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Assets generally will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. However, Mortgage Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Asset exceeds the value of the property securing the Mortgage Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets under any of those provisions. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for the purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

         For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

         Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

          Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

         Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

         Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

         The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

         The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

         The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

         A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

         Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment remote.

         Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

         Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

          In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

         If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation, since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

         Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

         Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

         In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

         Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates-Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

         Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

         REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Mortgage Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

         Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

         Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

         The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

         A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

         As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

         A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

         If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

         The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

         There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

         Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

         In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

         The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

         Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

         If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

         The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

         The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Mortgage Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Mortgage Loans or to sell defective Mortgage Loans in accordance with the Agreement.

         A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

         Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the holders of the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificateholders, unless otherwise specified in the Prospectus Supplement.

         Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

         If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

         The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

         A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

         The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

         Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

         Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

         A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

         The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

         Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Expenses" below. No prediction can be made regarding whether such legislation will be enacted.

         The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

         A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single- class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single- class REMIC rules.

FOREIGN INVESTORS

         REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (d) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (d), above, unless the trust elects to have its United States status determined under the criteria set forth in (d) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

          REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

         The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

         Gain on Transfers of Certificates. A Certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of a REMIC Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificateholder in the United States,
(ii) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
(iii) in the case of gain representing accrued interest, the Certificateholder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such holder.

BACKUP WITHHOLDING

         Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

         The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

         Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

         The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

         Tax Status of the Trust. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

         A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, a holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

         Status of the Non-REMIC Certificates. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-Remic Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

         Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The Internal Revenue
 Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

         If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

         If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to these issues. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Assets will prepay at that rate or at any other rate.

         In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

         Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

         Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates."

         If discount other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Asset, to the amount of principal on such Mortgage Asset received by the Trust in that month. Because the Mortgage Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Mortgage Assets remaining at the time of purchase of the Non-REMIC Certificate.

         If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

         It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

         If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

         Sales of Non-REMIC Certificates. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

         Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury Regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim an exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

          Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.


                              ERISA CONSIDERATIONS

         ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

         In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Certificate Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Certificate Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Loans are noted below.

         The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass- through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Class A Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

         In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Representative, the Certificate Guaranty Insurer, the Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

          In the case of any Plan with respect to which the Representative, the Servicer, the Certificate Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Certificate Guaranty Insurer.

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

         In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Certificates.

         One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. However, even if the conditions specified in the Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

         Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

         Each Prospectus Supplement will describe the extent, if any, to which the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Certificates will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Certificates as legal investments for such purchasers prior to investing in any Class of Certificates.


                              PLAN OF DISTRIBUTION

         The Certificates offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

         The Certificates in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Certificates described in the related Prospectus Supplement, if they are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Certificates of such Series.

         The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         Certain legal matters relating to the validly of the issuance of the Certificates of each Series will be passed upon for the Representative by Eric
R. Elwin, Esq., Corporate Counsel of the Representative and certain legal matters relating to the validity of the issuance of the Certificates of each Series will be passed upon for the Underwriters of the Certificates of each Series by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.





                              FINANCIAL INFORMATION

         A new Trust will be formed to own the Mortgage Assets and to issue each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.


                                     RATING

         It is a condition to the issuance of the Certificates of

each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Adjustable Rate................................................         6
Adjusted Mortgage Loan Remittance Rate.........................        42
Agency Securities..............................................         6
Agreement......................................................         5
APR............................................................         8
ARM............................................................        85
Available Remittance Amount....................................        53
Balloon Loans..................................................        19
Bankruptcy Bond................................................        13
Basis Risk Shortfall...........................................        68
Buydown Funds..................................................        69
Cede...........................................................        17
Certificate Account............................................        53
Certificate Guaranty Insurance Policy..........................        12
Certificate Guaranty Insurer...................................        45
Certificate Register...........................................        41
Certificateholders.............................................         2
Certificates...................................................         1
Class..........................................................         2
Cleanup Costs..................................................        67
CMO............................................................         9
Code...........................................................        15
Commission.....................................................         3
Compensating Interest..........................................        15
Contingency Fees...............................................        53
Contracts......................................................         6
Conventional Loans.............................................         5
Cooperative Loans..............................................         5
Cooperatives...................................................         5
Curtailment....................................................        15
Custodian......................................................        52
Cut-off Date...................................................        40
Definitive Certificates........................................        45
Designated Depository Institution..............................        53
Detailed Description...........................................        23
Determination Date.............................................        14
DTC............................................................        17
Due Period.....................................................        53
ERISA..........................................................        17
Event of Nonpayment............................................        56
Federal Tax Counsel............................................        16
FHA............................................................         5
FHA Loans......................................................         6
FHLMC..........................................................         6
Final Determination............................................        57
Fixed Rate.....................................................         6
FNMA...........................................................         6
FTC Rule.......................................................        65
Funding Period.................................................        10
 Garn-St. Germain Act..........................................        66
GNMA...........................................................         6
Home Equity Loans..............................................        25
HUD............................................................         7
Index..........................................................        90
Indirect Participant...........................................        42
Insurance Proceeds.............................................        14
Insurance Paying Agent.........................................        45
Insured Payment................................................        45
IRS............................................................        58
Liquidation Proceeds...........................................        14
Loan-to-Value Ratio............................................        25
Lockout Periods................................................         6
Lower Tier REMIC...............................................        77
Majority Certificateholders....................................        55
Manufactured Homes.............................................        27
Manufacturer's Invoice Price...................................        25
Master Servicer................................................         1
Monthly Advance................................................        14
Mortgage Asset Schedule........................................        23
Mortgage Assets................................................         1
Mortgage Interest Rate.........................................         6
Mortgage Loans.................................................         6
Mortgage Pool Insurance Policy.................................        13
Mortgaged Properties...........................................         6
Multifamily Loans..............................................         5
NHA Act........................................................        28
1933 Act.......................................................         3
Non-REMIC Certificates..........................................       16
Opinion of Counsel..............................................       52
Originators.....................................................        1
Participants....................................................       42
Pass-Through Rate...............................................        2
Permitted Instruments...........................................       53
Permitted Investments...........................................       47
Plan............................................................       86
PMBS............................................................        6
PMBS Agreement..................................................       34
PMBS Issuer.....................................................        9
PMBS Servicer...................................................        9
PMBS Trustee....................................................        9
Pool............................................................        1
Pool Insurer....................................................       46
Pre-Funding Account.............................................       10
Prepayment Assumption...........................................       70
Principal and Interest Account..................................       53
Principal Prepayment Period.....................................       41
Principal Prepayment............................................       15
Private Mortgage-Backed Securities..............................        6
Qualified Substitute Mortgage Loan..............................       52
Rating Agency...................................................       14
REIT ...........................................................       78
Relief Act......................................................       22
REMIC...........................................................        2
 REMIC Certificates.............................................       68
REMIC Regular Certificates......................................       15
REMIC Residual Certificates......................................      15
REMIC Regulations................................................      69
Remittance Date..................................................       2
Representative...................................................       1
Reserve Account..................................................      12
Secured Conventional Home Improvement Loans......................       6
Senior Certificates..............................................      10
Servicing Advance................................................      54
Servicing Fees...................................................      53
Single Family Loans..............................................       5
SMMEA............................................................      17
Special Hazard Insurance Policy...................................     13
Special Hazard Insurer.............................................    46
Spread Amount......................................................    12
Standard Hazard Insurance Policies..................................    7
Subordinated Certificates...........................................   10
Sub-Servicer........................................................   55
Substitution Adjustment.............................................   52
Successor Servicer..................................................   56
Superlien...........................................................   68
Supplemental Interest Payments......................................   13
Termination Notice..................................................   57
Termination Price...................................................   57
Tiered REMICs.......................................................   69
Title I Loan Program................................................    6
Title I Property Improvement Loans..................................   28
Title V.............................................................   66
Trust ..............................................................    1
Trustee.............................................................   15
Trustee's Mortgage File..............................................  51
UCC..................................................................  42
Underwriters.........................................................  88
United States person.................................................  81
Unsecured Home Improvement Loans.....................................   6
VA...................................................................   5
Variable Rate Non-REMIC Certificates.................................  84
Variable Rate REMIC Regular Certificate..............................  72
Yield Supplement Agreement............................................ 68

NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                              TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                     PAGE

Summary of Terms.................................................    S- 4
Risk Factors.....................................................    S-40
Lending Programs.................................................    S-42
The Representative and the Originators...........................    S-46
The Loans Pools..................................................    S-49
Maturity, Prepayment and Yield Considerations....................    S-54
Description of the Certificates..................................    S-64
The MBIA Policies and MBIA.......................................    S-73
The Agreement ...................................................    S-76
Federal Income Tax Considerations................................    S-85
ERISA Considerations.............................................    S-85
Legal Investment Considerations..................................    S-87
Underwriting.....................................................    S-88
Experts..........................................................    S-88
Legal Matters....................................................    S-89
Rating of the Class A Certificates...............................    S-89
Financial Information ...........................................    S-89
Index of Principal Terms.........................................    S-90


                                               (Back cover continued
                                                 on next page)

                                   PROSPECTUS

Prospectus Supplement ..........................................      3
Available Information ..........................................      3
Reports to Certificateholders...................................      3
Incorporation of Certain Documents by Reference.................      4
Summary of Terms ...............................................      5
Risk Factors....................................................     18
The Trusts......................................................     22
Use of Proceeds ................................................     35
The Representative and the Originators..........................     35
The Single Family Loan Lending Program..........................     36
Description of the Certificates ................................     40
Credit Enhancement .............................................     44
Maturity, Prepayment and Yield Considerations ..................     49
The Agreements .................................................     50
Certain Legal Aspects of the
  Mortgage Loans ...............................................     59
Federal Income Tax Consequences ................................     68
ERISA Considerations ...........................................     86
Legal Investment Considerations ................................     88
Plan of Distribution ...........................................     88
Legal Matters ..................................................     89
Financial Information...........................................     89
Rating..........................................................     89
Index of Principal Terms........................................     90

                                                        (Back cover continued
                                                          on next page)

                                 $--------------

                                  (APPROXIMATE)


                              THE MONEY STORE INC.

                                (REPRESENTATIVE)


                    THE MONEY STORE ASSET BACKED CERTIFICATES

                              (ISSUABLE IN SERIES)


                              PROSPECTUS SUPPLEMENT

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JANUARY 31, 1997.
PROSPECTUS SUPPLEMENT
(To Prospectus dated
____________, 199_)
                      THE MONEY STORE SBA LOAN TRUST 199_-_

                      $______________ Class A Certificates
                      $______________ Class B Certificates
                                  (Approximate)

                 THE MONEY STORE SBA LOAN-BACKED ADJUSTABLE RATE
                          CERTIFICATES, SERIES 199_-_,

(EXCEPT FOR THE EXCESS SPREAD (AS DEFINED HEREIN), WHICH CONSTITUTES PART OF THE TRUST FUND, THE UNITED STATES SMALL BUSINESS ADMINISTRATION (THE "SBA") NEITHER GUARANTEES THE CERTIFICATES OFFERED HEREBY, THE BENEFICIAL OWNERSHIP INTEREST IN THE TRUST FUND REPRESENTED THEREBY OR THE UNGUARANTEED INTEREST IN THE SBA LOANS THAT CONSTITUTE THE ASSETS OF SUCH TRUST FUND NOR DOES THE SBA HAVE ANY DIRECT OR INDIRECT OBLIGATION TO THE TRUST FUND OR THE CERTIFICATEHOLDERS).

                     THE MONEY STORE INVESTMENT CORPORATION
                    THE MONEY STORE COMMERCIAL MORTGAGE INC.
                                       AND
                       THE MONEY STORE OF NEW YORK, INC.,
                                     Sellers

     The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series
199_-_ (the "Certificates"), evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") created by The Money Store Investment Corporation ("TMSIC"), The Money Store Commercial Mortgage Inc. ("TMSCMI") and The Money Store of New York, Inc. ("MSNY" and, together with TMSIC and TMSCMI, the "Sellers"). The Trust Fund consists primarily of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in a pool of loans partially guaranteed by the U.S. Small Business Administration and, as described herein, may also include certain loans originated in connection with such loans (collectively, the "SBA Loans"). See "The SBA Loan Program -- Loan Parameters" herein. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, among the Sellers, TMSIC, as servicer (in such capacity, the "Servicer"), The Money Store Inc., as Representative (the "Representative") and [Name of Trustee], as trustee.

                                                (cover continued on next page)

SEE "RISK FACTORS" ON PAGE S-_ HEREIN AND ON PAGE __ IN
THE PROSPECTUS FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES OFFERED HEREBY.


                              --------------------

          THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY
 AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF TMSIC, TMSCMI, MSNY OR ANY
    OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES [, EXCEPT FOR THE
   GUARANTY OF THE REPRESENTATIVE AS PROVIDED HEREIN]. EXCEPT FOR THE EXCESS SPREAD, NEITHER THE CERTIFICATES NOR THE UNDERLYING UNGUARANTEED INTERESTS OF
  THE SBA LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES SMALL BUSINESS ADMINISTRATION OR ANY OTHER GOVERNMENTAL AGENCY, AND NO GOVERNMENTAL AGENCY HAS
    PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS
                   SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                       COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
           UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
               OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Underwriter has agreed to purchase the Class A and Class B Certificates from the Sellers at _____% of the principal amounts thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting". Aggregate proceeds to the Sellers from the sale of the Certificates offered hereby (before deducting expenses payable by the Sellers estimated at $_______) will be approximately $___________.

         The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting".

         The Certificates are offered by the Underwriter subject to prior sale, when, as and if issued to and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, and that delivery of the Class B Certificates will be made, at the option of the Sellers, either (i) in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company or (ii) in physical form, at the office of [Name and address of underwriter], in each case on or about __________, 199_.

                                                      [NAME OF UNDERWRITER]
__________, 199_

(cover continued from previous page)

         Additional SBA Loans (the "Subsequent SBA Loans") may be purchased by the Trust from the Sellers from time to time on or before the close of business on ____________, 199_ from funds, if any, on deposit in the Pre-Funding Account. As described herein, any Subsequent SBA Loans acquired by the Trust will be either (i) SBA ss. 7(a) Loans or (ii) Section 7(a) Companion Loans and SBA 504 Loans, each as defined herein. See "The SBA Loan Pool--General." On the Closing Date (as defined herein), an aggregate cash amount not to exceed approximately $_________ may be deposited into the Pre-Funding Account.

         Each SBA Loan was, and each Subsequent SBA Loan will have been, originated or acquired by the Sellers in accordance with the Sellers' underwriting criteria described under "The Sellers--Underwriting Criteria" herein. The SBA Loans will be master serviced by the Servicer, although MSNY will service the SBA Loans sold by it to the Trust Fund and TMSIC will service the SBA Loans sold by it and TMSCMI to the Trust Fund.

         The Certificates will consist of two classes of certificates (the "Class A Certificates" and the "Class B Certificates"). The Class B Certificates are subordinate to the Class A Certificates in the right to receive payment of interest and, after interest has been paid with respect to both Classes of Certificates, the Class B Certificates are subordinate to the Class A Certificates in the right to receive payments of principal. See "Description of the Agreement and the Certificates--Flow of Funds" herein.

          Distributions of principal and interest on the Certificates will be made on the 15th day of each month or, if the 15th day is not a business day, the first business day thereafter, commencing __________, 199_. To the extent of Available Funds (as defined herein), and prior to payments of principal on the Certificates, holders of Class A and Class B Certificates, in that order, will be entitled to receive interest accrued at an adjustable rate, as described herein. To the extent of the Available Funds remaining after payment of interest on the Certificates, holders of Class A and Class B Certificates, in that order, will be entitled to receive distributions of principal, as described herein. See "Description of the Agreement and the Certificates -- Flow of Funds" herein. Additionally, any Pre- Funded Amount (as defined herein) remaining in the Pre-Funding Account at the close of business on ____________, 199_ will be distributed as a principal payment on ____________, 199_ (together with __ days' accrued interest at the applicable Remittance Rate on the amount of such prepayment) to the Class A and Class B Certificates. The interest due the Certificates on the _______ 199_ Remittance Date will be adjusted to take account of such distribution.

         There is currently no secondary market for the Certificates. [Name of Underwriter] (the "Underwriter") intends to make a secondary market for the Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if one does develop, that it will continue.

          No election will be made to treat the Trust Fund as a real estate mortgage investment conduit. See "Material Federal Income Tax Consequences" herein.

         The Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Sellers and the Representative pursuant to the Prospectus dated ____________, 199_ (the "Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                             -----------------------

                    UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS
         EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             -----------------------

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
         PASSED ON  OR ENDORSED THE MERITS OF THIS OFFERING.
         ANY REPRESENTATION TO  THE CONTRARY IS UNLAWFUL.

                             -----------------------

[IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR
EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]

     Information contained herein is subject to completion or amendment. A registration statement relating to these securiites has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                                SUMMARY OF TERMS

          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used but not defined elsewhere in this Prospectus Supplement have the meanings assigned to such terms under "Certain Definitions". Unless otherwise noted, all statistical percentages and all dollar amounts in this Prospectus Supplement are measured by the aggregate principal balances of the SBA Loans, the Unguaranteed Interests or the Guaranteed Interests (each as defined below under "--Trust Fund Assets"), as the case may be, at the close of business on the Cut-Off Date (as defined below under "--Trust Fund Assets").

Securities Offered.....................    The Money Store SBA Loan-Backed
                                           Adjustable Rate
                                           Certificates, Series 199_-_, Class A
                                           and Class B (the "Class A
                                           Certificates" and the "Class B
                                           Certificates", respectively, and
                                           collectively, the "Certifi-cates").
                                           The Class A Certifi- cates will be
                                           issued in an aggregate initial
                                           principal amount (the "Initial Class
                                           A Certificate Principal Amount") of
                                           approximately $______________. The
                                           Class B Certificates will be issued
                                           in an aggregate initial principal
                                           amount (the "Initial Class B
                                           Certificate Principal Amount") of
                                           approximately $____________.

                                           The Class B Certificates are
                                           subordinate to the Class A
                                           Certificates in the right to receive
                                           payments of interest and, after
                                           interest has been paid to both
                                           Classes of Certificates, the Class B
                                           Certificates are subordinate to the
                                           Class A Certificates in the right to
                                           receive payments of principal, in
                                           each case to the extent described
                                           herein. See "Description of the
                                           Agreement and the Certificates-- Flow
                                           of Funds" herein.

                                           The Certificates represent the entire
                                           beneficial ownership interest in a
                                           trust fund (the "Trust Fund") formed
                                           pursuant to a Pooling and Servicing
                                           Agreement (the "Agreement") by and
                                           among The Money Store Investment
                                           Corporation ("TMSIC"), The Money
                                           Store Commercial Mortgage Inc.
                                           ("TMSCMI"), The Money Store of New
                                           York, Inc. ("MSNY" and together with
                                           TMSIC and TMSCMI, the "Sellers"),
                                           TMSIC, as servicer (in such capacity,
                                           the "Servicer"), The Money Store
                                           Inc., as representative (the
                                           "Representative"), and [Name of
                                           Trustee], as trustee (the "Trustee").


Denominations.......................       The Class A Certificates will be
                                           issued in book-entry form and the
                                           Class B Certificates will be issued
                                           either in book-entry or physical
                                           form, as determined by the Sellers
                                           prior to issuance of the
                                           Certificates. Each Class of
                                           Certificates will be issued in
                                           minimum denominations of $1,000
                                           original principal amount and
                                           integral multiples of $1,000 in
                                           excess thereof, except that one
                                           Certificate of each Class may be
                                           issued in a different denomination
                                           and, if so issued, will be held in
                                           physical form. See "Description of
                                           the Agreement and the Certificates--
                                           Registration of Certificates" herein.

Trust Fund Assets....................      The Trust Fund will consist primarily
                                           of the right to receive all payments
                                           and other recoveries attributable to
                                           the Unguaranteed Interests (as
                                           defined below) in a pool of loans
                                           (the "SBA Loan Pool") made to small
                                           business concerns pursuant to Section
                                           7(a) of the Small Business Act, as
                                           amended, and Title 13 of the Code of
                                           Federal Regulations, as amended (the
                                           "SBAss. 7(a) Loans"). The SBA Loan
                                           Pool also may consist of loans made
                                           to small businesses in connection
                                           with the origination of an SBA ss.
                                           7(a) Loan, which related SBA ss. 7(a)
                                           Loan may or may not be part of the
                                           Trust Fund (the "Section 7(a)
                                           Companion Loans") and pursuant to the
                                           SBA 504 Loan Program described herein
                                           (the "SBA 504 Loans"). The SBA ss.
                                           7(a) Loans, the Section 7(a)
                                           Companion Loans and the SBA 504 Loans
                                           are referred to herein collectively
                                           as the "SBA Loans". The SBA ss. 7(a)
                                           Loans are partially guaranteed by the
                                           U.S. Small Business Administration
                                           (the "SBA") pursuant to a Small
                                           Business Administration Loan Guaranty
                                           Agreement (Deferred Participation)
                                           (SBA Form 750), dated August 13,
                                           1980, by and between TMSIC and the
                                           SBA, and pertinent SBA regulations
                                           found at 13 C.F.R. Parts 120 and 121.
                                           None of the Section 7(a) Companion
                                           Loans or the SBA 504 Loans are
                                           guaranteed by the SBA.

                                           The Sellers reserve the right to
                                           include in the Trust Fund an
                                           aggregate principal amount of up to
                                           approximately $_________ of Section
                                           7(a) Companion Loans and SBA 504
                                           Loans. Section 7(a) Companion Loans
                                           and SBA 504 Loans, if any, will have
                                           the characteristics described herein
                                           under "The SBA Loan Pool--Section
                                           7(a) Companion Loans and SBA 504
                                           Loans." If Section 7(a) Companion
                                           Loans and SBA 504 Loans are not
                                           included in the Trust Fund on the
                                           Closing Date, an amount equal to
                                           approximately $__________ will be
                                           deposited into the Pre-Funding
                                           Account. Amounts in the Pre-Funding
                                           Account will be used to purchase
                                           either Section 7(a) Companion Loans
                                           and SBA 504 Loans or SBA ss. 7(a)
                                           Loans similar to the SBA ss. 7(a)
                                           Loans delivered on the Closing Date.

                                           As to any SBA ss. 7(a) Loan, the
                                           right to receive the guaranteed
                                           portion of the principal balance
                                           thereof together with interest
                                           thereon at a per annum rate in effect
                                           from time to time (which rate is less
                                           than the rate paid by the obligor on
                                           the related SBA ss. 7(a) Loan (the
                                           "Obligor")) and the fee (the "Agent
                                           of the SBA's Fee") payable to the
                                           SBA's fiscal and transfer agent (the
                                           "Agent of the SBA") is referred to
                                           herein as the "Guaranteed Interest".
                                           With respect to SBA ss. 7(a) Loans
                                           for which the Guaranteed Interest was
                                           sold in the secondary market on or
                                           after September 1, 1993 and SBA ss.
                                           7(a) Loans approved by the SBA on or
                                           after October 12, 1995 (the
                                           "Additional Fee SBA Loans"), a fee
                                           equal to 40 basis points and 50 basis
                                           points, respectively, per annum on
                                           the outstanding balance of the
                                           Guaranteed Interest of such
                                           Additional Fee SBA Loans (the
                                           "Additional Fee") is required to be
                                           paid by the related Seller to the
                                           SBA. Although such Additional Fee is
                                           the responsibility of the related
                                           Seller, the Additional Fee will be
                                           funded from the interest received by
                                           the related Obligor on the SBA ss.
                                           7(a) Loans. Accordingly, any such
                                           Additional Fee will reduce the Excess
                                           Spread (as defined herein) on the
                                           related SBA Loan. The Guaranteed
                                           Interest varies from SBA ss. 7(a)
                                           Loan to SBA ss. 7(a) Loan, is not
                                           included in the Trust Fund and
                                           Certificateholders have no right or
                                           interest therein. As described
                                           herein, the portion of the principal
                                           guaranteed by the SBA for each SBA
                                           ss. 7(a) Loan varies depending upon
                                           the program under which such SBA ss.
                                           7(a) Loan was originated. However,
                                           the SBA imposes a maximum per
                                           borrower guaranty of $750,000. See
                                           "The SBA Loan Program -- Section 7(a)
                                           Loan Parameters."

                                           Pursuant to policies of the SBA, the
                                           Servicer is required to retain for
                                           each SBA ss. 7(a) Loan an amount
                                           equal to 0.60% per annum on the
                                           outstanding balance of the related
                                           Guaranteed Interest (such amount is
                                           referred to herein as the "Premium
                                           Protection Fee" for the related SBA
                                           ss. 7(a) Loan). The Premium
                                           Protection Fee is not included in the
                                           Trust Fund and Certificateholders
                                           have no right or interest therein.

                                           The "Unguaranteed Interest" will
                                           equal (i) as to any SBA ss. 7(a)
                                           Loan, all payments and other
                                           recoveries on such SBA ss. 7(a) Loan
                                           not constituting the Guaranteed
                                           Interest therein and (ii) as to any
                                           Section 7(a) Companion Loan or SBA
                                           504 Loan, all payments and other
                                           recoveries on such Section 7(a)
                                           Companion Loan or SBA 504 Loan. As
                                           stated above, the interest accrued on
                                           the guaranteed portion of the
                                           principal balance of each SBA ss.
                                           7(a) Loan exceeds the sum of the
                                           interest payable to the holder of the
                                           Guaranteed Interest, the Agent of the
                                           SBA's Fee and, with respect to the
                                           Additional Fee SBA Loans, the
                                           Additional Fee. Such excess (the
                                           "Excess Spread"), which is guaranteed
                                           by the SBA for up to 120 days of
                                           accrued interest, is included in the
                                           Unguaranteed Interest and will be
                                           available to pay interest and
                                           principal on the Certificates, the
                                           Servicing Fee to the Servicer and
                                           fund the Spread Account (as defined
                                           under "--Spread Account" herein) as
                                           described under "--Spread Account"
                                           herein.

                                           The "Unguaranteed Percentage" will
                                           equal, (i) as to any SBA ss. 7(a)
                                           Loan, the fraction, expressed as a
                                           percentage, the numerator of which is
                                           the principal portion of the
                                           Unguaranteed Interest as of
                                           ____________, 199_ (the "Cut-Off
                                           Date") and the denominator of which
                                           is the outstanding principal balance
                                           of such SBA ss. 7(a) Loan as of the
                                           Cut-Off Date and (ii) as to any
                                           Section 7(a) Companion Loan or SBA
                                           504 Loan, 100%. The Unguaranteed
                                           Percentage for any given loan will
                                           not change over time.

                                           As of the close of business on the
                                           Cut-Off Date, the aggregate principal
                                           amount of the Unguaranteed Interests
                                           of the SBA ss. 7(a) Loans expected to
                                           be delivered to the Trustee on the
                                           Closing Date equaled approximately
                                           $_______________ the "Original Pool
                                           Principal Balance").

Sellers..........................          TMSIC and TMSCMI are New Jersey
                                           corporations, and MSNY is a New York
                                           corporation. TMSIC and TMSCMI are
                                           wholly-owned subsidiaries of The
                                           Money Store Inc., a New Jersey
                                           corporation, and MSNY is a
                                           wholly-owned subsidiary of TMSIC. All
                                           of the SBA ss. 7(a) Loans were, and
                                           all of the Subsequent SBA Loans
                                           consisting of SBAss. 7(a) Loans will
                                           have been, originated or acquired by
                                           TMSIC or MSNY. All of the Section
                                           7(a) Companion Loans and SBA 504
                                           Loans will have been originated by
                                           TMSCMI. Each Seller will deposit into
                                           the Trust Fund the right to receive
                                           the Unguaranteed Interests in the SBA
                                           Loans originated or acquired by it
                                           and will make representations and
                                           warranties with respect to such SBA
                                           Loans.

Servicers..........................        MSNY will service the SBA Loans sold
                                           by it to the Trust Fund and TMSIC
                                           will service the SBA Loans sold by it
                                           and TMSCMI to the Trust Fund, in each
                                           case in accordance with the terms of
                                           the Agreement and, with respect to
                                           the SBAss. 7(a) Loans, the SBA Rules
                                           and Regulations and the Multi-Party
                                           Agreement (as defined below under
                                           "--Multi-Party Agreement"). TMSIC
                                           will be liable to the Trustee for the
                                           servicing of all the SBA Loans.

Trustee............................        [Marine Midland Bank, a trust company
                                           headquartered in Buffalo, New York],
                                           will be the Trustee. In the
                                           Agreement, the Trustee will agree to
                                           act as successor Servicer if TMSIC
                                           can no longer serve in such capacity.

Document Custodians................        The promissory notes evidencing the
                                           SBA ss. 7(a) Loans (the "Notes") will
                                           be held by the Agent of the SBA
                                           pursuant to the Multi-Party
                                           Agreement. The Agent of the SBA will
                                           be liable solely to the SBA for the
                                           Agent of the SBA's gross negligence
                                           or malfeasance. The SBA will be
                                           liable to the Trustee, the Sellers
                                           and the Servicer for the SBA's and
                                           the Agent of the SBA's gross
                                           negligence or malfeasance.

                                           All other documents to be delivered
                                           by the Sellers with respect to the
                                           SBA Loans will be delivered to and
                                           held by the Trustee pursuant to the
                                           Agreement. See "Description of the
                                           Agreement and the Certificates"
                                           herein.

Interest Accrual Period............        With respect to each Remittance Date
                                           (as defined below under "--Remittance
                                           Date"), the "Interest Accrual Period"
                                           will be the period commencing on the
                                           15th day of the month preceding such
                                           Remittance Date and ending on the
                                           14th day of the month of such
                                           Remittance Date. However, for the
                                           Remittance Date occurring in
                                           ____________, 199_, the Interest
                                           Accrual Period will be the period
                                           commencing on the Closing Date and
                                           ending on ____________, 199_.

Pre-Funding Account................        If Section 7(a) Companion Loans and
                                           SBA 504 Loans are not included in the
                                           Trust Fund on the Closing Date, cash
                                           in an amount not to exceed
                                           approximately $_________ (the
                                           "Pre-Funded Amount") will be
                                           deposited on the Closing Date into an
                                           account (the "Pre-Funding Account").
                                           Amounts in the Pre-Funding Account
                                           may be used only (i) to acquire
                                           Subsequent SBA Loans and (ii) to make
                                           accelerated payments of principal on
                                           the Certificates. During the period
                                           (the "Funding Period") from the
                                           Closing Date until the earliest of
                                           (i) the date on which the amount on
                                           deposit in the Pre-Funding Account,
                                           is less than [$100,000], (ii)
                                           the date
                                           on which an Event of Default occurs
                                           under the Agreement or (iii) the
                                           close of business on ____________,
                                           199_, amounts will, from time to
                                           time, be withdrawn from the
                                           Pre-Funding Account to purchase
                                           Subsequent SBA Loans in accordance
                                           with the Agreement. Any Pre-Funded
                                           Amount remaining at the end of the
                                           Funding Period will be distributed as
                                           a principal prepayment on the next
                                           Remittance Date to the Certificates.
                                           However, any Pre- Funded Amount
                                           remaining at the close of business on
                                           ____________, 199_ will be
                                           distributed as a principal prepayment
                                           on __________, 199_ (the "Special
                                           Remittance Date") to the
                                           Certificates.


Capitalized Interest Account...........    If the Pre-Funding Account is
                                           established, on the Closing Date, the
                                           Representative also will make a cash
                                           deposit in an account (the
                                           "Capitalized Interest Account") to be
                                           pledged to the Trustee. The amount,
                                           if any, deposited in the Capitalized
                                           Interest Account will be used by the
                                           Trustee on the Remittance Dates
                                           occurring in __________, __________
                                           and __________ 199_ to fund the
                                           excess, if any, of (i) the amount of
                                           interest accrued for each such
                                           Remittance Date at the weighted
                                           average Class A and Class B
                                           Remittance Rates on the portion of
                                           the Certificates having principal
                                           balances exceeding the principal
                                           balances of the Unguaranteed
                                           Interests over (ii) the amount of any
                                           earnings on funds in the Pre-Funding
                                           Account that are available to pay
                                           interest on the Certificates on each
                                           such Remittance Date. Additionally,
                                           if a principal prepayment is made on
                                           the Special Remittance Date to any
                                           Class of Certificates, such Class of
                                           Certificates also will receive on
                                           such date, from the Capitalized
                                           Interest Account, an amount equal to
                                           __ days' interest at the applicable
                                           Remittance Rate on the amount of such
                                           principal prepayment. Any amounts
                                           remaining in the Capitalized Interest
                                           Account on the Special Remittance
                                           Date and not used for such purposes
                                           are required to be paid directly to
                                           the Representative on such Special
                                           Remittance Date.

Available Funds....................        With respect to each Remittance Date,
                                           the "Available Funds" will equal the
                                           sum of (i) all amounts (including any
                                           Excess Spread) received from any
                                           source by the Servicer or any
                                           Subservicer during the preceding
                                           calendar month with respect to
                                           principal and interest on the SBA
                                           Loans (net of the amount payable to
                                           the holder of the Guaranteed
                                           Interest, the Agent of the SBA's Fee,
                                           the Additional Fee and the Servicing
                                           Fee (as defined under "--Servicing
                                           Fee" herein)), (ii) advances by the
                                           Servicer, (iii) amounts to be
                                           transferred from the Pre- Funding
                                           Account and the Capitalized Interest
                                           Account with respect to the
                                           Remittance Dates in __________,
                                           __________ and __________ 199_ and
                                           (iv) amounts in the Spread Account.

Interest............................       To the extent of the Available Funds,
                                           and prior to payments of principal,
                                           on each Remittance Date the Class A
                                           and Class B Certificateholders, in
                                           that order, will be entitled to
                                           receive interest accrued for the
                                           related Interest Accrual Period at
                                           the adjustable rate described below
                                           on the Class A or Class B Certificate
                                           Balance, as the case may be (each as
                                           defined below), outstanding
                                           immediately prior to such Remittance
                                           Date. If, on any Remittance Date, the
                                           Class A or Class B Certificates do
                                           not receive the full amount of
                                           interest to which they are entitled,
                                           such shortfall, plus interest thereon
                                           compounded monthly at the then
                                           applicable Class A or Class B
                                           Remittance Rate (each as defined
                                           below), will be added to the amount
                                           of interest they are entitled to
                                           receive on succeeding Remittance
                                           Dates. The aggregate amounts of
                                           interest payable to the Class A and
                                           Class B Certificates on each
                                           Remittance Date are referred to
                                           herein as the "Class A Interest
                                           Distribution Amount" and the "Class B
                                           Interest Distribution Amount",
                                           respectively. Notwithstanding the
                                           foregoing, if a principal payment is
                                           made to a Class of Certificates on
                                           the Special Remittance Date, each
                                           such Class also will receive on such
                                           date __ days' interest at the
                                           applicable Remittance Rate on the
                                           amount of such prepayment. Further,
                                           the Class A and Class B Interest
                                           Distribution Amounts for the
                                           __________ 199_ Remittance Date will
                                           be based on 30 days' interest on the
                                           related Certificate Balance on
                                           __________, 199_, after giving effect
                                           to such prepayment.

                                           Interest will accrue on the
                                           Certificates on the basis of a
                                           360-day year consisting of twelve
                                           30-day months at a per annum rate
                                           (the "Class A Remittance Rate" and
                                           "Class B Remittance Rate",
                                           respectively) equal to:

                                           Class A: During the initial Interest
                                           Accrual Period, _____% per annum.
                                           During each subsequent Interest
                                           Accrual Period, the Prime Rate (as
                                           defined below) in effect on the
                                           preceding Adjustment Date (as defined
                                           below) minus _____% per annum,
                                           subject to the adjustments described
                                           under "Description of the Agreement
                                           and the Certificates--Class A and
                                           Class B Interest Distribution
                                           Amounts" herein.

                                           Class B: During the initial Interest
                                           Accrual Period, _____% per annum.
                                           During each subsequent Interest
                                           Accrual Period, the Prime Rate in
                                           effect on the preceding Adjustment
                                           Date minus _____% per annum, subject
                                           to the adjustments described under
                                           "Description of the Agreement and the
                                           Certificates--Class A and Class B
                                           Interest Distribution Amounts"
                                           herein.


                                           The Class A and Class B Remittance
                                           Rates will be adjusted on the first
                                           Business Day (as defined under
                                           "Certain Definitions" herein) of each
                                           January, April, July and October,
                                           commencing __________, 199_ (each, an
                                           "Adjustment Date"). The Prime Rate
                                           will equal the lowest prime lending
                                           rate published in the Money Rate
                                           Section of THE WALL STREET JOURNAL
                                           for the applicable Adjustment Date.

                                           As stated above, the amount of
                                           interest paid on the Class A and
                                           Class B Certificates on each
                                           Remittance Date is based upon the
                                           amount of interest due on the SBA
                                           Loans in the month preceding such
                                           Remittance Date. For each such
                                           monthly payment, the related SBA Loan
                                           Interest Rate is based on the Prime
                                           Rate in effect for such SBA Loan in
                                           the month preceding the month such
                                           monthly payment is due. For example,
                                           the monthly payment due on an SBA
                                           Loan in October 199_ will be based
                                           upon the Prime Rate in effect for
                                           such SBA Loan in September 199_
                                           (which, for SBA Loans adjusting
                                           quarterly, generally will be the
                                           Prime Rate in effect on July 1,
                                           199_). This monthly payment will be
                                           distributed to Certificateholders on
                                           the Remittance Date in November 199_.
                                           For this Remittance Date, interest on
                                           the Class A and Class B Certificates
                                           will accrue based upon the Prime Rate
                                           in effect on the first Business Day
                                           of October 199_.

                                           Interest accruing on the Certificates
                                           for the Remittance Dates occurring in
                                           each February, May, August and
                                           November will be based upon the Prime
                                           Rate in effect on the first Business
                                           Day in the preceding January, April,
                                           July and October, respectively.
                                           However, the interest payments on the
                                           SBA Loans required to be distributed
                                           to Certificateholders on each such
                                           Remittance Date generally will be
                                           based upon the Prime Rate in effect
                                           on the first Business Day in the
                                           preceding October, January, April and
                                           July, respectively. As a result of
                                           this mismatch, the actual amount of
                                           interest distributed to the
                                           Certificateholders in February, May,
                                           August and November may be subject to
                                           the adjustments described under
                                           "Description of the Agreement and the
                                           Certificates -- Class A and Class B
                                           Interest Distribution Amounts"
                                           herein.

                                           As of any date, the "Class A
                                           Certificate Balance" will equal the
                                           Class A Certificate Balance on the
                                           Closing Date reduced by all amounts
                                           previously distributed to Class A
                                           Certificateholders and allocable to
                                           principal. The "Class B Certificate
                                           Balance" will be calculated in a
                                           similar manner.

Principal........................          To the extent of the Available Funds
                                           remaining after payment of interest
                                           as described above, on each
                                           Remittance Date, holders of the Class
                                           A Certificates will receive an amount
                                           equal to the lesser of (A) such
                                           remaining Available Funds and (B) the
                                           sum of (i) the Class A Principal
                                           Distribution Amount (as defined
                                           below) and (ii) the Class A
                                           Carry-Forward Amount (as defined
                                           below).

                                           To the extent of the Available Funds
                                           remaining after payment of interest
                                           as described above and payment of
                                           principal on the Class A
                                           Certificates, holders of the Class B
                                           Certificates will receive an amount
                                           equal to the lesser of (A) such
                                           remaining Available Funds and (B) the
                                           sum of (i) the Class B Principal
                                           Distribution Amount (as defined
                                           below) and (ii) the Class B
                                           Carry-Forward Amount (as defined
                                           below).

                                           With respect to each Remittance Date,
                                           the "Class A Principal Distribution
                                           Amount" and the "Class B Principal
                                           Distribution Amount" will equal the
                                           Class A Percentage or the Class B
                                           Percentage (each as defined below),
                                           as the case may be, multiplied by the
                                           total of (i) the Unguaranteed
                                           Percentage of all payments and other
                                           recoveries of principal of an SBA
                                           Loan (net of amounts reimbursable to
                                           the Servicer pursuant to the
                                           Agreement) received by the Servicer
                                           or any Subservicer in the immediately
                                           preceding calendar month (with
                                           respect to any Remittance Date, the
                                           "Due Period"), excluding amounts
                                           received relating to SBA Loans which
                                           have been delinquent 24 months or
                                           have been determined to be
                                           uncollectible, in whole or in part,
                                           by the Servicer to the extent that
                                           the Class A Certificateholders or the
                                           Class B Certificateholders, as the
                                           case may be, have previously received
                                           the Class A Percentage or the Class B
                                           Percentage, as the case may be, of
                                           the principal portion of the
                                           Unguaranteed Interest of such SBA
                                           Loans; (ii) the principal portion of
                                           any Unguaranteed Interest actually
                                           purchased by a Seller for breach of a
                                           representation and warranty or other
                                           defect and actually received by the
                                           Trustee as of the related
                                           Determination Date; (iii) any
                                           adjustments with respect to
                                           substitutions of SBA Loans for which
                                           a Seller has breached a
                                           representation or warranty deposited
                                           in the Principal and Interest Account
                                           and transferred to the Certificate
                                           Account as of the related
                                           Determination Date; (iv) the
                                           Unguaranteed Percentage of all losses
                                           on SBA Loans which were finally
                                           liquidated during the applicable Due
                                           Period; (v) the Unguaranteed
                                           Percentage of the then outstanding
                                           principal balance of any SBA Loan
                                           which, as of the first day of the
                                           related Due Period, has been
                                           delinquent for 24 months or has been
                                           determined to be uncollectible, in
                                           whole or in part, by the Servicer;
                                           and (vi) amounts, if any, released
                                           from the Pre-Funding Account on the
                                           July, __________, __________ and
                                           ____________, 199__ Remittance Dates.

                                           With respect to each Remittance Date,
                                           the "Class A Carry-Forward Amount"
                                           and the "Class B Carry-Forward
                                           Amount" will equal the aggregate
                                           amount, if any, by which (i) the
                                           Class A Principal Distribution Amount
                                           or the Class B Principal Distribution
                                           Amount, as the case may be, with
                                           respect to any preceding Remittance
                                           Date exceeded (ii) the amount of the
                                           actual principal distribution to the
                                           Class A Certificates or the Class B
                                           Certificates, as the case may be, on
                                           such Remittance Date.

                                           With respect to each Remittance Date,
                                           the "Class A Percentage" will equal
                                           _____%, representing the beneficial
                                           ownership interest of the Class A
                                           Certificates in the Trust Fund.

                                           With respect to each Remittance Date,
                                           the "Class B Percentage" will equal
                                           _____%, representing the beneficial
                                           ownership interest of the Class B
                                           Certificates in the Trust Fund.

                                           On each Remittance Date, Available
                                           Funds remaining after payment of
                                           interest and principal to the Class A
                                           and Class B Certificates and payment
                                           of the Trustee's fees and expenses
                                           will be deposited in the Spread
                                           Account and, to the extent amounts in
                                           the Spread Account would exceed the
                                           then applicable Specified Spread
                                           Account Requirement, such excess will
                                           be distributed to the Spread Account
                                           Depositor (as defined under "--
                                           Spread Account"). See--Spread
                                           Account" herein.

                                           The aggregate amount of principal
                                           payable with respect to each Class of
                                           Certificates on each Remittance Date
                                           as described above, together with
                                           interest as calculated above under
                                           "--Interest", constitutes the "Class
                                           A Remittance Amount" and the "Class B
                                           Remittance Amount", as the case may
                                           be, for such Remittance Date.

Subordination of Class B
  Certificates.....................        The rights of the holders of the
                                           Class B Certificates to receive
                                           distributions with respect to
                                           interest and principal will be
                                           subordinated to such rights of the
                                           holders of the Class A Certificates
                                           to the extent described above under
                                           "--Securities Offered". This
                                           subordination is intended to enhance
                                           the likelihood of regular receipt by
                                           holders of Class A Certificates of
                                           the full amount of their scheduled
                                           monthly payments of interest and,
                                           after distribution of the Class B
                                           Interest Distribution Amount,
                                           principal, and to afford the holders
                                           of the Class A Certificates a measure
                                           of protection against losses
                                           resulting from liquidated SBA Loans
                                           equal to (i) the amount of funds
                                           remaining in the Spread Account after
                                           payment of interest on the Class A
                                           and Class B Certificates and (ii) the
                                           then outstanding Class B Certificate
                                           Balance.

Remittance Date...................         Distributions to Certificateholders
                                           will be made on the 15th day of each
                                           month, or if such day is not a
                                           business day, on the succeeding
                                           business day, commencing _______,
                                           199_ (each, a "Remittance Date"). Any
                                           Pre- Funded Amount remaining at the
                                           close of business on _________, 199_
                                           (together with __ days' interest
                                           thereon at the applicable Remittance
                                           Rates) will be distributed by or on
                                           behalf of the Trustee on the Special
                                           Remittance Date to the Class A and
                                           Class B Certificates. Such
                                           distribution will be made to each
                                           person in whose name a Certificate of
                                           the applicable Class is registered on
                                           _________, 199_.

                                           The last scheduled Remittance Date
                                           for the Certificates is ________,
                                           20__. It is expected that the actual
                                           last Remittance Date for each Class
                                           of Certificates will occur
                                           significantly earlier than such
                                           scheduled Remittance Date. See
                                           "Yield, Maturity, and Prepayment
                                           Considerations" herein.

Record Date......................          Distributions on the Certificates
                                           will be made by or on behalf of the
                                           Trustee on each Remittance Date to
                                           each person in whose name a
                                           Certificate is registered on the last
                                           day of the preceding calendar month
                                           (the "Record Date").

Closing Date......................         _________, 199_

Spread Account....................         TMS SBA Holdings, Inc., a special
                                           purpose, bankruptcy remote Delaware
                                           corporation (the "Spread Account
                                           Depositor") will establish a reserve
                                           account (the "Spread Account") with
                                           the Trustee. The Spread Account will
                                           not be a part of the Trust Fund but
                                           will be pledged to the Trustee as
                                           security for the obligations of the
                                           Spread Account Depositor under the
                                           Agreement pursuant to an agreement
                                           (the "Spread Account Agreement")
                                           between the Spread Account Depositor
                                           and the Trustee.

                                           On the Closing Date, the Spread
                                           Account Depositor will make an
                                           initial cash deposit into the Spread
                                           Account in an amount equal to ___% of
                                           the Original Pool Principal Balance
                                           (the "Initial Deposit"). Thereafter,
                                           on each Remittance Date the Trustee
                                           will deposit into the Spread Account
                                           the cash, if any, remaining after
                                           payment of interest and principal to
                                           the holders of the Certificates as
                                           described above under "--Interest"
                                           and "--Principal", and payment of
                                           amounts required to be deposited into
                                           the Expense Account and certain
                                           amounts reimbursable to the Servicer,
                                           until the aggregate amount then on
                                           deposit in the Spread Account (the
                                           "Spread Balance") equals the sum of
                                           (i) the then outstanding principal
                                           balance of the Unguaranteed Interests
                                           of all SBA Loans 180 days or more
                                           delinquent and (ii) the greater of
                                           (a) __% of the then outstanding
                                           aggregate principal balance of the
                                           Unguaranteed Interests of all the SBA
                                           Loans, or (b) the amount of the
                                           Initial Deposit; provided, however,
                                           that for purposes of clauses (i) and
                                           (ii)(a), there shall be excluded the
                                           principal portion of the Unguaranteed
                                           Interest of SBA Loans which have been
                                           delinquent 24 months or have been
                                           determined to be uncollectible, in
                                           whole or in part, by the Servicer, to
                                           the extent that the
                                           Certificateholders have previously
                                           received the principal portion of the
                                           Unguaranteed Interest of such SBA
                                           Loans (the sum of such amounts is
                                           referred to herein as the "Specified
                                           Spread Account Requirement").

                                           Amounts, if any, on deposit in the
                                           Spread Account will be available to
                                           be applied to payments of interest
                                           and principal on the Certificates on
                                           any Remittance Date.

                                           The Spread Account Depositor will not
                                           be required to refund any amounts
                                           previously properly distributed to
                                           it, regardless of whether there are
                                           sufficient funds on a subsequent
                                           Remittance Date to make a full
                                           distribution to holders of the
                                           Certificates on such Remittance Date.

                                           The funding and maintenance of the
                                           Spread Account is intended to enhance
                                           the likelihood of timely payment of
                                           principal and interest to the holders
                                           of the Certificates; however, if the
                                           SBA Loan Pool experiences levels of
                                           delinquencies and losses above the
                                           scenarios used to obtain the ratings
                                           on the Class B Certificates, the
                                           Spread Account could be depleted, and
                                           shortfalls could result. See "Risk
                                           Factors -- Spread Account",
                                           "Description of the Agreement and the
                                           Certificates--Spread Account" and
                                           "Ratings" herein.

[The Guaranty......................       As additional credit support
                                          for the the Class B
                                          Certificates, the Class B
                                          Certificateholders are entitled to
                                          receive on each Remittance Date the
                                          amount equal to the Guaranty Payment,
                                          if any, under the guaranty provided by
                                          The Money Store Inc. (the "Guaranty").
                                          The "Guaranty Payment" for any
                                          Remittance Date will equal the
                                          difference, if any, between the sum of
                                          the Class B Interest Distribution
                                          Amount and the Class B Principal
                                          Distribution Amount for such
                                          Remittance and the portion of the
                                          Available Funds allocated to the Class
                                          B Certificates on such Remittance
                                          Date, but no more than $_________ in
                                          the aggregate.]

The SBA Loan Pool.....................     The following is a description of the
                                           SBA ss. 7(a) Loans and the related
                                           Unguaranteed Interests expected to be
                                           delivered to the Trustee on the
                                           Closing Date. As described herein,
                                           the Sellers reserve the right to
                                           include in the Trust Fund an
                                           aggregate principal amount of up to
                                           approximately $_________ of Section
                                           7(a) Companion Loans and SBA 504
                                           Loans having the characteristics set
                                           forth in "The SBA Loan Pool--Section
                                           7(a) Companion Loans and SBA 504
                                           Loans." If the Sellers do not sell to
                                           the Trust Fund such Section 7(a)
                                           Companion Loans and SBA 504 Loans, it
                                           is expected that the Sellers will
                                           sell to the Trust Fund SBA ss. 7(a)
                                           Loans having overall characteristics
                                           substantially similar to the SBA ss.
                                           7(a) Loans being delivered on the
                                           Closing Date.

                                           All the SBA ss. 7(a) Loans were
                                           originated or acquired by the Sellers
                                           in accordance with the underwriting
                                           criteria described under "The Sellers
                                           -- Underwriting Criteria" herein.
                                           None of the SBA ss. 7(a) Loans are
                                           balloon loans and each is fully
                                           amortizing in accordance with its
                                           terms. On the Closing Date, it is
                                           expected that the Trust Fund will
                                           contain the Unguaranteed Interest in
                                           _______ SBA ss. 7(a) Loans, which SBA
                                           ss. 7(a) Loans are secured primarily
                                           by first liens on commercial real
                                           property generally used by the
                                           borrower or its affiliates in the
                                           conduct of their business. Additional
                                           collateral for certain of the SBA ss.
                                           7(a) Loans generally consists of
                                           second liens on personal real estate
                                           and personal guarantees and may
                                           include liens on machinery and
                                           equipment and other business assets.
                                           The SBA ss. 7(a) Loans were
                                           originated to businesses located in
                                           __ states and the District of
                                           Columbia; primarily in California. As
                                           of the Cut-Off Date, no more than
                                           approximately ____% of the SBA ss.
                                           7(a) Loans (by principal balance of
                                           Unguaranteed Interests), representing
                                           ___ SBA ss. 7(a) Loans, were made to
                                           borrowers whose businesses are
                                           included in the same four digit
                                           standard industrial code
                                           classification. See "The SBA Loan
                                           Program" herein.

                                           As of the Cut-Off Date, the aggregate
                                           and average unpaid principal portion
                                           of the Unguaranteed Interests of the
                                           SBA ss. 7(a) Loans were approximately
                                           $____________ and $____________,
                                           respectively, the aggregate and
                                           average unpaid principal portion of
                                           the Guaranteed Interests of the SBA
                                           ss. 7(a) Loans were approximately
                                           $____________ and $_____________,
                                           respectively, the maximum and minimum
                                           original principal portion of the
                                           Unguaranteed Interests of the SBA ss.
                                           7(a) Loans were approximately
                                           $_________ and $_______,
                                           respectively, and the maximum and
                                           minimum original principal portion of
                                           the Guaranteed Interests of the SBA
                                           ss. 7(a) Loans were approximately
                                           $________ and $________,
                                           respectively. The aggregate original
                                           principal portion of the Unguaranteed
                                           Interests of the SBA ss. 7(a) Loans
                                           was approximately $___________ and
                                           the aggregate original principal
                                           portion of the Guaranteed Interests
                                           of the SBA ss. 7(a) Loans was
                                           approximately $------------.

                                           As of the Cut-Off Date, the SBA ss.
                                           7(a) Loans bore interest at rates
                                           (each, a "Note Rate") which ranged
                                           from _____% to _____% per annum and
                                           the weighted average Note Rate was
                                           approximately ______% per annum. As
                                           of the Cut-Off Date, the SBA ss. 7(a)
                                           Loans had a weighted average age of
                                           approximately __ months, a weighted
                                           average original term of
                                           approximately ___ months, a weighted
                                           average gross margin of approximately
                                           ____%, a weighted average lifetime
                                           floor of approximately ____%, a
                                           weighted average original
                                           Loan-to-Value Ratio based on net
                                           discounted collateral value (as
                                           described under "The
                                           Sellers--Underwriting Criteria"
                                           herein) of approximately _____%, a
                                           weighted average original
                                           Loan-to-Value Ratio without giving
                                           effect to the discounts to collateral
                                           values (as described in the
                                           Prospectus under "The SBA Loan
                                           Lending Program-- Underwriting
                                           Criteria" for SBA ss. 7(a) Loans) of
                                           approximately _____% and a weighted
                                           average debt- service coverage ratio
                                           of approximately _____. The weighted
                                           average Guaranteed Percentage of the
                                           SBA ss. 7(a) Loans was approximately
                                           ____%. The weighted average Excess
                                           Spread, expressed as a percentage of
                                           the principal balances of the
                                           Unguaranteed Interests, was
                                           approximately _____% as of the
                                           Cut-Off Date. Such Excess Spread is
                                           in addition to the Extra Interest (as
                                           defined under "Description of the
                                           Agreement and the Certificates--Class
                                           A and Class B Interest Distribution
                                           Amounts" herein) available from the
                                           unguaranteed portion of the SBA ss.
                                           7(a) Loans. Approximately _____% of
                                           the SBA ss. 7(a) Loans (by principal
                                           balance of Unguaranteed Interests) do
                                           not have a lifetime interest rate
                                           cap. As of the Cut-Off Date, the
                                           weighted average lifetime cap of SBA
                                           ss. 7(a) Loans with lifetime interest
                                           rate caps was approximately ____%. As
                                           described herein, the existence of a
                                           lifetime interest rate cap or floor
                                           will not limit the Excess Spread
                                           included in the related Unguaranteed
                                           Interest. See "The SBA Loan Pool"
                                           herein.

Transfer of Assets...............          Each Note will be endorsed by the
                                           applicable Seller by means of an
                                           allonge (I.E., a separate ---- piece
                                           of paper attached to the Note) and
                                           delivered to the Agent of the SBA (or
                                           with respect to the Notes relating to
                                           the Section 7(a) Companion Loans and
                                           the SBA 504 Loans, delivered to the
                                           Trustee). On or before the Closing
                                           Date (or, with respect to a
                                           Subsequent SBA Loan, on or before the
                                           related transfer date), the Agent of
                                           the SBA (or with respect to the
                                           Section 7(a) Companion Loans and the
                                           SBA 504 Loans, if any, the Trustee)
                                           will acknowledge receipt of each such
                                           Note for each SBA Loan in the SBA
                                           Loan Pool and that each such Note has
                                           been endorsed as follows (bracketed
                                           language is applicable only for SBA
                                           ss. 7(a) Loans): "Pay to the order of
                                           [Name of Trustee], and its successors
                                           and assigns, as trustee under that
                                           certain Pooling and Servicing
                                           Agreement dated as of _________,
                                           199_, for the benefit of [the United
                                           States Small Business Administration
                                           and] holders of The Money Store
                                           SBA Loan-Backed
                                           Certificates, Series 199_-_, Class A
                                           and Class B[, as their respective
                                           interests may appear], without
                                           recourse".

                                           With respect to each SBA Loan in the
                                           SBA Loan Pool, the applicable Seller
                                           will be required to deliver the
                                           following additional documentation to
                                           the Trustee at or prior to the
                                           Closing Date (or, with respect to a
                                           Subsequent SBA Loan, in the case of
                                           (a) below, at or prior to the related
                                           transfer date):

                                               (a) For each SBA Loan secured by
                                           commercial real property or
                                           residential real property:

                                           (1) Original recorded Mortgage, or if
                                           the original is unavailable, a copy
                                           thereof certified to be true and
                                           complete by the applicable Seller.

                                           (2) Certified copy of the Assignment
                                           of the Mortgage endorsed as follows
                                           (bracketed language is applicable
                                           only for SBA ss. 7(a) Loans): "[Name
                                           of Trustee], ("Assignee") its
                                           successors and assigns, as trustee
                                           under the Pooling and Servicing
                                           Agreement dated as of ________, 199_
                                           [, subject to the Multi-Party
                                           Agreement dated as of ________,
                                           199_]." The original assignments will
                                           be transmitted by the applicable
                                           Seller for recording promptly
                                           following the Closing Date.

                                           (3) Original recorded intervening
                                           assignments, if any, or if the
                                           original is unavailable, copies
                                           thereof certified by the applicable
                                           Seller to be true and complete.

                                           (4) Originals or certified copies of
                                           all title insurance policies or other
                                           evidence of lien position, including
                                           but not limited to PIRT policies,
                                           limited liability reports and lot
                                           book reports, to the extent the
                                           Sellers obtain such policies or other
                                           evidence of lien position in
                                           accordance with the criteria
                                           described herein.

                                           (b) For all SBA Loans:

                                           (1) Blanket assignment of all
                                           collateral securing the SBA Loan,
                                           including without limitation, all
                                           rights under applicable guarantees
                                           and insurance policies.

                                           (2) Irrevocable power of attorney of
                                           the applicable Seller to the Trustee
                                           to execute, deliver, file or record
                                           and otherwise deal with the
                                           collateral for the SBA Loans in
                                           accordance with the Agreement. The
                                           power of attorney will be delegable
                                           by the Trustee to the Servicer and
                                           any successor servicer and will
                                           permit the Trustee or its delegate to
                                           prepare, execute and file or record
                                           UCC financing statements and notices
                                           to insurers.

                                           (3) Blanket Uniform Commercial Code
                                           ("UCC") UCC-1 financing statements
                                           identifying by type all collateral
                                           for the SBA Loans in the SBA Loan
                                           Pool and naming the Trustee, and with
                                           respect to the SBA ss. 7(a) Loans,
                                           the SBA, as Secured Parties and the
                                           applicable Seller as the Debtor. See
                                           "The Agreements-- Sale of SBA Loans"
                                           in the Prospectus.

                                           The Trustee will be required to
                                           provide an interim certification as
                                           to the receipt of such documents
                                           within 90 days after the Closing Date
                                           and to provide a final certification
                                           within one year after the Closing
                                           Date.

Multi-Party Agreement...............       TMSIC and MSNY, as Sellers, the
                                           Servicer, the Trustee and the SBA
                                           will enter into a Multi-Party
                                           Agreement, dated as of _________,
                                           199_ (the "Multi- Party Agreement"),
                                           which will set forth the relationship
                                           of the parties with respect to the
                                           SBAss. 7(a) Loans and the proceeds
                                           thereof and the consent of the SBA to
                                           the transactions contemplated by the
                                           Agreement.

Servicing of the
  SBA Loans.......................         MSNY will service the SBA
                                           Loans sold by it to the Trust Fund
                                           and TMSIC will service the SBA Loans
                                           sold by it and TMSCMI to the Trust
                                           Fund, in each case, in accordance
                                           with the Agreement and, with respect
                                           to the SBAss. 7(a) Loans, the SBA
                                           Rules and Regulations and the
                                           Multi-Party Agreement, and will cause
                                           the SBA Loans to be serviced with the
                                           same care as it customarily employs
                                           and exercises in servicing and
                                           administering small business loans
                                           for its own account, giving due
                                           consideration for the reliance of the
                                           Trustee on the Servicer. Such
                                           servicing includes, without
                                           limitation, the right to release
                                           and/or substitute collateral for an
                                           SBA Loan.

Monthly Advances.................          The Servicer is required to remit to
                                           the Trustee no later than the day of
                                           each month which is three business
                                           days prior to the Remittance Date
                                           (the "Determination Date") for
                                           deposit in the Certificate Account
                                           the amount (the "Monthly Advance"),
                                           if any, by which (i) 30 days'
                                           interest at a rate equal to the then
                                           applicable weighted average Class A
                                           and Class B Remittance Rates plus the
                                           rate used in determining certain
                                           expenses of the Trust Fund (the
                                           "Adjusted SBA Loan Remittance Rate")
                                           on the aggregate Class A and Class B
                                           Principal Balances immediately prior
                                           to the related Remittance Date (as
                                           the amount calculated pursuant to
                                           this clause (i) may be adjusted in
                                           accordance with the limits described
                                           under "Description of the Agreement
                                           and the Certificates--Class A and
                                           Class B Interest Distribution
                                           Amounts" herein) exceeds (ii) the
                                           amount received by the Servicer as of
                                           the related Record Date in respect of
                                           interest on the SBA Loans minus the
                                           interest payable to the holders of
                                           the Guaranteed Interest, the
                                           Additional Fee and the fee payable to
                                           the Agent of the SBA (plus, for the
                                           Remittance Dates in ___________,
                                           ___________ and _____________, 199_,
                                           the sum of (a) all funds to be
                                           transferred to the Certificate
                                           Account from the Capitalized Interest
                                           Account for such Remittance Date and
                                           (b) certain investment earnings on
                                           amounts in the Pre-Funding Account
                                           for the applicable Remittance Date).

                                           Monthly Advances are reimbursable in
                                           the first instance from late
                                           collections of interest, Liquidation
                                           Proceeds, Insurance Proceeds and
                                           proceeds received by the Servicer in
                                           connection with condemnation, eminent
                                           domain or a release of lien
                                           ("Released Mortgaged Property
                                           Proceeds") collected with respect to
                                           the related SBA Loan as to which the
                                           Monthly Advances were made. The
                                           Servicer's right to reimbursement for
                                           such advances in excess of such
                                           amounts is limited to late
                                           collections of interest received on
                                           the SBA Loans generally; PROVIDED,
                                           HOWEVER, that the Servicer's right to
                                           such reimbursement is subordinate to
                                           the rights of the Certificateholders
                                           and the holders of the Guaranteed
                                           Interest. Monthly Advances are
                                           intended to provide sufficient funds
                                           for the payment of interest to the
                                           Certificateholders at the then
                                           applicable Class A or Class B
                                           Remittance Rate, plus an additional
                                           amount, if any, required to pay the
                                           fees and expenses of the Trustee.

Compensating Interest.................     Not later than each Determination
                                           Date, with respect to each SBA Loan
                                           as to which a principal prepayment in
                                           full or a Curtailment was received
                                           during the related Due Period, the
                                           Servicer is required to remit to the
                                           Trustee, from amounts otherwise
                                           payable to the Servicer as servicing
                                           compensation, an amount
                                           ("Compensating Interest") equal to
                                           any excess of (a) 30 days' interest
                                           on the Unguaranteed Percentage of the
                                           related principal balance at the
                                           Adjusted SBA Loan Remittance Rate
                                           over (b) that portion of the amount
                                           of interest actually received in
                                           respect of the related SBA Loan
                                           during such Due Period and available
                                           to be paid to the Certificateholders.

Servicing Advances.................        The Servicer will be entitled to
                                           reimbursement for amounts advanced by
                                           it constituting "out-of-pocket" costs
                                           and expenses relating to (i) the
                                           preservation and restoration of any
                                           related Mortgaged Property or other
                                           collateral, (ii) enforcement
                                           proceedings, including foreclosures
                                           and (iii) certain other customary
                                           amounts described in the Agreement.
                                           Such advances ("Servicing Advances")
                                           are generally reimbursable to the
                                           Servicer from Liquidation Proceeds,
                                           Released Mortgaged Property Proceeds,
                                           Insurance Proceeds and such other
                                           amounts as may be collected by the
                                           Servicer from the related Borrower or
                                           otherwise relating to the SBA Loan in
                                           respect of which such amounts are
                                           owed; PROVIDED, -------- HOWEVER,
                                           that Servicing Advances ------- in
                                           excess of such amounts are
                                           reimbursable to the same extent and
                                           from the same sources as Monthly
                                           Advances.

Servicing Fee....................          The Servicer is entitled to a
                                           servicing fee of ___% per annum (the
                                           "Servicing Fee") of the unpaid
                                           principal balance of each SBA Loan,
                                           calculated and paid monthly from the
                                           interest portion of monthly payments,
                                           Liquidation Proceeds and certain
                                           other proceeds collected. See "The
                                           Agreements-- Servicing and Other
                                           Compensation and Payment of Expenses"
                                           in the Prospectus.

Optional Termination by
  the Servicer......................       The Servicer may, at its option,
                                           terminate the Agreement on any date
                                           on which the then outstanding
                                           aggregate principal balance of the
                                           Unguaranteed Interests is less than
                                           10% of the sum of (i) the Original
                                           Pool Principal Balance and (ii) the
                                           original Pre-Funded Amount by
                                           purchasing, on the next succeeding
                                           Remittance Date, all
                                           of the Unguaranteed Interests and any
                                           other assets in the Trust Fund at a
                                           price equal to the sum of (i) 100% of
                                           the then outstanding Class A and
                                           Class B Principal Balances, and (ii)
                                           30 days' interest thereon at the then
                                           applicable Class A and Class B
                                           Remittance Rates (the "Termination
                                           Price"). See "Description of the
                                           Agreement and the
                                           Certificates--Termination; Purchase
                                           of SBA Loans" herein.

Tax Considerations ..............          No real estate mortgage investment
                                           conduit ("REMIC") election will be
                                           made for the Trust Fund. Stroock &
                                           Stroock & Lavan, special Federal tax
                                           counsel ("Federal Tax Counsel"), will
                                           give its opinion that the Trust Fund
                                           will be classified as a "grantor
                                           trust" for federal income tax
                                           purposes. See "Federal Income Tax
                                           Consequences" herein and "Federal
                                           Income Tax Consequences" in the
                                           Prospectus.

                                           It is not anticipated that the Class
                                           A Certificates or the Class B
                                           Certificates will be treated as
                                           issued with original issue discount
                                           ("OID").

                                           Special considerations may apply to
                                           cash method holders of Class B
                                           Certificates by reason of the
                                           subordination of the Class B
                                           Certificates. Also, special
                                           considerations may apply to
                                           individuals and certain pass-through
                                           entities that hold Class A
                                           Certificates or Class B Certificates.
                                           See "Risk Factors--Federal Income Tax
                                           Considerations" and "Federal Income
                                           Tax Consequences" herein and "Federal
                                           Income Tax Consequences" in the
                                           Prospectus.

ERISA Considerations..............         No Certificates may be purchased for,
                                           or on behalf of, any employee benefit
                                           plan or other retirement arrangement
                                           which is subject to Title I of the
                                           Employee Retirement Income Security
                                           Act of 1974, as amended, and/or
                                           Section 4975 of the Internal Revenue
                                           Code of 1986, as amended, or any
                                           entity whose underlying assets
                                           include plan assets by reason of such
                                           plan or account investing in such
                                           entity (including insurance company
                                           separate or general accounts and
                                           collective investment funds). By its
                                           acceptance of a Certificate, each
                                           Certificateholder will be deemed to
                                           have represented and warranted that
                                           it is not subject to the foregoing
                                           limitations. See "ERISA
                                           Considerations" herein and in the
                                           Prospectus.

Legal Investment.................          No representation will be made as to
                                           whether or the extent to which the
                                           Certificates constitute legal
                                           investments for investors.

Rating ..........................          It is a condition to their
                                           issuance that the Class A
                                           Certificates be rated "Aaa" and "AAA"
                                           by Moody's Investors Service, Inc.
                                           ("Moody's") and Duff & Phelps Credit
                                           Rating Co. ("Duff & Phelps"),
                                           respectively, and that the Class B
                                           Certificates be rated not lower than
                                           "___" and "___" by Moody's and Duff &
                                           Phelps, respectively. A security
                                           rating is not a recommendation to
                                           buy, sell or hold securities and may
                                           be subject to revision or withdrawal
                                           at any time. No person is obligated
                                           to maintain the rating on any
                                           Certificate. See "Ratings" herein.

Registration of the
  Certificates....................         The Class A Certificates will be
                                           represented by global certificates
                                           registered in the name of Cede & Co.
                                           ("Cede"), as the nominee of The
                                           Depository Trust Company ("DTC"). The
                                           Class B Certificates will be either
                                           (i) registered in the name of Cede,
                                           as the nominee of DTC, with similar
                                           effect as the Class A Certificates,
                                           or (ii) issued in physical form, as
                                           determined by the Sellers prior to
                                           the initial issuance of the
                                           Certificates. No Holder of a
                                           Certificate registered through DTC
                                           will be entitled to receive
                                           definitive certificates ("Definitive
                                           Certificates") representing such
                                           person's interest, except in the
                                           event that Definitive Certificates
                                           are issued in respect of such
                                           person's interest under the limited
                                           circumstances described herein. All
                                           references herein to "Class A and
                                           Class B Certificateholders" or
                                           "Holders" will reflect the rights of
                                           the beneficial owners of Class A and
                                           Class B Certificates, as such rights
                                           may be exercised, in the case of
                                           those Certificates registered through
                                           DTC, through DTC and Participants
                                           except as otherwise specified herein.
                                           See "Risk Factors" and "Description
                                           of the Certificates--Registration of
                                           Certificates" herein.

                                  RISK FACTORS

          Investors should consider, among other things, the following factors in addition to the other information set forth in this Prospectus Supplement in connection with the purchase of Certificates. Investors also should consider the factors set forth under the heading "Risk Factors" in the Prospectus.

LIMITED LIQUIDITY

          There is currently no secondary market for the Certificates. Although [Name of Underwriting] (the "Underwriter") currently intends to make a secondary market in the Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates. In addition, transfers of the Class B Certificates will be restricted as described under "ERISA Considerations".

FEDERAL INCOME TAX CONSIDERATIONS

          If the Class B Certificateholders receive distributions of less than their proportionate share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, although the matter is not free from doubt, Federal Tax Counsel believes that holders of Class B Certificates would be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificateholders an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

          Under this analysis, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

          A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended. If a Certificateholder is an individual, estate or trust, the deduction for such Holder's share of such fees will be allowed only to the extent that all of such Holder's miscellaneous itemized deductions, including such Holder's share of such fees, exceed two percent of such Holder's adjusted gross income. For other federal income tax considerations, see "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this Prospectus Supplement and the accompanying Prospectus do not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

NATURE OF COLLATERAL

          As set forth herein under "The SBA Loan Pool--General," commencing in 1995 the Sellers increased their focus on originating SBA Loans to targeted franchises and professionals and for financing business acquisitions. These loans are secured primarily by liens on machinery and equipment, other business assets and personal guarantees. In originating these loans, the Sellers place primary emphasis on the creditworthiness of the small business concern and related Obligor, and less emphasis is given to the value of the related collateral. In some instances, the amount of the SBA Loan exceeds the sum of the value of the related collateral. If such loans were to go into default, the Trust may realize little or no liquidation proceeds.

          Further, because the market value of equipment and other business assets generally declines with age or obsolescence, such equipment and/or other assets may not provide adequate security in the event it is repossessed and sold. Some of the equipment, such as computers, also may be subject to sudden, significant declines in value because of technological advances. Also, in liquidation sales the Trust may be unable to realize the fair market value of any collateral sold.

UNPERFECTED SECURITY INTERESTS IN CERTAIN COLLATERAL

          For each SBA Loan secured by real property, assignments of the related Mortgages will be transmitted by the applicable Seller for recording promptly following the Closing Date. Also, the Sellers will deliver to the Trustee blanket assignments of all other collateral securing the SBA Loans. In connection with originating SBA Loans secured by collateral other than real estate, the Sellers obtain and file UCC financing statements naming the related Obligor as debtor where such action is necessary to perfect a security interest in such collateral. Because of the administrative burden and expense that would be entailed in so doing, these UCC financing statements will not be re-assigned to the Trustee. The Trustee will have the benefit of the Sellers' security interest in the collateral related to such SBA Loans. However, since assignments will not be recorded in the name of the Trustee, if the Sellers were to become debtors under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy thereof, or the Sellers as debtors-in-possession, might be able to defeat the Trustee's security interest in such collateral. Additionally, certain judgment creditors of, or tax and other liens against, the Sellers or their property may have priority over the Trustee's security interest.

JUNIOR LIENS

          Approximately ___% of the SBA Loans secured by a Commercial Property (other than certain SBA ss. 7(a) Loans originated in conjunction with a Section 7(a) Companion Loan) constitute a first lien on the related Commercial Property. The majority of such SBA Loans also are secured by a first lien on related business assets. However, certain SBA Loans secured by a Commercial Property (including but not limited to those originated in conjunction with a Section 7(a) Companion Loan), along with substantially all of the SBA Loans secured by a Residential Property, constitute second or third liens and the related Prior Liens are not included in the SBA Loan Pool.

          The primary risk to holders of SBA Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Prior Liens to satisfy fully both such Prior Liens and the SBA Loan. If a holder of a Prior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holders of each Prior Lien. The claims of the holders of all Prior Liens will be satisfied in full out of proceeds of the liquidation of the Prior Liens, if such proceeds are sufficient, before the Trust Fund receives any payments in respect of the SBA Loan.

          If the Servicer were to foreclose on any mortgage securing an SBA Loan, it would do so subject to any related Prior Liens. For the debt related to the SBA Loan to be paid in full at such sale, a bidder at the foreclosure sale of the related Mortgaged Property would have to bid an amount sufficient to pay off all sums due under the SBA Loan and the Prior Liens or purchase the Mortgaged Property, for the full amount of the SBA Loan, subject to the Prior Liens. Similarly, if the Servicer were to take possession of any other Collateral, it would do so subject to any related Prior Lien. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

SBA LOAN INTEREST RATES

          The rate of interest borne by each SBA Loan (the "SBA Loan Interest Rate") is equal to the Prime Rate as of the first Business Day or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin. With respect to SBA ss. 7(a) Loans having Unguaranteed Interests with an aggregate principal amount of approximately $____________, the terms of the related Notes limit the maximum and minimum SBA Loan Interest Rates, respectively. Generally, the terms of such Notes provide that the SBA Loan Interest Rate cannot increase (or decrease) five percentage points above (or below) the SBA Loan Interest Rate in effect when the related SBA Loan was fully funded. These maximum and minimum SBA Loan Interest Rate provisions will not have a disproportionate effect on the Holders of either Class of Certificates. As described herein, if, as a result of such maximum and minimum SBA Loan Rate provisions, more or less interest is collected on the SBA Loans than would be collected in the absence of such provisions, such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment. Because in determining the Class A and Class B Interest Distribution Amounts, provision is made for such maximum and minimum SBA Loan Rates, if the full amount of interest required to be paid on the SBA Loans in accordance with their terms is collected, and required amounts are received by the Trust Fund, such amounts will be sufficient to pay interest on the Certificates, regardless of changes in the underlying interest rates. See "The SBA Loan Pool -- Certain Characteristics of the SBA Loan Pool" and "Description of the Agreement and the Certificates -- Class A and Class B Interest Distribution Amounts" herein.

[THE GUARANTY

          The rating of the Class B Certificates will be based in part on an assessment of The Money Store Inc.'s ability to make payments under the Guaranty. Any reduction in the rating assigned to the unsecured long-term debt obligations of The Money Store Inc. by [__________] may result in a similar reduction in the rating of the Class B Certificates.]

 SPREAD ACCOUNT

          As described herein, the Spread Account is intended to enhance the likelihood of timely payment of principal and interest on the Certificates. However, if the SBA Loan Pool experiences extremely high levels of delinquencies and losses, the Spread Account could be depleted, resulting in shortfalls in payments to the Certificateholders. Any such shortfall would be allocated against payments of principal, first to the Class B Certificateholders and then to the Class A Certificateholders. Additional shortfalls would be allocated against payments of interest, first to the Class B Certificateholders and then to the Class A Certificateholders. See "Description of the Agreement and the Certificates -- Spread Account" herein.


                                THE SBA LOAN POOL
GENERAL

          Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balances of the SBA ss. 7(a) Loans expected to be delivered to the Trustee on the Closing Date, and the Unguaranteed Interests or the Guaranteed Interests therein, as the case may be, at the close of business on the Cut-Off Date and all dollar amounts are based on the principal balances thereof at the close of business on the Cut-Off Date. All of the SBA Loans were, and all of the Subsequent SBA Loans will have been, originated or acquired by the Sellers and consist of adjustable-rate loans, evidenced by promissory notes (the "SBA Notes") and, in the case of the SBA ss. 7(a) Loans, partially guaranteed by the SBA. The principal portion of the Unguaranteed Interests of the SBA ss. 7(a) Loans aggregated approximately $______________ as of the Cut-Off Date. The SBA ss. 7(a) Loans were originated to businesses located in ___ states and the District of Columbia. The SBA ss. 7(a) Loans were primarily originated to businesses located in ___________, __________, ___________ and ___________.

          Historically, most of the SBA ss. 7(a) Loans originated by the Sellers were loans primarily secured by first liens on commercial real property used by the related borrower or its affiliates in the conduct of their business. Commencing in 1995, the Sellers increased their focus on originating loans to targeted franchisees, health care professionals and other professionals, such as attorneys and accountants, and for financing business acquisitions. These loans generally are secured by second liens on personal real estate, personal guarantees, liens on machinery and equipment and other business assets. The Seller's believe that this approach is consistent with their philosophy of expanding into selected markets that present opportunities for growth. In originating these loans, the Sellers concentrate on analyzing the underlying business and the borrower's ability to repay the related loan. The Sellers' believe that at the time of origination each such loan is adequately secured by one or more items of Collateral. See "The SBA Loan Lending Program--Underwriting Criteria for SBA ss. 7(a) Loans" in the Prospectus.

          Approximately ____% of the SBA ss. 7(a) Loans (by principal balance) were originated to businesses located in California, a state currently experiencing economic difficulties. This concentration results primarily from the Servicer being headquartered in California, where it began originating SBA Loans in the early 1980s and where it expanded its marketing efforts and market share prior to the current economic conditions. The Sellers believe that the concentration of SBA ss. 7(a) Loans in the Trust Fund originated to businesses located in California is representative of their SBA ss. 7(a) Loan portfolio as a whole.

PAYMENTS ON THE SBA LOANS

          The SBA Loans have payments of principal and interest due on the first of the month with interest payable in arrears at a rate equal to the Prime Rate as of the first Business Day or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin (subject to applicable lifetime floors and caps). For example, the Prime Rate on October 1st is used to determine the interest rate paid for the months of October, November and December. Since interest is paid in arrears, interest and principal for these months is scheduled to be received in November, December and January, respectively. The monthly payment received is apportioned between interest and principal based upon a "simple interest" basis, which means that payments are applied as they are received first to accrued interest, then to principal, with interest calculated on the number of days between the current and previous payments. If a monthly payment is received prior to its due date, less of such payment will be allocated to interest than would be the case if such payment were received on its due date. Conversely, if a monthly payment is received after its due date, more of such payment will be allocated to interest than would be the case if such payment were received on its due date. None of the SBA Loans is a balloon loan and each is fully amortizing in accordance with its terms. However, the monthly payments are re-calculated each quarter to reflect changes in interest rates, the then-current principal balance and the then-remaining term to maturity.

CERTAIN CHARACTERISTICS OF THE SBA LOAN POOL

          Set forth below is a description of certain characteristics of the SBA ss. 7(a) Loans expected to constitute the SBA Loan Pool as of the Closing Date. As described herein, the Sellers reserve the right to sell to the Trust Fund
Section 7(a) Companion Loans and SBA 504 Loans in an aggregate principal amount of up to approximately $__________ and having the characteristics set forth under "-- Section 7(a) Companion Loans and SBA 504 Loans." If such loans are not sold to the Trust Fund, it is expected that the Sellers will sell to the Trust Fund SBA ss. 7(a) Loans having overall characteristics substantially similar to the SBA ss. 7(a) Loans being delivered on the Closing Date. Certain of the percentage columns may not sum to 100.00% due to rounding.

          [Each chart will set forth at least the following information for the specific characteristic: (i) aggregate unpaid principal balance, (ii) percentage based upon aggregate principal balance and (iii) number of SBA Loans].

          The geographic distribution of the SBA ss. 7(a) Loans by state as of the Cut-Off Date was as follows:

          The interest rates borne by the SBA Notes (the "Note Rates") were distributed as follows as of the Cut-Off Date:

          The Margins added to the Prime Rate on each Interest Adjustment Date to determine the new Note Rates were distributed as of the Cut-Off Date as follows:

                  The minimum lifetime Note Rates borne by the SBA ss. 7(a) Loans were as follows (1):

-----------------------------

(1) For purposes of determining the weighted average minimum lifetime Note Rate, those SBA ss. 7(a) Loans not containing a stated minimum lifetime Note Rate are assumed to have a minimum lifetime Note Rate equal to the applicable Margin.

          The maximum lifetime Note Rates borne by the SBA ss. 7(a) Loans were as follows:

          The distribution of the number of remaining months to maturity of the SBA ss. 7(a) Loans as of the Cut-Off Date was as follows:

          The distribution of the number of months since origination of the SBA ss. 7(a) Loans as of the Cut- Off Date was as follows:

          The years in which the SBA ss. 7(a) Loans were originated was as follows:

          The Excess Spread as a percentage of the principal balance of the Unguaranteed Interests of the SBA ss. 7(a) Loans as of the Cut-Off Date was as follows: (1)

-------------------------
(1) With respect to each SBA ss. 7(a) Loan, the Excess Spread is included in the related Unguaranteed Interest.

          The Unguaranteed Percentage of the SBA ss. 7(a) Loans as of the Cut-Off Date was as follows:

          The distribution of the debt-service coverage ratios at origination of the SBA ss. 7(a) Loans was as follows: (1)

------------------------
(1) Represents the ratio of the pro forma annual debt service payments to annual net operating income.

(2) For these SBA ss. 7(a) Loans, the Borrower had a negative net operating income for the fiscal year for which ratio was determined. The Sellers believed that based upon the projected net operating income and certain other factors, it was appropriate to originate such SBA ss. 7(a) Loan.

          The distribution of the original terms of the SBA ss. 7(a) Loans was as follows:

          The distribution of the original balances of the SBA ss. 7(a) Loans was as follows:

          The distribution of the original balances of the Unguaranteed Interests was as follows:

          The distribution of the principal balances of the SBA ss. 7(a) Loans as of the Cut-Off Date was as follows:

          The distribution of the principal balances of the Unguaranteed Interests as of the Cut-Off Date was as follows:

          The type of program under which the SBA ss. 7(a) Loans were originated was as follows:

 SECTION 7(A) COMPANION LOANS AND SBA 504 LOANS.

          The Section 7(a) Companion Loans and SBA 504 Loans, if any, to be included in the Trust Fund are expected to have the following characteristics as of the Cut-Off Date (unless otherwise indicated):(1)

         Average unpaid principal balance...................$____________
         Maximum original principal balance.................$____________
         Minimum original principal balance.................$____________
         Range of Note Rates.............................    ___%-___%
         Weighted average Note Rate......................         ___%
         Weighted average age............................         mos.
         Weighted average original term..................         mos.
         Weighted average gross margin...................         ___%
         Weighted average original L-T-V (based
           on net discounted collateral value)...............     ___%
         Weighted average original L-T-V (without
           giving effect to discounts to
           collateral values)................................     ___%
         Weighted average original debt service
           coverage ratio.............................................

         [If a significant portion of the Trust Fund will consist of Section 7(a) Companion Loans and/or SBA 504 Loans, charts similar to those set forth above for the SBA ss. 7(a) Loans will be included.]


-------------------
(1) The actual characteristics of the Section 7(a) Companion Loans and SBA 504 Loans, if any, to be included in the Trust Fund may vary somewhat from the characteristics presented. The Sellers do not expect that any such variation will be material.

          The following table sets forth the Prime Rate for the first business day of each of the following calendar quarters as reported in THE WALL STREET
JOURNAL:

                 199              199                  199               199
                ----             ----                 ----              ---
QUARTER

1st              %                 %                     %                 %
2nd
3rd
4th


The values set forth in the table above are historical and may not be indicative of future values of the Prime Rate.

                              THE SBA LOAN PROGRAM

GENERAL

          The Small Business Act of 1953 (the "Act"), which created the Small Business Administration, also established the general business loan program under Section 7(a) of the Act (the "Section 7(a) Program"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, expand or convert facilities, to purchase building equipment or materials or to finance machinery and equipment, business acquisitions and inventory. Money lent under the Section 7(a) Program also can be used for working capital.

          The Act also established the SBA 504 Loan Program (the "SBA 504 Loan Program") to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment and the interest on interim financing. SBA 504 Loans are not guaranteed by the SBA.

THE SECTION 7(A) LOAN GUARANTY PROGRAMS

          The SBA administers three levels of lender participation in the
Section 7(a) Program. Under the first level, known as the Guaranteed Participant Program, the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications. As of __________, 199_, the most recent date for which such information is available, loans made under the Guaranteed Participant Program accounted for approximately $___ billion aggregate principal balance, representing approximately __% of the total outstanding principal balance of loans originated under the Section 7(a) Program as of such date.

          Under the second level of lender participation, known as the Certified Lender Program, the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program. Loans made under this portion of the Section 7(a) Program accounted for approximately $___ billion aggregate principal balance, representing approximately __% of the Section 7(a) Program portfolio as of __________, 199_.

          Under the third level of lender participation, known as the Preferred Lender Program, the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional portfolio quality and volume requirements. The granting of Preferred Lender status is based upon a lender's ability to originate and service loans in a particular territory to the satisfaction of the SBA. Preferred Lender Program loans accounted for approximately $___ billion aggregate principal balance, representing approximately __% of the Section 7(a) Program portfolio as of __________, 199_.

SECTION 7(A) LOAN PARAMETERS

          Under each of the Guaranteed Participant, Certified Lender and Preferred Lender Programs, the SBA guarantees loans of $100,000 or less up to 80%, and loans in excess of $100,000 up to 75%, subject to a per borrower guaranty maximum of $750,000. Between May 15, 1995 and October 12, 1995, refinancings generally were not allowed under any program. Loans processed under the International Trade Loan Program provided for a maximum guaranty per borrower is $1,250,000. For applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for most loans originated under all three programs was reduced administratively to $500,000. For applications approved as of October 12, 1995, the guaranty is limited to the lesser of the amount determined under the applicable percentages or a per borrower guaranty maximum of $750,000.

          Loans originated under the Section 7(a) Program can bear either fixed or adjustable rates of interest, as negotiated between the lender and the borrower at origination. Adjustable-rate loans generally adjust on the first business day of each calendar quarter based on a specified margin over the lowest prime rate, as published in THE WALL STREET Journal. For loans made pursuant to the Guaranteed Participant, Certified Lender or Preferred Lender Programs, this margin cannot exceed 2.75% per annum.

          Terms to maturity for guaranteed loans vary depending upon the use of proceeds and an evaluation of the borrower's ability to repay the loan. For instance, working capital loans are limited to seven year terms unless an extension is obtained, which can increase the term to a maximum of 10 years. Real estate loans generally have terms up to 25 years, and machinery and equipment loans generally have a maximum term of 15 years. If the loan proceeds are to be used for multiple qualifying purposes, a blended term based on the foregoing criteria may be offered by the Lender.

U.S. SBA SECTION 7(A) PORTFOLIO PERFORMANCE

          The performance of loans originated under the Section 7(a) Program was analyzed by the General Accounting Office ("GAO") in a report to the Chairman of the Committee on Small Business of the House of Representatives dated December 1991 (GAO/RCED-92-49 SBA's Business Loan Portfolio) (the "GAO Report"). The GAO Report indicates that the number of loans originated under the Section 7(a) Program has been steadily decreasing. By 1990, the portfolio only had two-thirds as many outstanding loans as in 1981. Despite this decrease in the overall number of loans, however, the total amount of principal outstanding in the portfolio increased from $8.9 billion in 1981 to $9.9 billion in 1990. This increase was due primarily to a change in SBA regulations in August 1988 that raised the guaranteed loan ceiling from $500,000 to $750,000.

          The delinquency history of the portfolio improved from 1981 to 1990. After an increase from 1981 to 1982, the default percentage decreased over the next eight years. The differences in defaults and liquidations between the three guaranteed programs has been substantial. The Preferred Lender Program had the best performance of the three programs, with default and liquidation percentages as of September 30, 1990 of 3.7% and 3.0%, respectively. The Certified Lender Program's default and liquidation percentages as of September 30, 1990 were 4.4% and 6.8%, respectively. The Guaranteed Participant Program had defaults as of September 30, 1990 of 6.0% and liquidations of 11.4%, respectively. This delinquency experience is consistent with the fact that Preferred and Certified Lenders have more experience in originating, servicing and collecting loans than their Guaranteed Participant Lender counterparts. Set forth below are the default and liquidation percentages as set forth in the GAO Report for the
Section 7(a) Program as a whole for the periods indicated. Separate data is not readily available from the SBA for each of the three Programs.

                      DEFAULT AND LIQUIDATION PERCENTAGES
                          IN THE SECTION 7(A) PORTFOLIO

Fiscal Year ended                                   Default        Liquidation
SEPTEMBER 30,      PERCENTAGE                      PERCENTAGE

1981                                                  9.5%            10.0%
1982                                                 12.4             13.8
1983                                                 11.5             16.4
1984                                                 10.2             16.5
1985                                                  9.5             17.0
1986                                                  9.6             16.4
1987                                                  8.3             15.4
1988                                                  7.1             13.3
1989                                                  6.9             11.5
1990                                                  5.7             10.3

          The above default and liquidation percentages are historical only and are not indicative of the future performance of the Section 7(a) Program. Also, no assurance is given, or can be made, that the default and liquidation experience of the Sellers' portfolio of SBA Loans in general, or the SBA Loans in the SBA Loan Pool, will correspond to the experience realized by the Section 7(a) Program as a whole.

       [TO THE EXTENT AVAILABLE, THE ABOVE INFORMATION WILL BE UPDATED IN
                       THE RELATED PROSPECTUS SUPPLEMENT]


THE SELLERS' PARTICIPATION IN SBA SECTION 7(A) PROGRAM

          The Sellers have been named as Preferred Lenders by the SBA in each major SBA loan market in which they operate (except for newly established offices). Based upon this experience, the Sellers expect to be upgraded to Preferred Lender status in all markets where they now operate. However, it is unknown when such upgradings will occur. See "The Sellers" herein.

THE SECTION 7(A) COMPANION PROGRAM

          As described above, for most applications submitted between January 1, 1995 and October 12, 1995 the maximum loan size for most loans originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Sellers introduced a program (the "Section 7(a) Companion Program") pursuant to which TMSCMI originated a loan (the "Section 7(a) Companion Loan") to the related borrower in situations in which the total amount financed would otherwise exceed the current $500,000 limit. The maximum amount for a Section 7(a) Companion Loan currently is approximately $800,000, which maximum may be increased where the Collateral or LTV warrants it. Although Section 7(a) Companion Loans are not guaranteed by the SBA, they are secured by a first lien on the related primary collateral, with the Section 7(a) Loan being secured by a second lien on such collateral.

          Section 7(a) Companion Loans may be utilized by a borrower for all eligible Section 7(a) Loan purposes. Section 7(a) Companion Loans are originated only in conjunction with a Seller obtaining an SBA guarantee of the companion
Section 7(a) Loan under the Certified Lender Program (the SBA currently prohibits Section 7(a) Companion Loans in connection with the Preferred Lender Program). Section 7(a) Companion Loans bear interest and have terms to maturity as described above under "--Section 7(a) Loan Parameters."

SBA 504 LOAN PROGRAM

          The SBA 504 Loan Program was established to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment as well as certain closing costs and professional fees and the interest on interim financing. The lender provides approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. Each SBA 504 Loan must be approved by the SBA.

          The funds used by the SBA to originate its portion of a project generated pursuant to the SBA 504 Loan Program are obtained by issuing SBA-guaranteed debentures on behalf of a certified development company (a "CDC"). A CDC is an organization sponsored by private interests or by state or local governments. The debentures are pooled monthly and sold through a certificate mechanism to the public market. The SBA 504 Loans are not guaranteed by the SBA.

          SBA 504 Loans bear interest and have terms to maturity as described above under "--Section 7(a) Loan Parameters."


                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

          The value of an investment in the Certificates may be affected by, among other things, a change in interest rates. If interest rates fall below the then current Note Rates on the SBA Loans, the rate of prepayment on such SBA Loans may increase. Prepayments, delinquencies and defaults may also be influenced by a number of other factors including economic conditions.

          On each Remittance Date, the Certificateholders are entitled to receive 30 days' interest on the Class A or Class B Principal Balance, as the case may be, immediately prior to such Remittance Date at the applicable Class A or Class B Remittance Rate, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein. This is the case even if Principal Prepayments or Curtailments are received with respect to the SBA Loans during the related Due Period. With respect to such Principal Prepayments and Curtailments the Servicer will remit to the Trustee for deposit in the Certificate Account, from amounts otherwise payable to it as servicing compensation, Compensating Interest as described under "Description of the Agreement and the Certificates--Payments on the SBA Loans; Distributions on the Certificates" herein.

          For the Certificates, the net effect of each distribution respecting interest generally will be the pass-through on each Remittance Date to each Certificateholder of an amount which is equal to 30 days' interest at the Class A or Class B Remittance Rate, as the case may be, subject to the adjustments described herein.

          The Excess Spread on the guaranteed portions of the SBA ss. 7(a) Loans will be available to make up shortfalls in amounts to which Certificateholders are entitled on Remittance Dates. The amount of Excess Spread varies from loan to loan and will be eliminated when a borrower prepays a loan in full. However, the Excess Spread will not be affected by any applicable lifetime interest rate caps on the SBA ss. 7(a) Loans. This is because the Guaranteed Interests are sold with lifetime interest rate caps equal to the cap on the related SBA ss. 7(a) Loan less the sum of the Excess Spread, the fee payable to the Agent of the SBA and, with respect to the Additional Fee SBA Loans, the Additional Fee. In addition, the Excess Spread on an SBA ss. 7(a) Loan in default will be paid by the SBA until the purchase by the SBA of the related Guaranteed Interest (up to 120 days of accrued interest).

          With respect to SBA ss. 7(a) Loans for which the Guaranteed Interest was sold in the secondary market on or after September 1, 1993 and SBA ss. 7(a) Loans approved by the SBA on or after October 12, 1995 (the "Additional Fee SBA Loans"), a fee equal to 40 basis points and 50 basis points, respectively, per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans (the "Additional Fee") is required to be paid by the related Seller to the SBA. Although such Additional Fee is the responsibility of the related Seller, the Additional Fee will be funded from the interest received by the related Obligor. Accordingly, any such Additional Fee will reduce the Excess Spread on the related SBA ss. 7(a) Loan.

          Unscheduled payments, delinquencies, defaults on the SBA Loans and distributions from the Pre-Funding Account, if any, on the Remittance Dates in ________, _________ and ______, 199__ and the Special Remittance Date will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, purchase from the Trust Fund all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (x) 100% of the then outstanding Class A and Class B Principal Balances, and (y) 30 days' interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"). See "Description of the Agreement and the Certificates--Termination; Purchase of SBA Loans" herein. However, because the SBA Loans may prepay, the weighted average life of the Certificates or the date on which the outstanding aggregate principal balances of the Unguaranteed Interests will be less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Original Pre-Funded Amount, if any, cannot be determined.

          None of the SBA Loans are balloon loans and each is fully amortizing in accordance with its terms. The SBA Loans may be prepaid at any time without payment of a prepayment fee or penalty. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Prepayments, liquidations and purchases of the Unguaranteed Interests will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the SBA Loans.

          The final scheduled Remittance Date for the Certificates is _________, 20__, which is the date two months after the Original Pool Principal Balance would be reduced to zero, assuming that no prepayments are received on the SBA Loans and that distributions of principal of and interest on each of the SBA Loans are timely received. The weighted average life of the Certificates is likely to be shorter than would be the case if payments actually made on the SBA Loans conformed to the foregoing assumptions, and the final Remittance Date with respect to the Certificates could occur significantly earlier than the final scheduled Remittance Date because (i) prepayments are likely to occur and (ii) the Servicer may cause a termination of the Trust Fund when the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Original Pre-Funded Amount, if any.

          The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date on which each dollar in respect of principal of such Certificate is repaid. The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal payments (including Monthly Payments, Principal Prepayments, Excess Payments and Curtailments) are made on the SBA Loans.

          Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate ("CPR"), represents an assumed constant rate of prepayment per annum relative to the then outstanding principal balance of a pool of new SBA loans. The CPR does not purport to be either a historical description of the prepayment experience of any pool of SBA loans or a prediction of the anticipated rate of prepayment of any pool of SBA loans, including the SBA Loans.

          The Sellers make no representation as to the particular factors that will affect the prepayment of the SBA Loans, as to the percentage of the principal balance of the SBA Loans that will be paid as of any date or as to the overall rate of prepayment on the SBA Loans.

          Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the SBA Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Certificates will also be affected by the amount and timing of delinquencies and defaults on the SBA Loans and the recoveries, if any, on defaulted SBA Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted SBA Loans and foreclosed properties result in principal payments on the Certificates faster than otherwise scheduled.

          The following table under the heading "Weighted Average Lives of the Class A and Class B Certificates" assumes, among other things, that (i) (a) the scheduled payment in each month for each SBA Loan has been based on the outstanding balance as of the first day of the month preceding the month of such payment, (b) the Initial Note Rate for each SBA Loan for the _____ and ______ 199_ scheduled payments is _____% plus the applicable Gross Margin and (c) thereafter, the scheduled payments and remaining term to stated maturity for each SBA loan is as set forth below (rather than based on the actual SBA Loan characteristics) so that such scheduled payments would amortize the remaining balance by its stated maturity date, (ii) scheduled monthly payments of principal and interest on the SBA Loans will be timely received on the first day of each month (with no defaults), commencing __________, 199_, (iii) the Servicer does not exercise its option to purchase the SBA Loans and thereby cause a termination of the Agreement, (iv) principal prepayments on the SBA Loans represent prepayments in full of individual SBA Loans and will be received on the last day of each month commencing __________, 199_ at the respective percentages of CPR set forth in the table and (v) the Certificates will be issued on __________, 199_. The following table also assumes that the Pre-Funding Account is established, the Original Pre-Funded Amount equals its maximum permitted amount and the entire Pre-Funded Amount is used to purchase SBA ss. 7(a) Loans at the end of the Pre-Funding Period.

NOTE RATE         GROSS MARGIN              BALANCE             REMAINING TERM
---------         ------------              ---------           --------------
%                  %                         $
%                  %                         $

          Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following table indicates the projected weighted average lives of each Class of Certificates at various CPRs. As used in the table, 0% CPR indicates no Principal Prepayments, Curtailments or Excess Payments. The Class A and Class B Certificates were priced assuming __% CPR. If the entire Pre-Funded Amount were used to purchase Section 7(a) Companion Loans and SBA 504 Loans, rather than SBA ss. 7(a) Loans, the weighted average lives of the Class A and Class B Certificates would not differ materially.

WEIGHTED AVERAGE LIVES OF THE CLASS A AND CLASS B CERTIFICATES


                     Weighted                              Earliest Retirement
                     Average                                 at Servicer's
   CPR             LIFE (YEARS)(1)                                OPTION(2)


   0%
   4%
   8%
  12%

(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each payment of principal by the number of years from the date of issuance to the related Remittance Date, (ii) summing the rusults, and
    (iii) dividing the sum by the total principal distributions.

(2) Assuming early termination of the Trust Fund when the then outstanding aggregate principal balance of the Unguaranteed Interest is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any.

          Since the individual characteristics of the SBA Loans will not correspond to those assumed above, the actual weighted average lives and the earliest retirement dates of the Certificates will vary from those of the underlying SBA Loans even if any indicated CPR is met. In addition, there is no assurance that Principal Prepayments, Curtailments or Excess Payments will occur, or, if they do occur, that they will occur at a constant rate approximating any of the indicated CPRs.


                                   THE SELLERS

          TMSIC and TMSCMI are New Jersey corporations, and wholly-owned subsidiaries of The Money Store Inc. (the "Parent"). MSNY, a New York corporation, is a wholly-owned subsidiary of TMSIC. TMSIC is headquartered in Sacramento, California and began originating SBA ss. 7(a) Loans in 1979. TMSCMI is headquartered in Sacramento, California and began originating SBA 504 Loans in 1994 and Section 7(a) Companion Loans in 1995. MSNY is headquartered in Sacramento, California and began originating SBA ss. 7(a) Loans in 1980. MSNY only originates SBA ss. 7(a) Loans to businesses located in the State of New York. The Sellers became the largest originator of SBA guaranteed loans in 1983 and have maintained that position in each of the past __ SBA fiscal years. The Sellers originated approximately $___ million of SBA Loans during calendar 199_ and, at December 31, 199_ and December 31, 199_, were servicing a portfolio of SBA Loans aggregating approximately $___ billion and $___ billion, respectively.

          The Parent, headquartered in Union, New Jersey, is a publicly-owned financial services company engaged, through its operating divisions, primarily in originating, servicing and selling consumer and commercial loans. As of _____________, 19__, the Parent maintained ___ offices in __ states and the District of Columbia through which it conducted business in the following areas:
(i) mortgage loans; (ii) SBA Loans; (iii) government guaranteed student loans and (iv) automotive loans. The Parent, through its subsidiaries, also originates loans partially insured by the Federal Housing Administration under Title I of the National Housing Act.

     At ___________, 199_, the Sellers originated SBA Loans through ___ sales regions in __ states, comprising __ SBA Districts. The Sellers have originated SBA Loans in approximately __ out of __ total SBA jurisdictions/field territories. They possess PLP status in __ SBA jurisdictions and they possess Guaranteed Participant Program ("GPP") status in an additional ___. For the year ended December 31, 199_, the Sellers originated approximately __% of their SBA ss. 7(a) Loans under the Preferred Lender Program ("PLP"), with substantially all of the remainder originated under the Certified Lender Program ("CLP"). New offices originate under the GPP until approved within the SBA District. The Sellers apply the same level of loan review and documentation for all loans, regardless of the program under which they were originated. In the normal course of their business, the Sellers may have originated CLP loans in areas where they are Preferred Lenders due to specific eligibility requirements of the Section 7(a) Program. The Sellers believe that such practice is common in the industry, that the SBA is aware of it and has raised no objection thereto.

DELINQUENCY EXPERIENCE

          The following table sets forth the Sellers' delinquency and charge-off experience with respect to their portfolio of SBA Loans as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the SBA Loans included in the Trust Fund will be similar to that reflected in the table below. The Sellers believe that the increase in net loan charge-offs as a percentage of their SBA loan portfolio as of and for the years ended December 31, 199_, 199_ and 199_, is primarily due to general adverse economic conditions. The Sellers commenced originating Section 7(a) Companion Loans in January 1995 and SBA 504 Loans in 1994. Accordingly, no meaningful delinquency and charge-off experience exists for these loans. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Section 7(a) Companion Loans and the SBA 504 Loans will be similar to that of the SBA ss. 7(a) Loans.


                     SBA LOAN DELINQUENCIES AND CHARGE-OFFS

                             (DOLLARS IN THOUSANDS)

                  As of and for the Years             _____ Months Ended
                   ENDED DECEMBER 31, 199                 _________, 199
                 --------------------------           --------------
                          199               199              199
                          ---               ---              ---

30-59 days past due(1)
60-89 days past due(1)
90+ days past due(1)
Loans charged-off, net
Loans charged-off, net,
 as a percentage of the SBA
  unguaranteed interests(2)
SBA unguaranteed interests(3)
Total SBA Loan serviced
  portfolio(4)

 --------------------

(1) The delinquency percentages are calculated based upon the aggregate guaranteed and unguaranteed interests of the SBA Loans which are delinquent by the number of days indicated divided by total aggregate principal balance of the guaranteed and unguaranteed interests of the SBA Loans contained in the Sellers' SBA loan portfolio.

(2) The percentage of loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of unguaranteed interests contained in the Sellers' SBA loan portfolio.

(3) Amounts shown are the aggregate principal balances of the unguaranteed interests of loans in the Sellers' SBA loan portfolio on the last day of the related period.

(4)      Includes guaranteed interests serviced for others.

                            -------------------------

CERTAIN LITIGATION

          Because the nature of the business of the Parent and the Sellers involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the Parent and the Sellers are subject to claims and legal actions in the ordinary course of their business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, including that described above, the Parent and the Sellers believe that the aggregate amount of such liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of the Parent or the Sellers.


                DESCRIPTION OF THE AGREEMENT AND THE CERTIFICATES

GENERAL

          The Certificates will be issued by a Trust Fund organized and existing under the laws of the State of New York. Each Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Agreement, subject to the limits and the priority of distribution described therein. The Trust Fund consists primarily of the right to receive the Unguaranteed Interests in such SBA Loans as are from time to time subject to the Agreement, together with all proceeds thereof and certain related assets.

          The Certificates will not represent obligations of the Sellers, any of their affiliates or the SBA.

          The Class A Certificates will be issued in book-entry form and the Class B Certificates will be issued either in book-entry or physical form, as determined by the Sellers prior to issuance of the Certificates. Each Class of Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each Class may be issued in a different denomination, and, if so issued, will be held in physical form.

          The Servicer will be responsible for ensuring that each SBA Loan is serviced in accordance with the Agreement and the SBA Rules and Regulations. However, MSNY will service the SBA Loans originated or acquired by it.

PAYMENTS ON THE SBA LOANS; DISTRIBUTIONS ON THE CERTIFICATES

          The Agreement requires that the Servicer cause an account (the "Principal and Interest Account") to be established and maintained at one or more Designated Depository Institutions.

          All funds in the Principal and Interest Account are required to be held (i) uninvested, up to the limits insured by the FDIC (as defined under "Certain Definitions") or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Account are for the account of the Servicer.

          The Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the SBA Loans (net of the portion thereof required to be paid to the holders of the Guaranteed Interest, the Agent of the SBA's Fee, the Additional Fee and the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Agreement), (ii) the Unguaranteed Percentage of all payments received after the Cut-Off Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds, (iii) any amounts paid in connection with the repurchase of the Unguaranteed Interest of an SBA Loan and the amount of any adjustment for substituted SBA Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and (v) certain amounts relating to insufficient insurance policies and Foreclosed Property.

          The Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

                           (i) to remit to the Trustee on each Determination
                  Date (as defined below) for deposit in the Certificate Account, the portion of the Available Funds for the related Remittance Date that is net of Compensating Interest, Monthly Advances and amounts then on deposit in the Spread Account (and, with respect to the Determination Dates occurring in ______, _________ and ___________, net of amounts then on deposit in the Pre-Funding Account and the Capitalized Interest Account);

                           (ii) to reimburse itself for any accrued unpaid
                  Servicing Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent deposited in the Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimburse itself for unpaid Servicing Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the SBA Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances and Servicing Advances in excess of such amounts shall be limited to any late collections of interest received on the SBA Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and any other amounts. The Servicer's right thereto shall be subordinate to the rights of the Certificateholders and the holders of the Guaranteed Interest;

                           (iii) to withdraw any amount received from an Obligor
                  that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                           (iv) (a) to make investments in Permitted Instruments
                  and (b) to pay itself interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the Principal and Interest Account;

                           (v)  to withdraw any funds deposited in the
                  Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

                           (vi) to pay itself servicing compensation or
                  interest as permitted under the definition of Excess Proceeds; and

                           (vii) to clear and terminate the Principal
                  and Interest Account upon the termination of the Agreement;

          Not later than the close of business on each Determination Date, the Servicer will remit to the Trustee for deposit in the Certificate Account any required Monthly Advance and/or Compensating Interest.

          The Servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property or other Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance". The Servicer is obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Servicer may recover Servicing Advances to the extent set forth in clause (ii) above.

          On the 15th day of each month commencing in _______, 199_, or, if such 15th day is not a Business Day, the first Business Day immediately following (each such day being a "Remittance Date"), until the principal balances of the Class A and Class B Certificates are reduced to zero, the Trustee or Paying Agent will be required to distribute to each person in whose names a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date") such Certificateholder's Percentage Interest multiplied by the amount to be distributed to the Class A or Class B Certificateholders, as the case may be on such Remittance Date as described below under "--Flow of Funds" herein.

          Additionally, any Pre-Funded Amount remaining at the close of business on __________, 199_ (together with __ days' interest thereon at the applicable Remittance Rates) will be distributed by or on behalf of the Trustee on the Special Remittance Date to the Class A and Class B Certificates. Such distribution will be made to each person in whose name a Certificate of the applicable Class is registered on ___________, 199__.

          On each Remittance Date, the Trustee will mail to each Certificateholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Servicer and Trustee and the loss and delinquency status of the SBA Loans. Although the information contained in such statements will be prepared by the Servicer, neither such information nor any other financial information furnished to Certificateholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant.

CERTIFICATE ACCOUNT

          The Trustee has agreed to establish and maintain in its trust department a non-interest-bearing trust account (the "Certificate Account").

PRE-FUNDING ACCOUNT

          If Section 7(a) Companion Loans and SBA 504 Loans are not included in the Trust Fund on the Closing Date, the Pre-Funded Amount will be deposited on the Closing Date into the Pre-Funding Account. Amounts in the Pre-Funding Account may be used only (i) to acquire Subsequent SBA Loans, and (ii) to make accelerated payments of principal on the Certificates. During the Funding Period amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent SBA Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificates. However, any Pre-Funded Amount remaining at the close of business on ______________, 199_ will be distributed as a principal prepayment on the Special Remittance Date.

          All funds in the Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the Certificates.

CAPITALIZED INTEREST ACCOUNT

          If the Pre-Funding Account is established, on the Closing Date, the Representative also will make a cash deposit into the Capitalized Interest Account. The amount, if any, deposited therein will be used by the Trustee on the Remittance Dates occurring in ____________, ____________ and _________,
199__ to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average on the portion of the Class A and Class B Certificates having principal balances exceeding the principal balances of the Unguaranteed Interests, over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to any Class of Certificates, such Class of Certificates also will receive on such date, from the Capitalized Interest Account, an amount equal to __ days' interest at the applicable Remittance Rate on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the Representative on such Special Remittance Date.

          All funds in the Capitalized Interest Account are required to be held
(i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

FLOW OF FUNDS

          The Agreement requires the Servicer to withdraw on each Determination Date that portion of the Available Funds in the Principal and Interest Account and to remit such amount together with the Monthly Advances and Compensating Interest for the related Remittance Date to the Trustee for deposit in the Certificate Account. Upon receipt on each Determination Date of such amount, the Trustee is required to deposit such amount into the Certificate Account.

          On each Remittance Date the Trustee is required to withdraw from the Certificate Account the sum of (i) that portion of the Available Funds received from the Servicer, and (ii) the amounts, if any, deposited therein from the Spread Account as described below under "--Spread Account" herein, and (iii) with respect to the Remittance Dates in _________, __________ and __________ 199_, the amounts, if any, deposited therein from the Pre-Funding Account and the Capitalized Interest Account, and make distributions thereof in the following order of priority:

                           (i) First, to the Class A Certificates in an amount up to the Class A Interest Distribution Amount;

                           (ii) Second, to the Class B Certificates in an amount up to the Class B Interest Distribution Amount;

                           (iii) Third, to the Class A Certificates in an amount up to the sum of (a) the Class A Principal Distribution Amount and (b) the Class A Carry Forward Amount;

                           (iv) Fourth, to the Class B Certificates, in an amount up to the sum of (a) the Class B Principal Distribution Amount and (b) the Class B Carry-Forward Amount;

                           (v) Fifth, to the Expense Account in an amount up to one-twelfth of the Annual Expense Escrow Amount plus any amount required to be paid to the Trustee pursuant to the Agreement resulting from insufficiencies in the Expense Account;

                           (vi) Sixth, to the Servicer in an amount up to the Reimbursable Amounts;

                           (vii)    Seventh, to the Spread Account, any
                  remainder unless and until the amount therein equals the Specified Spread Account Requirement; and

                           (viii)   Eighth, to the Spread Account
                  Depositor, any amounts in excess of the Specified Spread Account Requirement.

CLASS A AND CLASS B INTEREST DISTRIBUTION AMOUNTS

          To the extent of the Available Funds, and prior to payments of principal, on each Remittance Date the Class A and Class B Certificateholders, in that order, will be entitled to receive interest accrued for the related Interest Accrual Period at the then applicable Class A or Class B Remittance Rate on the Class A or Class B Principal Balance, as the case may be, outstanding immediately prior to such Remittance Date, subject to the adjustment set forth in the next paragraph. If, on any Remittance Date, the Class A or Class B Certificates do not receive the full amount of interest to which they are entitled, such shortfall, plus interest thereon at the then applicable Class A or Class B Remittance Rate, compounded monthly, will be added to the amount of interest they are entitled to receive on succeeding Remittance Dates. The aggregate amounts of interest payable to the Class A and Class B Certificates on each Remittance Date are referred to herein as the "Class A Interest Distribution Amount" and the "Class B Interest Distribution Amount" respectively.

          As stated herein, many of the SBA Loans contain minimum and/or maximum Note Rate provisions. As a result, if the then current Prime Rate plus the applicable margin would exceed the applicable maximum Note Rate (or fall below the applicable minimum Note Rate), the actual Note Rate borne by such SBA Loan will be less than (or greater than) the Note Rate that such SBA Loan would bear if such limits were not in effect. Additionally, as described under "Summary of Terms -- Interest", for the Remittance Dates occurring in each February, May, August and November, interest accruing on the Class A and Class B Certificates will be based upon the Prime Rate in effect on the first Business Day of the preceding January, April, July and October, respectively, while interest payments on the SBA Loans adjusting quarterly required to be distributed on such Remittance Dates generally will be based on the Prime Rate in effect on the first Business Day of the preceding October, January, April and July, respectively. Accordingly, for each Remittance Date the aggregate amount of interest payable with respect to each of the SBA Loans in accordance with their terms, net of the interest payable to the holders of the Guaranteed Interest, the Excess Spread (other than the portion thereof allocated to the Servicing Fee on the Guaranteed Interest), the Servicing Fee, the Agent of the SBA's Fee, the Additional Fee (with respect to the Additional Fee SBA Loans), the Extra Interest (as defined below) and the fees and expenses of the Trustee allocable to such interest, might exceed or be less than the interest accrued on the SBA Loans at the weighted average Class A and Class B Remittance Rates. Any such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment.

          With respect to each SBA Loan, the "Extra Interest Percentage" will equal the excess of (i) the Note Rate that would be in effect for such SBA Loan as of the Cut-Off Date without giving effect to any applicable lifetime floor or cap over (ii) the sum of the rates used in determining the Servicing Fee and the Trustee's fees and expenses and the initial weighted average Class A and Class B Remittance Rates.

          For each Remittance Date, the "Extra Interest" for an SBA Loan will equal the product of (i) the principal portion of the Unguaranteed Interest of such SBA Loan for such Remittance Date and (ii) one-twelfth of the applicable Extra Interest Percentage.

CLASS A AND CLASS B PRINCIPAL DISTRIBUTION AMOUNTS

          With respect to each Remittance Date, the "Class A Principal Distribution Amount" and the "Class B Principal Distribution Amount" will equal the Class A Percentage or the Class B Percentage, as the case may be, multiplied by the total of (i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer during the related Due Period, excluding amounts received with respect to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class A Certificateholders or the Class B Certificateholders, as the case may be, have previously received the Class A Percentage or the Class B Percentage, as the case may be, of the principal portion of the Unguaranteed Interest of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by a Seller for breach of a representation and warranty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any adjustments with respect to substitutions of SBA Loans for which a Seller has breached a representation or warranty deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, is delinquent 24 months or determined by the Servicer to be uncollectible in whole or in part; and (vi) amounts, if any, released from the Pre-Funding Account on the _______, _______ and _________ 199_ Remittance Dates.

          The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates will be issued in June 199_ with a May 31, 199_ Cut-Off Date and that distributions on the Certificates are made on the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day):

May 31 ...........................      Cut-Off Date. The Original Pool
                                        Principal Balance will be the aggregate
                                        principal amount of the Unguaranteed
                                        Interests of the SBA Loans at the close
                                        of business on May 31, 199_ after
                                        application of all payments collected on or before such date.

June  1-30........................      The Subservicers remit to the Servicer
                                        for deposit in the Principal and
                                        Interest Account all amounts received on account of the Unguaranteed Interests of the SBA Loans.

June 30...........................      First Record Date. Distribution on July
                                        15, 199_ will be made to
                                        Certificateholders of record on the
                                        Closing Date. Subsequent record dates
                                        will be the last day of the month
                                        preceding the Remittance Date.

July __ ..........................      Determination Date. The Servicer
                                        determines the amount of principal and
                                        interest that will be distributed to the Certificateholders on July 15, and transfers funds in the Principal and Interest Account to the Trustee for deposit in the Certificate Account together with any Monthly Advances,
                                        Compensating Interest and, to the extent necessary, amounts from the Spread
                                        Account.

July 15............................     Remittance Date. The Trustee or the
                                        Paying Agent will distribute to
                                        Certificateholders the amounts required
                                        to be distributed pursuant to the
                                        Agreement.

SPREAD ACCOUNT

          On the Closing Date, the Spread Account Depositor will make an initial cash deposit into the Spread Account in an amount equal to ___% of the Original Pool Principal Balance (the "Initial Deposit"). Thereafter, on each Remittance Date the Trustee will deposit into the Spread Account the Available Funds, if any, remaining after payment of interest and principal to the holders of the Certificates, amounts required to be deposited into the Expense Account and certain amounts reimbursable to the Servicer, each as described above, until the aggregate amount then on deposit in the Spread Account (the "Spread Balance") equals the sum of (i) the then outstanding principal balance of the Unguaranteed Interests of all SBA Loans 180 days or more delinquent and (ii) the greater of
(a) ___% of the then outstanding aggregate principal balance of the Unguaranteed Interests of all the SBA Loans, or (b) the amount of the Initial Deposit; provided, however, that for purposes of clauses (i) and (ii)(a), there shall be excluded the principal portion of the Unguaranteed Interest of SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the Unguaranteed Portion of the principal balance of such SBA Loans (the sum of such amounts is referred to herein as the "Specified Spread Account Requirement").

          On each Determination Date, to the extent funds are available therefor, the Trustee will withdraw from the Spread Account for deposit into the Certificate Account the amount, if any, by which (i) the sum of (a) the Class A and Class B Interest Distribution Amounts, (b) the Class A and Class B Principal Distribution Amounts and (c) the Class A and Class B Carry-Forward Amounts exceeds (ii) the Available Funds for such Remittance Date (but excluding from such definition, amounts in the Spread Account).

          The Spread Account Depositor will not be required to refund any amounts previously properly distributed to it, regardless of whether there are sufficient funds on a subsequent Remittance Date to make a full distribution to holders of the Certificates on such Remittance Date.

          The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment of principal and interest to the holders of the Certificates; however, if the SBA Loan Pool experiences levels of delinquencies and losses above the scenarios used to obtain the ratings on the Class B Certificates, the Spread Account could be depleted, and shortfalls could result. See "Ratings" herein.

[THE GUARANTY

     As additional credit support for the Class B Certificates, the Class B Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guaranty Payment, if any, under the Guaranty. The "Guaranty Payment" for any Remittance Date will equal the difference, if any, between the sum of the Class B Interest Distribution Amount and the Class B Principal Distribution Amount for such Remittance and the portion of the Available Funds allocated to the Class B Certificates on such Remittance Date, but no more than $__________ in the aggregate.

          The Guaranty will be an unsecured general obligation of The Money Store Inc. and will not be supported by any letter of credit or other credit enhancement arrangement. The Guaranty will not benefit in any way, or result in any payment to, the Class A Certificateholders.

          As compensation for providing the Guaranty, The Money Store
Inc. will be entitled to receive a fee (the "Guaranty Fee" equal to ________).]

REGISTRATION OF CERTIFICATES

          The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. The Class B Certificates will be either (i) registered in the name of Cede, as the nominee of DTC, with similar effect as the Class A Certificates, or (ii) issued in physical form, as determined by the Sellers prior to the initial issuance of the Certificates.

          Certificates Registered Through DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. See "Description of the Certificates -- Book-Entry Registration" in the Prospectus.

          Certificates Not Registered through DTC. With respect to (i) any Certificate not originally registered through DTC, or (ii) any Definitive Certificate issued in exchange for a Book-Entry Certificate in connection with the events described above (together, "Physical Certificates"), the Trustee will be required to make payments and furnish reports directly to the related Certificateholder.

          If (i) any mutilated Physical Certificate is surrendered to the Certificate Registrar (as defined under "Certain Definitions"), or the Trustee and the Certificate Registrar receive satisfactory evidence of the destruction, loss or theft of any Physical Certificate, and (ii) there is delivered to the Servicer, the Trustee and the Certificate Registrar such security or indemnity as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Physical Certificate has been acquired by a bona fide purchaser, the Servicer shall execute and deliver, and the Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Physical Certificate, a new Physical Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any such new Physical Certificate, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any such duplicate Physical Certificate shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Physical Certificate shall be found at any time.

          Physical Certificates will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of the Certificate Registrar. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

          Prior to due presentation of a Physical Certificate for registration of transfer, the Servicer, the Trustee, the Sellers, the Paying Agent and the Certificate Registrar may treat the Person in whose name any Physical Certificate is registered as the owner of such Physical Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and the Servicer, the Trustee, the Seller and the Certificate Registrar shall not be affected by notice to the contrary.

          All Physical Certificates surrendered for registration of transfer or exchange are required, if surrendered to any Person other than the Trustee, to be delivered to the Trustee and to be promptly canceled by it. No Physical Certificate is to be authenticated in lieu of or in exchange for any Physical Certificate so canceled, except as expressly permitted by the Agreement. All canceled Certificates may be held by the Trustee in accordance with its standard retention policy.

REMOVAL AND RESIGNATION OF SERVICER

          The Majority Certificateholders, by notice in writing to the Servicer, may, pursuant to the Agreement, remove the Servicer upon the occurrence of any of the following events:

                           (i) (A) the failure by the Servicer to make any
                  required Servicing Advance, to the extent such failure materially or adversely affects the interests of the Certificateholders; (B) the failure by the Servicer to make any required Monthly Advance; (C) the failure by the Servicer to remit any Compensating Interest; or (D) any failure by the Servicer to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of the Agreement, which continues unremedied (in the case of the events described in clauses
                  (i)(A), (i)(C) and (i)(D) for 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

                           (ii) failure by the Servicer or the Sellers duly to
                  observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Sellers, as set forth in the Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Sellers, as the case may be, by the Trustee or to the Servicer, or the Sellers, as the case may be, and the Trustee by any Certificateholder; or

                           (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                           (iv) the Servicer shall consent to the appointment of
                  a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                           (v) the Servicer shall admit in writing its inability
                  to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          The Servicer may not assign the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the SBA, the Trustee and the Majority Certificateholders, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law or administrative determination and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

          Upon removal or resignation of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). If, however, the Trustee is unable to act as Successor Servicer, or if the SBA so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, Moody's and Duff & Phelps having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

TERMINATION; PURCHASE OF SBA LOANS

          The Agreement will terminate upon notice to the Trustee of the earlier of either: (a) the final payment or other liquidation of the last SBA Loan, or the disposition of all property acquired upon foreclosure of any SBA Loan and the remittance of all funds due thereunder or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event will the trust established by the Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the Cut-Off Date.

          The Servicer may, at its option, terminate the Agreement on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Original Pre-Funded Amount by purchasing, on the next succeeding Remittance Date, all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (i) 100% of the then Outstanding Class A and Class B Principal Balances, and (ii) 30 days' accrued interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"); provided, however, that under certain circumstances set forth in the Agreement, the Servicer may not take such action prior to providing Moody's and Duff & Phelps with an opinion of counsel that such termination would not be deemed a fraudulent conveyance by the Servicer.


                                   THE TRUSTEE

          [Name of Trustee], a ___________ located in _____________________, has been named Trustee pursuant to the Agreement.

          The Agreement requires that the Trustee shall at all times be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of the United States of America or of any State, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined guaranteed capital and surplus of at least $30,000,000, (iv) having unsecured and unguaranteed long-term debt obligations rated at least Baa3 by Moody's and BBB- by Duff & Phelps (provided Duff & Phelps is rating the unsecured and unguaranteed long-term debt obligations of the Trustee), or such other ratings as is acceptable to the SBA, (v) is subject to supervision or examination by a federal or state authority, (vi) is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and (vii) is reasonably acceptable to the SBA. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign upon request of the Majority Certificateholders in the manner and with the effect specified in the Agreement.

          The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Agreement. Upon receiving notice of resignation, the Servicer shall promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Agreement. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          No resignation or removal of the Trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by a successor trustee.

          The Majority Certificateholders with the consent of the SBA, Moody's and Duff & Phelps, or the SBA, may remove the Trustee under the conditions set forth in the Agreement and appoint a successor trustee in the manner set forth therein.

          The Servicer shall give notice of each removal of the Trustee to the Certificateholders, which notice shall include the name of the successor trustee and the address of its corporate trust office.

          Upon acceptance of appointment by a successor trustee in the manner provided in the Agreement, the Servicer shall give notice thereof to the Certificateholders.

          At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

          Neither the Trustee, its authorized agent(s) nor representative(s) will conduct an independent review and assessment on whether SBA Loans should be foreclosed or the underlying property should be liquidated when a default has occurred with respect thereto.


                         FEDERAL INCOME TAX CONSEQUENCES

          The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

TAX STATUS OF THE TRUST FUND

          Upon the issuance of the Certificates, Stroock & Stroock & Lavan LLP, special federal tax counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust Fund and paid directly its share of expenses paid by the Trust Fund.

          For purposes of federal income tax, the Spread Account Depositor will be deemed to have retained a fixed portion of the interest due on each SBA Loan (the "Spread"). The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Remittance Rate exceeds the Class A Remittance Rate, a portion of the interest accrued on each SBA Loan will be treated as a "stripped coupon" purchased by the Class B Certificateholders. Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, the Unguaranteed Interest of each SBA Loan (minus the portion of the interest payable on such SBA Loan that is treated as Spread or as a stripped coupon purchased by the Class B Certificateholders), and such interest in the Unguaranteed Interest of each SBA Loan will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of the Unguaranteed Interest of each SBA Loan, plus a disproportionate share of the interest payable on each SBA Loan.

CLASS A CERTIFICATEHOLDERS

          Because Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.

          In general, under regulations issued under Section 1286 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of OID on an SBA Loan treated as a "stripped bond" will be de minimis if it is less than 0.25 percent of the stated redemption price at maturity, as defined in Section 1273(a)(2) of the Code, for each year remaining after the purchase date until the maturity of the SBA Loan. The maturity date is based on the weighted average maturity date (and a reasonable prepayment assumption may have to be taken into account in determining weighted average maturity). Under the regulations, the portion of the interest on each SBA Loan payable to the Class A Certificateholders will be treated as "qualified stated interest". As a result, the amount of OID on an SBA Loan will equal the amount by which the price at which a Certificateholder is deemed to have acquired an interest in an SBA Loan (the "Purchase Price") is less than the portion of the remaining principal balance of the SBA Loan allocable to the interest acquired. Although Federal Tax Counsel cannot opine on the matter, the Trust Fund intends to take the positions
(i) that the amount of OID on the SBA Loans will be determined by aggregating all payments on the SBA Loans allocable to the Class A Certificateholders (not including the Spread), and treating the portion of all payments on the SBA Loans allocable to Class A Certificateholders as a single obligation on an aggregate basis, rather than being determined separately with respect to each SBA Loan, and (ii) that no separate allocation of consideration must be made to accrued interest or to amounts held in the Certificate Account.

          Based on these positions, the Trust Fund anticipates that the Certificates will not be issued initially with OID (or that any OID present will be de minimis). The Internal Revenue Service ("IRS") could require, instead, that the computation be performed on an SBA-Loan-by-SBA-Loan basis. In the preamble to the regulations under Section 1286 of the Code, the IRS requests comment on appropriate aggregation rules. Any such recalculation could adversely affect the timing and character of a Class A Certificateholder's income. The IRS might also require that a portion of the purchase price for a Certificate be allocated to accrued interest on each SBA Loan and to amounts held in the Certificate Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the SBA Loans were separate assets purchased by the Certificateholder. Any such allocation would reduce the Purchase Price and thus increase the discount (or decrease the premium) on the SBA Loans.

          If the amount of OID is de minimis under the rule set forth above, the Class A Certificates would not be treated as having OID. Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust Fund, including interest and certain other charges accrued on the SBA Loans and any gain upon collection or disposition of the SBA Loans (but not including any portion of the Spread). Such gross income attributable to interest on the SBA Loans would exceed the Class A Remittance Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust Fund for the period during which it owns a Class A Certificate. The Class A Certificateholder would be entitled to deduct its share of expenses of the Trust Fund to the extent described below. Any amounts received by a Class A Certificateholder from the Spread Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A Certificateholder would report its share of the income of the Trust Fund under its usual method of accounting. Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the SBA Loans, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders. The actual amount of discount on an SBA Loan would be includable in income as principal payments are received on the SBA Loans.

          If, contrary to the treatment anticipated by the Trust Fund, the OID on an SBA Loan is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the SBA Loans. It is possible that the Internal Revenue Service (the "IRS") could require use of a prepayment assumption in computing the yield of an SBA Loan. If an SBA Loan is deemed to be acquired by a Certificateholder at a significant discount, such treatment could accelerate the accrual of income by a Certificateholder.

          Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in SBA Loans represented by a Class A Certificate.

          As to SBA Loans that are real estate mortgages, a Certificateholder may be able (or may be required) to account for any discount on such SBA Loans as market discount rather than OID if either (i) the amount of OID with respect to the Certificate was treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 1% (i.e., 100 basis points), including any amount of servicing in excess of reasonable servicing, is stripped off from the SBA Loans. As noted above, the Trust Fund intends to account for the SBA Loans on an aggregate basis and does not intend to report separately for this purpose with respect to the SBA Loans that are real estate mortgages.

          In the event that an SBA Loan is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such SBA Loan allocable to the Certificateholder), such premium will be amortizable by the Certificateholder as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the SBA Loan if an election under Section 171 of the Code is made with respect to the interests in the SBA Loans represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

          A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed two percent of such holder's adjusted gross income.

CLASS B CERTIFICATEHOLDERS

          In General. Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

          Each Class B Certificateholder will be treated as owning (i) the Class B Percentage of the principal portion of the Unguaranteed Interest on each SBA Loan plus (ii) a disproportionate portion of the interest on each SBA Loan (not including the Spread). Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on an SBA Loan will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

          Effect of Subordination. If the Class B Certificateholders receive distributions of less than their share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, it is believed that holders of Class B Certificates would probably be treated for federal income tax purposes as if they had (l) received as distributions their full share of such receipts, (2) paid over to the Class A Certificateholders an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

          Under this treatment, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear and Federal Tax Counsel cannot opine as to such character or timing.

STATUS OF THE CERTIFICATES AS REAL PROPERTY LOANS

          The Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code, and interest income on the Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the SBA Loans are mortgages secured by real property. The Certificates generally will be treated as "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, to the extent that the SBA Loans are secured by residential real property.

SALES OF CERTIFICATES

          A holder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. In general, such adjusted basis will equal the holder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate, and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Certificate were held as capital assets, except that, in the case of a Certificate that was acquired with more than a de minimis amount of market discount, such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Certificate and that was not previously included in income.

FOREIGN INVESTORS

          A Certificateholder who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). However, distributions of interest to a holder who is not a United States person will be subject to withholding tax at a rate of 30 percent, unless such withholding tax rate is reduced by an applicable treaty, to the extent that such interest distributions are attributable to SBA Loans originated on or prior to July 18, 1984. For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership, or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust not described in Section 7701(a)(31) of the Code.

BACKUP WITHHOLDING

          Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, to Certificateholders who are not "exempt recipients" may be subject to the "backup withholding" tax under Section 3406 of the Code at a rate of 31 percent, if such holders fail to furnish certain information, including their taxpayer identification numbers, to the Trustee, its agent, or the broker effecting a sale of the Certificate, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a Certificateholder would be allowed as a credit against such Certificateholder's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a Certificateholder who is required to supply information but who does not do so in the proper manner.


                              ERISA CONSIDERATIONS

          Neither an Underwriter Exemption (as defined in the Prospectus) nor Prohibited Transaction Class Exemption 83-1 is applicable to the purchase, holding or transfer of the Certificates. Therefore, no Certificates may be purchased for, or on behalf of, any employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds). Each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. See "ERISA Considerations" in the Prospectus.


                                LEGAL INVESTMENT

          There may be restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                                  UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Class A and Class B Certificates, dated __________, 199__ (the "Underwriting Agreement"), the Sellers have agreed to sell and the Underwriter has agreed to purchase all the Class A and Class B Certificates. The Class A and Class B Certificates will be offered by the Underwriter to the public in negotiated transactions. After the Class A and Class B Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A and Class B Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A and Class B Certificates by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

          The Sellers have agreed to indemnify the Underwriter against certain liabilities including liabilities under the 1933 Act.

          In addition to purchasing the Certificates pursuant to the Underwriting Agreement, the Underwriter and its affiliates have performed investment banking services for the Representative and its affiliates.


                                     RATINGS

          It is a condition to their issuance that the Class A Certificates be rated "Aaa" and "AAA" by Moody's and Duff & Phelps, respectively, and that the Class B Certificates be rated at least "___" and "___" by Moody's and Duff & Phelps, respectively. A rating of "Aaa" and "AAA" is the highest rating assigned by Moody's and Duff & Phelps, respectively. According to Moody's, securities which are rated "Aaa" are judged to be of the best quality and, according to Duff & Phelps, a rating of "AAA" indicates that the capacity to pay interest and repay principal is extremely strong. According to Moody's, such securities carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. According to Moody's, securities which are rated "___" possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future. According to Duff & Phelps, a rating of "___" indicates that the capacity to pay interest and repay principal is average, although a security with these ratings is more susceptible to adverse effects of changes in circumstances and economic conditions than securities in higher categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate.


                                  LEGAL MATTERS

          Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Sellers by Eric Elwin, Esq., Corporate Counsel to the Sellers. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will render opinions relating to the transfer of the Unguaranteed Interests from the Sellers to the Trust Fund and as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. See "Risk Factors -- The Status of the SBA Loans in the Event of Bankruptcy of the Sellers" and "Material Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus. Stroock & Stroock & Lavan LLP has performed legal services for The Money Store Inc. and the Sellers and it is expected that it will continue to perform such services in the future.


                              FINANCIAL INFORMATION

          The Sellers have determined that their financial statements are not material to the offering made hereby. Except for certain representations and warranties relating to the SBA Loans, the obligations of the Sellers with respect to the SBA Loans are primarily limited to contractual servicing obligations.

          [Financial statements of The Money Store Inc. have been incorporated by reference into this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus.]

          The Trust Fund has been formed to own the SBA Loans and to issue the Certificates. The Trust Fund had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust Fund are included in this Prospectus Supplement.

                            INDEX OF PRINCIPAL TERMS
                                                                  PAGE

Account......................................................      *
Act..........................................................   S-49
Additional Fee...............................................    S-6
Additional Fee SBA Loans.....................................    S-6
Adjusted SBA Loan Remittance Rate............................   S-21
Adjustment Date..............................................   S-11
Agent of the SBA.............................................    S-6
Agent of the SBA's Fee.......................................    S-6
Aggregate Class A Certificate Principal Balance..............      *
Aggregate Class B Certificate Principal Balance..............      *
Agreement....................................................    S-4
Annual Expense Escrow Amount.................................      *
Assignment of Mortgage.......................................      *
Available Funds..............................................   S-9
BIF..........................................................      *
Business Day.................................................      *
Capitalized Interest Account.................................   S-9
CDC..........................................................   S-52
Cede.........................................................   S-24
Certificate Account..........................................   S-60
Certificateholder or Holder..................................      *
Certificate Register.........................................      *
Certificate Registrar........................................      *
Certificates.................................................    S-1
Certified Lender.............................................   S-49
Class A Carry-Forward Amount.................................   S-13
Class A Certificates.........................................    S-2
Class A Certificate Balance..................................   S-12
Class A Interest Distribution Amount.........................   S-10
Class A Percentage...........................................   S-13
Class A Principal Distribution Amount........................   S-12
Class A Remittance Amount....................................   S-14
Class A Remittance Rate......................................   S-10
Class B Carry-Forward Amount.................................   S-13
Class B Certificates.........................................    S-2
Class B Certificate Balance..................................   S-12
Class B Interest Distribution Amount........................    S-10
Class B Percentage...........................................   S-13
Class B Principal Distribution Amount........................   S-12
Class B Remittance Amount....................................   S-14
Class B Remittance Rate......................................   S-10
Closing Date.................................................   S-14
CLP..........................................................   S-56
Code.........................................................   S-68
Collateral...................................................      *
 Commercial Property  ......................................       *
Compensating Interest........................................   S-21
CPR...........................................................  S-54
Curtailment...................................................     *
Cut-Off Date..................................................   S-7
Definitive Certificates.......................................  S-24
Designated Depository Institution.............................     *
Determination Date............................................  S-20
DTC...........................................................  S-24
Due Date .....................................................     *
Due Period....................................................  S-12
Duff & Phelps.................................................  S-23
ERISA.........................................................  S-23
Event of Default .............................................     *
Excess Payments...............................................     *
Excess Proceeds...............................................     *
Excess Spread.................................................   S-7
Expense Account...............................................     *
Extra Interest................................................  S-62
Extra Interest Percentage.....................................  S-62
FDIC..........................................................     *
Federal Tax Counsel...........................................  S-23
FHLMC  .......................................................     *
FNMA .........................................................     *
Foreclosed Property  .........................................     *
Foreclosed Property Disposition  ............................      *
Funding Period...............................................   S-8
GAO Report...................................................   S50
Guaranty.....................................................   S-16
Initial Class A Certificate Principal Amount.................    S-4
Initial Class B Certificate Principal Amount.................    S-4
Initial Deposit..............................................   S-15
Insurance Proceeds...........................................      *
Interest Accrual Period......................................   S-8
IRS..........................................................   S-69
Liquidated SBA Loan  ........................................      *
Liquidation Proceeds.........................................      *
Loan Guaranty Agreement  ....................................      *
Majority Certificateholders..................................      *
Monthly Advance..............................................   S-20
Monthly Payment  ............................................      *
Moody's .....................................................   S-23
Mortgage ....................................................      *
Mortgaged Property...........................................      *
Multi-Party Agreement  ......................................   S-20
 Net Liquidation Proceeds....................................      *
Note Rate....................................................   S-17
Notes........................................................   S-8
OID..........................................................   S-23
Obligor  ....................................................    S-6
Opinion of Counsel...........................................      *
Original Class A Certificate Principal Balance...............      *
Original Class B Certificate Principal Balance...............      *
Original Pool Principal Balance..............................    S-7
Parent.......................................................   S-55
Paying Agent.................................................      *
Percentage Interest..........................................      *
Permitted Instruments........................................      *
Person ......................................................      *
Physical Certificates........................................   S-64
PLP..........................................................   S-56
Pool Principal Balance.......................................      *
Preferred Lender.............................................   S-49
Pre-Funded Amount............................................   S-8
Pre-Funding Account..........................................   S-8
Premium Protection Fee.......................................    S-6
Prime Rate...................................................   S-11
Principal and Interest Account...............................   S-58
Principal Balance  ..........................................      *
Principal Prepayment.........................................      *
Prior Lien...................................................      *
Prospectus...................................................    S-2
Purchase Price...............................................   S-69
Record Date .................................................   S-14
Registered Holder  ..........................................      *
Reimbursable Amounts.........................................      *
Released Mortgaged Property Proceeds.........................   S-21
REMIC........................................................   S-22
Representative...............................................    S-4
Remittance Date..............................................   S-14
Residential Property.........................................      *
Responsible Officer .........................................      *
SAIF ........................................................      *
SBA .........................................................    S-1
SBA File ...................................................       *
SBA Form 1086 ...............................................      *
SBA Loans....................................................    S-5
SBA Loan Interest Rate ......................................      *
SBA Loan Schedule ...........................................      *
SBA Notes....................................................   S-28
SBA Rules and Regulations ...................................      *
SBA 504 Loan Program........................................    S-49
SBA 504 Loans ...............................................    S-5
SBA ss. 7(a) Loans ..........................................    S-5
Section  7(a) Companion Loans ...............................    S-5
Section  7(a) Companion Program .............................   S-51
Sellers .....................................................    S-4
Servicer.....................................................    S-4
Servicer's Certificate .......................................     *
Servicing Advances   .........................................  S-22
Servicing Fee.................................................  S-22
Servicing Officer ............................................     *
Shortfall Amount..............................................  S-25
Specified Spread Account Requirement..........................  S-15
Spread........................................................  S-68
Spread Account ...............................................  S-15
Spread Account Agreement......................................  S-15
Spread Account Custodian......................................     *
Spread Account Depositor......................................  S-15
Spread Balance................................................  S-15
Subsequent SBA Loans..........................................   S-2
Subservicer...................................................     *
Subservicing Agreement........................................     *
Tax Return ...................................................     *
Termination Price.............................................  S-22
TMSCMI........................................................   S-1
Trustee.......................................................   S-4
Trust Fund....................................................   S-4
UCC...........................................................  S-20
Underwriter...................................................   S-2
Underwriting Agreement........................................  S-72
Unguaranteed Interest.........................................   S-1
Unguaranteed Percentage ......................................   S-7
Weighted average life ........................................  S-53


*  Defined in "Certain Definitions."

                               CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the definitions contained in the Agreement and used in this Prospectus Supplement. Reference is made to the Agreement for the full definitions of all terms.

             ACCOUNT: The Certificate Account, the Expense Account and, if applicable, the Pre-Funding Account and the Capitalized Interest Account, each established by the Trustee for the benefit of the Certificateholders; and the Spread Account held by the Spread Account Custodian pursuant to the Spread Account Agreement. The Trustee's obligation to establish and maintain the Certificate Account pursuant to the Agreement is not delegable.

             ADDITIONAL FEE: With respect to each Additional Fee SBA Loan, the fee payable to the SBA by the related Seller equal to 40 basis points per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans.

             ADDITIONAL FEE SBA LOAN: An SBA ss. 7(a) Loan sold in the secondary market on or after September 1, 1993, and, thus, subject to the Additional Fee.

             AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class A Aggregate Certificate Principal Balance less the sum of all amounts previously distributed to the Class A Certificateholders in respect of principal.

             AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Aggregate Class B Certificate Principal Balance less the sum of all amounts previously distributed to the Class B Certificateholders in respect of principal.

             ANNUAL EXPENSE ESCROW AMOUNT: The product of ___% per annum and the Pool Principal Balance, which is computed and payable on a monthly basis and represents the estimated annual Trustee's fees and Trust Fund expenses.

             ASSIGNMENT OF MORTGAGE: With respect to those SBA Loans secured by a Mortgaged Property, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the related SBA Loan to the Trustee.

             BIF:  The Bank Insurance Fund, or any successor thereto.

             BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of California, New York or New Jersey are authorized or obligated by law or executive order to be closed.

             CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Class A or Class B Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Agreement, any Certificate registered in the name of the Sellers, the Servicer, any Subservicer or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

           CERTIFICATE REGISTER: The Certificate Register established and maintained in accordance with the Agreement.

             CERTIFICATE REGISTRAR: Initially, ________________, and thereafter, any successor appointed pursuant to the Agreement.

             COLLATERAL: All items of property (including a Mortgaged Property), whether real or personal, tangible or intangible, or otherwise, pledged by an Obligor or others to a Seller to secure payment under an SBA Loan.

             COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that is generally used by the Obligor in the conduct of its business.

             CURTAILMENT: With respect to an SBA Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the SBA Loan in full, nor is intended to cure a delinquency.

             DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated A2 or better by Moody's and A or better by Duff & Phelps or P1 by Moody's and A1 by Duff & Phelps, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account.

          DETERMINATION DATE: That day of each month which is the third Business Day prior to the 15th day of such month.

          DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on an SBA Loan.

          EVENT OF DEFAULT: The Events of Default of the Servicer specified in the Agreement.

             EXCESS PAYMENTS: With respect to a Due Period, any amounts received on an SBA Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of the Agreement.

             EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated SBA Loan, the excess, if any, of (a) the Unguaranteed Percentage of the total Net Liquidation Proceeds, over (b) the Principal Balance of such SBA Loan as of the date such SBA Loan became a Liquidated SBA Loan plus 30 days interest thereon at the then applicable Adjusted SBA Loan Remittance Rate; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer at the related SBA Loan Interest Rate(s) exceeds interest accrued on such advance at the then applicable weighted average Class A and Class B Remittance Rates.

          EXPENSE ACCOUNT: The expense account established and maintained by the Trustee in accordance with the Agreement.

          FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

          FNMA: The Federal National Mortgage Association and any successor thereto.

          FORECLOSED PROPERTY: Property, the title to which is acquired in foreclosure or by deed in lieu of foreclosure.

          FORECLOSED PROPERTY DISPOSITION: The final sale of a Foreclosed Property acquired in foreclosure or by deed in lieu of foreclosure. The proceeds of any Foreclosed Property Disposition constitute part of the definition of Liquidation Proceeds.

          INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering an SBA Loan, Collateral or Foreclosed Property, including but not limited to title, hazard, life, health and/or accident insurance policies.

          LIQUIDATED SBA LOAN: Any defaulted SBA Loan or Foreclosed Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such SBA Loan.

          LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received with respect to the conservation and disposition of a Foreclosed Property, and any other amounts received in connection with the liquidation of defaulted SBA Loans, whether through trustee's sale, foreclosure sale or otherwise.

          LOAN GUARANTY AGREEMENT: The Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) dated August 13, 1980 between the SBA and The Money Store Investment Corporation, as such agreement may be amended from time to time.

          MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A and Class B Certificates evidencing an Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be, in excess of 50% of the Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be.

          MONTHLY PAYMENT: The monthly payment of principal and/or interest required to be made by an Obligor on the related SBA Loan, as adjusted pursuant to the terms of the related SBA Note.

          MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on a Mortgaged Property.

          MORTGAGED PROPERTY: The underlying real property, if any, securing an SBA Loan, consisting of a Commercial Property or Residential Property and any improvements thereon.

          NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to the Agreement and (ii) amounts required to be released to the related Obligor pursuant to applicable law.

          OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Sellers or Servicer, reasonably acceptable to the Trustee and experienced in matters relating thereto.

          ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class A Certificates issued on the Closing Date.

          ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class B Certificates on the Closing Date.

          PAYING AGENT: Initially, ________________, and thereafter, any other Person that meets the eligibility standards for the Paying Agent specified in the Agreement and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

          PERCENTAGE INTEREST: With respect to a Class A or Class B Certificate, the portion of the Trust Fund evidenced by such Class A or Class B Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Class A or Class B Certificate and the denominator of which is the Original Class A Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be.

          PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

                   (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                   (b) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

                   (c) deposits of any bank or savings and loan association
             which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated A3 or better by Moody's and A or better by Duff & Phelps;

                   (d) commercial paper (having original maturities of not more than 365 days) rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

                   (e) debt obligations rated Aaa by Moody's and AAA by Duff &
             Phelps (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

                   (f) investments in money market funds rated Aaa or better by
             Moody's and Duff 1+ or better by Duff & Phelps the assets of which are invested solely in instruments described in clauses (i)-(v) above;

                   (g) certain guaranteed investment contracts and repurchase agreements satisfying the criteria set forth in the Agreement; and

                   (h) any other investment acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Trustee prior to any such investment.

          PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

          POOL PRINCIPAL BALANCE: The aggregate Principal Balances as of any date of determination.

          PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to the Agreement.

          PRINCIPAL BALANCE: With respect to any SBA Loan or related Foreclosed Property, at any date of determination, (i) the Unguaranteed Percentage of the principal balance of the SBA Loan outstanding as of the Cut- Off Date (or, with respect to any Subsequent SBA Loan, as of the date set forth in the Agreement), after application of principal payments received on or before such date, minus
(ii) the sum of (a) the Unguaranteed Percentage of the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to the Agreement on any previous Remittance Date, and (b) the Unguaranteed Percentage of all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from a Foreclosed Property to the extent applied by the Servicer as recoveries of principal in accordance with the provisions of the Agreement, which were distributed pursuant to the Agreement on any previous Remittance Date.

          PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on an SBA Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy an SBA Loan in full.

          PRIOR LIEN: With respect to any SBA Loan secured by a lien which is not a first priority lien, each loan relating to the corresponding Collateral having a prior priority lien.

          REGISTERED HOLDER: With respect to any SBA Loan, the Person identified as such in the applicable SBA Form 1086, and any permitted assignees thereof.

          REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or a Seller with respect to (i) the Monthly Advances and Servicing Advances reimbursable pursuant to the Agreement, (ii) any advances reimbursable pursuant to the Agreement and not previously reimbursed, and (iii) any other amounts reimbursable to the Servicer or a Seller pursuant to the Agreement.

          RESIDENTIAL PROPERTY: Any one or more of the following, (i) single family dwelling unit not attached in any way to another unit, (ii) row house,
(iii) two-family house, (iv) low-rise condominium, (v) planned unit development,
(vi) three- or four-family house, (vii) high-rise condominium, (viii) mixed use building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

          RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division, including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to a Seller, the President, any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

          SAIF: The Savings Association Insurance Fund, or any successor thereto.

          SBA FILE: The SBA File maintained with respect to each SBA Loan in accordance with the Agreement.

          SBA FORM 1086: The Secondary Participation Guaranty and Certification Agreement on SBA Form 1086, pursuant to which investors purchase the SBA Guaranteed Portion.

          SBA LOAN INTEREST RATE: With respect to any date of determination, the then applicable annual rate of interest borne by an SBA Loan, pursuant to its terms, which, as of the Cut-Off Date, is shown on the SBA Loan Schedule.

          SBA LOAN SCHEDULE: The schedule of SBA Loans attached as an exhibit to the Agreement, such schedule identifying each SBA Loan by address of the related premises, and the name of the Obligor and setting forth as to each SBA Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the Account Number, (iii) the original principal amount of the SBA Loan, (iv) the SBA Loan Date and original number of months to maturity, in months, (v) the SBA Loan Interest Rate as of the Cut-Off Date and guaranteed rate payable to the Registered Holder and the Agent of the SBA, (vi) when the first Monthly Payment was due, (vii) the Monthly Payment as of the Cut-Off Date, (viii) the remaining number of months to maturity as of the Cut-Off Date, (ix) the Unguaranteed Percentage, (x) the SBA loan number, (xi) the margin which is added to the Prime Rate to determine the SBA Loan Interest Rate, and (xii) the lifetime minimum and maximum SBA Loan Interest Rates, if applicable.

          SBA RULES AND REGULATIONS: The Small Business Act, as amended, codified at 15 U.S.C. 631 ET SEQ., all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement.

          SERVICER'S CERTIFICATE: The monthly certificate of the Servicer, delivered to the Trustee in accordance with the Agreement.

          SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the SBA Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

          SPREAD ACCOUNT CUSTODIAN: , in its capacity as Spread Account Custodian under the Spread Account Agreement, or any successor thereto.

          SUBSERVICER: The Money Store of New York, Inc. or any other person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in the Agreement in respect of the qualification of a Subservicer.

          SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain SBA Loans as provided in the Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the SBA.

          TAX RETURN: The federal income tax return to be filed on behalf of the Trust Fund together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

          NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                           TABLE OF CONTENTS

                         PROSPECTUS SUPPLEMENT

                                                                PAGE

Summary of Terms..................................................S-4
Risk Factors......................................................S-25
The SBA Loan Pool.................................................S-28
The SBA Loan Program..............................................S-49
Yield, Maturity and Prepayment
Considerations....................................................S-52
The Sellers.......................................................S-55
Description of the Agreement and the
Certificates......................................................S-57
The Trustee.......................................................S-67
Federal Income Tax Consequences...................................S-68
ERISA Considerations..............................................S-72
Legal Investment..................................................S-72
Underwriting......................................................S-72
Ratings...........................................................S-73
Legal Matters.....................................................S-73
Financial Information.............................................S-73
Index of Principal Terms..........................................S-75
Certain Definitions...............................................S-79

                              PROSPECTUS

Prospectus Supplement...............................................  3
Available Information...............................................  3
Reports to Certificateholders.......................................  4
Incorporation of Certain Documents by
Reference...........................................................  5
Summary of Terms.................................................... 17
Risk Factors........................................................ 21
The Trusts.......................................................... 24
Use of Proceeds..................................................... 25
The Representative and the Originators.............................. 25
The SBA Loan Lending Program........................................ 32
Description of the Certificates..................................... 36
Credit Enhancement.................................................. 41
Maturity, Prepayment and Yield
Considerations...................................................... 45
The Agreements...................................................... 55
Legal Aspects of the SBA Loans...................................... 56
Federal Income Tax Consequences......................................76
ERISA Considerations................................................ 78
Legal Investment Considerations..................................... 78
Plan of Distribution................................................ 78
Legal Matters....................................................... 78
Financial Information............................................... 78
Rating.............................................................. 79
Index of Principal Terms............................................ 80

                            THE MONEY STORE SBA LOAN
                                   TRUST 199_

                       $___________ Class A Certificates
                        $__________ Class B Certificates
                                  (Approximate)

                           THE MONEY STORE INVESTMENT
                                  CORPORATION

                           THE MONEY STORE COMMERCIAL
                                 MORTGAGE INC.

                       THE MONEY STORE OF NEW YORK, INC.

                            The Money Store SBA Loan-
                             Backed Adjustable Rate
                                 Certificates,
                                  Series 199_

                             PROSPECTUS SUPPLEMENT

                             [Name of Underwriter]

                               ____________, 199_

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JANUARY 31, 1997.
PROSPECTUS


                              THE MONEY STORE INC.
                                (REPRESENTATIVE)

                  THE MONEY STORE SBA ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)


     This Prospectus relates to The Money Store SBA Asset Backed Certificates (the "Certificates"), issuable in Series, which may be sold from time to time on terms determined at the time of sale and described in the related Prospectus Supplement, evidencing specified interests in one or more trust funds (each, a "Trust"), the primary assets of which will consist of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in pools (each, a "Pool") of certain loans partially guaranteed by the U.S. Small Business Administration and certain loans originated in connection with such loans (the "SBA Loans"), and certain other related or similar assets more particularly described herein (collectively, the "Trust Assets"). The Trust Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates. Certain of the Trust Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative"). Certain other of the Trust Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Trust Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain Certificates may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Trust Assets. Certificates may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money
Store, supplemental interest payments or other forms of credit enhancement or maturity protection, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Certificates will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Trust Assets.

          SEE RISK FACTORS ON PAGE 26 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.


          The date of this Prospectus is ________ __, 1997.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

          Each Series of Certificates will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a fractional undivided ownership interest of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Trust Assets in the related Trust. A Series of Certificates may include one or more Classes that receive certain preferential treatment with respect to one or more other Classes. One or more Classes of Certificates may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement.

          Distributions to holders of Certificates ("Certificateholders" or "Holders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate (the "Pass-Through Rate") at which Certificateholders will receive distributions of interest on any Class of Certificates or the method of calculating such Pass-Through Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust.

          The Certificates will not represent an obligation of or interest in the Representative, the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as specified in the Prospectus Supplement) by any other person. The only obligations of the Representative or the Originators with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Trust Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates will be limited to its contractual servicing obligations. If the amount available for distribution to Certificateholders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Certificateholders, to the extent such deficiency is attributable to delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein). See "Description of the Certificates--Monthly Advances and Compensating Interest."

          The yield to Certificateholders on each Class of Certificates of a Series may be affected by the rate of payment of principal (including prepayments) of the Trust Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

          If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
               PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                 ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


          Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Certificates will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

          Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

          The Prospectus Supplement relating to a Series of Certificates to be offered hereunder, among other things, will set forth with respect to such Series of Certificates: (i) the aggregate principal amount, Pass-Through Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates; (ii) certain information concerning the Trust Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranty of The Money
Store, supplemental interest payments or other forms of credit enhancement or maturity protection, if any, relating to the Pools or all or part of the related Certificates; (iii) the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Trust Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates, if any; (v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates.


                              AVAILABLE INFORMATION

          The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities an Exchange Commission (the "Commission") with respect to the Certificates. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information filed electronically with the Commission.

          No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                          REPORTS TO CERTIFICATEHOLDERS

          Periodic and annual reports concerning any Certificates and the related Trust will be provided to the Certificateholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates may be issuable in book-entry form. In such event, the related Certificates will be registered in the name of Cede, the nominee of The Depository Trust Company. All reports will be provided to Cede, which in turn will provide such reports to its Participants and Indirect Participants (as defined herein). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Certificates. See "Description of the Certificates--Book-Entry Registration."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. With respect to any Class of Certificates that is supported by a guaranty of The Money
Store, the Money Store's Annual Report on Form 10-K for the year ended December 31, 1995, and Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1996, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement. All financial statements of The Money Store and its subsidiaries included in documents filed by The Money Store pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816, Attention:
Investor Relations, Telephone: (916) 446-5000.

                                SUMMARY OF TERMS

          This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus.


Securities
Offered...........................   The Money Store SBA Asset Backed
                                     Certificates (the "Certificates"),
                                     evidencing interests in
                                     certain Pools of SBA Loans and certain
                                     other Trust Assets (each, as defined
                                     below), may be issued from time to time in Series pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") among The Money Store Inc., as
                                     Representative (the "Representative") of certain Trusts, Originators, a Master
                                     Servicer, and a Trustee, each as defined herein and as specified in the related
                                     Prospectus Supplement for such Series of Certificates.

 Issuers..........................   Certain trust funds (each, a "Trust")
                                     represented by The Money Store, the
                                     primary assets of which will be the right to receive payments and other recoveries attributable to a Pool of SBA Loans and certain other Trust Assets.

Representative
and Master
Servicer..........................   The Money Store Inc. ("The Money
                                     Store"), a New Jersey corporation.  The
                                     Prospectus Supplement relating to any
                                     Series of Certificates will name the
                                     entities (which may include The Money Store or one of its affiliates and may additionally include other unrelated entities) which will act, directly or through one or more Sub-Servicers (as defined herein), as master servicers (each, in such capacity, the "Master Servicer").
                                     The principal offices of The Money Store are located in Sacramento, California and Union, New Jersey. See "The
                                     Representative and the Originators."

The Trust
Assets............................   The Certificates will evidence fractional
                                     undivided ownership interests in certain
                                     Trusts further described herein. The
                                     primary assets of each Trust may consist of one or more pools (each, a "Pool") of assets (the "Trust Assets"), which may include the Unguaranteed Interest of (i) loans originated under the U.S. Small
                                     Business Administration (the "SBA") general business loan program created under Section
                                     7(a) of the Small Business Act of 1953
                                     ("SBA ss. 7(a) Loans"), (ii) loans made to small businesses in connection with the origination of an SBA ss. 7(a) Loan, which related SBA ss. 7(a) Loan may or may not be part of a Trust Fund (the "Section 7(a)
                                     Companion Loans"), and (iii) loans
                                     originated under the SBA's 504 program
                                     ("SBA 504 Loans"). The SBA ss. 7(a) Loans, the Section 7(a) Companion Loans and the
                                     SBA 504 Loans are referred to herein
                                     collectively as the ("SBA Loans").

                                     The "Unguaranteed Interest" will equal (i) as to any SBA ss. 7(a) Loan, all payments and other recoveries on such SBA ss. 7(a) Loan not constituting the Guaranteed Interest therein and (ii) as to any Section 7(a) Companion Loan or SBA 504 Loan, all payments and other recoveries on such
                                     Section 7(a) Companion Loan or Rule 504
                                     Loan.

                                     The payment terms of the SBA Loans to be included in any Pool will be described in the related Prospectus Supplement and may include any of the following features, combinations thereof or other features described in the related Prospectus
                                     Supplement:

                               (a)   Interest may be payable at a fixed
                                     rate (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time in relation to an index, that may be fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). The specified rate of interest on an SBA Loan is its "Mortgage Interest Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of an SBA Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. SBA Loans may permit the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the SBA Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related SBA Loan (the "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the SBA Loan.

                              (b) Principal may be payable on a level basis to fully amortize the SBA Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon" payment). From time to time, principal may include interest that has been deferred and added to the principal balance of the SBA Loan.

                              (c) Monthly payments of principal and interest may be fixed for the life of the SBA Loan, may increase over a specified period of time ("graduated payments"), or may change from period to period. SBA Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                               (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the SBA Loan or may adjust or decline over time, and may be prohibited for the life of the SBA Loan or for certain periods ("Lockout Periods"). Certain SBA Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other SBA Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The SBA Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire SBA Loan in connection with the sale or certain other transfers of the related Mortgaged Properties. Other SBA Loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

                                     The Mortgaged Properties relating to SBA
                                     Loans may be located in any one of the
                                     fifty states or the District of Columbia.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, all of the Mortgaged
                                     Properties will be covered by standard
                                     hazard insurance policies ("Standard Hazard
                                     Insurance Policies") insuring against
                                     losses due to fire and various other
                                     causes. As set forth in the related
                                     Prospectus Supplement, certain of the SBA
                                     Loans underlying a given Series of
                                     Certificates may have been originated by the Representative, the Originators or affiliates thereof and certain SBA Loans may have been purchased by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

                                     The SBA ss. 7(a) Loans will have been
                                     originated under Section 7(a) (the "Section
                                     7(a) Program") of the Small Business Act of
                                     1953 (the "SBA Act"). The Section 7(a)
                                     Program was intended to encourage lenders to provide loans to qualifying small businesses. To assist qualified borrowers in obtaining more financing when needed, the Originators originate Section 7(a) Companion Loans in conjunction with the origination of an SBA ss. 7(a) Loan to the same borrower. Although the Section 7(a) Companion Loan is not guaranteed by the SBA, it is secured by a lien on collateral prior to, or pari passu with, the lien of the related SBA ss. 7(a) Loan.

                                     The SBA has also established a program (the
                                     "SBA 504 Loan Program") to encourage
                                     lenders to provide fixed asset financing to qualifying small businesses. In the SBA 504 Loan Program, the Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA. The funds used by the SBA to originate its portion of an SBA 504 Loan are generated by issuing SBA-guaranteed debentures on behalf of a certified development company.

                                     SBA ss. 7(a) Loans originated by the
                                     Originators generally range in size from $50,000 to $1.3 million. The maximum amount for a Section 7(a) Companion Loans is currently $1,750,000, although this amount may be increased where the Originators believe the collateral or other factors warrant such increase. The maximum size of an SBA 504 Loan originated by the Originators is currently $1.75 million.

                                     The Prospectus Supplement for each Series of Certificates will specify with respect to all SBA Loans expected to be included in the related Pool as of the related closing date, among other things, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the SBA Loans in such Pool as of the date specified in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the SBA Loans,
                                     (iii) the types of Mortgaged Properties
                                     and/or other assets securing the SBA Loans,
                                     (iv) the original terms to maturity of the SBA Loans, (v) the expected weighted average term to maturity of the SBA Loans as of the date specified in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the SBA Loans, (vii) the expected weighted average Combined Loan-to-Value Ratio of the SBA Loans, (viii) the expected weighted average Mortgage Rate and ranges of Mortgage Rates borne by the SBA Loans,
                                     (ix) in the case of SBA Loans having
                                     Adjustable Rates, the expected weighted
                                     average of the Adjustable Rates as of the date set forth in the Prospectus Supplement and maximum permitted Adjustable Rates, if any, (x) the amount of any Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond (each as defined herein) to be maintained with respect to such Pool, (xi) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or any SBA Loans or the Pool and (xii) the expected geographic location of the Mortgaged Properties.


Pre-Funding
Account...........................   If provided in the related Prospectus
                                     Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Trust Assets initially being delivered to the Trustee.
                                     Cash in an amount equal to such  difference
                                     (such amount, the "Pre-Funded Amount") will be deposited into a separate trust account
                                     (the "Pre-Funding Account") maintained with the Trustee for the benefit of the Holders. During the period set forth in the related Prospectus Supplement (the
                                     "Funding Period"), the Pre-Funded Amount in the Pre-Funding Account may be used to purchase additional Trust Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements.

                                     For a Trust that elects to be characterized as either a REMIC or a grantor trust under federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Certificates and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Trust Assets that the Representative anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.

                                     Prior to the conveyance of any additional
                                     Trust Assets to the Trust, the Repre
                                     sentative will be required to give notice of the additional Trust Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, including the receipt by the Trustee of an executed assignment, an Officer's Certificate and a legal opinion, the Trustee will release from the Pre-Funding Account the necessary funds to purchase the additional Trust Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates.

Multi-Party
Agreement.........................   In connection with each issuance of
                                     Certificates, the applicable Originators, the Master Servicer and the Trustee will enter into an agreement (the "Multi- Party
                                     Agreement"), which will set forth the
                                     relationship of the parties with respect to the SBA ss. 7(a) Loans and the proceeds thereof and the consent of the SBA to the transactions contemplated by the related
                                     Agreement.

Description of the
 Certificates......................  Each Certificate will represent a fractional undivided ownership interest in the Trust created pursuant to the related Agreement. The primary assets of such Trust will be a Pool of SBA Loans and certain other Trust Assets. The Certificates of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior Certificates (collectively, "Senior Certificates") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Certificates (collectively, the "Subordinated
                                     Certificates"). Certain Series or Classes of Certificates may be covered by a Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, as described herein and in the related Prospectus Supplement.

                                     Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods;
                                     (iii) be subordinated in its right to
                                     receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and
                                     (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                     The Certificates will be issuable in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination. See "Description of Certificates."

Credit
Enhancement ......................   The Trust Assets in a Trust or the
                                     Certificates of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement, as described in the related Prospectus
                                     Supplement. The protection against losses afforded by any such credit support may be limited. Such credit enhancement may include one or more of the following types:

A.  Subordination
    and Reserve
    Accounts......................   The rights of the holders of
                                     Subordinated Certificates of a Series to
                                     receive  distributions with respect to the
                                     Trust Assets and other assets in the
                                     related  Trust will be subordinated to the
                                     rights of the holders of the Senior
                                     Certificates  of the same Series to receive
                                     distributions to the extent described in
                                     the related  Prospectus Supplement. This
                                     subordination is intended to enhance the
                                     likelihood of regular receipt by holders of
                                     Senior Certificates of the full   amount of
                                     payments which such holders would be
                                     entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior
                                     Certificates through subordination may be accomplished by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due to them on each Remittance Date out of the funds available for distribution on such date in the related Certificate Account (as defined herein) to the extent described in
                                     the related Prospectus Supplement. The
                                     protection afforded to the holders of
                                     Senior Certificates through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related Subordinated Certificates to the extent described in the related
                                     Prospectus Supplement.

                                     If so specified in the related Prospectus
                                     Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or certain losses or delinquencies and Subordinated Certificates with respect to other types of payments or losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy of a Mortgagor not covered by a Bankruptcy Bond. If further specified in the related Prospectus Supplement, one or more reserve accounts (each, a "Reserve Account") may be established and maintained, in whole or in part, by the deposit therein of distributions allocable to the holders of Subordinated Certificates for a specified time or until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

B.  Certificate
    Guaranty
    Insurance
    Policy........................   A certificate guaranty insurance policy or
                                     policies ("Certificate Guaranty Insurance
                                     Policy") may be obtained and maintained for each Class or Series of Certificates.
                                     Certificate Guaranty Insurance Policies
                                     generally unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee, for distribution by the Trustee to
                                     Certificateholders. Certificate Guaranty
                                     Insurance Policies may have certain
                                     limitations set forth in the related
                                     Prospectus Supplement, including (but not limited to) limitations on the insurer's obligation to guarantee the Master
                                     Servicer's obligation to repurchase or
                                     substitute for any SBA Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date.

C. Spread
    Amount........................   If so specified in the related Prospectus
                                     Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Trust Assets.
                                     The accelerated amortization will be
                                     achieved by applying certain excess
                                     interest collected on the Trust Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create an amount (the "Spread
                                     Amount"), resulting from, and generally
                                     equal to, the excess of the aggregate
                                     principal balances of the applicable Trust
                                     Assets over the principal balances of the applicable Classes of Certificates. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus
                                     Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread
                                     Amount may increase or decrease over time.
                                     An increase would result in a temporary
                                     period of accelerated amortization of the applicable Classes of Certificates to increase the actual level of the Spread
                                     Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Certificates have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of
                                     Certificates.

D.  Mortgage Pool
    Insurance
    Policy........................   A mortgage pool insurance policy or
                                     policies ("Mortgage Pool Insurance
                                     Policy") may be obtained and maintained for each Series pertaining to SBA Loans, limited in scope, covering defaults on the related SBA Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all SBA
                                     Loans included in the Pool as of the
                                     Cut-off Date or such  other date as is
                                     specified in the related Prospectus
                                     Supplement.

E.  Special Hazard
    Insurance
    Policy........................   In the case of SBA Loans or Contracts,
                                     certain physical risks that are not
                                     otherwise insured against by Standard
                                     Hazard Insurance Policies may be covered by a special hazard insurance policy or policies (a "Special Hazard Insurance
                                     Policy"). The level of coverage of each Special Hazard Insurance Policy will be specified in the related Prospectus
                                     Supplement.

F.  Bankruptcy
    Bonds.........................   A mortgagor bankruptcy bond or bonds
                                     ("Bankruptcy Bond") may be obtained  to
                                     cover certain losses resulting from a
                                     reduction by a bankruptcy court of
                                     scheduled payments of principal or interest on an SBA Loan or a reduction by such court of the principal amount of an SBA
                                     Loan, and will cover certain  unpaid
                                     interest on the amount of such a principal reduction. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

G.  Cross
     Support......................   If so specified in the Prospectus
                                     Supplement, the ownership interests of
                                     separate Trusts or separate groups of
                                     assets may be evidenced by separate
                                     Classes of the related Series of
                                     Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other asset groups or Trusts. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

H.  Supplemental
    Interest
    Payments......................   If so specified in the Prospectus
                                     Supplement, one or more Classes of
                                     Certificates may be entitled to receive
                                     supplemental interest payments under
                                     specified circumstances.  Supplemental
                                     interest payments will be available to
                                     fund some or all of the difference, if any,
                                     between the interest owed to a Class  of
                                     Certificates on a Remittance Date and the
                                     interest that would be available to  pay
                                     such interest assuming no defaults or
                                     delinquencies on the Trust Assets.   Such
                                     differences may result if the interest
                                     rates on the applicable Classes of
                                     Certificates are based upon an index that differs from the index used in determining the interest rates on the Trust Assets.
                                     Except as otherwise  provided in  a
                                     Prospectus Supplement, supplemental
                                     interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Trust
                                     Assets.

I.  Maturity
    Protection....................   If so specified in the Prospectus
                                     Supplement, one or more Classes of
                                     Certificates may be entitled to third-party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

J.  The Guaranty..................   If so specified in the Prospectus
                                     Supplement, and in order to provide
                                     additional credit enhancement, The Money
                                     Store may provide a guaranty of
                                     amounts due on certain Classes of
                                     Certificates. The amount and formula for calculating such guaranty shall be as set forth in the Prospectus Supplement.

K.  Other Credit
    Enhancement...................   Other credit enhancement arrangements,
                                     as described in the related Prospectus
                                     Supplement, including (but not limited to) one or more reserve funds, letters of credit, financial guaranty insurance policies, a guaranty of The Money
                                     Store or third party guarantees, may be
                                     used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Certificates (the "Rating Agency").

Monthly Advances..................   If so specified in the related
                                     Prospectus Supplement, the Master Servicer will be required under each Agreement to remit to the Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the
                                     "Determination Date") the amount (a
                                     "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted SBA Loan
                                     Remittance Rate (as defined herein under "Description of the Certificates--Monthly
                                     Advances and Compensating Interest") on the then outstanding principal balance of the related Series of Certificates and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the related Prospectus
                                     Supplement) for the related Remittance
                                     Date exceeds (b) the amount received by the Master Servicer in respect of interest on the SBA Loans as of the related Record Date
                                     (less certain amounts not required to be deposited into the related Trust). Such advances by the Master Servicer are reimbursable in the first instance from late collections of interest, including amounts received in connection with the liquidation of defaulted SBA Loans
                                     ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering an SBA Loan, Mortgaged
                                     Property  or REO Property ("Insurance
                                     Proceeds"), and proceeds received by the Master Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property
                                     Proceeds") collected with respect to the related SBA Loans as to which the advances were made, and certain other amount that would otherwise be distributed on the Certificates. See "Description of the
                                     Certificates--Monthly Advances and
                                     Compensating Interest."

Compensating
Interest..........................   If so specified in the related
                                     Prospectus Supplement, with respect to each SBA Loan as to which the Master Servicer receives a principal payment in full in advance of the final scheduled due date (a
                                     "Principal Prepayment") or receives  a
                                     principal payment that exceeds the
                                     scheduled payment by a specified multiple, but which was not intended by the Mortgagor to satisfy the SBA Loan in full or to cure a delinquency (a "Curtailment"), the Master
                                     Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Master Servicer as servicing compensation, an amount ("Compensating
                                     Interest") equal to any excess of (a) 30 days' interest on the principal balance of each such SBA Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted SBA Loan
                                     Remittance Rate over (b) the  amount of
                                     interest actually received on the related
                                     SBA Loan during such Due  Period (less
                                     certain amounts not required to be
                                     deposited into the related  Trust).

Optional
Termination.......................   The Master Servicer, certain insurers, the
                                     holders of REMIC Residual Certificates (as defined herein), or certain other entities specified in the related Prospectus
                                     Supplement may have the option to effect early retirement of a Series of Certificates through the purchase of the related Trust Assets and other assets in the related Trust under the circumstances and in the manner described in "The
                                     Agreement--Termination; Purchase of SBA
                                     Loans."

Mandatory
 Termination......................   The Trustee, the Master Servicer or
                                     certain other entities specified in the
                                     related Prospectus Supplement may be
                                     required to effect early retirement of a Series of Certificates under the circumstances and in the manner specified in the related Prospectus Supplement and herein under "The Agreement-- Termination;
                                     Purchase of SBA Loans."

Trustee ..........................   The trustee or trustees under any
                                     Agreement relating to a Series of
                                     Certificates (each, a "Trustee") will be specified in the related Prospectus
                                     Supplement.

Federal
Income Tax
Consequences......................   The federal income tax consequences of
                                     the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a "real estate mortgage investment conduit" ("REMIC") under the
                                     Internal  Revenue Code of 1986, as amended
                                     (the "Code").

                                     REMIC. If an election is to be made to
                                     treat the Trust (or certain assets of the Trust) for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, in the opinion of Stroock & Stroock & Lavan, special Federal tax counsel ("Federal Tax Counsel"), Certificates representing an interest in the REMIC generally will be considered "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code.

                                     In the opinion of Federal Tax Counsel, for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                     Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deduc tions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL INCOME TAX CONSEQUENCES-- REMIC RESIDUAL CERTIFICATES--TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC RESIDUAL CERTIFICATES.

                                     GRANTOR TRUST. If no election is to be made to treat the Trust for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In the opinion of Federal Tax Counsel, holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Trust Assets generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Trust Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust.

                                     To the extent provided in the related
                                     Prospectus Supplement, Non-REMIC
                                     Certificates may represent "real estate
                                     assets" for purposes of Section
                                     856(c)(5)(A) of the Code and "Loans . . .
                                     principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

                                     Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA
Considerations....................   Fiduciaries of employee benefit plans or
                                     other retirement plans or arrangements,
                                     including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee
                                     Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with their legal advisors whether an investment in Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan
                                     Asset Regulations"), thereby subjecting the
                                     Trustee and the Master Servicer to the
                                     fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of
                                     Section 4975 of the Code, unless a DOL
                                     administrative exemption applies. See
                                     "ERISA Considerations."

Legal
Investment........................   Each Prospectus Supplement will describe
                                     the extent, if any, to which the Classes of Certificates offered thereby will constitute "mortgage-related securities" for purposes of the Secondary Mortgage
                                     Market Enhancement Act of 1984 ("SMMEA") and whether they will be legal investments for certain types of institutional investors under SMMEA. See "Legal
                                     Investment"  herein.

Registration of
Certificates......................   Certificates may be represented by
                                     global certificates registered in the name of Cede & Co. ("Cede"), as nominee of The
                                     Depository Trust Company ("DTC"),  or
                                     another nominee.  In such case,
                                     Certificateholders will not be entitled to receive definitive certificates representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See
                                     "Description of the
                                     Certificates--Book-Entry Registration"
                                     herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Certificates will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates. In addition, transfers of certain Classes of Certificates may be restricted as set forth in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

         Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

          Since transactions in Certificates will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

          Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates--Book-Entry Registration."

NATURE OF SECURITY

          Certain of the SBA Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the SBA Loans--Foreclosure/Repossession."

          An overall decline in the market value of residential or commercial real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the SBA Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. Certain of the SBA Loans may be secured by Mortgaged Properties located in California and Texas. Certain areas of the country, including California and Texas, have experienced declines in real estate values over the last few years. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in the defense industry and declining real estate values. The President of the United States has endorsed a list of military bases to be closed within the next two to six years, which list includes significant bases in California. These closures, which have been approved by Congress, along with the recent general decline in defense spending, could have an adverse affect on economic conditions in California. The Representative will not be able to quantify the impact of any property value declines on the SBA Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the SBA Loans could be higher than those historically experienced in the mortgage lending industry in general.

          Certain of the SBA Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the SBA Loan. The ability of a Mortgagor to refinance such an SBA Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property and other collateral securing the SBA Loan, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

          Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related SBA Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any SBA Loan.

          General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's SBA Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such SBA Loan or permanently reduce the principal balance of such SBA Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such SBA Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such SBA Loan may not be recoverable.

          Even assuming that the Mortgaged Properties and other collateral securing an SBA Loan provide adequate security for the SBA Loans, substantial delays could be encountered in connection with the liquidation of defaulted SBA Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing an SBA Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related SBA Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated SBA Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties and other collateral securing an SBA Loan fail to provide adequate security for the SBA Loans and insufficient funds are available from applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

          Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan.

ENVIRONMENTAL CONSIDERATIONS

          Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the SBA Loans--Environmental Considerations."

          In each Agreement the Originators will represent and warrant that at the time of origination of each SBA Loan, the related commercial real property was below regulatory agency action levels of contamination from toxic substances or hazardous wastes and that as of the Cut-Off Date, the Originators have no knowledge of any contamination from toxic substances or hazardous wastes on any commercial real property, except for commercial real property subject to ongoing environmental rehabilitation. The Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes (unless subject to ongoing environmental rehabilitation), it will not foreclose upon the related SBA Loan until after it obtains a Phase I environmental report. See "The Agreements--Representations and Warranties" herein.

          Beginning in November 1995, the SBA approved a program that allows lenders, subject to certain conditions, to take as collateral commercial real property that is subject to ongoing environmental rehabilitation. These conditions include the lender identifying a party that has accepted responsibility for, and has commenced clean-up under, an environmental rehabilitation program approved by the appropriate regulatory agency. The party responsible for clean-up must execute an indemnity agreement approved by the SBA, which agreement holds such party accountable for completing all required remediation. The indemnity agreement inures to the benefit of subsequent holders of the property. The lender must obtain adequate financial data on the indemnitor indicating that the indemnitor will be able to complete the required remediation.

PREPAYMENT CONSIDERATIONS

          The SBA Loans may be prepaid in full or in part at any time. The rate of prepayments of the SBA Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

THE STATUS OF THE SBA LOANS IN THE EVENT OF BANKRUPTCY OF AN ORIGINATOR

          The Originators believe that upon the sale of a Series of Certificates to an independent third party for fair value and without recourse, such sale will constitute an absolute and unconditional sale of such Certificates and the interests in the SBA Loans evidenced thereby. However, in the event of the bankruptcy of an Originator at a time when it or any affiliate thereof holds any interest in the SBA Loans, a trustee in bankruptcy or other creditor could attempt to recharacterize the sale of the SBA Loans as a borrowing by such Originator or any such affiliate with the result that Certificateholders are deemed to be creditors of such Originator or such affiliate, secured by a pledge of the SBA Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the SBA Loans with the Certificateholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Holders of Certificates could lose the right to future payments of interest, might suffer reinvestment loss in a lower interest rate environment and, if the SBA Loans are sold for a price less than the then outstanding Class A and Class B Principal Balances, might suffer a loss of principal.

          In connection with the issuance of each Series of Certificates, the Trustee will receive an opinion of Stroock & Stroock & Lavan, special counsel, to the effect that if it were litigated, a court ultimately would uphold the Originators' intention that the transfer of the SBA Loans in each SBA Loan to a Trust constitutes a sale under applicable law. Therefore, the SBA Loans would not be property of the Originators in the event of the appointment of a receiver or conservator for the Originators. Such opinion is limited to matters of New York and federal law and the conclusions thereof are based upon a reasoned analysis of the transaction and legal principles derived from existing case law believed to be applicable by analogy. It should be recognized, however, that a court is not bound by such legal opinion.

          Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of businesses financed by the SBA Loans, sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from a Trust of SBA Loans required to be made by the Servicer under the Agreement will have the same effect on the Certificateholders as a prepayment of the related SBA Loans. See "Yield, Maturity and Prepayment Considerations" herein. Also, if a Pre-Funding Account is established and during the Funding Period the entire Pre-Funded Amount is not used to purchase Subsequent SBA Loans, the Certificates will be prepaid in part from and to the extent of such remaining amounts.

          Collections on the SBA Loans may vary due to the level and frequency of delinquent payments and of prepayments. Collections on the SBA Loans may also vary due to seasonal business patterns and payment habits of borrowers.

          The SBA Loans may be "simple interest" or "date-of-payment loans". If a payment is received on an SBA Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on its scheduled due date, resulting in such SBA Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on an SBA Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such SBA Loan having a shorter average life than would have been the case had the payment been made as scheduled. However, this effect is mitigated because the monthly payment amount is recalculated periodically to reflect changes in the interest rate, the then-current principal balance and the then- remaining term to maturity.

CERTIFICATE RATING

          The rating of the Certificates will depend primarily on the creditworthiness of any third party provider of credit enhancement, if any, as set forth in the related Prospectus Supplement. Any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to a Series of Certificates would likely result in a reduction in the rating of such Series of Certificates. See "Rating."

UNAUDITED STATEMENTS

          On each Remittance Date, the Trustee will mail to each Certificateholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Servicer and Trustee and the loss and delinquency status of the SBA Loans. Although the information contained in such statements will be prepared by the Servicer, neither such information nor any other financial information furnished to Certificateholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant. See "Description of the Agreement and the Certificates -- Payments on the SBA Loans; Distribution on the Certificates" herein.

                                   THE TRUSTS

          A Trust for any Series of Certificates will include the Trust Assets consisting of a Pool* comprised of (i) SBA ss. 7(a) Loans, (ii) Section 7(a) Companion Loans and (iii) SBA 504 Loans, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Trust Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

          The Certificates will be entitled to payment from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Trust Assets.

          Certain of the Trust Assets may have been originated by the Originators. Other Trust Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

          The following is a brief description of the Trust Assets expected to be included in the Trusts. If specific information respecting the Trust Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Assets relating to such Series (the "Trust Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

GENERAL

          The real property which secures repayment of the SBA Loans (the "Mortgaged Properties") may be located in any one of the fifty states, Puerto Rico or the District of Columbia. The SBA Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or at such other times as may be set forth in a Prospectus Supplement. The payment terms of the SBA Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on an SBA Loan is its Mortgage Interest Rate. Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of an SBA Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. SBA Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the SBA Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related SBA Loan or another source or may be treated as accrued interest added to the principal of the SBA Loan.
---------------

* Whenever the terms "Pool" and "certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the SBA Loans in such Pool. Similarly, the term "Pass-Trough Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust" will refer to one specific Trust.

                  (b) Principal may be payable on a level basis to fully amortize the SBA Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the SBA Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the SBA Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. SBA Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. SBA Loans having graduated payment provisions may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the SBA Loan or may decline over time, and may be prohibited for the life of the SBA Loan or for certain periods ("lockout periods"). Certain SBA Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other SBA Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The SBA Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire SBA Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other SBA Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

The Prospectus Supplement for each Series of Certificates will contain information with respect to all the SBA Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the SBA Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected, principal balance of any of the SBA Loans, (iii) the types of Mortgaged Properties and/or other assets securing the SBA Loans (iv) the original terms to maturity of the SBA Loans, (v) the expected weighted average term to maturity of the SBA Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity; (vi) the earliest origination date and latest maturity date of any of the SBA Loans, (vii) the expected weighted average Combined Loan-to-Value Ratio of the SBA Loans, (viii) the expected Mortgage Interest Rate and ranges of Mortgage Interest Rates borne by the SBA Loans, (ix) in the case of SBA Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any; (x) the amount of any Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool; (xi) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or any SBA Loans or the Pool; and (xii) the expected geographic location of the Mortgaged Properties. If specific information respecting the SBA Loans is not known to the Representative at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

         The only obligations of the Representative or the Originators with respect to a Series of Certificates will be to provide (or, where the Representative or an Originator acquired an SBA Loan from another originator, obtain from such originator) certain representations and warranties concerning the SBA Loans and to assign to the Trustee for such Series of Certificates the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of SBA Loans." The obligations of the Master Servicer with respect to the SBA Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the SBA Loans in the amounts described herein under "Description of the Certificates--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         If provided in the related Prospectus Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Trust Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre- Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Trust Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Certificates at the time and in the manner set forth in the related Prospectus Supplement.

SBA ss. 7(A) LOANS

         The SBA ss. 7(a) Loans will consist of the Unguaranteed Interests (as defined below) in loans originated under Section 7(a) (the "Section 7(a) Program") of the Small Business Act of 1953 (the "SBA Act"), which Act created the Small Business Administration (the "SBA"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, purchase, expand or convert facilities or to purchase building equipment, leaseholds or materials. Money lent under the Section 7(a) Program also can, under certain circumstances, be used for working capital.

         The SBA Loans are partially guaranteed by the SBA pursuant to a Small Business Administration Loan Guaranty Agreement (Deferred Participation) (SBA Form 750), dated August 13, 1980 by and between The Money Store Investment Corporation and the SBA (the "Loan Guaranty Agreement") and pertinent SBA regulations found at 13 C.F.R. parts 120 and 121. As to any SBA Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time plus a fee paid to the SBA's fiscal and transfer agent is referred to herein as the "Guaranteed Interest". The Guaranteed Interest varies from SBA Loan to SBA Loan, will not be included in the related Trust Fund and Certificateholders will have no right or interest therein. As to any SBA Loan, the "Unguaranteed Interest" will equal all payments and other recoveries on such SBA Loan not constituting the Guaranteed Interest therein.

         The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the "Guaranteed Participant Program", the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

         Under the second level of lender participation, known as the "Certified Lender Program," the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

         Under the third level of lender participation, known as the "Preferred Lender Program", the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional require ments in terms of origination, servicing and liquidation capabilities as well as loan volumes and portfolio quality.

THE SECTION 7(A) COMPANION LOANS

         As described above, for applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for most loans originated under the
Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced a program (the "Section 7(a) Companion Program") pursuant to which an Originator originated a loan (the "Section 7(a) Companion Loan") to the related borrower in situations in which the total amount financed would otherwise have exceeded the $500,000 limit. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise would exceed the limits of the Section 7(a) Program. Although Section 7(a) Companion Loans are not guaranteed by the SBA, they are secured by a lien on the related primary collateral, which lien is prior to, or pari passu with, the lien of the related SBA ss. 7(a) Loan.

         Section 7(a) Companion Loans may be utilized by a borrower for all eligible SBA ss. 7(a) Loan purposes. Section 7(a) Companion Loans are originated only in conjunction with a Seller obtaining an SBA guarantee of the accompanying SBA ss. 7(a) Loan under the Certified Lender Program (the SBA currently prohibits Section 7(a) Companion Loans in connection with the Preferred Lender Program). Section 7(a) Companion Loans bear interest and have terms to maturity as described above under "--Section 7(a) Loan Parameters."

SBA 504 LOANS

         The SBA 504 Loans will consist of loans originated by the Originators under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the SBA Act to encourage lenders to provide fixed asset financing to qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment as well as certain closing costs and professional fees and the interest on interim financing. The Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. Each loan by the Originators must receive prior approval by the SBA.

         The funds used by the SBA to originate its portion of a project generated pursuant to the SBA 504 Loan Program are generated by issuing SBA-guaranteed debentures on behalf of a certified development company (a "CDC"). A CDC is an organization sponsored by private interests or by state or local governments. The debentures are pooled monthly and sold through a certificate mechanism to the public market. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA.


                                 USE OF PROCEEDS

         The Representative and the Originators may use the net proceeds to be received from the sale of the Certificates of each Series for general corporate purposes, including repayment of debt and the origination and acquisition of SBA Loans and other Trust Assets. The Representative expects Certificates to be sold in Series from time to time.


                     THE REPRESENTATIVE AND THE ORIGINATORS

         The SBA Loans will have been originated or acquired by the Originators. The Money Store or one of its affiliates will act as the Master Servicer of the SBA Loans and other Trust Assets. Except for certain representations and warranties relating to the SBA Loans and other Trust Assets and certain other matters, the obligations of The Money Store and the Originators with respect to the SBA Loans and other Trust Assets will be limited to its contractual servicing obligations.

         The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey.

         The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, SBA Loans, student loans, and automobile loans.

         Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.


                          THE SBA LOAN LENDING PROGRAM

         The following describes the procedures used by the Originators in originating substantially all of the SBA ss. 7(a) Loans to be transferred to a Trust.

         The Originators generate business principally through a national network of sales offices serving local markets and a national products division that markets nationally through a centralized sales operation. The national network of sales offices is divided into sales territories, each serving a specific geographic area. These offices are staffed by business development officers ("BDOs"), with some offices in large metropolitan areas having several BDOs and clerical support staff, all serving a local market. Each of the 11 sales territories is supervised by a regional sales manager.

         BDOs locate customers primarily through a referral network of commercial real estate brokers, business brokers, accountants, lawyers, chambers of commerce, local business associations and other financial institutions. BDOs work with the customer to match the correct loan product to their financing needs. BDOs also screen applications for credit worthiness and eligibility for the applicable SBA program and assemble the loan application for submission to the underwriting department. BDOs are compensated primarily through commissions.

         The national products division generates business primarily through a national referral network of professional organizations and independent or affiliated commercial loan brokers. Commercial loan representatives of the national products division perform essentially the same tasks as a BDO, however, customer contact is handled by telephone through a national sales center located in Sacramento, California.

         SBA ss. 7(a) Loans originated by the Originators generally range in size from $50,000 to $1.3 million. In certain cases, an Originator may originate a loan exceeding $1.3 million when an Originator believed the credit is particularly strong and/or under programs, such as the International Trade Loan Program, in which the guaranteed portion provided for larger guarantees. As explained in further detail below, due to changes in the Section 7(a) Program, the maximum size for most SBA ss. 7(a) Loans approved between January 1, 1995 and October 12, 1995 was $500,000. Average loan sizes for originations during 1993, 1994 and 1995 were approximately $366,000, $368,000, and $302,000, respectively.

         The Originators' loan origination network is organized on a functional basis (I.E., business development, credit underwriting and processing). Middle management consists of regional sales managers, credit managers and processing managers, each of whom reports to a national supervisor. The national supervisors report to the vice president of production, who reports to the president of the SBA Loan Originators, who is located in Sacramento, California.

         In addition to years of experience, the Originators consider their employees' knowledge of SBA Rules and Regulations, responsiveness to customers, professional demeanor and commitment to be important with respect to the qualification and abilities of their personnel.

LOAN PURPOSE AND COLLATERAL FOR SBA SS. 7(A) LOANS

         Prior to 1986, the Originators estimate that over 50% of their SBA ss. 7(a) Loans were made as working capital and equipment loans. Since 1986, however, the Originators have refocused their lending on owner/user commercial real estate loans to established businesses with track records generally of at least three to four years. The Originators have continued to develop lending for larger owner/user commercial real estate loans to established businesses. These loans are generally larger and better collateralized than working capital, equipment or general- purpose small-business loans. The SBA requires that owner/users occupy at least 67% of the mortgaged premises in the case of newly-constructed facilities and 51% in the case of existing facilities.

         A majority of the SBA ss. 7(a) Loan originations have been first-lien mortgages for either the purchase or refinancing of commercial real estate, with the balance being loans made by the Originators to franchisees of national franchisors and general business loans for business acquisition, equipment purchases, working capital or debt consolidation. As described below, where an SBA ss. 7(a) Companion Loan is originated in connection with an SBA ss. 7(a) Loan, the SBA ss. 7(a) Companion Loan will be secured by a first-lien mortgage, with the SBA ss. 7(a) Loan being secured by a second-lien mortgage in addition to other collateral. SBA ss. 7(a) Loans generally are guaranteed personally by the borrower. In cases where a second or third mortgage on a residential property is taken as additional collateral, the Originators may not require the borrower to obtain a title insurance policy.

COMPETITION

         The Originators' main competitors vary by region to region and market to market. Its primary competitors are small independent banks such as Truckee River Bank and the San Diego Bank of Commerce and companies such as AT&T Capital Corporation, ITT Small Business Finance Corp. and Heller First Capital Corporation. The Originators do not believe that any one competitor, or a small group of competitors, is dominant in the industry. Although methods of competition vary according to region, the Originators believe that as one of the few SBA lenders with a national network, they are able to compete effectively in all markets in which they operate. The Originators believe that their experience and breadth of operations give them a unique knowledge of the intricacies of SBA lending. The Originators believe that this knowledge, coupled with the fact SBA lending and associated activities constitute their sole business, enables them to respond to customers quickly and efficiently.

UNDERWRITING CRITERIA FOR SBA SS. 7(A) LOANS

         The Originators seek to control two risks through their underwriting standards: (i) default of the actual credit and (ii) SBA repudiation of its guaranty due to ineligibility, non-compliance with SBA lending regulations or poor documentation. The Originators' underwriting emphasizes historical operating performance and debt-service coverage to help determine the repayment ability of the borrower. The Originators have established review procedures to help ensure that all loans that they originate or acquire comply with the requirements of the SBA.

         Commercial loan officers ("CLOs") evaluate each applicant's financial statements, credit reports, business plans and other data to determine if the credit and collateral satisfy the Originators' standards. These standards include historic debt-service-coverage, reasonableness of projections, strength of management and sufficiency of secondary repayment, as well as the SBA's eligibility rules. For each application, qualified personnel also perform a site inspection to determine the appropriateness of the location for the proposed business use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues (as discussed further below).

         The Originators' loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their knowledge of the industry of the applicant, (iii) their general experience in assessing small business loans and (iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the business area and market for which the loan is requested. Some applicants prepare projections with the assistance of accountants, business consultants and/or franchisors, while some applicants obtain no such assistance. Typically, there is no independent third party review of such projections.

         The Originators have a tiered system of generally acceptable maximum Loan-to-Value Ratios or LTVs (as defined below) based on the type of property securing a loan, the characteristics of the borrower and the industry of the borrower. Maximum permissible Loan-to-Value Ratios also depend on the length of time that the debt service coverage on the property has at least equaled a specified ratio. Applicants having significantly higher earnings before interest and taxes relative to their debt service than the Originators normally require may be considered for higher Loan-to-Value Ratios. Conversely, applicants not meeting the debt service requirement may be considered for a loan with a lower Loan-to-Value Ratio than the permitted maximum based on the overall creditworthiness of the applicant.

         For commercial real estate transactions, the highest LTVs are typically reserved for situations where general purpose property is being financed and the subject business is in a non-cyclical industry. In such cases, if the debt service coverage ratio (I.E., the ratio of the pro forma annual debt service payments on the proposed loan to the subject businesses' annual net operating income) equals and/or exceeds 1.2:1 for the most recent two full years and interim period, a borrower may qualify for 100% LTV financing. Where general purpose property is being financed and the business is either cyclical, particularly interest rate sensitive and/or seasonal in nature, and where debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, the maximum permissible LTV is generally 90%. When special purpose real estate is involved (e.g., restaurants), and debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, maximum LTVs of between 80%-90% are considered.

         Applications significantly exceeding the previously mentioned debt service requirements may receive special consideration from the loan committee for loans with higher LTVs. Conversely, applications which do not meet the stated debt service requirements, but still indicate a reasonable level of repayment capacity, may still be considered at lower LTVs. These exceptions to policy are entertained on a case-by-case basis as warranted by the overall creditworthiness of the applicant. Other characteristics evaluated in determining an appropriate LTV in these situations include (but are not limited to): (i) experience, strength and continuity of business management; (ii) overall financial strength of the subject business as evidenced by balance sheet and profit/loss statements (e.g., current as well as pro forma liquidity and equity positions, historical sales trends and profitability as well as projections); and (iii) availability of additional sources of repayment (e.g., personal financial strength of the applicant including liquidity, supplementary outside income(s) and/or additional collateral).

         All loan applications are submitted to a centralized loan underwriting and processing center in Sacramento, California. The loan application package is screened initially for completeness by a credit manager or senior loan officer, who then assigns the package to a CLO. CLOs are responsible for analyzing the creditworthiness of the applicant and preparing a loan memorandum, which includes a credit analysis (including a description of the collateral), states the purpose of the loan, strengths and weaknesses of the credit, and eligibility for the applicable SBA program. In addition, for each proposed loan, the CLOs perform a collateral analysis, financial analysis (including historical debt service coverage), personal resource analysis, and business and personal credit checks. Any real property to be taken as collateral is appraised by an independent appraiser.

         If the CLO recommends the loan for approval, the loan memorandum and supporting documents are submitted to the senior loan officer, credit manager, or a senior credit officer for review based on the various levels of credit authority. Upon concurrence of the CLOs recommendation by the senior loan officer, credit manager or senior credit officer, as the case may be, a commitment letter and SBA submission documents are generated by the CLO and, in most cases, forwarded to the BDO. The BDO meets with the customer to explain the commitment letter and SBA documentation, obtains required customer signatures and deposits, and returns the signed documents to the processing center in Sacramento. The loan package is forwarded to a loan processing manager, who screens the loan package for completeness and then assigns the package to a loan processor. The loan processor prepares the Loan Authorization and Agreement, and all necessary documentation to submit to the SBA for a loan guarantee, and for closing the loan in strict accordance to the credit memorandum, SBA regulations, and state and federal law.

         Once loan approval has been granted, approved applications under the Preferred Lender Program are submitted directly to the SBA's central PLP processing center for assignment of a authorization number. Loans not made pursuant to the Preferred Lender Program require prior approval by an SBA district office.

         Once a loan is funded, the complete original file is forwarded to loan servicing. When the loan package is received, the final physical file is established in a uniform manner, and a computerized "tickler system" tracks follow-up items, such as UCC filing renewals, insurance policy expirations and deeds of trust recording. The loan file then undergoes a final post-closing audit, to help verify that the loan was originated in accordance with the Sellers' procedures and consistent with the SBA loan authorization. Once the file has been audited and is complete, it is microfilmed.

         The Originators originate loans to a variety of industries. However, based upon their loss experience and economic forecasts obtained from industry associations, chambers of commerce, academic institutions, governmental entities and others, the Originators may de-emphasize lending in certain regions or industries from time to time. The Originators also periodically have refined their underwriting guidelines to exclude certain high- risk ventures, such as car washes.

         Collateral for SBA ss. 7(a) Loans originated by the Originators generally consists of one or more of the following: (i) first liens on commercial real estate (or second liens when the SBA ss. 7(a) Loan is originated in conjunction with a Section 7(a) Companion Loan), (ii)second liens on residential properties, (iii) personal guarantees and (iv) business assets. The Originators believe that the pledge of a borrower's personal wealth provides appropriate incentives, thereby minimizing defaults and maximizing recoveries. Generally, the Originators do not take inventory or accounts receivable as collateral, thereby allowing borrowers to obtain short-term financing with these assets from other sources. The Originators also originate machinery and equipment loans; however, some of these also are secured by real estate. For example, loans are provided for medical/dental equipment, machinery, print shop equipment and franchise restaurant equipment.

         The Originators define the Loan-to-Value Ratio ("LTV") of an SBA ss. 7(a) Loan as the gross amount of the loan divided by the total "net collateral value" of all collateral (primary and secondary, but excluding the value of any personal guarantees) securing such loan. In determining "net collateral value", the Originators apply discounts of appraised value based on the type of collateral and lien position. Generally, first liens on commercial or residential property are allowed a maximum "collateral value" of 100% of the lower of cost or appraised value and, therefore, are not discounted. Second and third mortgages are allowed a maximum collateral value of 80%, unless the first lien is of nominal value. The maximum collateral value allowed for used machinery and equipment is 30% of cost and 50% for new machinery and equipment. In determining the appropriate LTV required for a particular credit, the Originators review the historical debt-service coverage ratio, stability of the industry, level of equity from the borrower, purpose of the loan, economic condition of the market and size of the loan. The Originators usually require a 1.2x debt-service coverage ratio for the most recent two complete years and interim period. The Originators generally do not give credit for rental income when performing debt-service coverage analysis.

SERVICING AND COLLECTIONS OF SBA SS. 7(A) LOANS

         The Originators service substantially all the SBA ss. 7(a) Loans they originate. Servicing includes collecting payments from borrowers, remitting payments on Guaranteed Interests to the Agent of the SBA, accounting for principal and interest, contacting delinquent borrowers and supervising loan liquidations.

         Each quarter, borrowers are sent payment coupons and statements showing the interest rate for the next quarter, the outstanding loan balance, the next payment adjustment date and the monthly payment for that quarter.

         The loan servicing department is responsible for all post-closing follow-up until the loan is repaid. These duties include tracking receipt of payments, performing field visits, analyzing post-closing financials, reviewing UCC filings and coordinating post-closing borrower requests with the SBA (E.G., exchanges of collateral or assumptions). In addition, the loan servicing department typically conducts field visits to the borrower's place of business shortly after closing and within 24 months thereafter. Finally, all loan documents require that borrowers submit updated financial statements. For delinquent accounts, these statements are reviewed by the loan servicing department to determine debt-service-coverage ratios and compliance with loan covenants.

         Delinquency reports are generated every ten days and borrowers are contacted frequently to determine the cause of any delinquency. A customer service officer maintains contact with each delinquent borrower until the loan becomes current or is transferred to the credit services unit within the loan servicing department. If a loan is chronically delinquent, even if currently performing, the loan will be serviced by customer service until such loan is repurchased by the SBA, and then by a credit services officer for the remainder of the loan.

WORKOUTS AND LIQUIDATIONS OF SBA SS. 7(A) LOANS

         When an SBA ss. 7(a) Loan becomes 75 days past due, the appropriate Originator initiates procedures that result in the SBA's repurchase of the Guaranteed Interest of the defaulted SBA ss. 7(a) Loan from the secondary market investor. In most cases the repurchase process is completed within 30 days. The SBA tries to minimize the repurchase time frame because it pays accrued interest (up to 120 days) on the guaranteed portion of the loan until the loan is repurchased. After it has repurchased a Guaranteed Interest, the SBA owns a direct participation in the related loan.

         A credit services officer is assigned the responsibility for the workout or liquidation once an SBA ss. 7(a) Loan is repurchased. The loan workout officer evaluates the borrower's corporate and personal ability to repay and then formulates an appropriate workout plan. Generally, workout plans indicate the expected recovery time period or the possibility of an assumption of the debt by a third-party; plans also include liquidation options.

         To some degree, the SBA is involved in every repurchased loan, depending on the nature of the recovery and the particular SBA District. In most cases, the SBA allows the Originators to perform workouts. In some instances, the SBA takes over the servicing of repurchased loans. In the Originators' experience, this happens primarily with new offices, where local SBA personnel are unfamiliar with the Originators. In the majority of foreclosure situations, title is assumed in the name of the SBA. In the remainder of the foreclosure situations, at the direction of the SBA, title is assumed in the name of one of the Originators.

         In formulating workout plans, the Originators assess the value of the collateral through a variety of sources including brokers, appraisers and other market sources. The Originators also take steps to help protect the value of the collateral, such as performing site visits, appraising properties and ensuring payment of taxes and, where appropriate, maintenance of insurance. Where necessary, the Originators engage property managers or take other measures designed to protect the collateral value from deterioration.

         Loan workouts are focused on allowing the business to recover from temporary setbacks, if possible. The Originators believe that recoveries are improved if the borrower is cooperative and works with the lender to achieve a resolution. The Originators stress the development of a strong relationship with borrowers over the long term. This generally results in cooperation by the borrower in the workout, and the Originators generally receive substantial cash flow from these troubled loans.

         Although the SBA generally is reluctant to allow foreclosure on a personal residence until all other avenues have been pursued, the Originators believe that the possibility of foreclosure is a powerful incentive to borrowers to make the loan current.

         The Originators view SBA ss. 7(a) Loans as small business loans as opposed to commercial real estate mortgages. Accordingly, the workout is more complex and the period to recovery or reinstatement takes longer than for typical commercial real estate loans. However, because the Originators often receive substantial cash flow from troubled assets during the workout period, loan workouts are generally more efficient than foreclosures on the collateral. If a borrower is uncooperative or the business is not viable, the Originators prepare a liquidation plan and determine the likely recovery value and best method of liquidation. The SBA must approve all liquidation plans.

         On average, the workout process requires approximately 24 months. The length of the workout is determined primarily by the complexity and long-term viability of the business, as well as the bankruptcy status of the borrower. In particular, a bankruptcy may lengthen the workout timeframe by approximately 12 to 18 months.

         In certain cases, the Originators may forbear payments of interest and principal for a period of three to six months if the borrower is experiencing temporary difficulties. Under SBA servicing policy, the lender has unilateral authority to defer loans for up to 90 days. Past 90 days, the lender must obtain approval from the investors in the guaranteed portions, which is usually granted. For deferments in excess of 180 days, SBA approval must be obtained.

ENVIRONMENTAL POLICY

          The Originators have developed an environmental credit policy to help minimize potential environmental liabilities. This policy conforms to the environmental requirements set by the SBA, and many of the Originators' guidelines are stricter than those of the SBA. The standard environmental-related requirements for SBA loans secured by commercial real property include: (i) obtaining a commitment letter from the borrower acknowledging that the closing is contingent upon compliance with environmental laws, (ii) obtaining a detailed environmental questionnaire from the borrower and, if possible, the previous owner of the property, (iii) performing a site visit of the property, (iv) checking the property against a published list of "Superfund" sites and, if the property is listed, performing an environmental audit or, for any SBA Loan approved after January 1, 1996, searching a comprehensive state and federal environmental data base for each commercial real property taken as collateral for which a Phase I environmental report has not been ordered or obtained and (v) obtaining a certificate from the borrower providing representations and warranties as to the absence of hazardous substances and providing a broad indemnification. If, after performance of these requirements, there is any evidence of a potential environmental problem which might require remediation, the applicable Originator will require remediation to be performed or require a Phase I or a Phase II environmental report on the property and the loan will be closed only after remediation to levels below regulatory agency action levels, the property is subject to ongoing rehabilitation approved by the SBA, or if no problem is revealed. A Phase I environmental report describes the results of an audit of the related property performed by a licensed environmental assessment firm, which audit includes (i) an inspection of the related and adjacent properties; (ii) a historical review of site records; (iii) a review of files of regulatory agencies concerning the site; and (iv) interviews with individuals knowledgeable about the site use and operations.

         In preparing a Phase I environmental report, the licensed environmental assessment firm may contact the United States Environmental Protection Agency, state and local water control authorities, state and local environmental departments and local fire departments to ascertain whether a particular property has an environmental problem and, if so, the nature thereof. The Originators typically do not contact such authorities unless an environmental problem has been revealed.

         In the Agreement the Originators will represent and warrant that at the time of origination of each SBA Loan forming part of the Trust, even those originated prior to January 1990, the related commercial real property was free of contamination from toxic substances or hazardous wastes and that, as of the Cut-Off Date, the Originators have no knowledge of any such contamination from toxic substances or hazardous wastes on any commercial real property. The Master Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes, it will not foreclose upon the related SBA Loan until after it obtains a favorable Phase 1 environmental report.

ORIGINATION OF SECTION 7(A) COMPANION LOANS

         For most applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for a loan originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced the Section 7(a) Companion Program pursuant to which the Originators originated a Section 7(a) Companion Loan to a borrower requesting a Section 7(a) Loan from an Originator where the total amount financed would otherwise exceed $500,000. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise exceeds the limits of the Section 7(a) Program.

         The Originators will not fund a Section 7(a) Companion Loan unless and until the SBA issues its guaranty of the related Section 7(a) Loan. The underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the Section 7(a) Companion Loans are substantially the same as those described above for the Section 7(a) Loans, except that TMSCMI generally requires a debt-service coverage ratio of 1.1:1 and the required LTV for Section 7(a) Companion Loans is generally 50%-60%. Also, the SBA is not required to be involved in the workout or liquidation of a Section 7(a) Companion Loan. However, if in connection with the workout or liquidation of a Section 7(a) Companion Loan, the Originators wish to workout or liquidate the related Section 7(a) Loan, the SBA will be involved in such procedures.

ORIGINATION OF SBA 504 LOANS.

         The SBA 504 Loans will consist of loans originated by an Originator under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the Act to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment and the interest on interim financing.

         Each SBA 504 Loan originated by an Originator is secured by a first lien on the related primary collateral, with the SBA loan secured by a second lien, in addition to a lien on other collateral. The borrower is required to fund at least 10% of the total allowable project costs, however, an Originator may require a higher percentage for certain larger projects and projects with special credit risks. The LTV for SBA 504 Loans generally may not exceed 55%-60%. The Originators also generally require a minimum debt service coverage ratio of 1.1:1 for the most recent two full years and interim periods. Applications with a lower debt service coverage ratio may be considered, but generally only if the LTV is below approximately 55%. When special purpose real estate is involved (e.g., restaurants), or in the case of cyclical or interest rate sensitive industries, the Originators also generally require LTVs below approximately 55%.

         SBA 504 Loans that are originated for construction purposes generally possess an LTV of 80% during the construction phase pending issuance of the SBA-guaranteed debenture upon completion of the construction. Additionally, secondary collateral required by the CDC for the SBA loan also will serve as collateral for the interim construction loan.

         Except as set forth above, the underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the SBA 504 Loans are substantially the same as those described above for the Section 7(a) Loans, except that the SBA is not involved in the workout or liquidation procedures.


                         DESCRIPTION OF THE CERTIFICATES

         Each Series of Certificates will be issued pursuant to an Agreement, dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-off Date"), among The Money Store, the applicable Originators and the Trustee for the benefit of the Certificateholders of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. A form of an Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to The Money Store, 2840 Morris Avenue, Union, New Jersey 07083, Attention: Corporate Counsel.

GENERAL

         The Certificates of each Series will represent fractional undivided ownership interests in a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Certificates will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination.

         Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a certificate administrator may perform certain duties in connection with the administration of the Certificates.

          The Certificates will not represent obligations of the Representative, the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement, (a) the SBA Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Certificate Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the SBA Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, guaranties of The Money Store or other credit enhancement or maturity protection covering any Certificates, any SBA Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

         Each Series of Certificates will be issued in one or more Classes. Each Class of Certificates of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Certificates may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

         A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment with respect to one or more Subordinated Classes of Certificates of such Series. Certain Series or Classes of Certificates may he covered by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Certificates may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Assets in the related Trust or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the record dates specified in the Prospectus Supplement Unless Definitive Certificates have been issued, the registered holder of all Certificates will be Cede. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the final distribution notice to Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

         Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

         Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds available in the related Certificate Account and other accounts to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Certificate Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Certificate Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass- Through Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement.

         The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Certificateholders will have the effect of accelerating the amortization of Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the related Trust. Distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class, or as otherwise described in a Prospectus Supplement.

MONTHLY ADVANCES AND COMPENSATING INTEREST

         In order to maintain a regular flow of scheduled interest payments to Certificateholders (rather than to guarantee or insure against losses) if so provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted SBA Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Certificates and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the SBA Loans as of the related Record Date (less certain amounts not required to be deposited into the related Trust) (such excess, the "Monthly Advance"). For each Class of Certificates, the "Adjusted SBA Loan Remittance Rate" will equal the sum of the related Pass-Through Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each SBA Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such SBA Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted SBA Loan Remittance Rate, over (b) the amount of interest actually received on the related SBA Loan for such Due Period (such difference, "Compensating Interest").

BOOK-ENTRY REGISTRATION

         If so specified in the related Prospectus Supplement, the Certificates initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

          Under a book-entry format, Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates and reports relating to the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments and reports relating to the Certificates after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit reports and payments of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess certificates, the rules provide a mechanism by which Certificateholders will receive distributions and reports and will be able to transfer their interests.

         Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Certificates only through Participants by instructing such Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

         DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

         Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re- registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Remittance Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more Classes of a Series of Certificates or with respect to the Trust Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Certificates of such Series, (ii) the use of a Certificate Guarantee Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, a guaranty of The Money Store, other third party guarantees or maturity protection, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Certificates, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

         To enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series will instead be payable to holders of one or more Classes of Senior Certificates, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Certificate Account, prior to any such distribution being made to holders of the related Subordinated Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such SBA Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

         In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

         If so specified in the related Prospectus Supplement, the same Class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

CERTIFICATE GUARANTY INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates. The issuer of any Certificate Guaranty Insurance Policy (a "Certificate Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Certificate Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

         The specific terms of any Certificate Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any SBA Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date.

         Subject to the terms of the related Agreement, the Certificate Guaranty Insurer may be subrogated to the rights of each Certificateholder to receive payments under the Certificates to the extent of any payments by such Certificate Guaranty Insurer under the related Certificate Guaranty
Insurance Policy.

SPREAD AMOUNT

         If so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Trust Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Trust Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Trust Assets over the principal balances of the applicable Classes of Certificates. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Certificates to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Certificates have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Certificates.

MORTGAGE POOL INSURANCE POLICIES

         If specified in the Prospectus Supplement related to any Pool of SBA Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to SBA Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related SBA Loans in the Pool in an amount, unless otherwise specified in the related Prospectus Supplement, initially equal to a specified percentage of the aggregate principal balance of all SBA Loans included in the Pool as of the Cut-off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted SBA Loans and only upon satisfaction of certain conditions precedent described below.

         A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of an SBA Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of SBA Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted SBA Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted SBA Loan occurring when the servicer of such SBA Loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent SBA Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

         The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement--Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the SBA Loan has been kept in force and other protection and preservation expenses have been paid.

         Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

         The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

         If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on an SBA Loan or a reduction by such court of the principal amount of an SBA Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the SBA Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

         The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

RESERVE ACCOUNTS

         If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount.
See "--Subordination" above.

         The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Certificateholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Certificateholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

          If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Certificates on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Trust Assets. Such differences may result if the interest rates on the applicable Classes of Certificates are based upon an index that differs from the index used in determining the interest rates on the Trust Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Trust Assets.

MATURITY PROTECTION

          If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to third-party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, a guaranty of The Money
Store, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Trust Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

         If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Trust Assets included in the related Trusts, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

         The original terms to maturity of the SBA Loans in a given Pool will vary depending upon the type of SBA Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the SBA Loans in the related Pool. SBA Loans generally may be prepaid without penalty in full or in part at any time.

         In general, prepayment of SBA Loans is likely to increase when the level of prevailing interest rates for similar loans declines significantly, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the SBA Loans will actually experience.

         The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates and the availability of alternative financing. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the SBA Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of SBA Loans.

         Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the SBA Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The weighted average lives of Certificates will also be affected by the amount and timing of delinquencies and defaults on the SBA Loans and the recoveries, if any, on defaulted SBA Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted SBA Loans and foreclosed properties result in principal payments on the Certificates faster than otherwise scheduled.

         When a full prepayment or Curtailment occurs on an SBA Loan, the Mortgagor will be charged interest on the principal amount of the SBA Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on an SBA Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Certificates could be adversely affected.

         Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Trust Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Certificates. See "The Agreement--Termination; Purchase of SBA Loans."

         If so specified in the related Prospectus Supplement, the effective yield to certain Certificateholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Certificates from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Certificates.

         The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates.


                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF SBA LOANS

         Pursuant to each Agreement, at the time of issuance of Certificates of a Series, the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Trust Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-off Date with respect to such Trust Assets.

         In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre- Funding Account.

         The aggregate principal balance of additional Trust Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Trust Assets identified in a schedule attached to a supplemental conveyance relating to such additional Trust Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Trust Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Trust Asset as of its related Cut-off Date. The purchase price will be withdrawn from the Pre- Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Trust Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Trust Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

         Any conveyance of additional Trust Assets will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (i) each such additional Trust Asset must satisfy the eligibility criteria specified in the related Agreement as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Trust Assets to the related Trust;
(iii) neither the Originator nor The Money Store will have selected such additional Trust Assets in a manner that either believes is adverse to the interests of Certificateholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Trust Assets.

         In connection with such transfer and assignment, the Representative and/or the Originators will deliver to the Trustee or, with respect to the SBA Notes relating to the SBA ss. 7(a) Loans being delivered pursuant to (a) below, to fiscal and transfer agent of the SBA (the "Agent of the SBA"), the following documents with respect to each SBA Loan (collectively, the "Trustee's Document File"):

         (a) The original SBA Note, endorsed by means of an allonge as follows (bracketed language is only for SBA ss. 7(a) Loans): "Pay to the order of [Name of Trustee], and its successors and assigns, as trustee under that certain Pooling and Servicing Agreement dated as of ____________, 199_ for the benefit of [the United States Small Business Administration and] holders of The Money Store SBA Loan-Backed Certificates, Series
         199_-_, Class __ and Class __[, as their respective interests may appear], without recourse" and signed, by facsimile or manual signature, in the name of the applicable Originator by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the applicable Originator, if such Originator was not the originator;

         (b) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Mortgage, with evidence of recording thereon,
         (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

         (c) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the applicable Seller endorsed as follows (bracketed language is only for SBA ss. 7(a) Loans): "[NamE of Trustee], ("Assignee") its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of ____________, 199_[, subject to the Multi-Party Agreement dated as of
         _______________, 199_]" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for SBA Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording (PROVIDED, HOWEVER, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated or acquired by the applicable Originator);

         (d) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the applicable Originator, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the applicable Originator where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

         (e) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of any title insurance policies relating to the Mortgaged Properties or (ii) copies of any title insurance policies or other evidence of lien position, including but not limited to PIRT policies, limited liability reports and lot book reports, to the extent the Originators obtain such policies or other evidence of lien position, certified as true by the applicable Originator;

         (f) For all SBA Loans, blanket assignment of all collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies;

         (g) For all SBA Loans, irrevocable power of attorney of the applicable Originator to the Trustee to execute, deliver, file or record and otherwise deal with the collateral for the SBA Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

         (h) For all SBA Loans, blanket UCC-1 financing statements identifying by type all collateral for the SBA Loans in the SBA Loan Pool and naming the Trustee, and with respect to the SBA ss. 7(a) Loans, the SBA, as Secured Parties and the applicable Originator as the Debtor.

REPRESENTATIONS AND WARRANTIES

         Each Originator will represent to the Trustee and the Certificateholders, among other things, with respect to each SBA Loan originated or acquired by it, as of the related Cut-Off Date or such other date as may be set forth in an Agreement:

         (1) The information with respect to each SBA Loan set forth in the SBA Loan Schedule is true and correct;

         (2) All of the original or certified documentation set forth in the Agreement (including all material documents related thereto) has been or will be delivered to the Trustee or the Agent of the SBA, or as otherwise provided in the related Agreement;

         (3) Each SBA Loan has been originated or acquired by an Originator in accordance with the applicable underwriting criteria set forth herein and is being serviced by the Servicer or one or more Subservicers;

         (4) With respect to those SBA Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable prior liens on such Mortgaged Property and subject in all cases to such exceptions that are generally acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

         (5) Each Section 7(a) Companion Loan, if any, is secured by a Mortgaged Property, which security interest is senior or pari passu to the security interest in such Mortgaged Property granted in connection with the related
Section 7(a) Loan and each Rule 504 Loan, if any, is secured by a Mortgaged Property, which security interest is senior to the security interest in such Mortgaged Property granted in connection with the related loan made by the SBA;

         (6) Immediately prior to the transfer and assignment contemplated by the Agreement, the applicable Originator held good and indefeasible title to, and was the sole owner of, the Unguaranteed Interest of each SBA ss. 7(a) Loan, each Section 7(a) Companion Loan and such Rule 504 Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraphs (4) and (5) above or other liens which will be released simultaneously with such transfer and assignment;

         (7) As of the related Cut-Off Date, no SBA Loan will be 59 or more days delinquent in payment;

         (8) To the best of the Originator's knowledge, there will be no delinquent tax or assessment lien on any Mortgaged Property which is the primary collateral for the related loan, and each such Mortgaged Property will be free of material damage and will be in good repair;

         (9) The SBA Loan will not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the SBA Loan or any related Mortgage, or the exercise of any right thereunder, render either the SBA Loan or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (10) Each SBA Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the applicable SBA Rules and Regulations;

         (11) Pursuant to the SBA Rules and Regulations, the Originator requires that the improvements upon each Mortgaged Property which is the primary collateral for the related loan are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage;

         (12) Pursuant to the SBA Rules and Regulations, the Originator requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier;

         (13) Each SBA Loan will conform, and all such SBA Loans in the aggregate will conform, to the descriptions thereof set forth in this Prospectus and the related Prospectus Supplement;

         (14) The terms of the SBA Loan and the related Mortgage or other security agreement pursuant to which collateral was pledged will not have been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the SBA and the Certificateholders and which will have been delivered to the Trustee;

         (15) Each Mortgaged Property which is the primary collateral for the related SBA Loan will be, at the time of origination of such SBA Loan, and to the best of the Originator's knowledge will be, as of the related Cut-Off Date, below regulatory agency action levels of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation approved by the SBA;

         (16) With respect to each SBA Loan secured by a Mortgaged Property and that is not a first mortgage loan, either (i) no consent for the SBA Loan is required by the holder of any related prior lien or (ii) such consent has been obtained;

         (17) Any related Mortgage will contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There will be no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage; and

         (18) There will be no default, breach, violation or event of acceleration existing under the SBA Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Originators will not have waived any default, breach, violation or event of acceleration.

          Pursuant to the Agreement, upon the discovery by The Money Store, the Originators, the Servicer, any Subservicer or the Trustee of a breach of any of the representations and warranties contained in the Agreement relating to an Originator or the SBA Loans which materially and adversely affects the value of the SBA Loans or the interest of the Certificateholders in the related SBA Loan in the case of a representation or warranty relating to a particular SBA Loan (notwithstanding that such representation and warranty was made to the applicable Originator's best knowledge), the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of its discovery or its receipt of notice of any such breach, the appropriate Originator will (i) promptly cure such breach in all material respects, (ii) purchase the Unguaranteed Interest of such SBA Loan from its own funds at a price equal to the then current principal balance of the Unguaranteed Interest of such SBA Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted SBA Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or (iii) remove such SBA Loan from the related Trust and substitute one or more qualified SBA Loans. In addition, the Originators will agree to indemnify the related Trust, the Trustee, the SBA and the Certificateholders, against any loss arising from a material breach of any such representation and warranty. The obligation of the Originators to so purchase or substitute and to indemnify the Certificateholders and the Trustee will constitute the sole remedy respecting a material breach of any such representation or warranty to the Certificateholders or the Trustee.

PAYMENTS ON THE SBA LOANS

         The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

         All funds in the Principal and Interest Accounts will be required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

         The Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the SBA Loans (net of the portion thereof required to be paid to the holders of the Guaranteed Interest, the Agent of the SBA's Fee, the Additional Fee and the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Agreement), (ii) the Unguaranteed Percentage of all payments received after the Cut-Off Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds, (iii) any amounts paid in connection with the repurchase of the Unguaranteed Interest of an SBA Loan and the amount of any adjustment for substituted SBA Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and (v) certain amounts relating to insufficient insurance policies and Foreclosed Property.

GENERAL SERVICING STANDARDS

          Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to master service the SBA Loans in accordance with the related Agreement and, with respect to the SBA Section 7(a) Loans, the Multi-Party Agreement and the SBA Rules and Regulations. As used herein, "SBA Rules and Regulations" means the SBA Act, all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement. Pursuant to each Agreement and in accordance with applicable SBA Rules and Regulations, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related SBA Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of an SBA Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and, to the extent set forth in the related Prospectus Supplement, a contingency fee (the "Contingency Fee") equal to the percentages per annum specified in the related Prospectus Supplement of the principal balance of each SBA Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store or one of its affiliates is replaced as Master Servicer under the related Agreement. However, as long as The Money Store or one of its affiliates acts as Master Servicer, it will be entitled to receive any applicable Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee, if any, will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, any applicable prepayment penalties, premiums and late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

         The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property and other collateral acquired in satisfaction of the related SBA Loan. Such expenditures may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the SBA Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the SBA Loan. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

         The Master Servicer will be required under each Agreement to comply with the SBA Rules and Regulations concerning the issuance and maintenance of fire and hazard insurance with extended coverage customary in the area where a Mortgaged Property is located. Such requirements vary from region to region. If at origination of an SBA Loan, to the best of the Master Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the SBA Rules and Regulations, the Master Servicer will require the related obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the full insurable value of the Mortgaged Property, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available and in accordance with the SBA Rules and Regulations and the Master Servicer's policies, on Foreclosed Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with the SBA Rules and Regulations), are required to be deposited by the Master Servicer in the Principal and Interest Account.

REALIZATION UPON DEFAULTED MORTGAGE

         In accordance with SBA Rules and Regulations and with the prior written consent of the SBA, the Master Servicer will be required to foreclose upon or otherwise comparably effect the ownership in the name of the SBA of Mortgaged Properties relating to defaulted SBA ss. 7(a) Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. Although the consent of the SBA will not be required for the Master Servicer to foreclose on a Mortgaged Property relating to a Section 7(a) Companion Loan, the Master Servicer will have to obtain such consent in connection with the related SBA ss. 7(a) Loan. No consent of the SBA will be required for the Master Servicer to foreclose on a Mortgaged Property relating to an SBA 504 Loan. In connection with such foreclosure or other conversion, the Master Servicer will be required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs. The Master Servicer will take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Properties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe contamination from such substances exists unless it has received a Phase I environmental report and such report reveals no environmental problems, or such Mortgaged Property is subject to an environmental rehabilitation for which the Originators are not responsible.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

         The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the SBA Loans. Consistent with the foregoing and the SBA Rules and Regulations, the Master Servicer may in its discretion waive any assumption fee or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any SBA Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on an SBA Loan, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

         The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub- servicing arrangement not been entered into.

         The Master Servicer is required to deliver to the Trustee and the SBA on or before March 31 of each year, an Officers' Certificate stating, as to each signer thereof, that (i) the Master Servicer has fully complied with certain provisions of the Agreement relating to servicing of the SBA Loans and payments on the Certificates, (ii) a review of the activities of the Master Servicer during such preceding year and of performance under the Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

          On or before March 31 of each year, the Master Servicer is required to cause to be delivered to the Trustee a letter or letters of a firm of nationally recognized independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF MASTER SERVICER

         The Certificate Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Certificates other than the Class R Certificates, if any, (the "Majority Certificateholders"), by notice in writing to the Master Servicer and with the prior written consent of the Certificate Guaranty Insurer, if any, which consent may not be unreasonably withheld, may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

           (i) (A) an Event of Nonpayment (as defined below); (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Certificate Guaranty Insurer, if any, or the Certificateholders;
         (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i)(A), (i)(B), (i)(D) and
         (i)(E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Guaranty Insurer, if any; or

           (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Certificateholder or the Certificate Guaranty Insurer, if any; or

           (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

           (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

           (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         Unless otherwise specified in the related Prospectus Supplement, an "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

         The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Certificate Guaranty Insurer, if any, the SBA, the Trustee and the Majority Certificateholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

          Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the SBA or the Certificate Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, the Certificate Guaranty Insurer, if any, or such other entities as may be specified in a Prospectus Supplement, having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

         The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee, if any, and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF SBA LOANS

         The Trust established under each Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last SBA Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer or the Certificate Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Certificate Guaranty Insurer, if any, and all Certificateholders in writing; or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

         Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the SBA Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Certificate Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the SBA Loans and any related REO Properties at a price equal to the Termination Price.

         On any Remittance Date on or after the Cross-Over Date on which SBA Loans with an aggregate principal balance as of the Cut-off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated SBA Loans, the Certificate Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all SBA Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

         If a REMIC election is made for a Series of Certificates, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to
Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Certificateholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Certificate Guaranty Insurer, if any, may notify the Trustee of the Certificate Guaranty Insurer's determination to purchase from the Trust all SBA Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any SBA Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of such SBA Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on such SBA Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted SBA Loan Remittance Rates, and (z) the interest portion of any unreimbursed Insured Payment made by the Certificate Guaranty Insurer, if any. Upon receipt of such direction by the Majority Certificateholders or of such notice from the Certificate Guaranty Insurer, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all SBA Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any SBA Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

         If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Certificateholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the SBA Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and
(ii) in the event that the Certificate Guaranty Insurer has given the Trustee notice of the Certificate Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Certificate Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

         Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Certificate Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Certificateholders and the Certificate Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all SBA Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any SBA Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

         Each Agreement will provide that the Majority Certificateholders may exercise any trust or power conferred on the Trustee with respect to the Certificates or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Certificates, only Holders of such Class or Classes may exercise such trust or power.

AMENDMENT

         Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the SBA and the Certificate Guaranty Insurer, if any, without the notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Document File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Certificateholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party thereto without the consent of such party.

         Each Agreement may be amended from time to time by The Money Store, the Master Servicer, the Trustee and the Holders of the majority of the percentage interest in each Class of Certificates affected thereby, upon the prior written consent of the SBA and the Certificate Guaranty Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificates without the consent of the Holders of 100% of each Class of Certificates affected thereby.

         Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the SBA and Certificate Guaranty Insurer, if any, without the notice to or consent of the Certificateholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

         It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

         Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                     CERTAIN LEGAL ASPECTS OF THE SBA LOANS

GENERAL

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the SBA Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the SBA Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti- deficiency laws," are discussed below.

NATURE OF THE TRUST ASSETS

         The SBA Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

         Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower- trustor, to the beneficiary of any junior deed of trust and to certain other persons. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Before such non-judicial sales takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

FORECLOSURE IN CALIFORNIA

         It is expected that a significant portion of the SBA Loans (by principal balance) will be originated to businesses located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

         Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon any sale of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender a general unsecured creditor for the difference between the value of the property and the outstanding balance of the loan.

         Federal and local real estate and tax laws provide priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

          Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

ENVIRONMENTAL CONSIDERATIONS

         Environmental conditions may diminish the value of the Trust Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Trust Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing an SBA Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of a Certificate. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

         Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Fund and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Fund in the event that interest accrued on the SBA Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

         With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

         To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Fund in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related Certificate. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

         Status of REMIC Certificates. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Trust Assets, the REMIC's assets will include payments on Trust Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Trust Assets may be qualifying assets under the foregoing sections of the Code. However, Trust Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Trust Asset exceeds the value of the property securing the Trust Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Trust Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds.

TIERED REMIC STRUCTURES

         For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

         Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

         Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

         Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

         The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

         The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

          The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

         A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

          Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. It is unclear whether the terms and conditions of the Trust Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment of interest a remote contingency.

         Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

         Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i) above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction will not significantly affect the yield of the Variable Rate REMIC Regular Certificate.

          An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

          In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount". A Holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

           If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

         Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

         Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to payments of interest at the Pass-Through Rate).

         In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

          Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates-Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all Holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

         Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

         REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Trust Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

         Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

         Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

         The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

         A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Trust Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Trust Assets or as principal on the Trust Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

         As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

         A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

         If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

         The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

         There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. The REMIC Regulations do not provide for a similar election or other adjustment. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

         Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Trust Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Trust Assets may not increase over time as a percentage of the outstanding principal amount of the Trust Assets.

         In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Trust Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

         The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

         Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have them apply only with respect to tax years beginning after August 20, 1996.

          If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

         The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

         The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than an SBA Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Trust Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute SBA Loans or to sell defective SBA Loans in accordance with the Agreement.

         A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

         Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the holders of the holders of REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

         Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

         If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

         The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

         A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

         The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

         Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

          Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

         A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates, and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass- through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass- through entity" against the gross amount of ordinary income of the entity.

         The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

         Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Expenses" below. No prediction can be made regarding whether such legislation will be enacted.

         The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

         A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the SBA Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single- class REMIC rules.

FOREIGN INVESTORS

         REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

         REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on SBA Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

         The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Trust Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

         Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

         The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

         Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

         The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

         Tax Status of the Trust. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Trust Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Trust Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Trust Assets and received directly its share of the payments on the Trust Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

          A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of certain itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the SBA Loans. As a result, the Trust will report additional taxable income to holders of Non-REMIC Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

         Status of the Non-REMIC Certificates. The Non-REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Non- REMIC Certificates may not be qualifying assets under either of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-Remic Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset.

         Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the SBA Loans and should be characterized for federal income tax purposes as an ownership interest in the SBA Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

         If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the SBA Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

         If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Trust Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Trust Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to these issues. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non- REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Trust Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Trust Assets will prepay at that rate or at any other rate.

          In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Trust Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non- REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If an SBA Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the SBA Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the SBA Loan. The method of allocating such basis among the SBA Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

         In the case of a Non-REMIC Certificate which represents interests in SBA Loans that are subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

         Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Trust Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Trust Assets. However, original issue discount could arise with respect to an SBA Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

          If discount other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Trust Asset, to the amount of principal on such Trust Asset received by the Trust in that month. Because the Trust Assets may provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Trust Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Trust Assets remaining at the time of purchase of the Non-REMIC Certificate.

         If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to an SBA Loan under a constant yield method based on the yield of the SBA Loan to such holder, provided that such SBA Loan was originated after September 27, 1985. Premium allocable to an SBA Loan originated on or before that date should be allocated among the principal payments on the SBA Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

         It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the SBA Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

         If an SBA Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the SBA Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the SBA Loan. The method of allocating such basis among the SBA Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

         Sales of Non-REMIC Certificates. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

         Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to SBA Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim the exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to SBA Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code.

TAXABLE MORTGAGE POOLS

         Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.


                              ERISA CONSIDERATIONS

         ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

         In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Certificate Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the SBA Loans and any other assets of the Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Certificate Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the SBA Loans are noted below.

         The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass- through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the SBA Loans and the property securing such SBA Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the SBA Loans, or 1% of the principal balance of the largest covered pooled SBA Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the SBA Loans, plus reasonable compensation for services provided to the Trust.

         In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Representative, the Certificate Guaranty Insurer, the Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the Representative, the Servicer, the Certificate Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Certificate Guaranty Insurer.

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

         In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass- through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Certificates.

         One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. However, even if the conditions specified in the Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

         Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

         Each Prospectus Supplement will describe the extent, if any, to which the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Certificates will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Certificates as legal investments for such purchasers prior to investing in any Class of Certificates.


                              PLAN OF DISTRIBUTION

         The Certificates offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

         The Certificates in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Certificates described in the related Prospectus Supplement, if they are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Certificates of such Series.

         The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         Certain legal matters relating to the validly of the issuance of the Certificates of each Series will be passed upon for the Representative by Eric
R. Elwin, Esq., Corporate Counsel of the Representative and certain legal matters relating to the validity of the issuance of the Certificates of each Series will be passed upon for the Underwriter of the Certificates of each Series by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                              FINANCIAL INFORMATION

         A new Trust will be formed to own the Trust Assets and to issue each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.


                                     RATING

         It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


Adjustable Rate......................................................     5
Adjusted SBA Loan Remittance Rate....................................    34
Agent of the SBA.....................................................    43
Agreement............................................................     4
ARM..................................................................    74
Balloon Loans........................................................    18
Bankruptcy Bond......................................................    11
Basis Risk Shortfall.................................................    57
Buydown Funds........................................................    58
CDC..................................................................    24
Cede.................................................................    16
Certificate Guaranty Insurance Policy................................    10
Certificate Guaranty Insurer.........................................    37
Certificate Register.................................................    33
Certificates.........................................................     1
Certified Lender Program.............................................    23
Class................................................................     2
Cleanup Costs........................................................    56
Code.................................................................    14
Commission...........................................................     3
Compensating Interest................................................    13
Contingency Fee......................................................    47
Curtailment..........................................................    13
Cut-off Date.........................................................    32
Definitive Certificates..............................................    35
Designated Depository Institution....................................    46
Detailed Description.................................................    21
Determination Date...................................................    13
DTC..................................................................    16
ERISA................................................................    15
Event of Nonpayment..................................................    50
Federal Tax Counsel..................................................    14
Final Determination..................................................    51
Funding Period.......................................................     8
Guaranteed Interest..................................................    23
Guaranteed Participant Program.......................................    23
Index................................................................    81
Indirect Participant.................................................    34
Insurance Proceeds...................................................    13
Insurance Paying Agent...............................................    37
Insured Payment......................................................    37
IRS..................................................................    51
Liquidation Proceeds.................................................    13
Loan Guaranty Agreement..............................................    23
Lockout Periods......................................................     6
Lower Tier REMIC.....................................................    66
Majority Certificateholders..........................................    49
Master Servicer......................................................     1
Monthly Advance......................................................    13
Mortgage Interest Rate...............................................     5
Mortgage Pool........................................................    76
Mortgage Pool Insurance Policy.......................................    11
Mortgaged Properties.................................................     6
Multi-Party Agreement................................................     8
1933 Act.............................................................     3
Non-REMIC Certificates...............................................    15
Originators..........................................................     1
Participants.........................................................    34
Pass-Through Rate....................................................     2
Permitted Instruments................................................    46
Permitted Investments................................................    40
Plan.................................................................    76
Pool.................................................................     1
Pool Insurer.........................................................    38
Preferred Lender.....................................................    23
Preferred Lender Program.............................................    23
Pre-Funding Account..................................................     8
Prepayment Assumption................................................    59
OID Regulations......................................................    58
Rating Agency........................................................    12
REMIC................................................................     2
REMIC Certificates...................................................    57
REMIC Regular Certificates...........................................    14
REMIC Residual Certificates..........................................    14
REMIC Regulations....................................................    58
Remittance Date......................................................     2
Representative.......................................................     1
Reserve Account......................................................    10
SBA..................................................................     5
 SBA Act.............................................................     7
SBA Loans............................................................     1
SBA Rules and Regulations............................................    47
SBA 504 Loans........................................................     5
SBA 504 Loan Program.................................................     7
SBAss. 7(a) Loans.....................................................    5
Section 7(a) Program.................................................     7
Section 7(a) Companion Loans.........................................     5
Senior Certificates..................................................     8
Servicing Advance....................................................     8
Servicing Fee........................................................    47
SMMEA................................................................    15
Special Hazard Insurance Policy......................................    11
Special Hazard Insurer...............................................    38
Spread Amount........................................................    11
Standard Hazard Insurance Policies...................................     6
Subordinated Certificates............................................     9
Sub-Servicer.........................................................    48
Successor Servicer...................................................    50
Superlien............................................................    56
Supplemental Interest Payments.......................................    40
Termination Notice...................................................    51
Termination Price....................................................    51
Tiered REMICs........................................................    95
Trust ...............................................................     1
Trust Assets.........................................................     1
Trustee..............................................................    14
Trustee's Document File..............................................    43
UCC..................................................................    34
Underwriters.........................................................    78
Unguaranteed Interests...............................................     1
United States person.................................................    70
Variable Rate REMIC Regular Certificate..............................    58
Yield Supplement Agreement...........................................    57
--------
* Whenever the terms "Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific
         Pool and the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the SBA Loans in such Pool.
         Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust" will refer to one specific Trust.

NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                          PAGE

Summary of Terms......................................................    S- 4
Risk Factors..........................................................    S-25
The SBA Loan Pool.....................................................    S-28
The SBA Loan Program..................................................    S-49
Yield, Maturity and Prepayment Considerations.........................    S-52
The Sellers...........................................................    S-55
Description of the Agreement and the Certificates.....................    S-57
The Trustee...........................................................    S-67
Federal Income Tax Consequences.......................................    S-68
ERISA Considerations..................................................    S-72
Legal Investment......................................................    S-72
Underwriting..........................................................    S-72
Ratings...............................................................    S-73
Legal Matters.........................................................    S-73
Financial Information.................................................    S-73
Index of Principal Terms..............................................    S-75
Certain Definitions...................................................    S-79
                                                          (Back cover continued
                                                                  on next page)

                                   PROSPECTUS

Prospectus Supplement .............................................      3
Available Information .............................................      3
Reports to Certificateholders......................................      4
Incorporation of Certain Documents by Reference....................      4
Summary of Terms ..................................................      4
Risk Factors.......................................................     17
The Trusts.........................................................     21
Use of Proceeds ...................................................     24
The Representative and the Originators.............................     25
The SBA Loan Lending Program.......................................     25
Description of the Certificates ...................................     32
Credit Enhancement ................................................     36
Maturity, Prepayment and Yield Considerations .....................     41
The Agreements ....................................................     42
Certain Legal Aspects of the
  SBA Loans .......................................................     53
Federal Income Tax Consequences ...................................     56
ERISA Considerations ..............................................     76
Legal Investment Considerations ...................................     78
Plan of Distribution ..............................................     78
Legal Matters .....................................................     78
Financial Information..............................................     78
Rating.............................................................     79
Index of Principal Terms...........................................     79

                                                          (Back cover continued
                                                                  on next page)

                                 $--------------

                                  (APPROXIMATE)


                              THE MONEY STORE INC.
                                (REPRESENTATIVE)


                  THE MONEY STORE SBA ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)




                              PROSPECTUS SUPPLEMENT

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The estimated expenses in connection with the offering, all of which will be borne by the Registrant are as follows:


        Registration Fee....................................................*
        Trustee's Fee.......................................................*
        Printing............................................................*
        Legal Fees and Expenses.............................................*
        Accounting Fees.....................................................*
        Blue Sky Qualification Fees
          and Expenses......................................................*
        Rating Agency Fees..................................................*
        Miscellaneous.......................................................*
        Total...............................................................*



*        To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the New Jersey Business Corporation Act provides that New Jersey corporations such as The Money Store Inc. may indemnify any director, officer, employee or agent against expenses and liabilities in connection with any proceeding involving the director, officer, employee or agent by reason of him or her acting in such capacity if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, did not have reasonable cause to believe such conduct was unlawful. Section Fifth of The Money Store Inc.'s Amended and Restated Certificate of Incorporation and Article VIII of The Money Store Inc.'s Amended and Restated By-Laws entitle officers, directors, employees and agents to indemnification to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act.

         Section Sixth of The Money Stores Inc.'s Amended and Restated Certificate of Incorporation provides that no director or officer shall have any personal liability to The Money Store Inc. or its shareholders for any damages for breach of fiduciary duty as a director or officer, except that such provision does not limit or eliminate the liability of any director or officer
(i) for breach of such director's or officer's duty of loyalty to The Money Store Inc. or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which such director or officer derived an improper personal benefit.

          The Money Store Inc. maintains directors' and officers' liability insurance which covers the directors and officers of The Money Store Inc. with policy limits of $10,000,000, with excess coverage of an additional $10,000,000.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that The Money Store Inc. will indemnify and hold the Trustee harmless against any losses the Trustee may sustain by reason of the failure of The Money Store Inc. to perform its obligations under the Agreement.

ITEM 16. LIST OF EXHIBITS

         (a) Any required financial statements of a provider of credit enhancement will be incorporated by reference onto, or included as an appendix to, the related Prospectus Supplement.

         (b)

         1.1 Form of Underwriting Agreement between The Money Store Inc., the Originators and the Underwriter named therein, relating to the distribution of the Class A Certificates.*

         4.1      Form of Pooling and Servicing Agreement.*

         5.1 Opinion of Stroock & Stroock & Lavan as to legality of the securities being registered.**

         8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters (included in Exhibit 5.1).

         23.1     Consent of Stroock & Stroock & Lavan LLP
                  (included in Exhibit 5.1).

         24.1 Powers of Attorney (included as part of the signature page).



---------------
* Filed previously in connection with Form S-3 Registration Statement No. 33-98734 and incorporated herein by reference.
**  To be filed by amendment.


ITEM 17. UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing by the Registrant of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 30th day of January, 1997.



                                         THE MONEY STORE INC. ("TMS") AND THE
                                         ORIGINATORS LISTED ON EXHIBIT A
                                         (THE "ORIGINATORS")





                                          By: /S/ MORTON DEAR

                                                  Morton Dear
                                          Executive Vice President of TMS
                                          and each of the Originators


                                POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Morton Dear, Harry Puglisi or Eric Elwin, or any of them, his true and lawful attorney-in- fact and agent with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 30, 1997.





SIGNATURE                               TITLE

Alan Turtletaub                         Chairman of the Board of
                                        Directors and Executive Vice President
                                        of TMS and Director and Executive Vice
                                        President of each Originator.

Marc Turtletaub                         President, Chief Executive
                                        Officer (Principal Executive Officer)
                                        and Director of TMS, Executive Vice
                                        President and Director of each
                                        Originator.

/S/MORTON DEAR                          Executive Vice President,
Morton Dear                             Chief Financial Officer (Principal
                                        Financial Officer) and Director of TMS
                                        and each Originator

/S/ HARRY PUGLISI                       Treasurer and Director
Harry Puglisi                           (Principal Accounting Officer) of TMS
                                        and Principal Accounting Officer of each
                                        Originator


/S/ WILLIAM S. TEMPLETON                Director and Executive Vice
William S. Templeton                    President of TMS and President
                                        (Principal Executive Officer) of each
                                        Originator other than The Money Store
                                        Investment Corporation, The Money Store
                                        of New York, Inc. and the Money Store
                                        Commercial Mortgage Inc.

/S/ PAUL LELIAKOV                       President (Principal Executive
Paul Leliakov                           Officer) and Director
                                        of The Money Store, Inc. Investment
                                        Corporation,
                                        The Money Store of New York, Inc. and
                                        The Money  Store Commercial Mortgage
                                        Inc.

/S/ ALEXANDER C. SCHWARTZ,              Director of TMS
JR.

Alexander C. Schwartz, Jr.


/S/ ANTHONY L. WATSON                   Director of TMS

Anthony L. Watson

/s/ JAMES K. RANSOM
James K. Ransom                        Vice President and Principal Accounting
                                       Officer of TMS and each Originator

                                    EXHIBIT A



                               LIST OF ORIGINATORS

The Money Store/D.C. Inc.
The Money Store/Kentucky Inc.
The Money Store/Minnesota Inc.
The Money Store Home Equity Corp.
TMS Mortgage Inc.
The Money Store Investment Corporation
The Money Store of New York, Inc.
The Money Store Commercial Mortgage Inc.